As filed with the Securities and Exchange Commission on November 8, 2013

Registration No. 333-191125

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

PRE-EFFECTIVE AMENDMENT NO. 3 TO THE FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Edgewater Bancorp, Inc.

Edgewater Bank 401(k) Plan

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	46-3687434
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

321 Main Street

St. Joseph, Michigan 49085

(269) 982-4175

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Mr. Richard E. Dyer

President and Chief Executive Officer

321 Main Street

St. Joseph, Michigan 49085

(269) 982-4175

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Kip A. Weissman, Esq.

Adam P. Wheeler, Esq.

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Avenue, N.W., Suite 780

Washington, D.C. 20015

(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	1,031,550 shares	$10.00	$10,315,500	(1)	$1,329	(2)
Participation Interests	75,000 interests					(3)

(1)          Estimated solely for the purpose of calculating the registration fee.

(2)          A filing fee of $1,516 was previously paid.

(3)          The securities of Edgewater Bancorp, Inc. to be purchased by the Edgewater Bank 401(k) Plan are included in the amount shown for the common stock.  Accordingly, no separate fee is required for the participation interests.  In accordance with Rule 457(h) of the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

EDGEWATER BANK

401(k) PLAN

Offering of Participation Interests in up to 75,000 Shares of

EDGEWATER BANCORP, INC.

COMMON STOCK

In connection with the conversion of Edgewater Bank (“Edgewater Bank”) from the mutual to the stock form of organization and the related offering of shares of common stock of Edgewater Bancorp, Inc., Edgewater Bancorp, Inc. and Edgewater Bank are allowing participants in the Edgewater Bank 401(k) Plan (the “Plan”) to invest up to 90% of their account balances in the common stock of Edgewater Bancorp, Inc.

Edgewater Bank adopted the Plan, effective as of November 1, 2013, for the benefit of Edgewater Bank’s employees. The Plan replaced the prior plan (the “Prior Plan”) that was originally adopted effective as of July 1, 2011.  All account balances have been transferred from the Prior Plan to the Plan.

Based upon the value of the Prior Plan assets at October 1, 2013 (which will be transferred to the Plan as of November 1, 2013), the trustee of the Plan could purchase or acquire up to 75,000 shares of the common stock of Edgewater Bancorp, Inc., at the purchase price of $10.00 per share.  This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest up to 90% of their Plan account balances in the common stock of Edgewater Bancorp, Inc. at the time of the stock offering.

The prospectus of Edgewater Bancorp, Inc., dated                    , 2013, accompanies this prospectus supplement.  It contains detailed information regarding the conversion and stock offering of Edgewater Bancorp, Inc. common stock and the financial condition, results of operations and business of Edgewater Bancorp, Inc. and Edgewater Bank.  This prospectus supplement provides information regarding the Plan.  You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see the “Risk Factors” section of the prospectus.

The interests in the Plan and the offering of Edgewater Bancorp, Inc. common stock have not been approved or disapproved by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Securities and Exchange Commission or any other federal or state agency.  Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement and in the prospectus are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Edgewater Bancorp, Inc. of interests or shares of common stock pursuant to the Plan.  No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  Edgewater Bancorp, Inc., Edgewater Bank and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock or common stock representing an ownership interest in Edgewater Bancorp, Inc. common stock shall under any circumstances imply that there has been no change in the affairs of Edgewater Bancorp, Inc. or any of its subsidiaries or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is                    , 2013.

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THE OFFERING

Securities Offered

Edgewater Bancorp, Inc. is offering participants in the Edgewater Bank 401(k) Plan (the “Plan”) the opportunity to purchase participation interests in the common stock of Edgewater Bancorp, Inc. The ownership of common stock of Edgewater Bancorp, Inc. in the Plan is referred to as a “participation interest” since the common stock will be titled in the name of the Plan and not directly in a participant’s name. At the purchase price of $10.00 per share, the Plan may acquire up to 75,000 shares of Edgewater Bancorp, Inc. common stock in the stock offering, based on the fair market value of the Prior Plan’s assets as of October 1, 2013.

Only employees of Edgewater Bank may become participants in the Plan and only participants may purchase stock in the Edgewater Bancorp, Inc. Stock Fund. Your investment in stock in connection with the stock offering through the Edgewater Bancorp, Inc. Stock Fund is subject to the purchase priorities contained in the Plan of Conversion of Edgewater Bank.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Edgewater Bancorp, Inc. is contained in the accompanying prospectus. The address of the principal executive office of Edgewater Bancorp, Inc. and Edgewater Bank is 321 Main Street, St. Joseph, Michigan 49085. Edgewater Bank’s telephone number is (269) 982-4175.

All questions about this prospectus supplement and completing the Special Investment Election Form should be addressed to Cheryl Moeslein, Vice President Human Resources, Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085, telephone number (269) 983-5623; fax: (269)982-1971; email:cmoeslein@edgewaterbank.com.

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (        )         -        .

Election to Purchase Common Stock in the Offering: Priorities

In connection with the conversion and stock offering, you may elect to transfer up to 90% of your account balances in the Plan to the Edgewater Bancorp, Inc. Stock Fund, to be used to purchase common stock of Edgewater Bancorp, Inc. issued in the stock offering. The trustee of the Edgewater Bancorp, Inc. Stock Fund will purchase common stock of Edgewater Bancorp, Inc. to be held in accordance with your directions. However, such directions are subject to purchase limitations in the Plan of Conversion of Edgewater Bank.

The shares of common stock of Edgewater Bancorp, Inc. are being offered at $10 per share in a subscription offering and community offering. In the offering, the shares are being offered in the following descending order of priority:

Subscription Offering:

(1)           First, to depositors of Edgewater Bank with aggregate account balances of at least $50 as of the close of business on June 30, 2012.

(2)           Second, to Edgewater Bank’s tax-qualified plans, including the employee stock ownership plan.

(3)           Third, to depositors of Edgewater Bank with aggregate account balances of at least $50 as of the close of business on September 30, 2013.

(4)           Fourth, to depositors of Edgewater Bank as of                         , 2013.

If there are shares remaining after all of the orders in the subscription offering have been filled, shares may be offered in a community offering to the general public.

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase Edgewater Bancorp, Inc. common stock in the subscription offering and you may use funds in the Plan to pay for the common stock. You may also be able to purchase common stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3), or (4) if Edgewater Bancorp, Inc. determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans. If the Plan is not included in category (2), then any order for common stock placed by those ineligible to subscribe in categories (1), (3), and (4) will be considered an order placed in the community offering. Subscription offering orders, however, will have preference over orders placed in a community offering.

If you are eligible in the Subscription Offering, as listed above, you will separately receive an offering materials package in the mail, including a stock order form. If you are not eligible to purchase common stock of Edgewater Bancorp, Inc. in the Subscription Offering, you may request offering materials by calling our Stock Information Center. If you wish to purchase stock outside of the Plan, you must complete and submit the Stock Order Form and payment, using the reply envelope provided.

The amount that you elect to transfer from your existing account balances for the purchase of common stock in the stock offering will

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be removed from your existing accounts and transferred to an interest-bearing cash account, pending the closing of the conversion, which will occur up to several weeks after the stock offering period ends.

At the closing of the conversion, and subject to a determination as to whether all or any portion of your order may be filled (based on your purchase priority and whether the stock offering is over-subscribed and whether the Plan will purchase through category 2), the amount that you have transferred to purchase common stock will be placed in the Edgewater Bancorp, Inc. Stock Fund and allocated to your Plan account.

In the event the stock offering is oversubscribed, i.e., there are more orders for shares of common stock than shares available for sale in the stock offering, and the trustee is unable to use the full amount allocated by you to purchase shares of common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be reinvested in the other investment funds of the Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you do not have an existing election as to the investment of future contributions, then such amounts will be transferred to and invested in the applicable T. Rowe Price Retirement Fund (based upon your normal retirement date), pending your reinvestment in another fund of your choice.

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Value of the Plan Assets	As of October 1, 2013, the market value of the assets of the Prior Plan was approximately $750,000, and the assets will be transferred to the Plan, which will be effective as of November 1, 2013.

Election to Purchase Stock in the Offering

Enclosed is a Special Investment Election Form on which you can elect to transfer up to 90% of your account balance in the Plan to the Edgewater Bancorp, Inc. Stock Fund for the purchase of common stock at $10 each in the offering. If you wish to use up to 90% of your account balance in the Plan to purchase common stock issued in the offering, you should indicate that decision on the Special Investment Election Form. If you do not wish to purchase common stock in the offering through the Plan, you must still fill out the Special Investment Election Form and check the box for “No Election” in Section D of the form. In either case, return the Special Investment Election Form to Cheryl Moeslein, Vice President of Human Resources,

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Edgewater Bank, as indicated below, no later than , 2013 at 2:00 p.m., Eastern Time.

How to Order

You can elect to transfer up to 90% of your account balance in the Plan to the Edgewater Bancorp, Inc. Stock Fund for the purchase of common stock. This is done by following the procedures described below. Please note the following stipulations concerning this election:

•                  You can direct up to 90% of your current account balance to the Edgewater Bancorp, Inc. Stock Fund. (See the Prospectus of Edgewater Bancorp, Inc. for additional purchase limitations).

•                  Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•                  Your election is subject to a maximum purchase of 10,000 shares which equals $100,000. (See the Prospectus of Edgewater Bancorp, Inc. for additional purchase limitations.)

•                  If you elect to transfer a dollar amount from a particular investment option under the Plan and, at the time the election is processed, you do not have a sufficient dollar amount in that investment option due to market fluctuation (e.g., the amount available is less than the amount elected), 100% of the available funds will be withdrawn (rounded down to the nearest $10 increment) and only that amount will be transferred to the Edgewater Bancorp, Inc. Stock Fund to purchase stock in the offering.

•                  The election period for purchases through the Plan closes                  , 2013, at 2:00 p.m., Eastern Time.

•                  After your election is accepted, funds will be transferred from each of your designated accounts and the transferred amount will remain in an interest bearing account until the conversion closes.  At that time, the common shares purchased based on your election will be transferred to the Edgewater Bancorp, Inc. Stock Fund and any remaining funds will be transferred out of the interest bearing account for investment in other funds under the Plan, based on your election currently on file for future contributions. If you do not have an election on file for future contributions, any remaining funds will be transferred to the applicable T. Rowe Price Retirement Fund (based upon your normal retirement date) to be reinvested by you in your discretion.

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•                  The amount transferred to the interest bearing account needs to be segregated and held until the conversion closes.  Therefore, this money is not available for distributions, loans or withdrawals.

•                  During the offering period, however, you will continue to have the ability to transfer amounts not invested in the Edgewater Bancorp, Inc. Stock Fund among all the other investment funds on a daily basis.

You are allowed only one election to transfer funds to the Edgewater Bancorp, Inc. Stock Fund. Follow these steps to make your election to use up to 90% of your account balance in the Plan to purchase shares in the stock offering:

•                  Use the enclosed Special Investment Election Form to transfer up to 90% of your account balance to the Edgewater Bancorp, Inc. Stock Fund to purchase stock in the offering. Your interests in the fund will be represented by common stock. Indicate next to each fund in which you are invested, the dollar amount of that fund you wish to transfer to the Edgewater Bancorp, Inc. Stock Fund.

•                  Please print your name and social security number on the Special Investment Election Form.

•                  Please complete Section D of the Special Investment Election Form - Purchaser Information - indicating your individual purchase priority and provide the information requested on your accounts in Edgewater Bank.

•                  Sign and date the Special Investment Election Form and return it by hand delivery, regular mail or fax to the person designated immediately below.

Order Deadline

If you wish to purchase common stock (which will be denominated in common stock) with your Plan account balances, your Special Investment Election Form must be received by Cheryl Moeslein, Vice President Human Resources, Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085, telephone number (269) 983-5623; fax: (269) 982-1971; no later than 2:00 p.m., Eastern Time, on                 ,                         , 2013. To allow for processing, this deadline is one week earlier than the offering period deadline for the return of Stock Order Forms (which is                   , 2013). If you have any questions with respect to the Special Investment Election Form, please contact Cheryl Moeslein.

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Irrevocability of Transfer Direction

You may not revoke your Special Investment Election Form once it has been delivered to Cheryl Moeslein. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock in the offering among all of the other investment funds on a daily basis.

Other Purchases in Your Account During the Offering Period

Whether or not you choose to purchase stock in the offering through the Plan, you will at all times have complete access to those amounts in your account that you do not apply towards purchases in the offering. For example, you will be able to purchase other funds within the Plan with that portion of your account balance that you do not apply towards purchases in the offering during the offering period. Such purchases will be made at the prevailing market price in the same manner as you make such purchases now, i.e., through telephone transfers and internet access to your account. You can only purchase common stock in the offering through the Plan by returning your Special Investment Election Form to Cheryl Moeslein, Vice President of Human Resources, Edgewater Bank, by the due date. You cannot purchase common stock in the offering by means of telephone transfers or the internet. That portion of your Plan account balance that you elect to apply towards the purchase of common stock in the offering will be irrevocably committed to such purchase.

Direction to Purchase Edgewater Bancorp, Inc. Stock Fund Units after the Offering

After the conversion closes, you will again have complete access to any amount that you directed towards the purchase of shares in the offering. For example, after the conversion closes, you may sell any shares that you purchased in the offering. Special restrictions may apply to transfers directed to and from the Edgewater Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Edgewater Bancorp, Inc.

Purchase Price of Common Stock in the Offering

The trustee will pay $10 per share of common stock in the stock offering, which will be the same price paid by all other persons for a share of common stock in the stock offering. No sales commission will be charged for common stock purchased in the stock offering.

After the offering, the trustee will acquire common stock in open market transactions at the prevailing price. The trustee will pay transaction fees, if any, associated with the purchase, sale or transfer of the common stock after the offering.

Nature of a Participant’s Interest in the Common Stock

The common stock acquired by the trustee will be denominated in common stock in trust for the participants of the Plan. Common stock acquired by the trustee at your direction will be allocated to your account.

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Voting Rights of Common Stock	You will have the opportunity to vote any shares of Edgewater Bancorp, Inc. common stock held by the Plan and credited to your account. All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Edgewater Bank originally adopted the plan effective as of July 1, 2011, and it was replaced with a new Plan effective as of November 1, 2013.  In connection with the conversion of Edgewater Bank from the mutual to stock form of organization and the establishment of a new stock holding company, Edgewater Bank desires to permit employees who participate in the Plan to purchase common stock of Edgewater Bancorp, Inc.

The Plan is a single employer tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Edgewater Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code.  Edgewater Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”).  The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA.  As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA.  The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan.  Copies of the Plan are available to all employees by filing a request with Cheryl Moeslein, Vice President of Human Resources, Edgewater Bank; telephone number, telephone number (269) 983-5623; fax: (269)982-1971; email:cmoeslein@edgewaterbank.com. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

As an employee of Edgewater Bank, you become eligible to participate in the Plan upon attainment of age 21 and completion of three months of employment.  Union employees and leased employees are excluded from participation in the Plan. Your entry date into the Plan will be the first day of the Plan Year quarter coinciding with or next following the date you satisfy the eligibility requirements.

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Contributions under the Plan

Elective Deferrals.  You are permitted to defer on a pre-tax basis any whole percentage or dollar amount of your Plan Salary, up to 90%, subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf.  For purposes of the Plan, your compensation generally means your total compensation that is subject to income tax and paid to you by your employer during the plan year.  In 2013, the compensation of each participant taken into account under the Plan is limited to $255,000.  (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).

In connection with the stock offering, you may, as described above, direct the trustee to invest up to 90% of your Plan account in the Edgewater Bancorp, Inc. Stock Fund as a one-time special election.  Following the stock offering, you may elect to defer up to 90% of your elective salary deferral contributions or matching contributions into the Edgewater Bancorp, Inc. Stock Fund and you may also elect to transfer into the Edgewater Bancorp, Inc. Stock Fund up to 90% of your account balances invested in other funds under the Plan.

Employer Contributions. Edgewater Bank may make safe harbor matching contributions, profit sharing contributions and discretionary employer nonelective contributions to the Plan.  The safe harbor matching contribution equals 100 percent of the participant’s salary deferral contributions on the first three percent of the participant’s compensation, and a 50 percent match on the next two percent of compensation, for a maximum matching contribution of four percent of the participant’s compensation.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2013, the amount of your before-tax contributions may not exceed $17,500 per calendar year.

Catch-up Contributions. If you have made the maximum amount of regular before-tax contributions allowed by the Plan or other legal limits and you have attained at least age 50 (or will reach age 50 prior to the end of the Plan Year), you are also eligible to make an additional catch-up contribution.  You may authorize your employer to withhold a specified dollar amount of your compensation for this purpose.  For 2013, the maximum catch-up contribution is $5,500.

Vesting under the Plan

Vesting.  At all times, you have a fully vested, nonforfeitable interest in your elective deferral contributions and employer safe harbor matching contributions.  Employer profit sharing contributions are subject to a graded 6-year vesting schedule. Commencing upon completion of two years of service, participants will become vested at the rate of 20% per year, and will become 100% vested upon completion of six years of service.  Notwithstanding the foregoing, participants will become fully vested in the event of their death or total and permanent disability.

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Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan’s trust (the “Trust”).

Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

PIMCO Total Return R (PTRRX)

Columbia High Yield Bond (CHBRX)

American Funds American Mutual R3 (RMFCX)

Nuveen Equity Index R3 (FADSX)

American Funds AMCAP R3 (RAFCX)

Victory Established Value R (GETGX)

Nuveen Mid Cap Index R3 (FMCYX)

Ivy Mid Cap Growth R (WMGRX)

Victory Small Company Opportunity R (GOGFX)

Nuveen Small Cap Index R3 (ARSCX)

Franklin Small Cap Growth R (FSSRX)

American Funds EuroPacific Gr R3 (RERCX)

Columbia Emerging Markets R (CEMRX)

Neuberger Berman Real Estate R3 (NRERX)

T. Rowe Price Retirement Income R (RRTIX)

T. Rowe Price Retirement 2015 R (RRTMX)

T. Rowe Price Retirement 2025 R (RRTNX)

T. Rowe Price Retirement 2035 R (RRTPX)

T. Rowe Price Retirement 2045 R (RRTRX)

T. Rowe Price Retirement 2055 R (RRTVX)

Federated Capital Preservation SP

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Performance History

The following table provides performance data with respect to the above investment funds as of June 30, 2013:

	YTD Returns as of June	Returns as of June 30, 2013
Fund Name	30, 2013	1 Year	3 Year	5 Year	10 Year
PIMCO Total Return R (PTRRX)	-3.33%	0.56%	3.99%	6.55%	5.24%
Columbia High Yield Bond (CHBRX)	0.79%	8.79%	10.24%	9.34%	8.15%
American Funds American Mutual R3 (RMFCX)	12.31%	17.55%	15.85%	7.05%	7.09%
Nuveen Equity Index R3 (FADSX)	13.31%	19.57%	17.44%	6.19%	6.49%
American Funds AMCAP R3 (RAFCX)	13.65%	21.19%	17.14%	8.44%	6.95%
Victory Established Value R (GETGX)	13.30%	20.51%	16.23%	8.20%	10.94%
Nuveen Mid Cap Index R3 (FMCYX)	13.93%	23.87%	18.43%	8.10%	9.86%
Ivy Mid Cap Growth R (WMGRX)	10.03%	18.99%	17.14%	10.84%	10.22%
Victory Small Company Opportunity R (GOGFX)	11.95%	18.91%	15.85%	8.46%	10.25%
Nuveen Small Cap Index R3 (ARSCX)	15.48%	23.34%	17.71%	8.06%	8.64%
Franklin Small Cap Growth R (FSSRX)	24.54%	28.35%	21.36%	12.68%	9.93%
American Funds EuroPacific Gr R3 (RERCX)	1.85%	15.15%	8.75%	0.83%	9.21%
Columbia Emerging Markets R (CEMRX)	-8.03%	8.07%	5.43%	-0.85%	12.56%
Neuberger Berman Real Estate R3 (NRERX)	2.30%	4.39%	15.59%	9.74%	12.18%
T. Rowe Price Retirement Income R (RRTIX)	1.92%	6.82%	7.71%	4.88%	5.40%
T. Rowe Price Retirement 2015 R (RRTMX)	3.99%	10.98%	11.04%	5.33%	—
T. Rowe Price Retirement 2025 R (RRTNX)	5.93%	14.23%	12.92%	5.40%	—
T. Rowe Price Retirement 2035 R (RRTPX)	7.32%	16.50%	14.20%	5.42%	—
T. Rowe Price Retirement 2045 R (RRTRX)	7.72%	16.99%	14.32%	5.53%	—
T. Rowe Price Retirement 2055 R (RRTVX)	7.63%	16.96%	14.34%	5.51%	—
Federated Capital Preservation SP	0.39%	0.91%	1.41%	2.03%	2.76%

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The following is a description of each of the funds:

PIMCO Total Return R (PTRRX).  The investment seeks maximum total return, consistent with preservation of capital and prudent investment management.  The fund normally invests at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements.  It invests primarily in investment-grade debt securities, but may invest up to 10% of its total assets in high yield securities (“junk bonds”) rated B or higher by Moody’s, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality.

Columbia High Yield Bond R (CHBRX).  The investment seeks to provide shareholders with high current income as its primary objective and, as its secondary objective, capital growth.  Under normal market conditions, the fund will invest at least 80% of its net assets (including the amount of any borrowings for investment purposes) in high-yield debt instruments (commonly referred to as “junk” bonds or securities).  Up to 25% of the fund’s net assets may be invested in high yield debt instruments of foreign issuers.  It may invest in fixed income securities of any maturity and does not seek to maintain a particular dollar-weighted average maturity.

American Funds American Mutual R3 (RMFCX).  The investment seeks current income, growth of capital and conservation of principal.  The fund invests primarily in common stock of companies that are likely to participate in the growth of the American economy and whose dividends appear to be sustainable.  It invests primarily in securities of issuers domiciled in the United States and Canada.  The fund may also invest in bonds and other debt securities, including those issued by the U.S. Government and by federal agencies and instrumentalities.

Nuveen Equity Index R3 (FADSX).  The investment seeks to provide investment results that correspond to the performance of the Standard & Poor’s 500® Index.  The fund normally invests at least 90% of its net assets, plus the amount of any borrowings for investment purposes, in common stocks included in the S&P 500 Index.  It will attempt to achieve a correlation between the performance of its portfolio and that of the S&P 500 Index of at least 95%, without taking into account expenses of the fund.  The fund may not always hold all of the stocks included in the S&P 500 Index.

American Funds AMCAP R3 (RAFCX).  The investment seeks long-term growth of capital.  The fund invests primarily in common stocks of U.S. companies that have solid long-term growth records and the potential for good future growth.  The basic investment philosophy of the investment adviser is to seek to invest in attractively valued companies that, in its opinion, represent good, long-term investment opportunities.

Victory Established Value R (GETGX).  The investment seeks long-term capital growth by investing primarily in common stocks.  The fund pursues its investment objective by investing, under normal circumstances, at least 80% of its net assets in equity securities of companies with market capitalizations, at the time of purchase, within the range of companies comprising the Russell MidCap® Value Index.  The fund may invest a portion of its assets in equity securities of foreign companies traded on U.S. exchanges, including American and Global Depositary Receipts.

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Nuveen Mid Cap Index R3 (FMCYX).  The investment seeks to provide investment results that correspond to the performance of the Standard & Poor’s MidCap 400® Index.  The fund generally invests at least 90% of its net assets, plus the amount of any borrowings for investment purposes, in common stocks included in the S&P MidCap 400 Index.  It will attempt to achieve a correlation between the performance of its portfolio and that of the S&P MidCap 400 Index of at least 95%, without taking into account expenses of the fund.  The fund may invest in stock index futures contracts, options on stock indices, and options on stock index futures (“derivatives”) on the S&P MidCap 400 Index.

Ivy Mid Cap Growth R (WMGRX).  The investment seeks to provide growth of capital.  The fund invests primarily in common stocks of mid-capitalization companies that the adviser believes offer above-average growth potential.  Under normal circumstances, it invests at least 80% of its net assets in the securities of mid-capitalization companies, which typically are companies with market capitalizations within the range of companies in the Russell Midcap Growth Index at the time of acquisition.

Victory Small Company Opportunity R (GOGFX).  The investment seeks capital appreciation.  The fund invests primarily in the equity securities of smaller companies that the adviser believes to be undervalued relative to the underlying earnings potential of the company.  Under normal circumstances, it will invest at least 80% of its net assets in equity securities of small companies.  The fund may invest a portion of its assets in equity securities of foreign companies traded on U.S. exchanges, including American and Global Depositary Receipts.

Nuveen Small Cap Index R3 (ARSCX).  The investment seeks to provide investment results that correspond to the performance of the Russell 2000 Index.  The fund generally invests at least 90% of its net assets, plus the amount of any borrowings for investment purposes, in common stocks included in the Russell 2000 Index.  It will attempt to achieve a correlation between the performance of its portfolio and that of the Russell 2000 Index of at least 95%, without taking into account expenses of the fund.  The fund may invest in stock index futures contracts, options on stock indices, and options on stock index futures (“derivatives”) on the Russell 2000 Index.

Franklin Small Cap Growth R (FSSRX).  The investment seeks long-term capital growth.  The fund invests at least 80% of its net assets in the equity securities of small cap companies.  The equity securities in which the fund invests are predominantly common stock.  For this fund, small cap companies are companies with market capitalizations not exceeding (i) $1.5 billion or (ii) the highest market capitalization in the Russell 2000® Index, whichever is greater, at the time of purchase.  It may invest in equity securities of larger companies.  The fund, from time to time, may have significant positions in particular sectors such as information technology and healthcare.

American Funds EuroPacific Gr R3 (RERCX).  The investment seeks long-term growth of capital.  The fund invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth.  Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation.  It normally invests at least 80% of net assets in securities of issuers in Europe and

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the Pacific Basin.  The fund may invest a portion of its assets in common stocks and other securities of companies in countries with developing economies and/or markets.

Columbia Emerging Markets R (CEMRX).  The investment seeks long-term capital appreciation.  Under normal circumstances, the fund invests at least 80% of its net assets in equity securities (including, but not limited to, common stocks, preferred stocks and securities convertible into common or preferred stocks) of companies located in emerging market countries.  It may invest in a variety of countries, industries and sectors and does not attempt to invest a specific percentage of its assets in any given country, industry or sector.  The fund may invest in companies that have market capitalizations of any size.

Neuberger Berman Real Estate R3 (NRERX).  The investment seeks total return through investment in real estate securities, emphasizing both capital appreciation and current income.  The fund normally invests at least 80% of net assets in equity securities issued by real estate investment trusts (“REITs”) and common stocks and other securities issued by other real estate companies.  It defines a real estate company as one that derives at least 50% of revenue from, or has at least 50% of assets in, real estate.  The fund may invest up to 20% of net assets in debt securities.  It may also invest up to 15% of its net assets in illiquid securities.  The fund is non-diversified.

T. Rowe Price Retirement Income R (RRTIX).  The investment seeks the highest total return over time consistent with an emphasis on both capital growth and income.  The fund invests in a diversified portfolio of other T. Rowe Price stock and bond funds that represent various asset classes and sectors.  It is intended for retired investors who seek income and relative stability from bonds along with some capital appreciation potential from stocks.  The fund’s “neutral allocations,” which are what T. Rowe Price considers broadly appropriate for investors during their retirement years, are 40% stock funds and 60% bond funds.  While the fund is non-diversified, it invests in diversified underlying holdings.

T. Rowe Price Retirement Income 2015 R (RRTMX).  The investment seeks the highest total return over time consistent with an emphasis on both capital growth and income.  The fund invests in a diversified portfolio of other T. Rowe Price stock and bond funds that represent various asset classes and sectors.  Its allocation between T. Rowe Price stock and bond funds will change over time in relation to its target retirement date.  The fund normally invests 60.5% in stocks and 39.5% in bonds.  While the fund is non-diversified, it invests in diversified underlying holdings.

T. Rowe Price Retirement Income 2025 R (RRTNX).  The investment seeks the highest total return over time consistent with an emphasis on both capital growth and income.  The fund invests in a diversified portfolio of other T. Rowe Price stock and bond funds that represent various asset classes and sectors.  Its allocation between T. Rowe Price stock and bond funds will change over time in relation to its target retirement date.  The fund normally invests 76.5% in stocks and 23.5% in bonds.  While the fund is non-diversified, it invests in diversified underlying holdings.

T. Rowe Price Retirement Income 2035 R (RRTPX).  The investment seeks the highest total return over time consistent with an emphasis on both capital growth and income.

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The fund invests in a diversified portfolio of other T. Rowe Price stock and bond funds that represent various asset classes and sectors.  Its allocation between T. Rowe Price stock and bond funds will change over time in relation to its target retirement date.  The fund normally invests 87.5% in stocks and 12.5% in bonds.  While the fund is non-diversified, it invests in diversified underlying holdings.

T. Rowe Price Retirement Income 2045 R (RRTRX) and T. Rowe Price Retirement Income 2055 R (RRTVX).  The investments seek the highest total return over time consistent with an emphasis on both capital growth and income.  The funds invest in a diversified portfolio of other T. Rowe Price stock and bond funds that represent various asset classes and sectors.  Their allocation between T. Rowe Price stock and bond funds will change over time in relation to their target retirement date.  The funds normally invest 90% in stocks and 10% in bonds.  While the funds are non-diversified, they invest in diversified underlying holdings.

Federated Capital Preservation Fund SP.  The fund pursues stability of principal and current income.  It invests in stable value products, including traditional GICs, synthetic GICs, separate account GICs and money market instruments.  The fund serves as a conservative investment option for qualified retirement plan investors.  It features a track record of more than 25 years.

Edgewater Bancorp, Inc. Stock Fund.  In connection with the stock offering, the Plan now offers the Edgewater Bancorp, Inc. Stock Fund as an additional choice to the investment options described above.  Edgewater Bancorp, Inc. Stock Fund invests primarily in the shares of common stock of Edgewater Bancorp, Inc.  In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest up to 90% of your Plan account in Edgewater Bancorp, Inc. Stock Fund as a one-time special election.  Subsequent to the stock offering, you may elect to invest up to 90% of your elective deferral contributions or matching contributions in Edgewater Bancorp, Inc. Stock Fund; you may also elect to transfer into Edgewater Bancorp, Inc. Stock Fund up to 90% of your accounts currently invested in other funds under the Plan.

Edgewater Bancorp, Inc. Stock Fund consists primarily of investments in the shares of common stock of Edgewater Bancorp, Inc.  After the stock offering, the trustee of the Plan will use all amounts held by it in Edgewater Bancorp, Inc.  Stock Fund to purchase additional shares of common stock of Edgewater Bancorp, Inc.

As of the date of this prospectus supplement, there is no established market for Edgewater Bancorp, Inc. common stock.  Accordingly, there is no record of the historical performance of Edgewater Bancorp, Inc. Stock Fund.  Performance of Edgewater Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Edgewater Bancorp, Inc. and Edgewater Bank and market conditions for shares of Edgewater Bancorp, Inc. common stock generally.

Investments in Edgewater Bancorp, Inc. Stock Fund involve specials risks common to investments in the shares of common stock of Edgewater Bancorp, Inc.

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For a discussion of material risks you should consider, see the “Risk Factors” section of the attached prospectus and the section of the Prospectus Supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

Withdrawals and Distributions from the Plan

Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with Edgewater Bank.  A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 ½, regardless of whether such a withdrawal occurs during the participant’s employment with Edgewater Bank or after termination of employment.

Withdrawal from your Account while Employed.  In general, employer contributions credited on your behalf are available for in-service withdrawal if you have reached the age of 59 ½.  You will also be able to withdraw from your account in the event you incur a financial hardship or in the event you incur a disability.

Distribution upon Termination of Employment.  Distributions may be made as soon as administratively feasible following termination of employment. Distributions may be made in lump sums, in substantially equal installments or in partial withdrawals equal to the minimum amount required to be distributed to the participant each year under IRS regulations.  Distributions will generally be made in cash; however, employer stock may be distributed in kind.  Distributions of amounts of $5,000 or less will be made only in lump sums.  The participant consent is required only if the distribution is over $5,000.

Death.  In the event of your death, the value of your entire account will be payable to your beneficiary.

Administration of the Plan

The Trustee.  In connection with the offering, the Bank has appointed an independent trustee, First Trust of MidAmerica, as Plan Trustee.

Plan Administrator.  Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator.  The address of the Plan administrator is Edgewater Bank, Attention: Cheryl Moeslein, Vice President of Human Resources, Edgewater Bank, 321 Main Street, St. Joseph, Michigan 49085, telephone number (269) 983-5623; fax: (269)982-1971; email:cmoeslein@edgewaterbank.com.  The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

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Reports to Plan Participants.  The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Edgewater Bank to continue the Plan indefinitely.  Nevertheless, Edgewater Bank may terminate the Plan at any time.  If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts.  Edgewater Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Edgewater Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Plan assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan.  Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.  Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1)                                 the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)                                 participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)                                 earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Edgewater Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

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Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 ½, and consists of the balance credited to participants under the Plan and all other plans (and in some cases all other stock bonus plans), if any, maintained by Edgewater Bank.  The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other plans maintained by Edgewater Bank, which is included in the distribution.

Edgewater Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Edgewater Bancorp, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Edgewater Bancorp, Inc. common stock, that is, the excess of the value of Edgewater Bancorp, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust.  The tax basis of Edgewater Bancorp, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Edgewater Bancorp, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of Edgewater Bancorp, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Edgewater Bancorp, Inc. common stock.  Any gain on a subsequent sale or other taxable disposition of Edgewater Bancorp, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain.  The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.  Notwithstanding the foregoing, since shares of Edgewater Bancorp, Inc. common stock will be held in a self-directed brokerage account, it is possible that the foregoing tax treatment may not be available since it may not be possible to track the cost basis of the Edgewater Bancorp, Inc. common stock.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

There has been an important change in Federal law that provides specific rights concerning investments in employer securities, such as Edgewater Bancorp, Inc. common stock.  Because you may in the future have investments in Edgewater Bancorp, Inc. Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in the Edgewater Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the Plan.  You may contact the Plan Administrator shown above for specific information regarding this new right, including how to make this election.  In deciding whether to exercise this right, you will want to give careful

18

consideration to the information below that describes the importance of diversification.  All of the investment options under the Plan are available to you if you decide to diversify out of the Edgewater Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings.  To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio.  Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money.  This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly.  If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified.  Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan.  No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk.  Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Edgewater Bancorp, Inc. common stock through the Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries.  The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary.  The effect of this is two-fold.  First, you will not be deemed a “fiduciary” because of your exercise of investment discretion.  Second, no person who otherwise is a fiduciary, such as Edgewater Bank, the Plan Administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest up to 90% of your account balance in the Plan in Edgewater Bancorp, Inc. common stock, the regulations under Section 404(c) of ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA.  These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and

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liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Edgewater Bancorp, Inc.  Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Edgewater Bancorp, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Edgewater Bancorp, Inc.’s fiscal year.  Discretionary transactions in and beneficial ownership of the common stock through the Edgewater Bancorp, Inc. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Edgewater Bancorp, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Edgewater Bancorp, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Edgewater Bancorp, Inc.’s common stock resulting from non-exempt purchases and sales of Edgewater Bancorp, Inc. common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met.  These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases within the Edgewater Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the assets available for plan benefits at December 31, 2012, is available upon written request to the Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman Pomerenk & Schick, A Professional Corporation, Washington, D.C., which firm acted as special counsel to Edgewater Bancorp, Inc. in connection with Edgewater Bancorp, Inc.’s stock offering.

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PROSPECTUS

(Proposed Holding Company for Edgewater Bank)

Up to 897,000 shares of Common Stock

(Subject to Increase to up to 1,031,550 shares)

Edgewater Bancorp, Inc., a Maryland corporation and the proposed holding company for Edgewater Bank, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Edgewater Bank from the mutual to the stock form of organization. There is currently no established market for our common stock.  We expect that our common stock will be quoted on the OTC Bulletin Board upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering up to 897,000 shares of common stock for sale at a price of $10.00 per share on a best efforts basis. We may sell up to 1,031,550 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers.  We must sell a minimum of 663,000 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” to eligible current and former depositors of Edgewater Bank.  Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in Berrien, Van Buren and Cass Counties, Michigan.  We also may offer for sale shares of common stock not purchased in the subscription offering or community offering to the general public through a “syndicated community offering” managed by Sterne, Agee & Leach, Inc.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering is 10,000 shares ($100,000), and no person, together with an associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) in the offering.

The offering is expected to expire at 12:00 p.m., Eastern Time, on [expiration date], 2013.  We may extend this expiration date without notice to you until [extension date], 2013.  The Office of the Comptroller of the Currency may approve a later date, which may not be beyond [2 year extension date], 2015.  Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond [extension date], 2013, or the number of shares of common stock to be sold is increased to more than 1,031,550 shares or decreased to less than 663,000 shares.  If the offering is extended past [extension date], 2013, we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum. If the number of shares to be sold is increased to more than 1,031,550 shares or decreased to less than 663,000 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.10% per annum.  All subscribers will be resolicited and given an opportunity to place a new order within a specified period of time.  Funds received in the subscription and the community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Edgewater Bank and will earn interest at 0.10% per annum until completion or termination of the offering.

Sterne, Agee & Leach, Inc. will assist us in selling our shares of common stock on a best efforts basis in the offering. Sterne, Agee & Leach, Inc. is not required to purchase any of the shares of common stock that are being offered for sale.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	663,000	780,000	897,000	1,031,550
Gross offering proceeds	$6,630,000	$7,800,000	$8,970,000	$10,315,500
Estimated offering expenses, excluding selling agent commissions	$965,000	$965,000	$965,000	$965,000
Selling agent commissions (1)	$335,000	$335,000	$335,000	$335,000
Estimated net proceeds	$5,330,000	$6,500,000	$7,670,000	$9,015,500
Estimated net proceeds per share	$8.04	$8.33	$8.55	$8.74

(1)         Selling agent commissions shown assume that all shares are sold in the subscription and community offerings.  The amounts shown include: (i) fees and selling commissions payable by us to Sterne, Agee & Leach, Inc. in connection with the subscription and community offerings equal to $200,000; and (ii) other expenses of the offering payable to Sterne, Agee & Leach, Inc. in the subscription and community offerings of up to $135,000.  See “The Conversion and Offering—Marketing and Distribution; Compensation” for information regarding compensation to be received by Sterne, Agee & Leach, Inc. and the other broker-dealers that may participate in a syndicated community offering.  If all shares of common stock were sold in a syndicated community offering, the maximum selling agent commissions would be 6.0% of the aggregate offering dollar amount of all shares sold in the syndicated community offering (net of shares purchased by our directors and executive officers and shares purchased by our employee stock ownership plan), or approximately $311,976, $376,560, $441,144 and $515,416 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 18.

                                                These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  None of the Securities and Exchange Commission, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sterne Agee

For assistance, please contact the Stock Information Center, toll-free, at (800) 979-4568.

The date of this prospectus is [•], 2013.

Grand Rapids
Lake Michigan
Van Buren
Kalamazoo
St. Joseph
Cass
Chicago
Berrien
96
94
196
69
94
27
131
31
12
69
80
90
80
94
20
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Edgewater Bank

MICHIGAN

★ **Corporate Office**

321 Main Street
St. Joseph, Michigan

Full Service Branches

1. 4509 Lake Street
Bridgman, Michigan

2. 720 East Front Street
Buchanan, Michigan

3. 167 Paw Paw Street
Coloma, Michigan

4. 201 North Phelps Street
Decatur, Michigan (Pending Sale)

5. 4097 Hollywood Road
St. Joseph, Michigan

i

SUMMARY

The following summary explains the significant aspects of Edgewater Bank’s mutual-to-stock conversion and the related offering of Edgewater Bancorp, Inc. common stock.  It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to Edgewater Bancorp, Inc. and Edgewater Bank, unless the context indicates another meaning. In addition, we sometimes refer to Edgewater Bancorp, Inc. as “Edgewater Bancorp,” and to Edgewater Bank as the “Bank.”

Edgewater Bank

Edgewater Bank is a federal mutual savings association that was originally organized in 1910 as a state-chartered mutual savings and loan association under the name Industrial Building and Loan.  In 1938, the Bank converted to a federal charter and changed its name to Buchanan Federal Savings and Loan Association.  The Bank changed its name in 1965 to LaSalle Federal Savings and Loan Association of Buchanan and in 1989 to LaSalle Federal Savings Bank.  The Bank changed its name to Edgewater Bank in 2005.  We conduct our operations from our main office in St. Joseph, Michigan and our five additional full-service banking offices located in Royalton Township, Coloma, Bridgman, Buchanan and Decatur, Michigan.  Our primary market area includes Berrien County, Van Buren County, and, to a lesser extent, Cass County, Michigan, all of which are located in southwestern Michigan near the border of Indiana, and portions of northern Indiana that are contiguous with Berrien and Cass Counties.

We have entered into an agreement to sell our Decatur office to a third party, and we expect to complete this sale by the end of 2013.  In connection with the sale of the Decatur office, our deposits are expected to decrease by approximately $15.2 million, including $9.7 million of core deposits (which we define to include demand deposit, money market and savings accounts) and $5.5 million of certificates of deposit, based on our deposits at June 30, 2013.  We will retain all loans associated with the Decatur office.  We intend to fund the assumption of deposits by the purchaser with cash on hand and approximately $10.0 million of advances from the Federal Home Loan Bank of Indianapolis (“FHLB-Indianapolis”).

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate, commercial and industrial, and commercial real estate loans, and, to a lesser extent, home equity lines of credit and other consumer loans.  At June 30, 2013, $43.5 million, or 51.0% of our total loan portfolio, was comprised of one- to four-family residential real estate loans.  We also invest in securities, which consist primarily of U.S. government agency obligations and mortgage-backed securities and to a lesser extent, state and municipal securities and collateralized mortgage obligations.  We offer a variety of deposit accounts, including checking accounts, NOW accounts, savings accounts, money market accounts and certificate of deposit accounts.  We utilize advances from the FHLB-Indianapolis for asset/liability management purposes and, to a much lesser extent, for additional funding for our operations.  At June 30, 2013, we had $1.0 million in advances outstanding with FHLB-Indianapolis.

Edgewater Bank is subject to comprehensive regulation and examination by its primary federal regulator, the Office of the Comptroller of the Currency (“OCC”).

Our executive and administrative office is located at 321 Main Street, St. Joseph, Michigan 49085, and our telephone number at this address is (269) 982-4175.  Our website address is

www.edgewaterbank.com.  Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

Legacy Loan Losses

Prior to 2009, our previous management team engaged in significant non-owner occupied commercial real estate and speculative construction and land development lending, and relied on inadequate underwriting processes and controls in extending credit.  In addition, weak economic conditions and ongoing strains in the financial and housing markets beginning in 2008 in many portions of the United States, including our market area, contributed to a challenging environment for financial institutions.  Due to these adverse conditions, our market area has experienced substantial declines in home prices, historically low levels of existing home sale activity, high levels of foreclosures and high levels of unemployment.

As a result of the economic conditions and loan origination practices by our previous management team, Edgewater Bank experienced unusually high levels of classified loans and charge-offs, particularly in speculative construction and land development loans.  As a result, in October 2009, Edgewater Bank entered into a Cease and Desist Order (the “Order”) with the Office of Thrift Supervision.  The Order required Edgewater Bank to, among other things, implement and file a loan portfolio management plan (to provide for the timely identification of problem loans as well as procedures to ensure conformity with loan approval, collateral documentation, credit information and analysis and risk assessment requirements); a problem assets plan (to provide for the reduction of classified assets); and a business plan (to provide for increases in earnings and capital levels). The Order was terminated in February 2012.

Our efforts to comply with the Order, particularly the resolution of problem assets, resulted in declining levels of capital.  As a result of declining capital levels and our continuing high levels of classified assets, on January 23, 2013, the OCC notified Edgewater Bank that the OCC had established an individual minimum capital requirement (“IMCR”).  The IMCR requires Edgewater Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00% beginning March 31, 2013.  At September 30, 2013, Edgewater Bank’s tier 1 leverage capital ratio was 8.18% and its total risk-based capital ratio was 14.44%, and Edgewater Bank has been in compliance with the IMCR at all times since its issuance.  Assuming completion of the offering at the minimum of the offering range and the contribution to Edgewater Bank of $4.3 million, and Edgewater Bank’s planned payment of $1.65 million of expenses related to the withdrawal from a defined benefit plan, Edgewater Bank’s tier 1 leverage capital ratio and total risk-based capital ratio would have been 9.51% and 16.80%, respectively, at September 30, 2013, both significantly in excess of the requirements of the IMCR.

New Management Team

Our current executive management team is comprised of individuals with strong commercial banking backgrounds who have joined Edgewater Bank since 2009.  In 2009, we hired Richard E. Dyer as our President and Chief Executive Officer to replace our former chairman and chief executive officer and our former president.  Mr. Dyer has 33 years of banking experience, specifically as a community bank chief executive officer and in the areas of troubled institution management, problem asset resolution and commercial and industrial lending.  In addition, Mr. Dyer is a native of St. Joseph, and has familiarity with and significant business contacts in our market area.  We recently also hired Coleen S. Frens-Rossman as Senior Vice President and Chief Financial Officer.  Ms. Frens-Rossman has over 27 years of experience managing the accounting and financial reporting of financial institutions.  In addition, we recently hired Maria Kibler as Vice President and Senior Retail Officer.  Ms. Kibler has over 30 years of retail banking experience, almost exclusively in the St. Joseph market area.  Finally, we recently hired

James Higgins as Vice President and Senior Lender.  Mr. Higgins has over 25 years of lending and credit administration experience.

Mr. Dyer’s and the management team’s primary focus to date has been to oversee Edgewater Bank’s asset quality initiatives, troubled loan resolution and the implementation of new, more stringent underwriting and loan administration policies and procedures, including increased emphasis on lower debt-to-income ratios, higher credit scores, and lower loan-to-value ratios.  In addition, in order to respond to changes in the market for financial services, we have begun to leverage our management team’s commercial banking experience to implement a strategic shift from traditional thrift operations to an institution whose balance sheet and operations more closely resemble that of a full-service community-focused commercial bank with a comprehensive offering of financial services.

Resolution of Non-Performing Assets

From April 1, 2008 through June 30, 2013, we experienced net losses of approximately $9.1 million, including net losses of $498,000 for the six months ended June 30, 2013 and $769,000 for the year ended December 31, 2012.  These losses were due primarily to approximately $6.7 million in charge-offs, $548,000 in losses on sales of real estate owned, $3.1 million in valuation write downs of real estate owned because our prior management team incorrectly carried real estate owned at loan value rather than fair market value, and $1.7 million in collection and other expenses related to problem loans as we aggressively focused on reducing classified and nonperforming loans, particularly speculative construction and land development loans and certain non-owner occupied commercial real estate loans, originated prior to 2009.

Despite significant losses in recent periods, we believe that our asset quality and portfolio management initiatives have been successful, and that the actions we took were necessary to ensure our survival and to enable us to operate profitably in the future.  Our non-performing assets have decreased to $5.4 million, or 4.5% of total assets, at June 30, 2013, from approximately $10.1 million, or 5.4% of total assets at January 31, 2009 (the first date for which certain detailed information is available), and our classified assets have decreased to $5.6 million, or 4.7% of total assets, at June 30, 2013, from $19.4 million, or 10.4% of total assets, at January 31, 2009.  In addition, our special mention loans have decreased to $2.5 million, or 2.1% of total assets, at June 30, 2013 from $9.0 million, or 4.8% of total assets, at January 31, 2009.  The reductions in non-performing assets, classified assets and special mention loans as a percentage of total assets during this period occurred while we were also reducing the size of our balance sheet to improve our capital ratios and maintain compliance with the Order.  Our total assets have decreased 35.8% to $120.3 million at June 30, 2013 from $187.5 million at December 31, 2008.  Specifically, we have reduced our speculative construction and land development loans from $14.5 million, or 9.6% of total loans, at December 31, 2008 to approximately $383,000, or 0.45% of total loans, at June 30, 2013.  In addition, commercial real estate loans decreased from $38.0 million, or 25.1% of total loans, at December 31, 2008 to $24.0 million, or 28.2% of total loans at June 30, 2013.

Shift in Business Strategy

We have branded and market Edgewater Bank as “The Real Local Bank” because we are the only remaining bank or savings association headquartered in St. Joseph, Michigan.  Our principal objective is to continually develop our model of personalized customer service, localized decision-making, employee involvement and efficiency to become the financial institution of choice for more customers in our communities and to fulfill our corporate mission: “To Profitably Provide Complete Financial Solutions and Total Customer Satisfaction”.

Subject to market conditions and our asset-liability analysis, we expect to take advantage of unique opportunities presented by the geographic characteristics of our market area and our evolving customer base to increase our residential mortgage lending and our generation of low-cost core deposits.  In order to diversify our portfolio and increase profitability, we also intend to develop a portfolio of commercial and industrial loans, including loans guaranteed by the U.S. Small Business Administration (“SBA”), and to significantly increase our consumer loan portfolio.  We will continue to originate commercial real estate loans secured by properties in our market area where we have or can develop a banking relationship with the borrower.  We do not currently contemplate engaging in speculative construction and land development lending.

Our market area is located between the Chicago/Detroit and Grand Rapids/Indianapolis business and population clusters, and is approximately 90 miles from Chicago, 30 miles from South Bend, Indiana, 45 miles from Kalamazoo, Michigan, 70 miles from Grand Rapids, Michigan, 180 miles from Detroit, and 210 miles from Indianapolis.  Our market area is situated on the eastern or “sunset” shore of Lake Michigan and includes a 50-mile sandy shoreline and unobstructed views.  The area is bolstered by large international companies, a growing and award-winning medical center, an agricultural and small business market, and desirable residential and cultural environments.  The area has a multi-modal transportation network including interstate and other major highways, passenger and freight rail service, a regional commercial and recreational port with average commercial traffic that exceeds 550,000 tons per year, and air service through multiple general aviation facilities, three regional airports within 60 miles, and two major Chicago airports within 90 miles.

The area draws large numbers of tourists and retirees due to its proximity to major population centers, its shoreline location, the extensive services offered, including recreational, restaurants and hotels and medical services, and its relative modest cost of living compared to larger metropolitan markets.  The area includes a high number of second or vacation homes, many of whose occupants retire to the area.  In addition, our market area has solid manufacturing base, including the international headquarters of Whirlpool, Inc., a Fortune 100TM company, and Leco Corporation, as well as agriculture and farming in the surrounding areas.  Additionally, the area houses two nuclear power plants that serve as large employers in the area and also provide plentiful and cost-efficient energy to support business retention and growth.  Cornerstone Alliance, a local economic development organization, proactively works to not only retain employers in the area but also attract business from an international perspective. The strength of the medical services industry is highlighted by Lakeland Regional Medical Center, a hospital and medical center group with 48 locations and 4,100 employees, and the more than 470 practicing physicians.

We intend to focus on relationship-based banking, rather than simply generating loan originations, and customer service, and will continue to hire additional personnel with residential, commercial and consumer lending experience, which we expect will allow us to develop a broader, more flexible array of residential, commercial and industrial and consumer loan products specifically suited to the customers and potential customers in our market area.  In addition, we intend to develop and offer additional financial products targeted at business and individual customers who desire full service, “high touch” banking and a full complement of efficient electronic banking services.

Highlights of our current business strategy following the completion of this stock offering include, subject to regulatory approval where applicable and market conditions:

•                                          improving our asset quality by continuing to reduce loan delinquencies and classified loans and improving our risk profile through enhancements of our credit risk management systems and credit administration procedures;

•                                          prudently and opportunistically growing our earnings base, particularly the size of our loan portfolio, by focusing on lending to homeowners, high net worth individuals, and small- to medium-sized traditional commercial and industrial customers and professional organizations, in order to cover expenses and achieve profitability;

•                                          increasing our focus on commercial and industrial and consumer lending in our market area, including developing a SBA loan program expertise to facilitate prudent growth of our commercial and industrial loan portfolio, in order to diversify and increase the yield on our total loan portfolio;

•                                          developing new products and services, tailoring suites of products and services, and emphasizing personalized customer service to meet the demands of current customers and attract new customers in our market area;

•                                          expanding our originations of one- to four-family residential mortgage loans by capitalizing on our unique geographical market area and customer base and continuing to service mortgage loans that we sell in order to maintain customer relations and our status as a community-oriented bank;

•                                          continuing to sell the majority of fixed-rate one- to four-family residential mortgage loans on a servicing-retained basis and to retain variable rate and certain fixed-rate one- to four-family residential loans in order to increase servicing fee income, recognize gains on sale and manage the overall maturity of our loan portfolio; and

•                                          continuing to focus on generating low-cost core deposits within our market area in order to decrease our dependence on certificates of deposit, reduce our interest rate sensitivity, and generate fee income to fund our operations.

These strategies are intended to guide our investment of the net proceeds of the offering.  We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a further discussion of our business strategy.   We have adopted a strategic plan to achieve profitability by leveraging the capital raised in this offering to increase our earnings base, especially the size of our loan portfolio.  Our strategic plan assumes that, beginning in 2014, we will not incur the same level of charge-offs, provisions for loan losses, write downs on real estate owned and losses on sales of real estate owned or expenses related to problem assets as we have in recent periods.  However, the conversion will have a short-term adverse impact on our operating results, due to additional costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans after the completion of the conversion.  In addition, growth of earning assets is essential to our future profitability, and we expect to incur expenses related to the implementation of our growth plan, including hiring initiatives and the development and marketing of new products and services.  Accordingly, even if we successfully implement our strategic plan, we do not anticipate a return to profitability until 2015.  We may not be able to successfully implement our strategic plan, and therefore may not return to profitability in the timeframe that we expect or at all.

Edgewater Bancorp, Inc.

The shares being offered will be issued by Edgewater Bancorp, Inc. a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Edgewater Bank upon completion of Edgewater Bank’s mutual-to-stock conversion.  Edgewater Bancorp, Inc. was incorporated on July 11, 2013 and has not engaged in any business to date.  Upon completion of the conversion, Edgewater Bancorp will register as a savings and loan holding company and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”).

Edgewater Bancorp’s executive and administrative office is located at 321 Main Street, St. Joseph, Michigan 49085, and its telephone number at this address is (269) 982-4175.

The Conversion and Our Organizational Structure

Pursuant to the terms of the plan of conversion, Edgewater Bank will convert from a mutual (meaning no stockholders) savings association to a stock savings association. As part of the conversion, Edgewater Bancorp, the newly formed proposed holding company for Edgewater Bank, will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, Edgewater Bancorp will be 100% owned by stockholders and Edgewater Bank will be a wholly owned subsidiary of Edgewater Bancorp. A full description of the conversion begins on page 154 of this prospectus under the heading “The Conversion and Offering.”

Reasons for the Conversion and Offering

Consistent with our business strategy, our primary reasons for converting and raising additional capital through the offering are:

•                                          to increase capital to support modest organic growth while maintaining compliance with the IMCR;

•                                          to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

•                                          to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

•                                          to offer our customers and employees an opportunity to purchase our stock.

As of June 30, 2013, Edgewater Bank was considered “well capitalized” for regulatory purposes.  As a result of the conversion, the proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

Terms of the Offering

We are offering between 663,000 shares and 897,000 shares of common stock to eligible depositors of Edgewater Bank and to our tax-qualified employee benefit plans in a subscription offering.  To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Berrien, Van Buren and Cass Counties, Michigan.  We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public in a syndicated community offering.  The number of shares of common stock to be sold may be increased to up to 1,031,550 shares as a result of demand for the shares of common stock in the offering or changes in market conditions.  Unless the number of shares of common stock offered is increased to more than 1,031,550 shares or decreased to fewer than 663,000 shares, or the offering is extended beyond [extension date], 2013, subscribers will not have the opportunity to change or cancel their stock orders once submitted.  If the offering is extended past [extension date], 2013, we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum.  If the number of shares to be sold is increased to more than 1,031,550 shares or decreased to less than 663,000 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.10% per annum.  We will give these subscribers an opportunity to place new orders for a specified period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00.  All investors will pay the same purchase price per share.  Investors will not be charged a commission to purchase shares of common stock in the offering.  Sterne, Agee & Leach, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of Edgewater Bancorp, assuming the conversion and offering are completed.  Keller & Company, Inc., our independent appraiser, has estimated that, as of November 6, 2013, this market value was $7.8 million.  Based on regulations of the OCC, this market value forms the midpoint of a valuation range with a minimum of $6.6 million and a maximum of $9.0 million.  Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 663,000 shares to 897,000 shares. We may sell up to 1,031,550 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Edgewater Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, the pro forma effect of the costs associated with our withdrawal from the defined benefit plan, and an analysis of a peer group of ten publicly traded thrift holding companies with assets between $287.1 million and $597.8 million as of June 30, 2013 that Keller & Company, Inc. considers comparable to Edgewater Bancorp. See, “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued”.

The following table presents a summary of selected pricing ratios for the peer group companies and for Edgewater Bancorp (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal.  These ratios are based on Edgewater Bancorp’s book value, tangible book value and core earnings as of and for the 12 months ended September 30, 2013, as adjusted for the impact of the cost to withdraw from the defined benefit plan.  The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of October 17, 2013.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 30.42% on a price-to-book value basis and a discount of 30.51% on a price-to-tangible book value basis.

	Price-to-core earnings multiple	Price-to-book value ratio	Price-to-tangible book value ratio
Edgewater Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	n/m	65.02%	67.25%
Maximum	n/m	61.09%	63.37%
Midpoint	n/m	57.18%	59.45%
Minimum	n/m	52.52%	54.79%

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	24.08x	82.11%	85.51%
Medians	23.51x	77.88%	84.01%

(n/m)            Not meaningful.

The independent appraisal does not indicate trading market value.  Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price.  Furthermore, the pricing ratios presented in the appraisal were utilized by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued”.

After-Market Stock Price Performance

The following table presents stock price performance information for all standard mutual-to-stock conversions completed between January 11, 2012 and July 26, 2013.  These companies did not constitute the group of ten comparable public companies utilized in Keller & Company, Inc.’s valuation analysis.

Mutual-to-Stock Conversion Offerings with Closing Dates between January 11, 2012 and July 26, 2013

			Percentage Price Change From Initial Trading Date
Company Name and Ticker Symbol	Conversion Date	Exchange	One Day	One Week	One Month	Through October 17, 2013

Quarry City S&L Assn. (QRRY)	7/26/2013	OTCBB	7.50%	2.00%	0.50%	0.10%
Sunnyside Bancorp, Inc. (SNNY)	7/16/2013	OTCBB	5.00%	4.50%	0.10%	(1.30)%
Westbury Bancorp, Inc. (WBB)	4/10/2013	NASDAQ	35.20%	36.00%	33.30%	41.30%
Meetinghouse Bancorp (MTGB)	11/20/2012	OTCBB	12.50%	27.50%	20.00%	21.00%
Hamilton Bancorp, Inc. (HBK)	10/10/2012	NASDAQ	19.00%	16.50%	12.60%	45.20%
Madison County Financial, Inc. (MCBK)	10/04/2012	NASDAQ	48.90%	45.50%	43.60%	73.10%
Hometrust Bancshares, Inc. (HTBI)	07/11/2012	NASDAQ	17.00%	25.80%	25.80%	61.50%
FS Bancorp, Inc. (FSBW)	07/10/2012	NASDAQ	0.10%	0.40%	2.10%	66.60%
Wellesley Bancorp, Inc. (WEBK)	01/26/2012	NASDAQ	20.00%	21.00%	22.90%	74.50%
West End Indiana Bancshares, Inc. (WEIN)	01/11/2012	OTCBB	12.60%	11.50%	20.00%	91.00%

Average			17.78%	19.07%	18.09%	47.30%
Median			14.80%	18.75%	20.00%	53.35%

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area.  None of the companies listed in the table above are exactly similar to Edgewater Bancorp, the pricing ratios for their stock offerings may have been different from the pricing ratios for Edgewater Bancorp shares of common stock and the market conditions in which these offerings were completed may have been different from current market conditions.  Furthermore, this table presents only short-term performance with respect to companies that recently completed their mutual-to-stock conversions and may not be indicative of the longer-term stock price performance of these companies.  The performance of these stocks may not be indicative of how our stock will perform.

Our stock price may trade below $10.00 per share, as the stock prices of certain mutual-to-stock conversions have decreased below the initial offering price.  Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 18.

How We Intend to Use the Proceeds From the Stock Offering

Edgewater Bank will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Edgewater Bank will have a tier 1 leverage ratio of at least 9.50% at the minimum of the offering range and at least 10.00% at the midpoint, maximum and adjusted maximum of the offering range, after payment of costs to withdraw from the defined benefit plan.   Based on this formula, we anticipate that Edgewater Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $4.3 million, $5.1 million, $5.3 million and $5.5 million, respectively, of the net proceeds from the stock offering in Edgewater Bank.  Of the remaining funds, we intend that Edgewater Bancorp will loan funds to our employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering, and retain the remainder of the net proceeds from the offering.  Assuming we sell 780,000 shares of common stock in the stock offering and have net proceeds of $6.5 million, based on the above formula, we anticipate that Edgewater Bancorp will invest $5.1 million in Edgewater Bank, loan $624,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $741,000 of the net proceeds.

Edgewater Bancorp may use the remaining funds that it retains to pay cash dividends, to repurchase shares of common stock (subject to compliance with regulatory requirements), for investments, or for other general corporate purposes.  Edgewater Bank intends to use approximately $1.65 million of the proceeds that it receives from us to pay costs associated with its withdrawal from a defined benefit plan, and may use the remaining net proceeds it receives from us to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, or for general corporate purposes.

For more information on the proposed use of the proceeds from the offering, see “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)                                     First, to depositors with accounts at Edgewater Bank with aggregate balances of at least $50 at the close of business on June 30, 2012.

(ii)                                  Second, to our tax-qualified employee benefit plans (including Edgewater Bank’s employee stock ownership plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the offering.

(iii)                               Third, to depositors with accounts at Edgewater Bank with aggregate balances of at least $50 at the close of business on September 30, 2013.

(iv)                              Fourth, to depositors of Edgewater Bank at the close of business on [voting record date], 2013.

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Berrien, Van Buren and Cass Counties, Michigan.  The community offering may begin concurrently with, during or after the subscription offering.  We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community offering, which will be managed by Sterne, Agee & Leach, Inc.  We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering.  Any determination to accept or reject stock orders in the community offering or the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order.  Shares will be allocated first to categories in the subscription offering.  A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual may purchase more than 10,000 shares ($100,000) of common stock.  If any of the following purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 20,000 shares ($200,000) of common stock:

•                                          your spouse or relatives of you or your spouse who reside with you;

•                                          most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

•                                          other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 20,000 shares ($200,000).  See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

Subject to OCC approval, we may increase or decrease the purchase limitations at any time.  See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

•                                          personal check, bank check or money order made payable directly to Edgewater Bancorp, Inc.; or

•                                          authorizing us to withdraw available funds from the types of Edgewater Bank deposit accounts identified on the stock order form.

Please do not submit cash or wire transfers.  Edgewater Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.  Additionally, you may not use an Edgewater Bank line of credit check or any type of third-party check to pay for shares of common stock.  On the stock order form, you may not designate withdrawal from Edgewater Bank accounts with check-writing privileges; instead, please submit a check.  If you request that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  Funds received in the subscription and community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Edgewater Bank and will earn interest at 0.10% per annum until completion or termination of the offering.  You may not authorize direct withdrawal from an Edgewater Bank retirement account.  See “—Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed stock order form, together with full payment payable to Edgewater Bancorp, Inc. or authorization to withdraw funds from one or more of your Edgewater Bank deposit accounts, provided that the stock order form is received before 12:00 p.m., Eastern Time, on [expiration date], 2013.  You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Edgewater Bank’s office, located at 321 Main Street, St. Joseph, Michigan.  Please do not mail stock order forms to Edgewater Bank.  Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond [extension date], 2013, or the number of shares of common stock to be sold is increased to more than 1,031,550 shares or decreased to less than 663,000 shares.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account.  If you wish to use some or all of the funds in your IRA or other retirement account held at Edgewater Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date], 2013 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Edgewater Bank or elsewhere.  Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights.  We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights.  In addition, we intend to advise the appropriate federal agencies of any person who we believe has sold or transferred his or her subscription rights.  We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.  On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.  In addition, the stock order form requires that you list all qualifying accounts, giving all names on each account and the account number at the applicable eligibility date.  Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 90,000 shares ($900,000) of common stock in the offering, representing 13.6% of shares to be sold at the minimum of the offering range.  However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock.  The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “—Limits on How Much Stock You May Purchase.”

Purchases by our directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering.  Any purchases made by our directors or executive officers, or their associates, for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.

For more information on the proposed purchases of shares of common stock by our directors and executive officers, see “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders for shares of common stock in the subscription and community offerings is 12:00 p.m., Eastern Time, on [expiration date], 2013, unless we extend the subscription offering and/or the community offering.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 p.m., Eastern Time, on [expiration date], 2013, whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 663,000 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range.  Specifically, we may:

•                                          increase the purchase limitations; and/or

•                                          seek regulatory approval to extend the offering beyond [extension date], 2013.

If we extend the offering past [extension date], 2013, we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum from the date the stock order was processed.  If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit.

Conditions to Completion of the Conversion

The board of directors of Edgewater Bank has approved the plan of conversion.  In addition, the OCC has conditionally approved the plan of conversion and the Federal Reserve Board has conditionally approved our holding company application.  We cannot complete the conversion unless:

•                                          The plan of conversion is approved by a majority of votes eligible to be cast by members of Edgewater Bank (depositors of Edgewater Bank) as of [voting record date], 2013;

•                                          We have received orders for at least the minimum number of shares of common stock offered; and

•                                          We receive the final approval required from the OCC to complete the conversion and offering and the final approval from the Federal Reserve Board on the holding company application.

Any approval by the OCC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements.  We do not intend to pay dividends until such time as we generate sufficient net income to support our planned growth and the payment of dividends.  Growth of earning assets is essential to our future profitability, and we expect to incur expenses related to the implementation of our growth plan.  Accordingly, even if we successfully implement our strategic plan, we do not anticipate a return to profitability until 2015.  We may not be able to successfully implement our strategic plan, and therefore may not return to profitability in the timeframe that we expect or at all.  The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions.  See “Our Dividend Policy” for additional information regarding our dividend policy.  In addition, beginning in 2016, Edgewater Bank’s ability to pay dividends will be limited if Edgewater Bank does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders.  See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.”

Market for Common Stock

We anticipate that the common stock sold in the offering will be quoted on the OTC Bulletin Board.  Sterne, Agee & Leach, Inc. currently intends to make a market in the shares of our common stock, but is under no obligation to do so. See “Market for the Common Stock.”

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to purchasers at the certificate registration address noted by them on the stock order form.  Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company.  Stock certificates will be sent to purchasers by first-class mail as soon as practicable after the completion of the conversion and stock offering, which is expected to occur as soon as practicable following satisfaction of the conditions described above in “—Conditions to Completion of the Conversion.”  We expect trading in the stock to begin on the business day of or on the business day immediately following the completion of the conversion and stock offering.  It is possible that until certificates for the common stock are delivered, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.  Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.

Possible Change in the Offering Range

Keller & Company, Inc. will update its appraisal before we complete the offering.  If, as a result of demand for the shares or changes in market conditions, Keller & Company, Inc. determines that our pro forma market value has increased, we may sell up to 1,031,550 shares in the offering without further notice to you.  If our pro forma market value at that time is either below $6.6 million or above $10.3 million, then, after consulting with the OCC, we may:

•                                          terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.10% per annum;

•                                          set a new offering range; or

•                                          take such other actions as may be permitted by the OCC, the Federal Reserve Board, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation.  In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Edgewater Bank that is being called to vote on the conversion, and at any time after member approval with the concurrence of the OCC.  If we terminate the offering, we will promptly return funds, as described above.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we sell in the offering.  If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8% of the shares of common stock that we sell in the offering.  This would reduce the number of shares available for allocation to eligible depositors.  For further information, see “Management—Benefit Plans and Agreements—Employee Stock Ownership Plan.”

Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. Subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

We also intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion.  Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable OCC regulations.  If adopted within 12 months following the completion of the conversion, and provided that upon completion of the offering Edgewater Bank has at least a 10% tangible capital to assets ratio, the OCC regulations conversion would allow for the stock-based benefit plans to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering, or up to 35,880 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients.  If adopted within 12 months following the completion of the conversion, the stock-based benefit plans will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering, or up to 89,700 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plans are adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt stock-based benefit plans encompassing more than 125,580 shares of our common stock assuming the maximum of the offering range.  We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or whether we will present these plans for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering and Edgewater Bank has at least a 10% tangible capital to assets ratio at that time.  The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees.  A portion of the stock grants shown in the table below may be made to non-management employees.

				Dilution
	Number of Shares to be Granted or Purchased (1)			Resulting	Value of Grants (2)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Issued	From Issuance of Shares for Stock Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range

Employee stock ownership plan	53,040	71,760	8.00%	n/a (3)	$530	$718
Stock awards	26,520	35,880	4.00	3.85%	265	359
Stock options	66,300	89,700	10.00	9.09%	217	293
Total	145,860	197,340	22.00%	12.28%	$1,012	$1,370

(1)         The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.  If Edgewater Bank has a tangible capital to assets ratio of less than 10%, the stock-based benefit plans would only be permitted to award a number stock awards equal to 2.0% of the common stock to be issued in the offering, or 13,260 shares at the minimum of the offering range and 17,940 shares at the maximum of the offering range.

(2)         The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made.  For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share.  The fair value of stock options has been estimated at $3.27 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 2.79%; and a volatility rate of 16.48%.  The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.

(3)         Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the offering.

In addition to the stock-based benefit plans that we may adopt, Edgewater Bancorp and Edgewater Bank each intend to enter into employment agreements with Richard E. Dyer, our President and Chief Executive Officer, and Coleen S. Frens-Rossman, our Senior Vice President and Chief Financial Officer, and change in control agreements with certain other of our officers subject to regulatory approval.  See “Management—Executive Compensation” in this prospectus for a further discussion of these agreements, including their terms and potential costs, as well as a description of other benefits arrangements.

Tax Consequences

Edgewater Bank and Edgewater Bancorp have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by depositors as a result of the exercise of the nontransferable subscription rights.  Edgewater Bank and Edgewater Bancorp have also received an opinion of BKD LLP regarding the material Michigan state tax consequences of the conversion.  As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Edgewater Bank, Edgewater Bancorp or persons eligible to subscribe in the subscription offering.  See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets.  Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.”  We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free telephone number is (800) 979-4568.  The Stock Information Center is open for telephone calls Monday through Friday between 10:00 a.m. and 5:00 p.m., Eastern Time, and for walk-in customers on Tuesdays and Wednesdays, between 10:00 a.m. and 2:00 p.m., Eastern Time.  The Stock Information Center will be closed on weekends and bank holidays.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

We incurred a net loss for the six months ended June 30, 2013 and the year ended December 31, 2012 and may not achieve profitability by implementing our business strategies.

During the six months ended June 30, 2013 we had a net loss of $498,000, and during the year ended December 31, 2012, we had a net loss of $769,000. These losses were due primarily to in charge-offs, losses on sales of real estate owned, valuation write downs of real estate owned and collection and other expenses related to nonperforming assets as we aggressively focused on reducing classified and nonperforming loans, particularly speculative construction and land development loans and certain non-owner occupied commercial real estate loans, originated prior to 2009.  We have continued to experience these types of expenses in the third and fourth quarters of 2013, and may continue to incur additional expenses as we continue to resolve our problem assets.  Our growth is essential to our future profitability, and we expect to incur expenses related to the implementation of our growth plan, including hiring initiatives and the development and marketing of new products and services.  In addition, the conversion will have a short-term adverse impact on our operating results, due to additional costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans after the completion of the conversion.  Accordingly, even if we successfully implement our strategic plan, we do not anticipate a return to profitability until 2015.  We may not be able to successfully implement our strategic plan, and therefore may not return to profitability in the timeframe that we expect or at all.

Our ability to achieve profitability depends upon a number of factors, including our ability to manage expenses related to nonperforming and classified assets, general economic conditions, competition with other financial institutions, changes to the interest rate environment that may reduce our profit margins or impair our business strategy, adverse changes in the securities markets, changes in laws or government regulations, changes in consumer spending, borrowing, or saving, and changes in accounting policies, as well as other risks and uncertainties described in this “Risk Factors” section.  Continued net losses after the completion of our mutual-to-stock conversion could adversely affect our capital levels and our ability to comply with the IMCR.  If we fail to comply with the IMCR, our regulators could impose a capital directive requiring us to maintain additional capital levels, subject us to a formal written agreement or cease and desist order, restrict Edgewater Bank’s ability to pay dividends, restrict Edgewater Bank’s growth or ability to engage in certain types of lending, require Edgewater Bank to take remedial actions with respect to any capital deficiency, require Edgewater Bank to submit a capital plan for approval, or take other adverse regulatory actions, any one of which would negatively impact our stock price.   For additional information, see “—Our provision for loan losses and net loan charge-offs have increased significantly in recent years, and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, which could adversely affect our results of operations. If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loans losses, which would cause our earnings to decrease,” “—If our nonperforming assets increase, our earnings will be adversely affected” and “—We are subject to an IMCR with the OCC, and we may because subject to regulatory restrictions if we fail to comply with the terms.”

We have a high concentration of loans secured by real estate in our market area.  Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

We have relatively few loans outside of our market area, and, as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans.  During the last several years, economic conditions and real estate values within our market area have declined significantly.  We believe that such conditions have contributed to our non-performing assets, loan charge-offs and our provisions for loan losses.

More generally, the United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued through 2012 and early 2013.  Recent growth has been slow and unemployment remains at high levels; as a result, economic recovery is expected to be slow.  Loan portfolio quality has remained poor at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates.  In addition, the value of real estate collateral supporting many commercial real estate and multi-family loans and home mortgages throughout the United States has declined.  The real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans in many markets across the United States.

We believe that the unfavorable economic conditions of the past several years will continue to have an unfavorable impact on our operations as long as they persist.

A significant portion of our loans are commercial real estate, multi-family, construction and land and commercial and industrial loans,  which carry greater credit risk than loans secured by owner occupied one- to four-family real estate.  We intend to increase our focus on commercial and industrial loans as well as consumer loans, and we intend to continue to originate commercial real estate and multi-family loans.

At June 30, 2013, commercial real estate and multi-family loans totaled $24.0 million, or 28.2% of our loan portfolio, construction and land loans totaled $1.8 million, or 2.1% of our loan portfolio, commercial and industrial loans totaled $4.1 million, or 4.9% of our loan portfolio, and consumer loans totaled $11.8 million, or 13.9% of our loan portfolio.  Given their larger balances and the complexity of the underlying collateral, commercial real estate, multi-family, construction and land and commercial and industrial loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate.  These loans, as well as consumer loans, also have greater credit risk than residential real estate for the following reasons:

•                                          commercial real estate and multi-family loans — repayment is dependent on income being generated in amounts sufficient to cover operating expenses, property maintenance and debt service;

•                                          construction and land loans — repayment is generally dependent on the borrower’s ability to sell the completed project, the value of the completed project, or the successful operation of the borrower’s business after completion;

•                                          commercial and industrial loans — repayment is generally dependent upon the successful operation of the borrower’s business; and

•                                          consumer loans — repayment are dependent on the borrower’s continuing stability and the collateral may not provide an adequate source of repayment.

If loans that are collateralized by real estate or other business assets or consumer assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.

A significant majority of our commercial real estate and multi-family and consumer loans are secured by real estate located in our market area. Since the economic crisis beginning in 2008, the average sales price for commercial property during the same period decreased 13.7% from $220,100 to $190,053, with a low of $138,538, and the number of commercial real estate sales decreased from 59 to 54 per year.  In addition, consumer loans secured by residential real estate property located in our market area are subject to declines in our local real estate market.  See “—Our business may be adversely affected by credit risk associated with residential property.”

A significant portion of our commercial real estate loans are secured by non-owner-occupied properties.  These loans expose us to greater risk of non-payment and loss than loans secured by owner-occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream.  In addition, the physical condition of non-owner-occupied properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.  Furthermore, some of our non-owner-occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan.

Furthermore, a key component of our strategy is to continue to increase our origination of commercial and industrial and consumer loans, and to continue to originate commercial real estate loans in our market area to diversify our loan portfolio and increase our yields.  The proposed increase in these types of loans significantly increases our exposure to the risks inherent in these types of loans.

Our business may be adversely affected by credit risk associated with residential property.

At June 30, 2013, $43.5 million, or 51.0% of our total loan portfolio, was secured by one-to-four family real estate. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. The decline in residential real estate values as a result of the downturn in the Michigan housing market has reduced the value of the real estate collateral securing these types of loans and increased the risk that we would incur losses if borrowers default on their loans reflected in our recent charge-off experience on these loans.  Since the economic crisis beginning in 2008, the average home value in our market area has decreased from $182,148 to $181,255, and the median home value has increased from $120,500 to $122,000.  During the period from nine months ended September 2009 to nine months ended September 2013 the number of bank owned property sales (including sales by Edgewater Bank) in our market area ranged from 602 to 524, and the percent of bank owned residential property sales to total residential property sales in our market area ranged from 34.4% to 22.6%.  These fluctuations in value and bank-owned sales may have a greater effect on our earnings and capital than on the earnings and capital of financial institutions whose loan portfolios are more diversified.

Many of our residential mortgage loans are secured by liens on mortgage properties in which the borrowers have little or no equity because of the decline in home values in our market areas.  Residential loans with combined higher loan-to-value ratios will be more sensitive to declining property values than those with lower combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds.  Further, a significant amount of our home equity loans and lines of credit consist of second mortgage loans. For those home equity loans and lines of credit secured by a second mortgage, it is unlikely that we will be successful in recovering all or a portion of our loan proceeds in the event of default unless we are prepared to repay the first mortgage loan and such repayment and the costs associated with a foreclosure are justified by the value of the property.  For these reasons, we may experience higher rates of delinquencies, default and losses on our residential loans.

Our provision for loan losses and net loan charge-offs have increased significantly in recent years, and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, which could adversely affect our results of operations.  If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loan losses, which would cause our earnings to decrease.

We recorded provisions for loan losses of $240,000, $890,000, $225,000, $197,000 and $1.1 million, respectively, for the six month periods ended June 30, 2013 and the years ended December 31, 2012, 2011, 2010 and 2009 that were charged against income for those periods, and incurred net charge-offs of $452,000, $829,000, $1.5 million, $546,000 and $2.8 million, respectively, during the same periods.  The levels of provisions and charge-offs was partially related to the resolution and management of our non-owner occupied commercial real estate and speculative construction and land development portfolio.  As a result, our allowance for loan losses has fluctuated, decreasing by $212,000 during the six months ended June 30, 2013, increasing by $61,000 during the year ended December 31, 2012, decreasing by $1.3 million during the year ended December 31, 2011, and increasing by $350,000 during the year ended December 31, 2010.  While our allowance for loan losses was $1.3 million, or 1.5% of total loans, at June 30, 2013, we may be required to make additional material additions to our allowance for loan losses that would materially decrease our net income.  See “—A significant portion of our loans are commercial real estate, multi-family and commercial and industrial loans,  which carry greater credit risk than loans secured by owner occupied one- to four-family real estate.  We intend to increase our focus on commercial and industrial loans as well as consumer loans, and we intend to continue to originate commercial real estate and multi-family loans.”

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers, our borrowers’ cash flow and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.  In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions.  If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in additions to our allowance.

Lending money is a substantial part of our business and each loan carries a certain risk that it may not be repaid in accordance with its terms, or that any underlying collateral will not be sufficient to assure repayment. This risk is affected by, among other things, cash flow of the borrower and/or the project being financed, the changes and uncertainties as to the future value of the collateral, in the case of a collateralized loan, the duration of the loan, the character and creditworthiness of a particular borrower, and changes in economic and industry conditions.

We maintain an allowance for loan losses, which we believe is the amount considered necessary to reflect probable incurred losses in our loan portfolio.  The allowance is funded by provisions for loan losses charged to expense.  The amount of this allowance is determined by our management through periodic reviews and consideration of several factors, including, but not limited to: our general allowance for loan losses, based on our historical default and loss experience, certain macroeconomic factors, and management’s expectations of future events; our specific allowance for loan losses, based on our evaluation of nonperforming loans and their underlying collateral; and an unallocated allowance for loan losses to provide for other credit losses inherent in our portfolio that may not have been contemplated in the other loss factors.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes.  Continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for loan losses. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.  In addition, if charge-offs in future periods exceed the allowance for loan losses we will need additional provisions to replenish the allowance for loan losses.  Any additional provisions will result in a decrease in net income and possibly capital, and may have a material adverse effect on our financial condition and results of operations.

If our nonperforming assets increase, our earnings will be adversely affected.

At June 30, 2013, our nonperforming assets, which consist of non-accruing loans and real estate owned, were $5.4 million, or 4.49% of total assets.  Our nonperforming assets adversely affect our net income in various ways:

•                  we record interest income only on a cash basis for non-accrual loans and any nonperforming securities and we do not record interest income for real estate owned;

•                  we must provide for probable loan losses through a current period charge to the provision for loan losses;

•                  noninterest expense increases when we write down the value of properties in our real estate owned portfolio to reflect changing market values or recognize other-than-temporary impairment on nonperforming securities;

•                  there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees related to our real estate owned; and

•                  the resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our financial condition and results of operations.

Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.

We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations.  We believe the net proceeds of this offering will be sufficient to permit Edgewater Bank to maintain regulatory capital compliance for the foreseeable future. Nonetheless, we may at some point need to raise additional capital to support continued growth.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial condition and performance. Accordingly, we may not be able to raise additional capital if needed on terms that are acceptable to us, or at all. If we cannot raise additional capital when needed, our operations could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by the Federal Reserve Board or the OCC, we may be subject to adverse regulatory action. See “Regulation and Supervision.”

We are subject to an IMCR with the OCC, and we may become subject to regulatory restrictions if we fail to comply with the terms.

Edgewater Bank is subject to an IMCR that requires Edgewater Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00%.  At March 31, 2013 and June 30, 2013, Edgewater Bank was in compliance with the IMCR, and, assuming completion of the stock offering and the contribution of at least 50% of the proceeds to Edgewater Bank, will continue to be in compliance with the IMCR.  In the future, we may need to take additional actions to ensure compliance with the IMCR, including reducing our asset size.  Any such actions are likely to adversely affect our financial condition and results of operations.  In addition, if Edgewater Bank fails to maintain capital ratios in compliance with the IMCR, the OCC could impose further regulatory restrictions, including with respect to the payment of dividends to Edgewater Bancorp, the hiring of additional officers, or other regulatory enforcement actions as the OCC considers appropriate.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers.  Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios.  Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits.  In addition, our smaller customer base makes it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage.  Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

We participate in a defined benefit pension plan for the benefit of certain of our employees. We intend to withdraw from this plan upon completion of the offering.  We expect to incur a substantial expense in connection with the withdrawal, which will reduce the proceeds available for other purposes.

We participate in a defined benefit pension plan for the benefit of employees of Edgewater Bank who were employees prior to June 1, 2010, the date on which we froze the future accrual of benefits under this plan.  We intend to withdraw from the plan upon completion of the offering.  The administrator of the plan has estimated that our costs associated with withdrawal from the plan would be approximately $1.65 million.  We intend to use a portion of the proceeds of the offering to fund the costs associated with our withdrawal from the plan, which will reduce the amount of proceeds available for originating new loans and other business purposes.  In addition, because the costs are primarily dependent on the value of the plan’s assets and applicable interest rates at the time of our withdrawal, we will not know the actual costs associated with our withdrawal from the plan until the date of the withdrawal, which we expect to be in the first six months of 2014, and the actual cost could be significantly higher than the estimated cost provided by the plan administrator.

If our real estate owned is not properly valued or if our allowance for loan losses is insufficient, our earnings could be reduced.

We obtain updated valuations in the form of appraisals when a loan has been foreclosed and the property taken in as real estate owned and at certain other times during the holding period of the asset. Our net book value (“NBV”) in the loan at the time of foreclosure and thereafter is compared to the updated fair value of the foreclosed property less estimated selling costs (fair value).  A charge-off is recorded for any excess in the asset’s NBV over its fair value less estimated selling costs.  If our valuation process is incorrect, or if property values decline, the fair value of our real estate owned may not be sufficient to recover our carrying value in such assets, resulting in the need for additional charge-offs.  Significant charge-offs to our real estate owned could have a material adverse effect on our financial condition and results of operations.  In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs.  Any increase in our charge-offs may have a material adverse effect on our financial condition and results of operations.

We have a significant amount of net operating losses that we may not be able to utilize.

In recent years, we have generated significant net operating losses and unrealized tax losses (collectively, “NOLs”).  As of June 30, 2013, we had an estimated federal NOL carryforward of approximately $7.1 million and an estimated state NOL carryforward of approximately $1.1 million.  A valuation allowance has been recorded against the entire future tax benefit.  These NOLs generally may be carried forward for a 20-year period to offset future taxable income and reduce our federal income tax liability and 15 years to offset our state income tax liability.  As a result of our reorganization and conversion from the mutual to stock form of ownership and our contemporaneous stock offering, we may incur an “ownership change” under Section 382 of the Internal Revenue Code (“Section 382”).  An ownership change will occur if after the reorganization, the persons who are considered “owners” of Edgewater Bank before the reorganization, i.e., our members, own less than 50% of the stock holding company’s common stock immediately after the reorganization.  This could occur if we are required to sell a significant number of our shares in a community or syndicated offering to persons other than our members.  In addition, an ownership change will occur if, over a rolling three-year period, the percentage of the company stock owned by shareholders holding 5% or more of our common stock has increased by more than 50 percentage points over the lowest percentage of common stock owned by such shareholders during the three year period.

In general, if a company incurs an ownership change under Section 382, the company’s ability to utilize an NOL carryforward to offset its taxable income becomes limited to a certain amount per year.  This limitation is computed by multiplying our fair market value immediately before the ownership change (if the ownership change occurs as a result of the conversion and stock offering,) by a rate equal to the long-term tax-exempt rate for the month in which the ownership change occurs.  Based on management’s analysis using published IRS rates in November 2013, we determined that an ownership change under Section 382 will limit our ability to use the NOL carryforward to offset our federal taxable income to an estimated maximum amount of $232,000 and $361,000 per year, respectively, assuming we sell the minimum and adjusted maximum number of shares in the offering. The federal NOL carryforwards expire substantially beginning in 2029 and the state NOL carryforwards expire substantially beginning in 2024.

If we are unable to offset our taxable income to the maximum permitted amount, we would incur additional income tax liability, which would adversely affect our results of operations.

Future changes in interest rates could reduce our profits and asset values.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and non-interest income exceeds non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

•                                          interest income earned on interest-earning assets, such as loans and securities; and

•                                          interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities.  For the years ended December 31, 2012 and 2011, our net interest margin was 3.61% and 3.38%, respectively.  Our asset/liability management committee utilizes a computer simulation model to provide an analysis of estimated changes in net interest income in various interest rate scenarios.  At June 30, 2013, in the event of an immediate 100 basis point decrease in interest rates, our model projects a decrease in our net interest income of 1.0%, and in the event of an immediate 100 basis point increase in interest rates, our model projects an increase in our net interest income of 1.9%. Although management believes it has implemented effective asset and liability management strategies to reduce the potential effects of changes in interest rates on our results of operations, any substantial, unexpected or prolonged change in market interest rates could have a material adverse effect on our financial condition and results of operations. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet.

Changes in interest rates also affect the current market value of our interest-earning securities portfolio.  Generally, the value of securities moves inversely with changes in interest rates.  At June 30, 2013, the fair value of our securities classified as available for sale totaled $17.7 million.  Unrealized net losses on available-for-sale securities totaled $(26,000) at June 30, 2013 and are reported, net of tax, as a separate component of shareholders’ equity.  However, a rise in interest rates could cause a further decrease in the fair value of securities available for sale in future periods which would have an adverse effect on shareholders’ equity. Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.   Conversely, a reduction in interest rates can result in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs.  This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Historically low interest rates may adversely affect our net interest income and profitability.

In recent years it has been the policy of the Federal Reserve Board to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, market rates on the loans we have originated and the yields on securities we have purchased have been at lower levels than available prior to 2008. This has been a significant factor in the decrease in the amount of our interest income to $5.3 million for the year ended December 31, 2012 from $6.4 million for the year ended December 31, 2011, and to $2.2 million for the six months ended June 30, 2013 from $2.8 million for the six months ended June 30, 2012.   As a general matter, our interest-bearing assets reprice or mature slightly more quickly than our interest-earning liabilities, which have resulted in decreases in net interest income as interest rates decreased.  However, our ability to lower our interest expense is limited at these interest rate levels while the average yield on our interest-earning assets may continue to decrease.  The

Federal Reserve Board has indicated its intention to maintain low interest rates for the next several years.  Accordingly, our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may continue to decrease, which will have an adverse effect on our profitability.

Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings.

A key component of our strategy is to continue to sell in the secondary market a large majority of the fixed-rate residential mortgage loans that we originate, earning non-interest income in the form of gains on sale. When interest rates rise, the demand for mortgage loans, particularly refinancing of existing mortgage loans, tends to fall and may reduce the number of loans available for sale.  In addition to interest rate levels, weak or deteriorating economic conditions also tend to reduce loan demand.  Although we originate, and intend to continue originating, loans on a “best efforts” basis, and we sell, and intend to continue selling, loans in the secondary market without recourse, we are required and will continue to be required to give customary representations and warranties to the buyers.  If we breach those representations and warranties, the buyers will be able to require us to repurchase the loans and we may incur a loss on the repurchase.  Because we generally retain the servicing rights on the loans we sell in the secondary market, we are required to record a mortgage servicing right asset, which we test quarterly for impairment.  The value of mortgage servicing rights tends to increase with rising interest rates and to decrease with falling interest rates.  If we are required to take an impairment charge, our earnings could be adversely affected.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. We rely on customer deposits and advances from the FHLB-Indianapolis and other borrowings to fund our operations.  At June 30, 2013, we had $1.0 million of FHLB advances outstanding with an additional $16.9 million of available borrowing capacity.  Although we have historically been able to replace maturing deposits and advances if desired, we may not be able to replace such funds in the future if, among other things, our financial condition, the financial condition of the FHLB, or market conditions change. Our access to funding sources in amounts adequate to finance our activities or the terms of which are acceptable could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity as a result of a downturn in the markets where our loans are concentrated, or adverse regulatory action against us.  Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial services industry in light of the recent turmoil faced by banking organizations and the continued deterioration in credit markets.

Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. Although we consider our sources of funds adequate for our liquidity needs, we may seek additional debt in the future to achieve our long-term business objectives. Additional borrowings, if sought, may not be available to us or, if available, may not be available on reasonable terms. If additional financing sources are unavailable, or are not available on reasonable terms, our financial condition, results of operations, growth and future prospects could be materially adversely affected.  Finally, if we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs.  In this case, our operating margins and profitability would be adversely affected.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense.  In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere.  Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide.  In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis.  Our profitability depends upon our continued ability to successfully compete in our market area.  If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected.  For additional information see “Business of Edgewater Bank—Market Area and Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking.  Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the bank regulatory framework.  For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies.  The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Edgewater Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators.  The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.  The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to loans that are securitized and sold to investors.  We expect that such rules would make it more difficult for us to sell loans into the secondary market.  Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations.  Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented.  As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

Furthermore, the Federal Reserve Board, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities.  If the Federal Reserve Board increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain.

On July 9, 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies.  Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.  The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised.  The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.  The final rule becomes effective for Edgewater Bank on January 1, 2015.  The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

Under the new capital standards, in order to be well-capitalized, Edgewater Bank would be required to have a common equity to tier 1 capital ratio of 6.5% and a tier 1 capital ratio of 8.0%.  We have conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2013 and have determined that Edgewater Bank meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

The application of more stringent capital requirements for Edgewater Bank could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements.  Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.  Specifically, beginning in 2016, Edgewater Bank’s ability to pay dividends will be limited if Edgewater Bank does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders.  See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.”

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches, but such events may still occur and may not be adequately addressed if they do occur. In addition any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource a majority of our data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability.  Any of these events could have a material adverse effect on our financial condition and results of operations.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations.  Since 2009, we have replaced our management team with experienced executives, with our top four executives each having over 25 years of financial institution experience.  Members of our senior management team, or lending personnel who possess expertise in our markets and key business relationships, could be difficult to replace.  Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets.  See “Management of Edgewater Bancorp, Inc.”

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC.  Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price.  In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision, and examination by the Federal Reserve Board, the OCC and, to a lesser extent, the Federal Deposit Insurance Corporation (the “FDIC”).  Such regulators govern the activities in which we may engage, primarily for the protection of depositors.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses.  Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations.  Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change.  Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.  See “Regulation and Supervision” for a discussion of the regulations to which we are subject.

The expiration of full FDIC insurance on certain non-interest-bearing transaction accounts may increase our costs and reduce our liquidity levels.  Increased FDIC insurance assessments could significantly increase our expenses.

On December 31, 2012, full FDIC insurance on certain non-interest-bearing transaction accounts expired.  Full insurance coverage does not apply to money market deposit accounts or negotiable order of withdrawal accounts.  The reduction in FDIC insurance on other types of accounts may cause depositors to place such funds in fully insured interest-bearing accounts, which would increase our costs of funds and negatively affect our results of operations, or may cause depositors to withdraw their deposits and invest uninsured funds in investments perceived as being more secure, such as securities issued by the United States Treasury. This may reduce our liquidity, or require us to pay higher interest rates to maintain our liquidity by retaining deposits.

In addition, the FDIC may increase deposit insurance fees and expenses.  In particular, if our regulators issue downgraded ratings of Edgewater Bank in connection with their examinations, the FDIC could impose significant additional fees and assessments on us.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business.  A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas.  As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates.  If our reputation is negatively affected, by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering.  The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Edgewater Bank, pursuant to federal banking regulations and subject to review and approval by the OCC.  The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock.  Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.  Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility.  These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments, and we do not expect to pay dividends until our operations are sufficiently profitable to support the payment of dividends.  See “—Risks Related to Our Business—We incurred a net loss for the six months ended June 30, 2013 and the year ended December 31, 2012 and may not achieve profitability by implementing our business strategies.”  The declaration and payment of future cash dividends will be subject to, among other things, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and other factors our Board of Directors deems relevant.  We may also be limited in the payment of dividends under statutory and regulatory provisions.  See “—Risks Related to Our Business—The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain”; “Regulation and Supervision—Federal Banking Regulation—Capital Requirements”; “—New Capital Rule”; “—Capital Distributions”; and “—Holding Company Regulation—Dividends.”

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock.  We expect that our common stock will be quoted on the OTC Bulletin Board, subject to completion of the offering and compliance with certain conditions.  Sterne Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

You may not be able to sell your shares of common stock until you have received certificates, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

Certificates for the shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock.  Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received certificates.  As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

The capital we raise in the stock offering will reduce our return on equity.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers.  For the nine months ended September 30, 2013, we had an annualized return on equity of (14.40)%, compared to an average return on equity of 6.79% based on trailing twelve-month earnings for all publicly traded, fully converted savings institutions as of the most recent date for which information is available.  Following the stock offering, and after the impact of our withdrawal from the defined benefit plan, we expect our consolidated equity to increase from $9.7 million at September 30, 2013 to between $12.6 million at the minimum of the offering range and $15.9 million at the adjusted maximum of the offering range.  We have had negative earnings in recent periods, and we expect our return on equity to remain relatively low until we are able to leverage the additional capital we receive from the stock offering.  Although we anticipate  increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt.  Until we can increase our net interest income and non-interest income, our return on equity may reduce the value of our shares of common stock. See “Pro Forma Data” for an illustration of the financial impact of the offering.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase up to 8.0% of the total shares of common stock sold in the stock offering, with funds borrowed from Edgewater Bancorp. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $530,000 at the minimum of the offering range and $825,000 at the adjusted maximum of the offering range.  We will record annual employee stock ownership plan expense in an amount equal to the fair value of shares of common stock committed to be released to employees.  If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt one or more stock-based benefit plans after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock.  The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% and 10%, respectively, of the total shares sold in the offering, if these plans are adopted within 12 months after the completion of the conversion.  We may reserve shares of common stock for stock awards and stock options in excess of these amounts, provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 2.79% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 16.48% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $3.27 per option granted.  Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options in the first year after the offering would be $67,500 at the adjusted maximum of the offering range.  In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $82,500 at the adjusted maximum of the offering range in the first year after the offering.  Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares.  If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by Edgewater Bancorp) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be between $265,000 at the minimum of the offering range and $413,000 at the adjusted maximum of the offering range.  To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above.  Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans will dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering.  If these stock-based benefit plans are funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.28%.  Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering.  Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders.

If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4% and 10%, respectively, of our total outstanding shares.  The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering.  Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our Board of Directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our costs, which will reduce our income.”  Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans will dilute your ownership interest.”

We intend to enter into employment agreements and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.

Following the conversion and subject to the receipt of necessary regulatory approvals, we intend to enter into employment agreements with our President and Chief Executive Officer and our Senior Vice President and Chief Financial Officer, and change in control agreements with three additional senior officers.  In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the employment agreements and change in control agreement, and assuming the agreements were in effect, the agreements will provide for cash severance benefits that would cost us up to $1.1 million in the aggregate based on information as of June 30, 2013.  These amounts may be reduced, if necessary, to an amount that would not qualify the payments to be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.  For additional information see “Management of Edgewater Bancorp, Inc.—Executive Officer Compensation.”

We have broad discretion in using the proceeds of the stock offering.  Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $4.3 million and $5.3 million of the net proceeds of the offering (or $5.5 million at the adjusted maximum of the offering range) in Edgewater Bank.  We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan.  We may use the remaining net proceeds to invest in short-term and other investments, repurchase shares of common stock, pay dividends, or for other general corporate purposes.  Edgewater Bank intends to use approximately $1.65 million of the proceeds that it receives from us to pay costs associated with its withdrawal from a defined benefit plan, and may use the remaining net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, or for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan and the withdrawal from the defined benefit plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening new branches or acquiring other financial institutions, paying dividends and repurchasing common stock, may require the approval of the OCC or the Federal Reserve Board.  We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at the time that is most beneficial to Edgewater Bancorp, Edgewater Bank or the shareholders.  For additional information see “How We Intend To Use The Proceeds From The Offering.”

Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of Edgewater Bancorp, Inc., which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire Edgewater Bancorp, pursue a proxy contest for control of Edgewater Bancorp, assume control of Edgewater Bancorp by a holder of a large block of common stock, and remove Edgewater Bancorp’s management, all of which shareholders might think are in their best interests. These provisions include:

•                                  restrictive requirements regarding eligibility for service on the board of directors, including age restrictions, residency requirements, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition on service by persons who are party to agreements that may affect their voting discretion, a prohibition on service by persons who have lost more than one campaign for election, and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

•                                  the election of directors to staggered terms of three years;

•                                  provisions requiring advance notice of shareholder proposals and director nominations;

•                                  a limitation on the right to vote more than 10% of the outstanding shares of common stock;

•                                  a prohibition on cumulative voting;

•                                  a requirement that the calling of a special meeting by shareholders requires the request of a majority of all votes entitled to be cast at the special meeting;

•                                  a requirement that directors may only be removed for cause and by a majority of the votes entitled to be cast;

•                                  the board of directors’ ability to cause Edgewater Bancorp to issue preferred stock; and

•                                  the requirement of the vote of 80% of the votes entitled to be cast in order to amend certain provisions of the articles of incorporation, including those set forth above.

For further information, see “Restrictions on Acquisition of Edgewater Bancorp, Inc.—Edgewater Bancorp, Inc.’s Articles of Incorporation and Bylaws.”

Federal regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Edgewater Bank or Edgewater Bancorp without the prior approval of the Federal Reserve Board. In addition, the business corporation law of Maryland, the state where Edgewater Bancorp is incorporated, provides for certain restrictions on acquisition of Edgewater Bancorp See “Restrictions on Acquisitions of Edgewater Bancorp, Inc.—Maryland Corporate Law,” “—Edgewater Bank’s Charter” and “—Change in Control Regulations.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 13.6% and 10.0% of our common stock at the minimum and maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8.0% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through the proposed equity incentive and stock award plan will result in ownership by insiders of Edgewater Bancorp, Inc. and Edgewater Bank of approximately 35.6% of the total shares issued in the offering at the minimum and approximately 32.0% of the total shares issued in the offering at the maximum of the offering range. The ownership by executive officers, directors and our stock plans could result in actions being taken that are not in accordance with other shareholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, OCC regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the OCC, or successor regulator.  See “Restrictions on Acquisition of Edgewater Bancorp, Inc.” for a discussion of applicable OCC regulations regarding acquisitions.  Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Because federal regulations will restrict any such acquisition of us or Edgewater Bank for at least three years after the completion of the conversion, these regulations may negatively affect our stock value.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 ( the “JOBS Act”). We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.

If we are not able to reach the minimum of the offering range, we may do any of the following: increase the maximum purchase limitations and allow all maximum purchase subscribers to increase their orders to the new maximum purchase limitations; terminate the offering and promptly return all funds; set a new offering range, notify all subscribers of the opportunity to confirm, cancel or change their orders; or take such other actions as may be permitted, to the extent such permission is required, by the Federal Reserve Board.

SELECTED FINANCIAL AND OTHER DATA

OF EDGEWATER BANK

The following tables set forth selected consolidated historical financial and other data of Edgewater Bank for the periods and at the dates indicated.  The information at and for the years ended December 31, 2012 and 2011 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Edgewater Bank beginning at page F-1 of this prospectus.  The information at and for the year ended December 31, 2010 is derived in part from audited financial statements that are not included in this prospectus.  The information at June 30, 2013 and for the six months ended June 30, 2013 and 2012 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2013 or any other period. The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

		At December 31,
	At June 30, 2013	2012	2011	2010
	(In thousands)
Selected Financial Condition Data:
Total assets	$120,272	$123,339	$136,202	$148,263
Cash and cash equivalents	10,140	9,023	6,857	7,602
Securities held for sale	17,731	14,555	14,644	14,255
Federal Home Loan Bank stock	1,408	1,408	1,408	1,612
Loans receivable, net	83,980	88,497	105,855	118,483
Loans held for sale	—	683	907	365
Real estate owned	1,362	3,191	583	716
Premises and equipment	4,377	4,613	4,350	3,966
Mortgage servicing rights	540	551	443	126
Total liabilities	109,757	112,064	124,138	136,884
Deposits	107,779	106,408	113,958	122,900
FHLB of Indianapolis advances	1,000	5,000	9,500	13,000
Borrowings	—	—	—	—
Total equity	10,515	11,275	12,064	11,379

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(In thousands)
Selected Operating Data:
Interest and dividend income	$2,156	$2,803	$5,319	$6,356	$7,478
Interest expense	291	556	937	1,743	2,770
Net interest income	1,865	2,247	4,382	4,613	4,708
Provision for loan losses	240	230	890	225	197
Net interest income after provision for loan losses	1,625	2,017	3,492	4,388	4,511
Service charges on deposits	244	266	529	552	630
Mortgage banking and net gain of sale on loans	248	275	795	356	96
Other non-interest income	75	75	134	132	628
Total non-interest income	567	616	1,458	1,040	1,354
Loss on real estate owned	8	27	501	102	185
Other non-interest expenses	2,682	2,504	5,218	5,099	5,487
Total non-interest expenses	2,690	2,531	5,719	5,201	5,672
Income (loss) before income taxes	(498)	102	(769)	227	193
Income tax expense (benefit)	—	—	—	—	—
Net income (loss)	$(498)	$102	$(769)	$227	$193

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2013	2012	2012	2011	2010
	(unaudited)
Selected Financial Ratios and Other Data:

Performance Ratios (1):
Return on average assets (ratio of net income to average total assets)	(0.81)%	0.16%	(0.60)%	0.16%	0.12%
Return on average equity (ratio of net income to average retained earnings)	(8.87)%	1.68%	(6.47)%	1.95%	1.68%
Interest rate spread (2)	3.19%	3.51%	3.49%	3.20%	2.98%
Net interest margin (3)	3.26%	3.64%	3.61%	3.38%	3.16%
Efficiency ratio (4)	110.61%	88.40%	97.93%	92.00%	93.57%
Non-interest expense to average total assets	4.38%	3.88%	4.48%	3.63%	3.61%
Average interest-earning assets to average interest-bearing liabilities	114.75%	114.93%	115.39%	114.42%	109.99%
Loans to deposits	77.92%	91.50%	83.17%	92.89%	96.41%
Average equity to average total assets	9.15%	9.31%	9.30%	8.11%	7.28%

Asset Quality Ratios:
Non-performing assets to total assets	4.49%	3.07%	6.32%	2.87%	4.07%
Non-performing loans to total loans	4.74%	2.99%	5.12%	3.09%	4.01%

Allowance for loan losses to non-performing loans	32.00%	51.81%	32.66%	43.46%	55.42%
Allowance for loan losses to total loans	1.52%	1.55%	1.70%	1.34%	2.22%
Net charge-offs to average outstanding loans	0.52%	0.11%	0.82%	1.28%	0.41%

Capital Ratios:
Average equity to average assets	9.15%	9.31%	9.30%	8.11%	7.28%
Equity to total assets at end of period	8.74%	9.48%	9.14%	8.86%	7.67%
Total capital (to risk-weighted assets)	15.31%	14.65%	14.91%	14.02%	12.64%
Tier I capital (to risk-weighted assets)	14.05%	13.40%	13.66%	12.77%	11.37%
Tier I capital (to total adjusted assets)	8.64%	9.18%	8.85%	8.59%	7.53%

Other Data:
Number of full service banking offices	6	6	6	6	6
Full-time equivalent employees	39	41	40	40	43

(1)         All ratios are expressed as percentages.  Performance ratios for the six months ended June 30, 2013 and 2012 are annualized.

(2)         The interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the period.

(3)         The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(4)         The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Edgewater Bank for the periods and at the dates indicated.  The information at and for the three and nine months ended September 30, 2013 and 2012 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Edgewater Bank beginning at page F-1 of this prospectus.  The information at September 30, 2013 and for the three and nine months ended September 30, 2013 and 2012 is unaudited and reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three and nine months ended September 30, 2013 are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2013 or any other period.

	At September 30, 2013	At December 31, 2012
	(unaudited)
	(In thousands)
Selected Financial Condition Data:
Total assets	$119,507	$123,339
Cash and cash equivalents	9,810	9,023
Securities held for sale	17,014	14,555
Federal Home Loan Bank stock	1,408	1,408
Loans receivable, net	83,939	88,497
Loans held for sale	—	683
Real estate owned	1,464	3,191
Premises and equipment	4,310	4,613
Mortgage servicing rights	521	551
Total liabilities	109,769	112,064
Deposits	108,955	106,408
FHLB of Indianapolis advances	—	5,000
Borrowings	—	—
Total equity	9,738	11,275

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(In thousands) (unaudited)
Selected Operating Data:
Interest and dividend income	$1,101	$1,331	$3,257	$4,134
Interest expense	136	222	427	779
Net interest income	965	1,109	2,830	3,355
Provision for loan losses	250	560	490	790
Net interest income after provision for loan losses	715	548	2,340	2,565
Service charges on deposits	133	133	377	399
Mortgage banking and net gain of sale on loans	79	234	327	509
Other non-interest income	31	31	107	107
Total non-interest income	243	398	811	1,015
Loss on sale of real estate owned	177	17	185	44
Other non-interest expenses	1,453	1,295	4,136	3,799
Total non-interest expenses	1,630	1,312	4,321	3,843
Income (loss) before income taxes	(672)	(365)	(1,170)	(263)
Income tax expense (benefit)	—	—	—	—
Net income (loss)	$(672)	$(365)	$(1,170)	$(263)

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)
Selected Financial Ratios and Other Data:

Performance Ratios (1):
Return on average assets (ratio of net income to average total assets)	(2.23)%	(1.16)%	(1.28)%	(0.27)%
Return on average equity (ratio of net income to average retained earnings)	(25.65)%	(11.93)%	(14.40)%	(2.88)%
Interest rate spread (2)	3.29%	3.50%	3.22%	3.49%
Net interest margin (3)	3.37%	3.66%	3.30%	3.64%
Efficiency ratio (4)	134.93%	87.06%	118.68%	87.94%
Non-interest expense to average total assets	5.42%	4.16%	4.73%	3.97%
Average interest-earning assets to average interest-bearing liabilities	115.94%	116.20%	115.15%	115.35%
Loans to deposits	77.04%	92.02%	77.04%	92.02%
Average equity to average total assets	8.70%	9.69%	8.89%	9.42%

Asset Quality Ratios:
Non-performing assets to total assets	3.84%	4.00%	3.84%	4.00%
Non-performing loans to total loans	3.67%	4.21%	3.67%	4.21%

Allowance for loan losses to non-performing loans	33.45%	39.44%	33.45%	39.44%
Allowance for loan losses to total loans	1.23%	1.66%	1.23%	1.66%
Net charge-offs to average outstanding loans	2.35%	2.07%	1.46%	0.82%

Capital Ratios:
Average equity to average assets	8.70%	9.69%	8.89%	9.42%
Equity to total assets at end of period	8.15%	9.56%	8.15%	9.56%
Total capital (to risk-weighted assets)	14.44%	14.93%	14.44%	14.93%
Tier I capital (to risk-weighted assets)	13.19%	13.68%	13.19%	13.68%
Tier I capital (to total adjusted assets)	8.18%	9.23%	8.18%	9.23%

Other Data:
Number of full service banking offices	6	6	6	6
Full-time equivalent employees	40	40	40	40

(1)         All ratios are expressed as percentages.  Performance ratios are annualized.

(2)         The interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the period.

(3)         The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(4)         The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Comparison of Financial Condition at September 30, 2013 and December 31, 2012

Total Assets.  Total assets decreased by $3.8 million, or 3.1%, to $119.5 million at September 30, 2013 from $123.3 million at December 31, 2012.  The decrease was primarily the result of decreases in net loans of $4.6 million and real estate owned of $1.7 million, partially offset by an increase in available-for-sale securities of $2.5 million.

Net Loans.  Net loans decreased by $4.6 million, or 5.2%, to $83.9 million at September 30, 2013 from $88.5 million at December 31, 2012.  During the nine months ended September 30, 2013, one- to four-family residential real estate loans decreased $1.7 million, or 3.9%, to $42.8 million at September 30, 2013 from $44.5 million at December 31, 2012, commercial real estate loans decreased $3.5 million, or 12.5%, to $24.3 million from $27.8 million; construction and land loans increased $970,000, or 96.8%, to $2.0 million from $1.0 million; commercial and industrial loans decreased $140,000, or 3.3%, to $4.0 million from $4.2 million and consumer loans, including home equity loans and lines of credit, decreased $647,000, or 5.2%, to $11.9 million from $12.5 million.  The increase in construction on land loans primarily relates to residential construction loans.  This type of increase is seasonal as additional funds are disbursed for construction starting in the spring.  The decreases in the remaining loan classes reflect repayments in excess of originations, loan sales of refinanced loans, strong competition for commercial and industrial, commercial real estate and one- to four-family residential mortgage loans in our market area in the current low interest rate environment, as well as our decision to eliminate certain loans originated prior to 2009 and reduce the size of our balance sheet in order to improve capital ratios to comply with the IMCR and reduce credit-related expenses.

Investment Securities.  Investment securities available for sale increased $2.5 million, or 16.9%, to $17.0 million at September 30, 2013.  Mortgage-backed securities including collateralized mortgage obligations, decreased $2.16 million, or 25.7%, to $6.22 million at September 30, 2013 from $8.38 million at December 31, 2012, and municipal securities increased $1.25 million, or 60.0%, to $3.34 million at September 30, 2013 from $2.09 million at December 31, 2012.  U.S. government and federal agency securities increased $3.36 million, or 82.2%, to $7.45 million at September 30, 2013 from $4.09 million at December 31, 2012.  We purchased $1.3 million of municipal securities and $3.5 million of U.S. government and federal agency securities during the nine months ended September 30, 2013.  The yield on our investment securities decreased to 1.35% at September 30, 2013 from 1.57% at December 31, 2012 as a result of the maturity of securities during the period.  Net unrealized gains on securities recognized in accumulated other comprehensive income decreased $367,000 to an unrealized loss of $130,000 at September 30, 2013 compared to a unrealized gain of $237,000 at December 31, 2012, reflecting an increase in interest rates during the period.  At September 30, 2013, investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities, government-sponsored debentures, municipal securities, and U.S. government and agency securities with a focus on suitable government-sponsored securities to augment risk-based capital.

Real Estate Owned and Other Repossessed Assets.  Real estate owned held for sale decreased $1.7 million, or 54.1% to $1.5 million at September 30, 2013 from $3.2 million at December 31, 2012, as we sold $2.2 million of foreclosed properties, foreclosed on $683,000 of non-performing loans and recorded valuation adjustments of $176,000.  At September 30, 2013 our real estate owned included two one- to four-family residential real estate properties, one land development property and five commercial real estate properties, the largest of which was a commercial manufacturing facility with a carrying value of $296,000.

Deposits.  Deposits increased by $2.5 million, or 2.4%, to $109.0 million at September 30, 2013.  Our core deposits increased $5.5 million, or 8.5%, to $69.9 million at September 30, 2013 from $64.4 million at December 31, 2012.  Certificates of deposit decreased $3.0 million, or 7.0%, to $39.0 million at September 30, 2013 from $42.0 million at December 31, 2012.  The decreases resulted primarily from management’s efforts to reduce our balance sheet in order to improve capital ratios and reduce interest expenses.  We expect the sale of our Decatur office to result in a decrease of approximately $14.9 million in deposits, including $9.6 million in core deposits and $5.3 million in certificates of deposit, based on our deposits at September 30, 2013.

Federal Home Loan Bank Advances and Other Liabilities.  Federal Home Loan Bank advances decreased $5.0 million, or 100.0%, to $0 at September 30, 2013 from $5.0 million at December 31, 2012, as we repaid all amounts outstanding.  We expect to obtain between $9.0 million and $10.0 million in Federal Home Loan Bank advances during the fourth quarter of 2013 in order to fund the sale of our Decatur office.  Other liabilities, which include interest and accounts payable, customer escrow balances, and accruals for items such as employee pension and medical plans, increased $157,000 or 23.9%, to $813,000 at September 30, 2013 from $656,000 at December 31, 2012 reflecting routine fluctuations in accrued expenses, escrow accounts and related payments.

Total Equity.  Total equity decreased $1.5 million, or 13.6%, to $9.7 million at September 30, 2013.  The decrease resulted from net loss of $1.2 million during the nine months ended September 30, 2013, as well as an increase in accumulated other comprehensive loss due to an unrecognized loss on investment securities resulting from an increase in interest rates.

Delinquencies, Classified Assets and Non-Performing Assets

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	Loans Delinquent For
	30-59 Days		60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
At September 30, 2013
Real estate loans:
One- to four-family residential	16	$852	5	$546	15	$1,031	36	$2,429
Commercial real estate	—	—	—	—	2	400	2	400
Construction and land	—	—	—	—	—	—	—	—
Total real estate	16	852	5	546	17	1,431	38	2,829
Commercial and industrial	—	—	—	—	—	—	—	—
Consumer loans:
Home equity loans and lines of credit	2	36	1	78	2	71	5	185
Other consumer	1	2	—	—	—	—	1	2
Total consumer	3	38	1	78	2	71	6	187
Total loans	19	$890	6	$624	19	$1,502	44	$3,016

At December 31, 2012
Real estate loans:
One- to four-family residential	18	$1,319	7	$512	12	$1,403	37	$3,234
Commercial real estate	—	—	2	281	1	280	3	561
Construction and land	—	—	—	—	1	115	1	115
Total real estate	18	1,319	9	793	14	1,798	41	3,910
Commercial and industrial	3	43	—	—	—	—	3	43
Consumer loans:
Home equity loans and lines of credit	3	96	2	22	1	11	6	129
Other consumer	1	5	—	—	—	—	1	5
Total consumer	4	101	2	22	1	11	7	134
Total loans	25	$1,463	11	$815	15	$1,809	51	$4,087

The decrease in delinquent loans at September 30, 2013 compared to December 31, 2012 was primarily attributable to loans that were charged off and transferred to real estate owned.

Classified Assets.  The following table sets forth our amounts of classified assets as of the dates indicated.  Amounts shown at September 30, 2013 and December 31, 2012 include approximately $2.1 million and $3.7 million of nonperforming loans, respectively.  The related specific valuation allowance in the allowance for loan losses for such nonperforming loans was $0 and $293,000 at September 30, 2013 and December 31, 2012, respectively.

	At September 30, 2013	At December 31, 2012

Classified assets:
Substandard loans(1)	$3,731	$4,512
Doubtful loans	—	479
Loss loans	—	—
Real estate owned and other Repossessed assets (2)	1,464	3,191
Total classified assets	$5,195	$8,182

(1)                                 Includes non-accruing loans that are more than 90 days past due.

(2)                                 Includes real estate totaling $0 and $473,000 at September 30, 2013 and December 31, 2012, respectively, that was subject to the redemption period under Michigan law.

The decrease in classified assets to $5.2 million at September 30, 2013 from $8.2 million at December 31, 2012 is the continuation of a trend of declining classified assets that began in 2009.  This decrease was primarily due to the enhanced focus on resolving our nonperforming assets, which resulted in significant charge-offs and losses on sales of real estate owned.  The largest component of classified loans was commercial real estate loans originated prior to the change in management that occurred in 2009, which totaled $1.9 million, or 52.1% of our total classified loans, at September 30, 2013.  Our largest classified loan relationship, consisting of one commercial real estate relationship, was $855,000 at September 30, 2013.  See “Business of Edgewater Bank—Delinquencies, Classified Assets and Non-Performing Assets—Classified Assets” for additional information.

Non-Performing Assets.  The following table sets forth information regarding our non-performing assets and troubled debt restructurings at the dates indicated.  The information reflects net charge-offs but not specific allowance for loan losses.  Troubled debt restructurings are loans where the borrower is experiencing financial difficulty and for which either a portion of interest or principal has been forgiven or an extension of term granted, or the terms of which have been modified to reflect interest rates materially less than current market rates.

	At September 30, 2013	At December 31, 2012

Non-accrual loans:
Real estate loans:
One- to four-family residential	$1,235	$1,855
Commercial real estate	1,175	2,029
Construction and land	—	395
Total real estate	2,410	4,279
Commercial and industrial	—	43
Consumer loans:
Home equity loans and lines of credit	139	122
Other consumer	—	—
Total consumer	139	122
Total non-accrual loans	2,549	4,444

Loans 90 days or more past due and still accruing:
Real estate loans:
One- to four-family residential	265	149
Commercial real estate	298	—
Construction and land	—	—
Total real estate	563	149
Commercial and industrial	—	—
Consumer loans:
Home equity loans and lines of credit	9	12
Other consumer	—	—
Total consumer	9	12
Total loans 90 days or more past due and still accruing	572	161

Total non-performing loans	3,121	4,605

Real Estate Owned and Other Repossessed Assets:
Real estate loans:
One- to four-family residential	353	288
Commercial real estate	1,036	2,430
Construction and land	75	—
Total real estate	1,464	2,718
Commercial and industrial	—	—
Consumer loans:
Home equity loans and lines of credit	—	—
Other consumer	—	—
Total consumer	—	—
Total real estate owned before loans in redemption	1,464	2,718
Loans in redemption (1)	—	473
Total real estate owned and other repossessed assets	1,464	3,191

Total non-performing assets	$4,585	$7,796
Troubled debt restructurings:
Real estate loans:
One- to four-family residential	$1,847	$2,459
Commercial real estate	674	1,742
Construction and land	171	384
Total real estate	2,692	4,585
Commercial and industrial	—	—
Consumer loans:
Home equity loans and lines of credit	102	104
Other consumer	—	—
Total consumer	102	104
Total loans	$2,794	$4,689

Total non-performing loans and troubled debt restructurings	$5,915	$9,294

Ratios:
Non-performing loans to total loans	3.67%	5.12%
Non-performing assets to total assets	3.84%	6.32%
Non-performing assets and troubled debt restructurings to total assets	6.17%	10.12%

(1)                                 Represents real estate that is subject to the redemption period under Michigan law.

Non-performing assets decreased to $4.6 million, or 3.8% of total assets, at September 30, 2013 from $7.8 million, or 6.3% of total assets, at December 31, 2012.  Commercial real estate loans originated prior to the change in management that occurred in 2009 totaled $1.2 million, or 37.7% of our total non-performing loans, at September 30, 2013, and we had no non-performing speculative construction and land development loans at September 30, 2013.  Our largest non-performing loan relationship was a commercial real estate relationship totaling $855,000 at September 30, 2013.  See “Business of Edgewater Bank—Delinquencies, Classified Assets and Non-Performing Assets—Non-Performing Assets” for additional information.

Interest income that would have been recorded for the nine months ended September 30, 2013, had non-accruing loans been current according to their original terms amounted to $94,000.  No interest related to these loans was included in interest income for the nine months ended September 30, 2013.

Other Loans of Concern.  Other than $765,000 of loans designated by management as “special mention,” of which $467,000 related to commercial real estate loans originated prior to 2009, there were no loans at September 30, 2013 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Comparison of Operating Results for the Three Months Ended September 30, 2013 and September 30, 2012

General.  Net loss for the three months ended September 30, 2013 was $672,000, compared to net loss of $365,000 for the three months ended September 30, 2012, a $307,000 increase in our net loss. The increase in net loss was primarily due to decreases in net interest income, and increases in professional fees and losses on real estate owned.  The losses on real estate owned included a write down of $176,000 on a property that was contracted for sale in the third quarter and is expected to sell in the fourth quarter.  We expect to continue to incur losses in the fourth quarter of 2013 due to our relatively high level of non-performing and classified assets, and the resulting decreases in interest income, possible increases in provisions for loan losses, potential losses on sale of real estate owned and professional fees and other expenses related to real estate owned.  See “Risks Factors—Risks Related to Our Business—We incurred a net loss for the six months ended June 30, 2013 and the year ended December 31, 2012 and may not achieve profitability by implementing our business strategies.”

Interest and Dividend Income. Interest and dividend income decreased $230,000, or 17.3%, to $1.1 million for the three months ended September 30, 2013 from $1.3 million for the three months ended September 30, 2012. This decrease was primarily attributable to a $228,000 decrease in interest and fee income on loans receivable.  The average balance of loans during the three months ended September 30, 2013 decreased $15.2 million to $84.8 million compared to $100.0 million for the three months ended September 30, 2012, and the average yield on loans decreased by 20 basis points to 4.76% for the three months ended September 30, 2013 from 4.96% for the three months ended September 30, 2012.  The decrease in average yield on loans was due to the declining interest rate environment, as well as an increase in payoffs of higher interest rate loans as customers refinanced loans at lower interest rates.  The average balance of investment securities increased $3.3 million to $17.4 million for the three months ended September 30, 2013 from $14.1 million for the three months ended September 30, 2012, while the average yield on investment securities decreased by 32 basis points to 1.30% for the three months ended September 30, 2013 from 1.62% for the three months ended September 30, 2012, resulting in income on investment securities decreasing.  The decrease in average yield on securities was due to the declining interest rate environment, as well as our decision to manage liquidity by investing in shorter-term securities, which generally bear interest at a lower rate than longer-term securities.

Interest Expense. Total interest expense decreased $86,000, or 38.7%, to $136,000 for the three months ended September 30, 2013 from $222,000 for the three months ended September 30, 2012.  Interest expense on deposit accounts decreased $44,000, or 24.6%, to $135,000 for the three months ended September 30, 2013 from $179,000 for the three months ended September 30, 2012.  The decrease was primarily due to a decrease of 18 basis points in the average cost of interest-bearing deposits to 0.55% for the three months ended September 30, 2013 from 0.73% for the three months ended September 30, 2012, reflecting the declining interest rate environment, and by a decrease of $1.4 million, or 1.4%, in the average balance of deposits to $97.1 million for the three months ended September 30, 2013 from $98.5 million for the three months ended September 30, 2012.

Interest expense on FHLB-Indianapolis advances decreased $42,000 to $1,000 for the three months ended September 30, 2013 from $43,000 for the three months ended September 30, 2012.  The average balance of advances decreased by $4.2 million to $935,000 for the three months ended September 30, 2013 from $5.1 million for the three months ended September 30, 2012, as we repaid our entire outstanding balance during the three-month period, while the average cost of these advances decreased by 290 basis points to 0.42% from 3.32%.  We expect our interest expense related to FHLB-Indianapolis advances to increase by approximately $250,000 per year in future periods as we expect to draw an additional $9.0 million to $10.0 million in advances to partially fund the sale of our Decatur office in the fourth quarter of 2013.

Net Interest Income. Net interest income decreased $144,000, or 13.0%, to $965,000 for the three months ended September 30, 2013 from $1.1 million for the three months ended September 30, 2012.  The decrease reflected a decrease in our interest rate spread to 3.29% for the three months ended September 30, 2013 from 3.50% for the three months ended September 30, 2012, and a decrease in our net interest margin to 3.37 for the three months ended September 30, 2013 from 3.66% for the three months ended September 30, 2012. The decrease in our interest rate spread and net interest margin reflected primarily the continuation of a low interest rate environment, a decrease in net loans and an increase in securities and cash.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $250,000 for the three months ended September 30, 2013 and $560,000 for the three months ended September 30, 2012.  The allowance for loan losses was $1.0 million, or 1.23% of total loans, at September 30, 2013, compared to $1.6 million, or 1.66% of total loans, at September 30, 2012.  Total nonperforming loans were $3.1 million at September 30, 2013, compared to $4.1 million at September 30, 2012.  As a percentage of nonperforming loans, the allowance for loan losses was 33.5% at September 30, 2013 compared to 39.4% at September 30, 2012.  At September 30, 2013, $1.3 million of the $3.1 million in nonperforming loans were contractually current, compared to $987,000 of $4.1 million nonperforming loans at September 30, 2012.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at September 30, 2013 and September 30, 2012.  While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations.  In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.

Non-Interest Income.  Non-interest income decreased $155,000, or 39.0%, to $243,000 for the three months ended September 30, 2013 from $398,000 for the three months ended September 30, 2012. The decrease was primarily due to a decrease of $155,000 in income from mortgage banking activities, which includes gains on sale of loans and changes in the value of mortgage servicing rights.  Gains on sale of loans decreased as originations, particularly of refinancing, decreased during the period.  An increase in interest rates and a decline in refinancing activity in future periods may further decrease our income from mortgage banking activities.

Non-Interest Expense.  Non-interest expense increased $318,000, or 24.3%, to $1.6 million for the three months ended September 30, 2013 from $1.3 million for the three months ended September 30, 2012. The increase primarily reflected an increase of $142,000 in professional fees, and an increase of $159,000 losses on real estate owned. We also expect to continue to incur expenses due to our relatively high level of nonperforming and classified assets, and the resulting decreases in interest income, possible increases in provisions for loan losses, potential losses on real estate owned and professional fees and other expenses related to the liquidation of real estate owned.  Although non-interest expense will increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders, we expect reductions in non-interest expenses of approximately $260,000 per year related to our Decatur office, which we have entered into an agreement to sell; reductions in expenses of approximately $52,000 per year related to the lease of our Buchanan office, which we sold and now lease from the buyer; and the elimination of expenses related to our participation in the defined benefit plan, which were $26,000 and $135,000, respectively, for the three months ended September 30, 2013 and the years ended December 31, 2012.

Comparison of Operating Results for the Nine Months Ended September 30, 2013 and September 30, 2012

General.  Net loss for the nine months ended September 30, 2013 was $1.2 million, compared to net loss of $263,000 for the nine months ended September 30, 2012, a decrease of $907,000. The increase in net loss was primarily due to decreases in net interest income, increases in professional fees and expenses related to real estate owned.  The losses on real estate owned included a write-down of $176,000 on property that was contracted for sale late in the third quarter and is expected to sell in the fourth quarter.

Interest and Dividend Income. Interest and dividend income decreased $877,000, or 21.2%, to $3.3 million for the nine months ended September 30, 2013 from $4.1 million for the nine months ended September 30, 2012. This decrease was primarily attributable to an $866,000 decrease in interest and fee income on loans receivable.  The average balance of loans during the nine months ended September 30, 2013 decreased $16.2 million to $86.7 million compared to $102.9 million for the nine months ended September 30, 2012, and the average yield on loans decreased by 39 basis points to 4.66% for the nine months ended September 30, 2013 from 5.05% for the nine months ended September 30, 2012.  The decrease in average yield on loans was due to the declining interest rate environment, as well as an increase in payoffs of higher interest rate loans as customers refinanced loans at lower interest rates.  The average balance of investment securities increased $1.9 million to $16.1 million for the nine months ended September 30, 2013 from $14.2 million for the nine months ended September 30, 2012, while the average yield on investment securities decreased by 46 basis points to 1.35% for the nine months ended September 30, 2013 from 1.81% for the nine months ended September 30, 2012, resulting in income on securities decreasing.  The decrease in average yield on securities was due to the declining interest rate environment, as well as our decision to manage liquidity by investing in shorter-term securities, which generally bear interest at a lower rate than longer-term securities.

Interest Expense. Total interest expense decreased $352,000, or 45.2%, to $427,000 for the nine months ended September 30, 2013 from $779,000 for the nine months ended September 30, 2012.  Interest expense on deposit accounts decreased $166,000, or 28.4%, to $418,000 for the nine months ended September 30, 2013 from $584,000 for the nine months ended September 30, 2012.  The decrease was primarily due to a decrease of 20 basis points in the average cost of interest-bearing deposits to .58% for the nine months ended September 30, 2013 from .78% for the nine months ended September 30, 2012, reflecting the declining interest rate environment, and by a decrease of $2.6 million, or 2.6%, in the average balance of deposits to $97.2 million for the nine months ended September 30, 2013 from $99.8 million for the nine months ended September 30, 2012.

Interest expense on FHLB-Indianapolis advances decreased $186,000 to $9,000 for the nine months ended September 30, 2013 from $195,000 for the nine months ended September 30, 2012.  The average balance of advances decreased by $4.4 million to $2.5 million for the nine months ended September 30, 2013 from $6.9 million for the nine months ended September 30, 2012, as we repaid our entire outstanding balance during the nine-month period, while the average cost of these advances decreased by 331 basis points to 0.48% from 3.79%.  We expect our interest expense related to FHLB-Indianapolis advances to increase by approximately $250,000 per year in future periods as we expect to draw an additional $9.0 million to $10.0 million in advances to partially fund the sale of our Decatur office in the fourth quarter of 2013.

Net Interest Income.  Net interest income decreased $525,000, or 15.7%, to $2.8 million for the nine months ended September 30, 2013 from $3.4 million for the nine months ended September 30, 2012.  The decrease reflected a decrease in our interest rate spread to 3.22% for the nine months ended September 30, 2013 from 3.49% for the nine months ended September 30, 2012, and a decrease in our net interest margin to 3.30% for the nine months ended September 30, 2013 from 3.64% for the nine months ended September 30, 2012. The decrease in our interest rate spread and net interest margin reflected primarily the continuation of a low interest rate environment, a decrease in net loans and an increase in securities and cash.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $490,000 for the nine months ended September 30, 2013 and $790,000 for the nine months ended September 30, 2012.  The allowance for loan losses was $1.0 million, or 1.23% of total loans, at September 30, 2013, compared to $1.6 million, or 1.66% of total loans, at September 30, 2012.  Total nonperforming loans were $3.1 million at September 30, 2013, compared to $4.1 million at September 30, 2012.  As a percentage of nonperforming loans, the allowance for loan losses was 33.5% at September 30, 2013 compared to 39.4% at September 30, 2012.  At September 30, 2013, $1.3 million of the $3.1 million in nonperforming loans were contractually current, compared to $987,000 of $4.1 million of nonperforming loans at September 30, 2012.

Non-Interest Income.  Non-interest income decreased $204,000, or 20.1%, to $811,000 for the nine months ended September 30, 2013 from $1.0 million for the nine months ended September 30, 2012. The decrease was primarily due to a decrease of $22,000 in service charges on deposits and a decrease of $182,000 in income from mortgage banking activities, which includes gains on sale of loans and changes in the value of mortgage servicing rights, primarily resulting from reduced one- to four-family mortgage loan origination and sale, and a decrease of $16,000 in realized gains on sales of available-for-sale securities, offset by an increase of approximately $16,000 in other income.  Gains on sale of loans decreased as originations, particularly of refinancing, decreased during the period.  An increase in interest rates and a decline in refinancing activity in future periods may further decrease our income from mortgage banking activities.

Non-Interest Expense.  Non-interest expense increased $478,000, or 12.4%, to $4.3 million for the nine months ended September 30, 2013 from $3.8 million for the nine months ended September 30, 2012. The increase primarily reflected an increase of $233,000 in professional fees, an increase of $141,000 in losses on real estate owned, an increase of $96,000 in expenses related to real estate owned, and an increase of $95,000 in occupancy and equipment expenses, offset by a decrease of $42,000 in salaries and employee benefits expenses.  We also expect to continue to incur expenses due to our relatively high level of nonperforming and classified assets, and the resulting decreases in interest income, possible increases in provisions for loan losses, potential losses on real estate owned and professional fees and other expenses related to the liquidation of real estate owned.  Although non-interest expense will increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders, we expect reductions in non-interest expenses of approximately $260,000 per year related to our Decatur office, which we have entered into an agreement to sell; reductions in expenses of approximately $52,000 per year related to the lease of our Buchanan office, which we sold and now lease from the buyer; and the elimination of expenses related to our participation in the defined benefit plan, which were $57,000 and $135,000, respectively, for the nine months ended September 30, 2013 and the year ended December 31, 2012.

Average Balances and Yields.  The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated.  All average balances are daily average balances.  Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of net deferred costs, discounts and premiums that are accreted to interest income.

	At
	September	For the Three Months Ended September 30,
	30, 2013	2013			2012
	Yield/Rate	Average Outstanding Balance	Interest	Yield/ Rate (1)	Average Outstanding Balance	Interest	Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	4.58%	$84,772	$1,018	4.76%	$99,974	$1,246	4.96%
Investment securities	1.35	17,368	57	1.30	14,110	57	1.62
Other interest-earning assets (2)	0.67	11,553	26	0.91	6,419	28	0.93
Total interest-earning assets	3.73	113,693	1,101	3.84	120,503	1,331	4.35
Noninterest-earning assets		7,900			7,335
Allowance for loan losses		(1,142)			(1,560)
Total assets		$120,451			$126,278

Interest-bearing liabilities:
Demand deposit accounts	0.22%	$17,838	7	0.17%	$15,501	7	0.18%
Money market accounts	0.29	25,750	19	0.29	24,368	20	0.33
Savings accounts	0.14	13,894	5	0.14	13,645	6	0.17
Certificates of deposit	1.02	39,646	104	1.04	45,042	146	1.29
Total deposits	0.55	97,128	135	0.55	98,556	179	0.73
FHLB-Indianapolis advances	—	935	1	0.42	5,147	43	3.32
Other borrowings	—	—	—	—	—	—	—
Total interest-bearing liabilities	0.55	98,063	136	0.55	103,703	222	0.85
Noninterest-bearing demand deposits		11,139			9,276
Other noninterest-bearing liabilities		768			1,063
Total liabilities		109,970			114,042
Equity		10,481			12,236
Total liabilities and equity		$120,451			$126,278

Net interest income			$965			$1,109
Net interest rate spread (3)				3.29%			3.50%
Net interest-earning assets (4)		$15,630			$16,800
Net interest margin (5)				3.37%			3.66%
Average interest-earning assets to interest-bearing liabilities				115.94%			116.20%

(1)           Yield and rates are annualized.

(2)           Consists of stock in the FHLB-Indianapolis and interest bearing deposits in other banks.

(3)           Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)           Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)           Net interest margin represents net interest income divided by average total interest-earning assets.

	At
	September	For the Nine Months Ended September 30,
	30, 2013	2013			2012
	Yield/Rate	Average Outstanding Balance	Interest	Yield/ Rate (1)	Average Outstanding Balance	Interest	Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	4.58%	$86,679	$3,021	4.66%	$102,859	$3,887	5.05%
Investment securities	1.35	16,057	162	1.35	14,173	192	1.81
Other interest-earning assets (2)	0.67	12,009	74	0.73	5,962	55	0.85
Total interest-earning assets	3.73	114,745	3,257	3.79	122,994	4,134	4.47
Noninterest-earning assets		8,425			7,662
Allowance for loan losses		(1,336)			(1,535)
Total assets		$121,834			$129,121

Interest-bearing liabilities:
Demand deposit accounts	0.22%	$17,458	20	0.16%	$14,880	19	0.17%
Money market accounts	0.29	25,540	55	0.29	24,830	61	0.33
Savings accounts	0.14	13,414	13	0.13	13,537	17	0.17
Certificates of deposit	1.02	40,754	330	1.08	46,505	487	1.40
Total deposits	0.55	97,166	418	0.58	99,752	584	0.78
FHLB-Indianapolis advances	—	2,484	9	0.48	6,877	195	3.79
Other borrowings	—	—	—	—	—	—	—
Total interest-bearing liabilities	0.55	99,650	427	0.57	106,629	779	0.98
Noninterest-bearing demand deposits		10,552			9,402
Other noninterest-bearing liabilities		799			925
Total liabilities		111,001			116,956
Equity		10,833			12,165
Total liabilities and equity		$121,834			$129,121

Net interest income			$2,830			$3,355
Net interest rate spread (3)				3.22%			3.49%
Net interest-earning assets (4)		$15,095			$16,365
Net interest margin (5)				3.30%			3.64%
Average interest-earning assets to interest-bearing liabilities				115.15%			115.35%

(1)           Yield and rates are annualized.

(2)           Consists of stock in the FHLB-Indianapolis and interest bearing deposits in other banks.

(3)           Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)           Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)           Net interest margin represents net interest income divided by average total interest-earning assets.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning.  These forward-looking statements include, but are not limited to:

•                                          statements of our goals, intentions and expectations;

•                                          statements regarding our business plans, prospects, growth and operating strategies;

•                                          statements regarding the asset quality of our loan and investment portfolios; and

•                                          estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•                                          our ability to manage our operations under the current adverse economic conditions nationally and in our market area;

•                                          adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

•                                          significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;

•                                          credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

•                                          the use of estimates in determining fair value of certain of our assets, which may prove to be incorrect and result in significant declines in valuations;

•                                          our ability to comply with the terms of the IMCR imposed by the OCC;

•                                          competition among depository and other financial institutions;

•                                          our success in increasing our one- to four-family, commercial and industrial and consumer lending, and selling one- to four-family loans in the secondary market;

•                                          our ability to attract and maintain deposits and our success in introducing new financial products;

•                                          our ability to improve our asset quality even as we increase our commercial and industrial and consumer lending;

•                                          changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

•                                          fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;

•                                          changes in consumer spending, borrowing and savings habits;

•                                          declines in the yield on our assets resulting from the current low interest rate environment;

•                                          risks related to a high concentration of loans secured by real estate located in our market area;

•                                          the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

•                                          changes in the level of government support of housing finance;

•                                          our ability to enter new markets successfully and capitalize on growth opportunities;

•                                          changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;

•                                          changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

•                                          changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;

•                                          loan delinquencies and changes in the underlying cash flows of our borrowers;

•                                          our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

•                                          the failure or security breaches of computer systems on which we depend;

•                                          the ability of key third-party service providers to perform their obligations to us;

•                                          changes in the financial condition or future prospects of issuers of securities that we own; and

•                                          other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this prospectus.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.  Please see “Risk Factors” beginning on page 18.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $5.3 million and $7.7 million, or $9.0 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	663,000 shares		780,000 shares		897,000 shares		1,031,550 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$6,630		$7,800		$8,970		$10,316
Less offering expenses	(1,300)		(1,300)		(1,300)		(1,300)
Net offering proceeds (2)	$5,330	100.0%	$6,500	100.0%	$7,670	100.0%	$9,016	100.0%

Distribution of net proceeds:
To Edgewater Bank	$(4,291)	(80.5)%	$(5,135)	(79.0)%	$(5,292)	(69.0)%	$(5,499)	(61.0)%
To fund loan to employee stock ownership plan	$(530)	(9.9)%	$(624)	(9.6)%	$(718)	(9.4)%	$(825)	(9.2)%
Retained by Edgewater Bancorp	$509	9.5%	$741	11.4%	$1,660	21.6%	$2,692	29.9%

(1)         As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)         Assumes that all shares of common stock are sold in the subscription and community offerings.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Edgewater Bank’s deposits.  The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Edgewater Bancorp intents to fund a loan to the employee stock ownership loan to purchase shares of common stock in the stock offering.  Edgewater Bancorp may also use the proceeds it retains from the offering:

•                                          to invest in short-term and other securities consistent with our investment policy;

•                                          to pay cash dividends to our stockholders;

•                                          to repurchase shares of our common stock subject to compliance with applicable regulatory requirements; and

•                                          for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan, Edgewater Bancorp has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion.  Under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax qualified employee stock benefit plans.

Edgewater Bank will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Edgewater Bank will have a tier 1 leverage ratio of at least 9.50% at the minimum of the offering range and at least 10.00% at the midpoint, maximum and adjusted maximum of the offering range, after payment of costs to withdraw from the defined benefit plan.  Based on this formula, we anticipate that Edgewater Bancorp will invest $4.3 million, $5.1 million, $5.3 million and $5.5 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering in Edgewater Bank.  Edgewater Bank intends to use approximately $1.65 million of the proceeds that it receives from us to pay costs associated with its withdrawal from a defined benefit plan, and may use the remaining net proceeds it receives from the stock offering:

•                                          to fund new residential mortgage, commercial and industrial, consumer, and, to a lesser extent, commercial real estate loans;

•                                          to enhance existing products and services and to support the development of new products and services;

•                                          to invest in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises, municipal securities and other securities in accordance with our investment policy;

•                                          to expand our retail banking franchise by establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, although we do not currently have any understandings or agreements to establish or acquire any new branch offices or other financial institution; and

•                                          for other general corporate purposes.

With the exception of the payment of costs associated with its withdrawal from the defined benefit plan, Edgewater Bank has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.  The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.

We expect our return on equity to decrease as compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the stock offering.  See “Risk Factors—Risks Related to the Offering—We have broad discretion in using the proceeds of the stock offering.  Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.”

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements.  Specifically, the Federal Reserve Board has issued a policy statement proving that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition.  Regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with the its capital needs and overall financial condition.  We do not intend to pay dividends until such time as we are generating sufficient net income to support our planned growth and the payment of dividends.  In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including regulatory capital requirements and the additional capital requirements set forth in the IMCR, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions.  In addition, beginning in 2016, Edgewater Bank’s ability to pay dividends will be limited if Edgewater Bank does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders.  See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.” No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future.  Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Federal Reserve Board and the OCC, may be paid in addition to, or in lieu of, regular cash dividends.

We will file a consolidated federal tax return with Edgewater Bank.  Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.  Additionally, pursuant to regulations of the Federal Reserve Board, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock.  If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends.  For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of Edgewater Bancorp, Inc.—Common Stock.”  Dividends we can declare and pay will depend, in part, upon receipt of dividends from Edgewater Bank, because initially we will have no source of income other than dividends from Edgewater Bank and earnings from the investment of the net proceeds from the sale of shares of common stock retained by Edgewater Bancorp and interest payments received in connection with the loan to the employee stock ownership plan.  Regulations of the OCC impose limitations on “capital distributions” by savings institutions.  See “Regulation and Supervision—Federal Banking Regulation—Capital Distributions.”

Any payment of dividends by Edgewater Bank to us that would be deemed to be drawn out of Edgewater Bank’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Edgewater Bank on the amount of earnings deemed to be removed from the reserves for such distribution. Edgewater Bank does not intend to make any distribution to us that would create such a federal tax liability.  See “Taxation.”

MARKET FOR THE COMMON STOCK

Edgewater Bancorp is a newly formed company and has never issued capital stock.  Edgewater Bank, as a mutual institution, has never issued capital stock.  Edgewater Bancorp expects that that its common stock will be quoted on the OTC Bulletin Board.  Sterne, Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At September 30, 2013, Edgewater Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Edgewater Bank at September 30, 2013, and the pro forma equity capital and regulatory capital of Edgewater Bank after giving effect to the sale of shares of common stock at $10.00 per share.  The table assumes the receipt by Edgewater Bank of $4.3 million, $5.1 million, $5.3 million and $5.5 million, respectively at the minimum, midpoint, maximum and adjusted maximum of the offering range.  See “How We Intend to Use the Proceeds from the Offering.”

	Edgewater Bank Historical at		Pro Forma at September 30, 2013, Based Upon the Sale in the Offering of (1)
	September 30, 2013		663,000 shares		780,000 shares		897,000 shares		1,031,550 shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$9,738	8.13%	$11,583	9.46%	$12,287	9.97%	$12,304	9.97%	$12,349	9.99%

Tier 1 leverage capital	$9,802	8.18%	$11,647	9.51%	$12,351	10.01%	$12,368	10.01%	$12,413	10.03%
Tier 1 leverage capital requirement (4)	5,994	5.00	6,126	5.00	6,168	5.00	6,176	5.00	6,187	5.00
Excess	$3,808	3.18%	$5,521	4.51%	$6,183	5.01%	$6,192	5.01%	$6,226	5.03%

Tier 1 risk-based capital (5)	$9,802	13.19%	$11,647	15.56%	$12,351	16.46%	$12,368	16.48%	$12,413	16.53%
Risk-based requirement	4,460	6.00	4,492	6.00	4,502	6.00	4,504	6.00	4,506	6.00
Excess	$5,342	7.19%	$7,155	9.56%	$7,849	10.46%	$7,864	10.48%	$7,907	10.53%

Total risk-based capital (5)	$10,733	14.44%	$12,578	16.80%	$13,282	17.70%	$13,299	17.72%	$13,344	17.77%
Risk-based requirement	7,434	10.00	7,486	10.00	7,503	10.00	7,506	10.00	7,511	10.00
Excess	$3,300	4.44%	$5,092	6.80%	$5,779	7.70%	$5,793	7.72%	$5,833	7.77%

Reconciliation of capital infused into Edgewater Bank:
Net offering proceeds			$5,330		$6,500		$7,670		$9,016
Proceeds to Edgewater Bank			4,291		5,135		5,292		5,499
Less: Cost to withdraw from defined benefit plan (6)			1,650		1,650		1,650		1,650
Less: Common stock acquired by employee stock ownership plan			530		624		718		825
Less: Common stock acquired by stock-based incentive plan			265		312		359		413
Pro forma increase			$1,846		$2,549		$2,565		$2,611

(1)             Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend and that our stock-based equity plan purchases 4% of the shares sold in the offering for restricted stock awards.  Pro forma capital calculated under generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans.  See “Management” for a discussion of the employee stock ownership plan.

(2)             As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(3)             Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(4)             The current core capital requirement is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.  At September 30, 2013, Edgewater Bank was subject to an IMCR pursuant to which it is required to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00%.

(5)             Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

(6)             Edgewater intends to withdraw from a defined benefit plan.  The administrator of the defined benefit planned has estimated that the total cost associated with the withdrawal will be approximately $1.65 million.  The actual costs associated with the withdrawal cannot be known until the time of the withdrawal, and may exceed $1.65 million.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Edgewater Bank at September 30, 2013 and the pro forma consolidated capitalization of Edgewater Bancorp after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Edgewater Bank	Pro Forma at September 30, 2013 Based upon the Sale in the Offering at $10.00 per Share of
	at September 30, 2013	663,000 Shares	780,000 Shares	897,000 Shares	1,031,550 Shares (1)
	(Dollars in thousands, except per share amounts)

Deposits (2)	$108,955	$108,955	$108,955	$108,955	$108,955
Borrowings	—	—	—	—	—
Total deposits and borrowings	$108,955	$108,955	$108,955	$108,955	$108,955

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion)	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 30,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)	—	7	8	9	10
Additional paid-in capital (4)	—	5,323	6,492	7,661	9,006
Retained earnings (5)	9,868	9,868	9,868	9,868	9,868
Accumulated other comprehensive income	(130)	(130)	(130)	(130)	(130)

Less:
Cost to withdraw from defined benefit plan	—	1,650	1,650	1,650	1,650
Common stock held by employee stock ownership plan (6)	—	530	624	718	825
Common stock to be acquired by stock-based benefit plan (7)	—	265	312	359	413
Total stockholders’ equity	$9,738	$12,623	$13,652	$14,681	$15,866

Pro forma shares outstanding

Total stockholders’ equity as a percentage of total assets (2)	8.15%	10.31%	11.06%	11.80%	12.63%
Tangible equity as a percentage of tangible assets (2)	7.74%	9.93%	10.68%	11.42%	12.26%
Tangible book value per share	$—	$18.25	$16.82	$15.78	$14.87

(1)         As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)        Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)         No effect has been given to the issuance of additional shares of Edgewater Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Edgewater Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.

(4)         On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of Edgewater Bancorp common stock to be outstanding.

(5)         The retained earnings of Edgewater Bank will be substantially restricted after the conversion.  See “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.”

(6)         Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Edgewater Bancorp.  The loan will be repaid principally from Edgewater Bank’s contributions to the employee stock ownership plan.  Since Edgewater Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Edgewater Bancorp’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)         Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans in open market purchases by Edgewater Bancorp.  The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering.  As Edgewater Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock-based benefit plans will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data of Edgewater Bank and pro forma data of Edgewater Bancorp at and for the nine months ended September 30, 2013 and the year ended December 31, 2012.  This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

•                                          all shares of common stock will be sold in the subscription offering;

•                                          our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering with a loan from Edgewater Bancorp.  The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of 25 years;

•                                          the Bank will use approximately $1.65 million to pay costs associated with the Bank’s withdrawal from the defined benefit plan; and

•                                          expenses of the stock offering, including fees and expenses to be paid to Sterne, Agee & Leach, Inc., will be $1.3 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 1.55% for the nine months ended September 30, 2013 and the year ended December 31, 2012.  This represents the five-year U.S. Treasury Note rate as of August 16, 2013, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by regulations of the OCC.  The pro forma after-tax yield on the net proceeds from the offering is assumed to be 1.02% for the nine months ended September 30, 2013 and the year ended December 31, 2012, based on an effective tax rate of 34%.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock.  We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering.  We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock.  In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.27 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 16.48% for the shares of common stock, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 2.79%.  Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 34%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering.  In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at the minimum, midpoint, maximum and adjusted maximum of the offering range approximately $4.3 million, $5.1 million, $5.3 million and $5.5 million, respectively, of the net proceeds from the stock offering to Edgewater Bank, and we will retain the remainder of the net proceeds from the stock offering.  We will use portions of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) our results of operations after the stock offering; or (iii) changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations.  Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP.  We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value.  Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated.  Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

	At or for the nine months ended September 30, 2013 Based upon the Sale at $10.00 Per Share of
	663,000 Shares		780,000 Shares		897,000 Shares		1,031,550 Shares (1)
	(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$6,630		$7,800		$8,970		$10,316
Less: Expenses	(1,300)		(1,300)		(1,300)		(1,300)
Estimated net proceeds	5,330		6,500		7,670		9,016
Less: Common stock acquired by ESOP (2)	(530)		(624)		(718)		(825)
Less: Common stock acquired by stock-based benefit plans (3)	(265)		(312)		(359)		(413)
Estimated net proceeds	$4,535		$5,564		$6,593		$7,778

For the nine months ended September 30, 2013
Consolidated net earnings (loss):
Historical	$(1,170)		$(1,170)		$(1,170)		$(1,170)
Pro forma adjustments:
Expense savings from withdrawal from defined benefit plan (4)	50		50		50		50
Income on adjusted net proceeds	35		43		51		60
Employee stock ownership plan (2)	(11)		(12)		(14)		(16)
Stock awards (3)	(26)		(31)		(36)		(41)
Stock options (5)	(30)		(35)		(40)		(46)
Pro forma net loss	$(1,152)		$(1,155)		$(1,159)		$(1,163)

Loss per share:
Historical	$(1.91)		$(1.63)		$(1.41)		$(1.23)
Pro forma adjustments:
Expense savings from withdrawal from defined benefit plan (4)	0.08		0.07		0.06		0.05
Income on adjusted net proceeds	0.06		0.06		0.06		0.06
Employee stock ownership plan (2)	(0.02)		(0.02)		(0.02)		(0.02)
Stock awards (3)	(0.04)		(0.04)		(0.04)		(0.04)
Stock options (5)	(0.05)		(0.05)		(0.05)		(0.05)
Pro forma loss per share	$(1.88)		$(1.61)		$(1.40)		$(1.26)

Offering price to pro forma net loss per share	(5.31	)x	(6.23	)x	(7.14	)x	(8.18	)x
Number of shares used in loss per share calculations	611,551		719,472		827,393		951,502

At September 30, 2013
Stockholders’ equity:
Historical	$9,738		$9,738		$9,738		$9,738
Estimated net proceeds	5,330		6,500		7,670		9,016
Less: Cost to withdraw from defined benefit plan (6)	(1,650)		(1,650)		(1,650)		(1,650)
Less: Common stock acquired by ESOP (2)	(530)		(624)		(718)		(825)
Less: Common stock acquired by stock-based benefit plans (3)(5)	(265)		(312)		(359)		(413)
Pro forma stockholders’ equity (7)	12,623		13,652		14,681		15,866
Less intangible assets	(526)		(526)		(526)		(526)
Pro forma tangible equity	$12,097		$13,126		$14,155		$15,340

Stockholders’ equity per share:
Historical	$14.69		$12.48		$10.86		$9.44
Estimated net proceeds	8.04		8.33		8.55		8.74
Less: Cost to withdraw from defined benefit plan (6)	(2.49)		(2.12)		(1.84)		(1.60)
Less: Common stock acquired by ESOP (2)	(0.80)		(0.80)		(0.80)		(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(5)	(0.40)		(0.40)		(0.40)		(0.40)
Pro forma stockholders’ equity per share (7)	19.04		17.49		16.37		15.38
Less intangible assets	(0.79)		(0.67)		(0.59)		(0.51)
Pro forma tangible equity	$18.25		$16.82		$15.78		$14.87

Pro forma price to book value	52.52%		57.18%		61.09%		65.02%
Pro forma price to tangible book value	54.79%		59.45%		63.37%		67.25%
Number of shares outstanding for pro forma book value per share calculations	663,000		780,000		897,000		1,031,550

(Footnotes begin on page 65)

	At or for the year ended December 31, 2012 Based upon the Sale at $10.00 Per Share of
	663,000 Shares		780,000 Shares		897,000 Shares		1,031,550 Shares (1)
	(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$6,630		$7,800		$8,970		$10,316
Less: Expenses	(1,300)		(1,300)		(1,300)		(1,300)
Estimated net proceeds	5,330		6,500		7,670		9,016
Less: Common stock acquired by ESOP (2)	(530)		(624)		(718)		(825)
Less: Common stock acquired by stock-based benefit plans (3)	(265)		(312)		(359)		(413)
Estimated net proceeds	$4,535		$5,564		$6,593		$7,778

For the year ended December 31, 2012
Consolidated net earnings (loss):
Historical	$(769)		$(769)		$(769)		$(769)
Pro forma adjustments:
Expense savings from withdrawal from defined benefit plan (4)	66		66		66		66
Income on adjusted net proceeds	46		57		67		80
Employee stock ownership plan (2)	(14)		(16)		(19)		(22)
Stock awards (3)	(35)		(41)		(47)		(54)
Stock options (5)	(40)		(47)		(54)		(62)
Pro forma net loss	$(746)		$(750)		$(756)		$(761)

Loss per share:
Historical	$(1.26)		$(1.07)		$(0.93)		$(0.81)
Pro forma adjustments:
Expense savings from withdrawal from defined benefit plan (4)	0.11		0.09		0.08		0.07
Income on adjusted net proceeds	0.08		0.08		0.08		0.08
Employee stock ownership plan (2)	(0.02)		(0.02)		(0.02)		(0.02)
Stock awards (3)	(0.06)		(0.06)		(0.06)		(0.06)
Stock options (5)	(0.07)		(0.07)		(0.07)		(0.07)
Pro forma loss per share	$(1.22)		$(1.05)		$(0.92)		$(0.81)

Offering price to pro forma net loss per share	(8.20	)x	(9.60	)x	(10.95	)x	(12.51	)x
Number of shares used in loss per share calculations	612,082		720,096		828,110		952,327

At December 31, 2012
Stockholders’ equity:
Historical	$11,275		$11,275		$11,275		$11,275
Estimated net proceeds	5,330		6,500		7,670		9,016
Less: Cost to withdraw from defined benefit plan (6)	(1,650)		(1,650)		(1,650)		(1,650)
Less: Common stock acquired by ESOP (2)	(530)		(624)		(718)		(825)
Less: Common stock acquired by stock-based benefit plans (3)(5)	(265)		(312)		(359)		(413)
Pro forma stockholders’ equity (7)	14,160		15,189		16,218		17,403
Less intangible assets	(561)		(561)		(561)		(561)
Pro forma tangible equity	$13,599		$14,628		$15,657		$16,842

Stockholders’ equity per share:
Historical	$17.01		$14.46		$12.57		$10.93
Estimated net proceeds	8.04		8.33		8.55		8.74
Less: Cost to withdraw from defined benefit plan (6)	(2.49)		(2.12)		(1.84)		(1.60)
Less: Common stock acquired by ESOP (2)	(0.80)		(0.80)		(0.80)		(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(5)	(0.40)		(0.40)		(0.40)		(0.40)
Pro forma stockholders’ equity per share (7)	21.36		19.47		18.08		16.87
Less intangible assets	(0.85)		(0.72)		(0.63)		(0.54)
Pro forma tangible equity	$20.51		$18.75		$17.45		$16.33

Pro forma price to book value	46.82%		51.36%		55.31%		59.28%
Pro forma price to tangible book value	48.76%		53.33%		57.31%		61.24%
Number of shares outstanding for pro forma book value per share calculations	663,000		780,000		897,000		1,031,550

(Footnotes begin on following page)

n/m  Not meaningful.

(1)         As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)         Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Edgewater Bancorp.  Edgewater Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  Edgewater Bank’s total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest.  Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Edgewater Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of 34%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 2,122, 2,496, 2,870 and 3,301 shares were committed to be released during the year ended December 31, 2012 and 1,591, 1,872, 2,153 and 2,476 shares were committed to be released during the nine months ended September 30, 2013, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)         If approved by Edgewater Bancorp’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion or a lesser number if Edgewater Bank has a tier 1 leverage ratio of less than 10.00% within one year of the completion of the conversion).  Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Edgewater Bancorp or through open market purchases.  The funds to be used by the stock-based benefit plans to purchase the shares will be provided by Edgewater Bancorp.  The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the year, and (iii) the stock-based benefit plans expense reflects an effective tax rate of 34%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock equal to 4% of the shares sold in the offering are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)         Represents expense savings resulting from Edgewater Bank’s withdrawal from the defined benefit plan of approximately $100,000, assuming an effective tax rate of 34%.

(5)         If approved by Edgewater Bancorp’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.27 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options.  The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.

(6)         Represents costs associated with Edgewater Bank’s withdrawal from the defined benefit plan.  The administrator of the defined benefit plan has estimated that these costs will be approximately $1.65 million.  The actual costs will not be known until the date of Edgewater Bank’s withdrawal from the defined benefit plan, which we expect to be in the first six months of 2014, and may exceed $1.65 million.

(7)         The retained earnings of Edgewater Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations.  The information in this section has been derived from the audited and unaudited financial statements, which appear beginning on page F-1 of this prospectus.  You should read the information in this section in conjunction with the business and financial information regarding Edgewater Bank provided in this prospectus.

Overview

Edgewater Bank provides financial services to individuals and businesses from our main office in St. Joseph, Michigan and our five additional full-service banking offices located in Royalton Township, Coloma, Bridgman, Buchanan and Decatur, Michigan.  We have entered into an agreement to sell our Decatur office to a third party, and we expect to complete this sale by the end of 2013.  Our primary market area includes Berrien County, Van Buren County, and, to a lesser extent, Cass County, Michigan, all of which are located in southwestern Michigan near the border of Indiana, and portions of northern Indiana that are contiguous with Berrien and Cass Counties.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate, commercial and industrial, and commercial real estate loans, and, to a lesser extent, home equity lines of credit and other consumer loans.  At June 30, 2013, $43.5 million, or 51.0% of our total loan portfolio, was comprised of one- to four-family residential real estate loans.  We also invest in securities, which consist primarily of U.S. government agency obligations and mortgage-backed securities and to a lesser extent, state and municipal securities and collateralized mortgage obligations.

We offer a variety of deposit accounts, including checking accounts, NOW accounts, savings accounts, money market accounts and certificate of deposit accounts.  We utilize advances from the FHLB-Indianapolis for asset/liability management purposes and, to a much lesser extent, for additional funding for our operations.  At June 30, 2013, we had $1.0 million in advances outstanding with FHLB-Indianapolis.

Our results of operations depend primarily on our net interest income.  Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities.  Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense.  Non-interest income currently consists primarily of service charges on deposit accounts, loan servicing income, gain on sales of securities and loans, debit card income and miscellaneous other income.  Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, federal deposit insurance premiums, ATM charges, professional fees, advertising and other operating expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.  See “Risk Factors—Risks Related to Our Business” and “Forward-Looking Statements.”

Legacy Loan Losses

Prior to 2009, our previous management team engaged in significant non-owner occupied commercial real estate and speculative construction and land development lending, and relied on inadequate underwriting processes and controls in extending credit.  In addition, weak economic conditions and ongoing strains in the financial and housing markets beginning in 2008 in many portions of the United States, including our market area, contributed to a challenging environment for financial institutions.  Due to these adverse conditions, our market area has experienced substantial declines in home prices, historically low levels of existing home sale activity, high levels of foreclosures and high levels of unemployment.

As a result of the economic conditions and loan origination practices by our previous management team, Edgewater Bank experienced unusually high levels of classified loans and charge-offs, particularly in speculative construction and land development loans.  As a result, in October 2009, Edgewater Bank entered into a Cease and Desist Order (the “Order”) with the Office of Thrift Supervision.  The Order required Edgewater Bank to, among other things, implement and file a loan portfolio management plan (to provide for the timely identification of problem loans as well as procedures to ensure conformity with loan approval, collateral documentation, credit information and analysis and risk assessment requirements); a problem assets plan (to provide for the reduction of classified assets); and a business plan (to provide for increases in earnings and capital levels). The Order was terminated in February 2012.

Our efforts to comply with the Order, particularly the resolution of problem assets, resulted in declining levels of capital.  As a result of declining capital levels and our continuing high levels of classified assets, on January 23, 2013, the OCC notified Edgewater Bank that the OCC had established an individual minimum capital requirement (“IMCR”).  The IMCR requires Edgewater Bank to maintain a tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00% beginning March 31, 2013.  At June 30, 2013, Edgewater Bank’s tier 1 leverage capital ratio was 8.64% and its total risk-based capital ratio was 15.31%, and Edgewater Bank has been in compliance with the IMCR at all times since its issuance.  Assuming completion of the offering at the minimum of the offering range and the contribution to Edgewater Bank of $4.3 million, and Edgewater Bank’s planned payment of $1.65 million of expenses related to the withdrawal from a defined benefit plan, Edgewater Bank’s tier 1 leverage capital ratio and total risk-based capital ratio would have been 9.50% and 16.79%, respectively, at June 30, 2013, both significantly in excess of the requirements of the IMCR.

Business Strategy

We have branded and market Edgewater Bank as “The Real Local Bank” because we are the only remaining bank or savings association headquartered in St. Joseph, Michigan.  Our principal objective is to continually develop our model of personalized customer service, localized decision-making, employee involvement and efficiency to become the financial institution of choice for more customers in our communities and to fulfill our corporate mission: “To Profitably Provide Complete Financial Solutions and Total Customer Satisfaction”.

Subject to market conditions and our asset-liability analysis, we expect to take advantage of unique opportunities presented by the geographic characteristics of our market area and our evolving customer base to increase our residential mortgage lending and our generation of low-cost core deposits.  In order to diversify our portfolio and increase profitability, we also intend to develop a portfolio of commercial and industrial loans, including loans guaranteed by the SBA, and significantly increase our consumer loan portfolio.  We will continue to originate commercial real estate loans secured by properties in our market area where we have or can develop a banking relationship with the borrower.  We do not currently contemplate engaging in speculative construction and land development lending.

Our market area is located between the Chicago/Detroit and Grand Rapids/Indianapolis business and population clusters, and is approximately 90 miles from Chicago, 30 miles from South Bend, Indiana, 45 miles from Kalamazoo, Michigan, 70 miles from Grand Rapids, Michigan, 180 miles from Detroit, and 210 miles from Indianapolis.  Our market area is situated on the eastern or “sunset” shore of Lake Michigan and includes a 50-mile sandy shoreline and unobstructed views.  The area is bolstered by large international companies, a growing and award-winning medical center, an agricultural and small business market, and desirable residential and cultural environments.  The area has a multi-modal transportation network including interstate and other major highways, passenger and freight rail service, a regional commercial and recreational port with average commercial traffic that exceeds 550,000 tons per year, and air service through multiple general aviation facilities, three regional airports within 60 miles, and two major Chicago airports within 90 miles.

The area draws large numbers of tourists and retirees due to its proximity to major population centers, its shoreline location, the extensive services offered, including recreational, restaurants and hotels and medical services, and its relative modest cost of living compared to larger metropolitan markets.  The area includes a high number of second or vacation homes, many of whose occupants retire to the area.  In addition, our market area has solid manufacturing base, including the international headquarters of Whirlpool, Inc., a Fortune 100TM company, and Leco Corporation, as well as agriculture and farming in the surrounding areas.  Additionally, the area houses two nuclear power plants that serve as large employers in the area and also provide plentiful and cost-efficient energy to support business retention and growth.  Cornerstone Alliance, a local economic development organization, proactively works to not only retain employers in the area but also attract business from an international perspective. The strength of the medical services industry is highlighted by Lakeland Regional Medical Center, a hospital and medical center group with 48 locations and 4,100 employees, and the more than 470 practicing physicians.

We intend to focus on relationship-based banking, rather than simply generating loan originations, and customer service, and will continue to hire additional personnel with residential, commercial and consumer lending experience, which we expect will allow us to develop a broader, more flexible array of residential, commercial and industrial and consumer loan products specifically suited to the customers and potential customers in our market area.  In addition, we intend to develop and offer additional financial products targeted at business and individual customers who desire full service, “high touch” banking and a full complement of efficient electronic banking services.

We believe a disciplined approach to managing the size and diversification of our balance sheet, a renewed focus on personalized service to broaden customer relationships, a continued commitment to improving and managing asset quality, eliminating unproductive spending and enhancing our data processing and reporting technologies will enable us to operate efficiently and profitably and deliver attractive returns to our shareholders.  Highlights of our current business strategy following the completion of this stock offering, subject to regulatory approval where applicable and market conditions, are set forth below.

Improve our asset quality by continuing to reduce loan delinquencies and classified loans and improving our risk profile through enhancements of our credit risk management systems and credit administration procedures.  We are committed to actively monitoring and managing all segments of our loan portfolio in an effort to proactively identify and mitigate credit risks within our loan portfolio, with a particular focus on commercial real estate and commercial and industrial loans.  We have implemented a policy of conducting both internal and external reviews of our loan portfolio designed to provide early detection of potential problem loans and timely resolution of non-performing and classified loans, and have tasked the credit administration department with conducting internal reviews and stress-testing.

Specifically, we have implemented procedures to perform internal reviews of selected loans based on risk features and dollar volume.  We have instituted a risk-rating matrix to appropriately identify potential risks and rate loans based on six key risk characteristics.  Additionally, we have implemented a policy that requires a third-party independent loan review of at least 40% of our commercial and industrial and commercial real estate portfolio, with a focus on new relationships, large dollar volume relationships, and identified problem loans.  The loan review policy also requires a third-party review of a sample of loans originated by each loan officer.  The third party reviewer provides an initial review of risk-rating conclusions and discusses its findings with management.  Final risk-rating conclusions are based on the third party reviewer’s independent research plus information provided by management.  In the past 12 months, a third party reviewed approximately $14.7 million, or roughly 42.4% of our commercial real estate and commercial and industrial loan portfolio.  The third party reviewer concurred with 83% of our internal risk ratings with respect to loans reviewed in its initial findings, based on dollar amount outstanding.  Based on discussions about specific loan relationships, we provided additional information on two loan relationships.  After review of this information, the third party reviewer concurred with 88% of our internal risk ratings.  Of the 12% of loan balances with respect to which the third party reviewer recommended a risk-rating change, one loan representing 4% of total loans reviewed was recommended for downgrade to “Special Mention” by the third party reviewer but was properly risk-rated as “Watch” based on a regulatory examination occurring within the same time period. Accordingly, management concluded that our improved internal reviews and risk rating procedures are effective in evaluating our credit risk.

Since January of 2009, we have implemented more stringent underwriting policies and procedures, including increased emphasis on lower debt to income ratios, higher credit scores, and lower loan to value ratios.  With respect to commercial real estate and commercial and industrial lending, we have also enhanced the information required with respect to a borrower’s financial condition and business prospects, and perform an internal valuation of underlying property in addition to obtaining third party appraisals.

We have hired additional personnel with experience managing commercial loan administration, collection and workouts, including an experienced credit officer, and expect to hire additional credit administration and collections personnel.  We are committed to devoting significant resources to reducing delinquencies and to avoiding problem assets as we increase our commercial real estate and commercial and industrial lending.  We are in the process of reviewing our lending staff, and we are considering separating the lending and credit administration functions.  We also intend to continually enhance our loan underwriting, credit administration and collection procedures, and to implement improved credit risk management and asset-liability management techniques, such as portfolio stress testing, portfolio credit analysis, and credit decision monitoring matrices.  Finally, we believe that focusing on commercial lending relationships with active management teams or owners and on complete banking relationships (instead of loan only relationships) will also mitigate some of the risks associated with commercial and industrial and consumer lending.

As a result of our credit quality initiatives, we have experienced a minimal amount of loans originated subsequent to January 2009 becoming classified as non-performing assets.  Of the $5.6 million in classified assets as of June 30, 2013, only $66,000 were originated after January 2009.  Of the $5.4 million in non-performing assets as of June 30, 2013, only $102,000 were originated after 2009.  The single non-performing asset originated after January 2009 was subsequently paid-in-full.  Accordingly, we believe that our improved underwriting procedures have been effective in limiting classified and non-performing assets.

Prudently and opportunistically grow our assets and liabilities by increasing our presence in the communities we serve. We believe that in order to increase our income, we must focus on growing our loan portfolio.  Our total assets decreased $3.0 million, or 2.5%, to $120.3 million at June 30, 2013, from $123.3 million at December 31, 2012.  This followed a decrease of $12.9 million, or 9.4%, to $123.3 million at December 31, 2012 from $136.2 million at December 31, 2011.  These decreases were the result of our efforts to improve our capital ratios to comply with the Order and reduce our risk profile.  Our total loan portfolio, before allowance for loan losses, decreased $4.7 million, or 5.3%, to $85.3 million at June 30, 2013 from $90.0 million at December 31, 2012. This followed a decrease of $17.3 million, or 16.1%, to $90.0 million at December 31, 2012 from $107.3 million at December 31, 2011.  These decreases were the result of our aggressive management and resolution of non-performing loans and loans that do not meet our recently enhanced underwriting standards.  We intend to utilize a portion of the proceeds of the offering to grow our balance sheet through increased originations of one-to four family residential real estate, commercial and industrial and consumer loans.  To better serve and expand our customer base we intend to develop and continually review a pricing model that will attract prospective customers, particularly homeowners, high net worth individuals, and small- to medium-sized traditional commercial and industrial customers and professional organizations such as medical and dental practices, law firms and accounting firms.

Increase our focus on commercial and industrial and consumer lending in our market area, while continuing to originate commercial real estate and residential construction loans on a selective basis.  Although residential mortgage lending historically has been and will continue to be the cornerstone of our lending operations, we believe that the impact of potential changes in market interest rates on residential mortgage loans may have on loan origination volume require a prudent approach to expanding our organic origination of commercial and industrial and consumer loans is essential not only to our profitability but also to the maintenance of a diverse and balanced loan portfolio.  We will avoid significant concentrations within the loan portfolio, especially in non-owner occupied commercial real estate and speculative construction and land development loans.  We have recently hired a commercial lender with 30 years of experience in consumer and SBA lending as well as credit administration experience and business development and marketing skills.  To expand commercial and industrial lending, we intend to:

•                                          target small- to mid-sized commercial clients, including medical, legal, accounting and other professional practices as well as traditional commercial businesses, located in our market area;

•                                          develop loan products that will satisfy the needs of professional borrowers, especially the well-established medical community, in the central portion of our market area; and

•                                          expand SBA and Rural Development offerings in all areas of our market area.

To expand consumer lending, we intend to:

•                                          develop a watercraft financing program in order to take advantage of the consumer lending opportunity presented by our unique geographic location;

•                                          develop a vehicle financing program with select automobile dealerships located in our market area to capture a portion of the automobile lending market served by those dealerships; and

•                                          retain additional consumer lending personnel and train our branch staff to identify and market consumer lending opportunities.

Management determined that our local market presents opportunities to develop these programs based on the following factors:

•                                          of the 13,756 businesses in our market area, 2,732, or 19.8%, are medical or other professional businesses, including Lakeland Regional Medical Center, which is the largest employer with almost 4,100 employees and 48 locations;

•                                          over 470 physicians and licensed medical providers operate within our market area;

•                                          the Harbor Shores of Lake Michigan, a 530-acre $400 million mixed use development, includes a $114 million hotel and conference center, a Jack Nicklaus Signature golf course, and a 105 slip marina;

•                                          the Harbor Shores of Lake Michigan residential development includes over 800 residential units, including private residences, condominiums, cottages, and executive suites;

•                                          Whirlpool Corporation has continued to expand both its physical facilities and the number of employees in our market area;

•                                          there are numerous marinas in the commercial and recreational harbor in Berrien County, which features over 1.5 miles of maintained channel and 5,300 feet of structures, including piers and revetments;

•                                          the number of small to moderate-sized businesses within the market area and the lack of an active and preferred SBA lender;

•                                          the number and size of automobile, marine, and recreational vehicle dealers that have commercial loan relationships with Edgewater Bank;

•                                          from 2012 to 2013 the number of housing sales in our market area increased by 9% and the median sales price increased by 16%; and

•                                          an independent vendor, Claritas, estimated that by the end of 2013, there would be a total of $241.6 million in vehicle loans, $51.2 million in other consumer loans such as boats and recreational vehicles, and $2.8 billion in residential real estate secured loans outstanding in Berrien County.

Finally, we believe that our loan portfolio historically has been over-reliant on non-owner occupied commercial real estate and speculative construction and land development lending.  At December 31, 2008, approximately $14.5 million, or 9.6% of our total loan portfolio, was comprised of speculative construction and land development loans, most of which were located outside of our market area, and approximately $38.0 million, or 25.1% of our total loan portfolio, was comprised of commercial real estate loans.   At June 30, 2013, speculative construction and land development loans totaled approximately $383,000, or 0.45% of total loans, and commercial real estate loans totaled $24.0 million, or 28.2% of total loans.  We expect to continue to decrease our reliance on non-owner occupied commercial real estate and speculative construction and land development lending by managing the run-off of loans that do not match our current strategy.  We intend to continue to originate owner-occupied commercial real estate and residential construction loans on a selective basis where the property is located in our market area, where we have a strong existing relationship with the borrower and, with respect to residential construction loans, where we believe that the loan will convert into a one- to four-family residential mortgage loan that we can either sell or maintain in our portfolio following the construction process.  Commercial and industrial, consumer and commercial real estate loans generally have shorter terms and repricing characteristics than fixed-rate, longer-term, one- to four-family residential real estate loans.  We expect that a disciplined approach to increasing our commercial and industrial and consumer lending will diversify and increase the yield on our loan portfolio.  In addition, because all of our commercial and industrial, consumer, commercial real estate and residential construction lending will focus on lending in our market area, providing excellent customer service, and relationship banking, we expect that an increase in lending will result in a corresponding increase in our customer base for deposit and other services.

Expand originations of residential real estate mortgage loans.  We recognize that residential real estate mortgage lending is essential to maintaining customer relations and our status as a community-oriented bank, and also creates invaluable ties to the communities that we serve.  We believe that our unique geographical market area on the shore of Lake Michigan, the increasing number of individuals from nearby urban areas such as Chicago, Indianapolis, and Detroit and the growing medical professional community present a significant opportunity for us to expand our residential mortgage lending activities in and around St. Joseph.  In addition to expanding our conventional mortgage activities, we intend to introduce a jumbo mortgage program, including developing a relationship with a secondary market purchaser and designing a portfolio program for selected loans, to serve the needs of wealthier customers in our market area.  We also intend to develop a broader, more flexible array of residential mortgage products, such as Federal Housing Administration (“FHA”), Veterans Administration (“VA”) and Rural Development loans to better serve the varying needs of customers, particularly in the outlying portion of our market area.  In addition, we expect to add at least two experienced mortgage originators, which will greatly increase our origination capacity and streamline our mortgage application and processing capabilities.  We will position some of our origination staff to branch locations in order to expand our marketing reach to outlying portions of our market area.  Finally, to ensure continuity of customer service and to maintain customer relationships, we will continue to service mortgage loans that we keep in our portfolio, and retain the servicing of the large majority of mortgage loans that we sell in the secondary market.

Continue to sell fixed-rate loans and retain variable rate and certain fixed-rate loans.  During the six months ended June 30, 2013, we originated $14.4 million of one to four-family residential real estate loans and sold $10.5 million for gains on sale of $250,000, and during the year ended December 31, 2012, we originated $36.4 million of one to four-family residential real estate loans for sale and sold $31.7 million for gains on sale of $790,000.  We plan to maintain an appropriately sized portfolio of adjustable-rate one- to four-family residential real estate loans to meet the needs of borrowers in our market area, increase the yield of our loan portfolio as market interest rates rise, assist in the management of our interest rate risk and manage both the maturity of the loan portfolio and the time it takes for loans to reprice in accordance with their terms.  While we currently sell primarily to Freddie Mac, we are also an approved seller under the Federal Home Loan Bank program, and we intend to investigate the possibility of becoming an authorized seller to Fannie Mae.  In addition, we intend to develop a jumbo mortgage program, including a secondary market purchaser and a portfolio program for retaining selected loans that fit our risk profile and underwriting standards, to serve the needs of high net worth customers in the our market area.  We intend to sell the majority of the long-term fixed-rate residential mortgage loans on a servicing-retained basis in order to increase servicing fee income, recognize gains on sale and manage the overall maturity of our loan portfolio.

Continue to generate low-cost deposits within our market area.  We offer checking, NOW, savings and money market deposit accounts (which we refer to as “core” deposits), which generally are lower cost sources of funds than certificates of deposit.  At June 30, 2013, approximately 62.5% of our deposits were core deposits.  We intend to pursue increased origination of these low cost deposits within our market area, with particular focus on transaction accounts, by implementing pro-active marketing and promotional programs, broadening banking relationships with lending customers, offering attractive interest rates, and offering competitive products to meet the needs of the varied demographic groups in our market areas, such as remote deposit capture for business customers, high-yield checking for higher balances, and low-cost overdraft for lower balances.  We expect to focus on employee training and development with respect to deposit generation, deposit retention and knowledge of our products and services so that our branches become sources of deposit generation.  We also believe that the implementation of our strategy to increase relationship-based commercial and industrial and consumer lending and to establish additional product delivery channels and technological services such as electronic and mobile banking applications will serve to increase our core deposits.  Finally, we expect to develop deposit products that target municipalities and public funds.  An increase in transaction deposits and relationship banking will decrease our dependence on certificates of deposit, reduce our interest rate sensitivity, generate fee income to fund our operations, and allow us to continue to utilize FHLB-Indianapolis advances primarily for asset/liability management purposes rather than to fund our operations.

Enhance our menu of product offerings and continue to improve customer service to meet the demands of current customers and attract new customers in our market area.  We expect to focus on existing customers and target potential customers to whom personalized, “high touch” service and customized products are more important than traditional factors such as the size or number of locations of the bank, including high net worth or high income individuals and professionals such as doctors, accountants, attorneys and small business owners.  In order to attract and retain these customers, we intend to increase our consumer lending activities in the areas of automobile, watercraft, and recreational vehicle loans as well as home equity term loans and lines of credit; develop a broader, more flexible array of residential mortgage products, such as FHA, VA, rural development and jumbo mortgage loans; continue to expand our offering of investment products, enter into an arrangement with a third party to offer trust services; enhance the efficiency of technology-based services that we offer, including debit cards, internet banking, electronic bill pay, mobile banking, ACH services and wire services, and add additional services such as remote deposit capture; and offer extended customer service hours.  We also intend to market packages of products and services that are tailored to meet the needs of specific customer groups, such as our “Professional Edge” package, which is designed for professional customers and includes preferred rates and fees, free consultation on investment services, and personalized assistance with transitioning from a customer’s current bank to Edgewater Bank.  Finally, we are in the process of developing our “Employ Excellence” program, which will provide a comprehensive training program for employees to enhance performance, improve customer service and compensate employees for exceptional performance in customer service areas.

These strategies are intended to guide our investment of the net proceeds of the offering.  We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.  We have adopted a strategic plan to achieve profitability by leveraging the capital raised in this offering to increase our earnings base, especially the size of our loan portfolio.  Our strategic plan assumes that, beginning in 2014, we will not incur the same level of charge-offs, provisions for loan losses, write downs on real estate owned and losses on sales of real estate owned or expenses related to problem assets as we have in recent periods.  However, the conversion will have a short-term adverse impact on our operating results, due to additional costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans after the completion of the conversion.  In addition, growth of earning assets is essential to our future profitability, and we expect to incur expenses related to the implementation of our growth plan, including hiring initiatives and the development and marketing of new products and services.  Accordingly, even if we successfully implement our strategic plan, we do not anticipate a return to profitability until 2015.  We may not be able to successfully implement our strategic plan, and therefore may not return to profitability in the timeframe that we expect or at all.

Anticipated Increase in Interest Expense

We intend to fund the assumption of deposits by the purchaser of our Decatur office with cash on hand and approximately $9.0 million to $10.0 million of advances from the FHLB-Indianapolis.  We expect that our interest expenses will increase by approximately $250,000 per year, but will be offset by a decrease of approximately $68,000 per year in interest expense on deposits assumed by the purchaser.

Anticipated Decrease in Deposit Base

In connection with the sale of the Decatur office, our deposits are expected to decrease by approximately $15.2 million, including $9.7 million of core deposits and $5.5 million of certificates of deposit, based on our deposits at June 30, 2013.  We will retain all loans associated with the Decatur office.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion, our noninterest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders, no earlier than six months after the completion of the conversion.  For further information, see “Summary—Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion;” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income;” and “Management —Benefits to be Considered Following Completion of the Stock Offering” and “—Future Stock Benefit Plans.”  We also expect to continue to incur expenses due to our relatively high level of non-performing and classified assets, and the resulting decreases in interest income, possible increases in provisions for loan losses, potential losses on real estate owned and professional fees and other expenses related to the liquidation of real estate owned.  See “Risks Factors—Risks Related to Our Business—We incurred a net loss for the six months ended June 30, 2013 and the year ended December 31, 2012 and may not achieve profitability by implementing our business strategies.”  In addition, we intend to withdraw from our defined benefit plan, and expect to incur a non-recurring cost of approximately $1.65 million associated with our withdrawal during the first six months of 2014, based on estimates provided by the administrator of the defined benefit plan.  Finally, after the conversion, we expect that we will add additional accounting and lending staff, which will increase our compensation costs.

These costs are expected to be offset by reductions in expenses of approximately $260,000 per year related to our Decatur office, which we have entered into an agreement to sell; expenses of approximately $50,000 per year related to the lease of our Buchanan office, which we sold and now lease from the buyer; and expenses related to our participation in the defined benefit plan, which were $31,000, $135,000 and $137,000, respectively, for the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with generally accepted accounting principles used in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies.  We intend to take advantage of the benefits of this extended transition period.  Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses.  The allowance for loan losses is the estimated amount considered necessary to cover inherent, but unconfirmed, credit losses in the loan portfolio at the balance sheet date.  The allowance is established through the provision for losses on loans which is charged against income.  In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

Management performs a quarterly evaluation of the allowance for loan losses.  Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors.  This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances.  The specific percentage allowance is for unconfirmed losses related to loans that are determined to be impaired.  Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history.  We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations.  This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively.  The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history.  Not incorporating a qualitative component could misstate the allowance for loan losses.  Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Deferred Tax Assets.  We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized.  We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets.  These judgments require us to make projections of future taxable income.  The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change.  Determining the proper valuation allowance for deferred taxes is critical in properly valuing the deferred tax asset and the related recognition of income tax expense or benefit.  Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. At June 30, 2013, our valuation allowance was equal to our deferred tax asset thus no net deferred tax asset was included in the balance sheet.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Company estimates the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, the Company estimates fair value. These estimates are subjective in nature an imprecision in estimating these factors can impact the amount of revenue or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology utilized by the Company can be found in Note 13 of the Financial Statements — “Disclosures About Fair Value of Assets and Liabilities.”

Comparison of Financial Condition at June 30, 2013 and December 31, 2012

Total Assets.  Total assets decreased by $3.1 million, or 2.5%, to $120.3 million at June 30, 2013 from $123.3 million at December 31, 2012.  The decrease was primarily the result of decreases in loans of $4.5 million and real estate owned of $1.8 million, offset by increases in cash and cash equivalent of $1.1 million and available-for-sale securities of $3.2 million.

Net Loans.  Net loans decreased by $4.5 million, or 5.1%, to $84.0 million at June 30, 2013 from $88.5 million at December 31, 2012.  During the six months ended June 30, 2013 we originated $14.4 million of one- to four-family residential real estate loans, and sold $10.5 million in the secondary market.  During the six months ended June 30, 2013, one- to four-family residential real estate loans decreased $1.0 million, or 2.3%, to $43.5 million at June 30, 2013 from $44.5 million at December 31, 2012, commercial real estate loans decreased $3.8 million, or 13.5%, to $24.0 million from $27.8 million; construction and land loans increased $819,000, or 81.7%, to $1.8 million from $1.0 million; and consumer loans, including home equity loans and lines of credit, decreased $712,000, or 5.7%, to $11.8 million from $12.5 million.  Decreases in loan balances reflect repayments in excess of originations, loan sales, strong competition for commercial and industrial, commercial real estate and one- to four-family residential mortgage loans in our market area in the current low interest rate environment, as well as our decision to eliminate certain loans originated prior to 2009 and reduce the size of our balance sheet in order to improve capital ratios to comply with the IMCR and reduce credit-related expenses.

Investment Securities.  Investment securities available for sale increased $3.2 million, or 21.8%, to $17.7 million at June 30, 2013 from $14.6 million at December 31, 2012.  Mortgage-backed securities including collateralized mortgage obligations, decreased $1.54 million, or 18.3%, to $6.84 million at June 30, 2013 from $8.38 million at December 31, 2012, and municipal securities increased $1.29 million, or 62.1%, to $3.38 million at June 30, 2013 from $2.09 million at December 31, 2012.  U.S. government and federal agency securities increased $3.42 million, or 83.5%, to $7.51 million at June 30, 2013 from $4.09 million at December 31, 2012.  We purchased $1.31 million of municipal securities and $3.58 million of U.S. government and federal agency securities during the six months ended June 30, 2013.  The yield on our investment securities decreased to 1.36% at June 30, 2013 from 1.57% at December 31, 2012 as a result of the maturity and sales of securities during the period.  Net unrealized gains on securities recognized in accumulated other comprehensive income decreased $263,000 to an unrealized loss of $26,000 at June 30, 2013 compared to a unrealized gain of $237,000 at December 31, 2012, reflecting an increase in interest rates during the period.  At June 30, 2013, investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities, government-sponsored debentures, municipal securities, and U.S. government and agency securities with a focus on suitable government-sponsored securities to augment risk-based capital.

Real Estate Owned and Other Repossessed Assets.  Real estate owned held for sale decreased $1.8 million, or 57.3% to $1.4 million at June 30, 2013 from $3.2 million at December 31, 2012, as we sold $2.2 million of foreclosed properties, foreclosed on $365,000 of non-performing loans and recorded no valuation adjustments.  At June 30, 2013 our real estate owned included two one- to four-family residential real estate properties and three commercial real estate properties, the largest of which was a commercial and industrial manufacturing facility with a carrying value of $473,000.

Deposits.  Deposits increased by $1.4 million, or 1.3%, to $107.8 million at June 30, 2013 from $106.4 million at December 31, 2012.  Our core deposits increased $3.0 million, or 4.7%, to $67.4 million at June 30, 2013 from $64.4 million at December 31, 2012.  Certificates of deposit decreased $1.6 million, or 3.9%, to $40.4 million at June 30, 2013 from $42.0 million at December 31, 2012. The decreases resulted primarily from management’s efforts to reduce our balance sheet in order to improve capital ratios and reduce interest expenses.  We expect the sale of our Decatur office to result in a decrease of approximately $15.2 million in deposits, including $9.7 million in core deposits and $5.5 million in certificates of deposit, based on our deposits at June 30, 2013.

Federal Home Loan Bank Advances and Other Liabilities.  Federal Home Loan Bank advances decreased $4.0 million, or 80.0%, to $1.0 million at June 30, 2013 from $5.0 million at December 31, 2012, as we repaid amounts outstanding.  We expect to incur between $9.0 million and $10.0 million in additional Federal Home Loan Bank advances during the second half of 2013 in order to fund the sale of our Decatur office.  Other liabilities, which include interest and accounts payable, customer escrow balances, and accruals for items such as employee pension and medical plans,  increased $323,000 or 49.2%, to $979,000 at June 30, 2013 from $656,000 at December 31, 2012 reflecting routine fluctuations in accrued expenses, escrow accounts and related payments.

Total Equity.  Total equity decreased $760,000, or 6.7%, to $10.5 million at June 30, 2013 from $11.3 million at December 31, 2012.  The decrease resulted from net loss of $498,000 during the six months ended June 30, 2013, as well as an increase in accumulated other comprehensive loss due to an unrecognized loss on investment securities resulting from an increase in interest rates.

Comparison of Financial Condition at December 31, 2012 and December 31, 2011

Total Assets.  Total assets decreased $12.9 million, or 9.4%, to $123.3 million at December 31, 2012 from $136.2 million at December 31, 2011.  The decrease was primarily the result of decreases of $17.4 million in net loans, offset by increases of $2.2 million in cash and cash equivalents, and $2.6 million in real estate owned.

Cash and Cash Equivalents.  Total cash and cash equivalents increased $2.2 million, or 31.6%, to $9.0 million at December 31, 2012 from $6.9 million at December 31, 2011.  The increase in total cash and cash equivalents reflected an increase primarily due to management’s decisions regarding the timing of securities purchases.

Net Loans.  Net loans decreased $17.4 million, or 16.4%, to $88.5 million at December 31, 2012 from $105.9 million at December 31, 2011.  During the year ended December 31, 2012 we originated $36.4 million of one- to four-family residential real estate loans, and sold $31.7 million. During the year ended December 31, 2012, one- to four-family residential real estate loans decreased $7.7 million, or 14.7%, to $44.5 million at December 31, 2012 from $52.2 million at December 31, 2011, commercial and industrial loans decreased $125,000, or 2.9%, to $4.2 million at December 31, 2012 from $4.3 million at December 31, 2011, commercial real estate loans decreased $6.0 million, or 17.9%, to $27.8 million from $33.8 million; construction and land loans decreased $1.0 million, or 49.1%, to $1.0 million from $2.0 million; and consumer loans, including home equity loans and lines of credit,  decreased $2.5 million, or 16.8%, to $12.5 million from $15.0 million.  Decreases in loan balances reflect repayments in excess of originations, loan sales, strong competition for commercial and industrial, commercial real estate and one- to four-family residential mortgage loans in our market area in the current low interest rate environment, as well as our decision to manage loan growth to preserve capital ratios.

Investment Securities.  Investment securities classified as available-for-sale remained relatively stable at $14.6 million at December 31, 2012 and December 31, 2011.  At December 31, 2012, investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities, government-sponsored debentures, municipal securities, and U.S. government and agency securities with a focus on government-sponsored securities to augment risk-based capital ratios.

Deposits.  Deposits decreased $7.6 million, or 6.6%, to $106.4 million at December 31, 2012 from $114.0 million at December 31, 2011.  During the year ended December 31, 2012, demand deposit accounts increased $851,000, or 3.3%, to $26.7 million from $25.9 million; savings accounts decreased $513,000, or 3.9%, to $12.6 million from $13.1 million; and money market accounts decreased $1.4 million, or 5.3%, to $25.0 million from $26.5 million.  Additionally, certificates of deposit decreased $6.5 million, or 13.4%, to $42.0 million from $48.5 million.  Our core deposits decreased $1.1 million, or 1.7%, to $64.3 million at December 31, 2012 from $65.4 million at December 31, 2011.  The decreases resulted primarily from management’s efforts to reduce our balance sheet in order to improve capital ratios and reduce interest expenses.

Federal Home Loan Bank Advances and Other Liabilities.  Federal Home Loan Bank advances decreased $4.5 million, or 47.4%, to $5.0 million at December 31, 2012 from $9.5 million at December 31, 2011, as we repaid amounts outstanding in connection with our efforts to manage our balance sheet to improve capital ratios and reduce expenses.  Other liabilities decreased $24,000, or 3.5%, to $656,000 at December 31, 2012 from $680,000 at December 31, 2011, reflecting routine fluctuations.

Total Equity.  Total equity decreased $789,000, or 6.5%, to $11.3 million at December 31, 2012 from $12.1 million at December 31, 2011.  The decrease resulted primarily from net loss of $769,000 during the year ended December 31, 2012.

Comparison of Operating Results for the Six Months Ended June 30, 2013 and June 30, 2012

General.  Net loss for the six months ended June 30, 2013 was $498,000, compared to net income of $102,000 for the six months ended June 30, 2012, a decrease of $600,000. The decrease in earnings was primarily due to decreases in net interest income, and increases in professional fees and expenses related to real estate owned and problem loan activities.

Interest and Dividend Income. Interest and dividend income decreased $647,000, or 23.1%, to $2.2 million for the six months ended June 30, 2013 from $2.8 million for the six months ended June 30, 2012. This decrease was primarily attributable to a $638,000 decrease in interest and fee income on loans receivable.  The average balance of loans during the six months ended June 30, 2013 decreased $16.6 million to $87.7 million compared to $104.3 million for the six months ended June 30, 2012, and the average yield on loans decreased by 48 basis points to 4.61% for the six months ended June 30, 2013 from 5.09% for the six months ended June 30, 2012.  The decrease in average yield on loans was due to the declining interest rate environment, as well as an increase in payoffs of higher interest rate loans as customers refinanced loans at lower interest rates.  The average balance of investment securities increased $1.2 million to $15.4 million for the six months ended June 30, 2013 from $14.2 million for the six months ended June 30, 2012, while the average yield on investment securities decreased by 52 basis points to 1.39% for the six months ended June 30, 2013 from 1.91% for the six months ended June 30, 2012, resulting in income on securities decreasing.  The decrease in average yield on securities was due to the declining interest rate environment, as well as our decision to manage liquidity by investing in shorter-term securities, which generally bear interest at a lower rate than longer-term securities.

Interest Expense. Total interest expense decreased $265,000, or 47.7%, to $291,000 for the six months ended June 30, 2013 from $556,000 for the six months ended June 30, 2012.  Interest expense on deposit accounts decreased $121,000, or 30.0%, to $283,000 for the six months ended June 30, 2013 from $404,000 for the six months ended June 30, 2012.  The decrease was primarily due to a decrease of 22 basis points in the average cost of interest-bearing deposits to 0.59% for the six months ended June 30, 2013 from 0.81% for the six months ended June 30, 2012, reflecting the declining interest rate environment, and by a decrease of $3.2 million, or 3.2%, in the average balance of deposits to $97.2 million for the six months ended June 30, 2013 from $100.4 million for the six months ended June 30, 2012.

Interest expense on FHLB-Indianapolis advances decreased $144,000 to $8,000 for the six months ended June 30, 2013 from $152,000 for the six months ended June 30, 2012.  The average balance of advances decreased by $4.5 million to $3.3 million for the six months ended June 30, 2013 from $7.8 million for the six months ended June 30, 2012, as we repaid 80% of our entire outstanding balance during the six-month period, while the average cost of these advances decreased by 345 basis points to 0.49% from 3.94%.  We expect our interest expense related to FHLB-Indianapolis advances to increase by approximately $250,000 per year in future periods as we expect to draw an additional $9.0 million to $10.0 million in advances to partially fund the sale of our Decatur office in the second half of 2013.

Net Interest Income. Net interest income decreased $382,000, or 17.0%, to $1.9 million for the six months ended June 30, 2013 from $2.2 million for the six months ended June 30, 2012.  The decrease reflected a decrease in our interest rate spread to 3.19% for the six months ended June 30, 2013 from 3.51% for the six months ended June 30, 2012, and a decrease in our net interest margin to 3.26% for the six months ended June 30, 2013 from 3.64% for the six months ended June 30, 2012. The decrease in our interest rate spread and net interest margin reflected primarily the continuation of a low interest rate environment, a decrease in net loans and an increase in securities and cash.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $240,000 for the six months ended June 30, 2013 and $230,000 for the six months ended June 30, 2012.  The allowance for loan losses was $1.3 million, or 1.52% of total loans, at June 30, 2013, compared to $1.6 million, or 1.55% of total loans, at June 30, 2012.  Total nonperforming loans were $4.0 million at June 30, 2013, compared to $3.0 million at June 30, 2012.  As a percentage of nonperforming loans, the allowance for loan losses was 32.0% at June 30, 2013 compared to 51.8% at June 30, 2012.  At June 30, 2013, $2.0 million of the $4.0 million of nonperforming loans were contractually current, compared to $146,000 of the $3.0 million of nonperforming loans at June 30, 2012.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at June 30, 2013 and June 30, 2012.  While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations.  In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.

Non-Interest Income.  Non-interest income decreased $48,000, or 7.8%, to $568,000 for the six months ended June 30, 2013 from $616,000 for the six months ended June 30, 2012. The decrease was primarily due to a decrease of $22,000 in service charges on deposits and a decrease of $27,000 in income from mortgage banking activities, which includes gains on sale of loans and changes in the value of mortgage servicing rights, primarily resulting from reduced one- to four-family mortgage loan origination and sale, and a decrease of $16,000 in realized gains on sales of available-for-sale securities, offset by an increase of approximately $17,000 in other income.  An increase in interest rates and a decline in refinancing activity in future periods may materially decrease our income from mortgage banking activities.

Non-Interest Expense.  Non-interest expense increased $159,000, or 6.3%, to $2.7 million for the six months ended June 30, 2013 from $2.5 million for the six months ended June 30, 2012. The increase primarily reflected an increase of $91,000 in professional fees, an increase of $90,000 in expenses related to real estate owned, and an increase of $75,000 in occupancy and equipment expenses, offset by a decrease of $78,000 in salaries and employee benefits expenses and a decrease of $25,000 in marketing expenses and losses on real estate owned.  Although non-interest expense will increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders, we expect reductions in non-interest expenses of approximately $260,000 per year related to our Decatur office, which we have entered into an agreement to sell; reductions in expenses of approximately $52,000 per year related to the lease of our Buchanan office, which we sold and now lease from the buyer; and the elimination of expenses related to our participation in the defined benefit plan, which were $31,000,

$135,000 and $137,000, respectively, for the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011.

Comparison of Operating Results for the Years Ended December 31, 2012 and December 31, 2011

General.  Net loss for the year ended December 31, 2012 was $769,000, compared to net income of $227,000 for the year ended December 31, 2011.  The decrease in earnings was primarily due to decreases in net interest income and increases in losses on real estate owned, professional fees and other expenses related to real estate owned, offset by an increase in income related to mortgage banking activities.

Interest and Dividend Income. Total interest and dividend income decreased $1.0 million, or 16.3%, to $5.3 million for the year ended December 31, 2012 from $6.4 million for the year ended December 31, 2011. The decrease was primarily the result of a $982,000 decrease in interest and fee income on loans receivable and a $76,000 decrease in interest on investment securities. The average balance of loans during the year ended December 31, 2012 decreased $14.5 million to $101.0 million from $115.5 million for the year ended December 31, 2011, while the average yield on loans decreased by 23 basis points to 4.95% for the year ended December 31, 2012 from 5.18% for the year ended December 31, 2011.  The decrease in yield on loans was due to the declining interest rate environment, our conversion of certain higher-yield, higher-risk loans to lower-yielding, lower risk loans, and an increase in payoffs of higher interest rate loans as customers refinanced loans at lower rates. The average balance of investment securities decreased $927,000 to $14.5 million for the year ended December 31, 2012 from $15.4 million for the year ended December 31, 2011, and the yield on investment securities decreased by 39 basis points to 1.72% for the year ended December 31, 2012 from 2.11% for the year ended December 31, 2011.  The decrease in average yield on securities was due to the declining interest rate environment, as well as our decision to manage liquidity by investing in shorter-term securities, which generally bear interest at a lower rate than longer-term securities.

Interest Expense. Total interest expense decreased $806,000, or 46.2%, to $937,000 for the year ended December 31, 2012 from $1.7 million for the year ended December 31, 2011. Interest expense on deposit accounts decreased $509,000, or 40.1%, to $736,000 for the year ended December 31, 2012 from $1.2 million for the year ended December 31, 2011.  The decrease was primarily due to a decrease of 41 basis points in average cost of interest-bearing deposits to 0.74% during the year ended December 31, 2012 from 1.15% for the year ended December 31, 2011, reflecting the declining interest rate environment, and a decrease of $9.4 million, or 8.7%, in the average balance of interest-bearing deposits to $98.9 million for the year ended December 31, 2012 from $108.3 million for the year ended December 31, 2011.

Interest expense on Federal Home Loan Bank of Indianapolis advances decreased $296,000, or 59.6%, to $201,000 for the year ended December 31, 2012 from $497,000 for the year ended December 31, 2011.  The average balance of advances decreased by $4.5 million to $6.4 million for the year ended December 31, 2012 from $10.9 million for the year ended December 31, 2011, as we paid down our outstanding balance using cash from maturing securities that was not otherwise invested, and the costs decreased 142 basis points to 3.14% for the year ended December 31, 2012 from 4.56% for the year ended December 31, 2011.

Net Interest Income. Net interest income decreased $231,000, or 5.0%, to $4.4 million for the year ended December 31, 2012 from $4.6 million for the year ended December 31, 2011.  The decrease resulted primarily from a decrease of $1.0 million in interest income offset by a decrease of $806,000 in interest expense.  Our average interest-earning assets decreased to $16.2 million for the year ended December 31, 2012 from $17.2 million for the year ended December 31, 2011, and our net interest rate spread increased to 3.49% for the year ended December 31, 2012 from 3.20% for the year ended December 31, 2011.  Our net interest margin also increased to 3.61% for the year ended December 31, 2012 from 3.38% for the year ended December 31, 2011.  The increase in our interest rate spread and net interest margin reflected primarily the more rapid repricing of our interest-bearing liabilities in a decreasing interest rate environment compared to our interest-earning assets.  An increase in interest rates and a decline in refinancing activity in future periods may materially decrease our income from mortgage banking activities.

Provision for Loan Losses.  Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $890,000 for the year ended December 31, 2012, compared to a provision of $225,000 for the year ended December 31, 2011.  The increase in the provision for loan losses for the year ended December 31, 2012 was largely the result of management’s estimates regarding losses that were both probable and reasonable to estimate on two non-owner occupied commercial real estate loans and one construction and land loan originated prior to 2009 about which management had concerns regarding the borrower’s ability to repay the loans.  During the third and fourth quarters of 2013, chargeoffs of approximately $551,000 were recorded on these loans as the losses were confirmed.  The allowance for loan losses was $1.5 million or 1.70% of total loans at December 31, 2012 compared to $1.4 million, or 1.34% of total loans at December 31, 2011.  Total nonperforming loans were $4.6 million at December 31, 2012 compared to $3.3 million at December 31, 2011.  As a percentage of nonperforming loans, the allowance for loan losses was 32.7% at December 31, 2012 compared to 43.5% at December 31, 2011.  At December 31, 2012, $2.4 million of the $4.6 million of nonperforming loans were contractually current, compared to $214,000 of the $3.3 million of nonperforming loans at December 31, 2011.

Non-Interest Income.  Non-interest income increased $418,000, or 40.2% to $1.5 million for the year ended December 31, 2012 from $1.0 million for the year ended December 31, 2011. The increase was primarily related to an increase of $439,000 in income related to mortgage banking activities, primarily resulting from an increase in one- to four- family mortgage loan origination and sale, and a $16,000 increase in realized gains on sales of available-for-sale securities, offset by a decrease of $23,000 on service charges on deposits and a decrease of $14,000 in other income.

Non-Interest Expense.  Non-interest expenses increased $518,000, or 10.0%, to $5.7 million for the year ended December 31, 2012 from $5.2 million for the year ended December 31, 2011.  The increase primarily reflected an increase of $399,000 in losses on real estate owned, an increase of $67,000 in professional fees, an increase of $104,000 in expenses related to real estate owned, and an increase of $95,000 in occupancy and equipment expenses, offset by a decrease of $53,000 in data processing expenses and a decrease of $36,000 in advertising expenses, and a decrease of $24,000 in other expenses.  We expect reductions in non-interest expenses of approximately $260,000 per year related to our Decatur office, which we have entered into an agreement to sell; reductions in expenses of approximately $52,000 per year related to the lease of our Buchanan office, which we sold and now lease from the buyer; and elimination of expenses related to our participation in the defined benefit plan, which were $135,000 and $137,000, respectively, for the years ended December 31, 2012 and December 31, 2011.

Average Balances and Yields.  The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated.  All average balances are daily average balances.  Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of net deferred costs, discounts and premiums that are accreted to interest income.

		For the Six Months Ended June 30,
	At	2013			2012
	June 30,	Average			Average
	2013	Outstanding		Yield/ Rate	Outstanding
	Yield/Rate	Balance	Interest	(1)	Balance	Interest	Yield/ Rate (1)
		(Dollars in thousands)
Interest-earning assets:
Loans	4.62%	$87,648	$2,003	4.61%	$104,318	$2,641	5.09%
Investment securities	1.36	15,391	106	1.39	14,204	135	1.91
Other interest-earning assets (2)	0.64	12,240	47	0.77	5,731	27	0.91
Total interest-earning assets	3.74	115,279	2,156	3.77	124,253	2,803	4.54
Noninterest-earning assets		8,898			7,820
Allowance for loan losses		(1,435)			(1,559)
Total assets		$122,742			$130,514

Interest-bearing liabilities:
Demand deposit accounts	0.28%	$17,264	13	0.15%	$14,566	12	0.17%
Money market accounts	0.29	25,434	36	0.29	25,064	41	0.33
Savings accounts	0.13	13,170	8	0.12	13,482	11	0.16
Certificates of deposit	1.04	41,318	226	1.10	47,244	340	1.45
Total deposits	0.58	97,186	283	0.59	100,356	404	0.81
FHLB-Indianapolis advances	0.46	3,271	8	0.49	7,752	152	3.94
Other borrowings	—	—	—	—	—	—	—
Total interest-bearing liabilities	0.58	100,457	291	0.58	108,108	556	1.03
Noninterest-bearing demand deposits		10,254			9,465
Other noninterest-bearing liabilities		805			790
Total liabilities		111,516			118,363
Equity		11,226			12,151
Total liabilities and equity		$122,742			$130,514

Net interest income			$1,865			$2,247
Net interest rate spread (3)				3.19%			3.51%
Net interest-earning assets (4)		$14,822			$16,145
Net interest margin (5)				3.26%			3.64%
Average interest-earning assets to interest-bearing liabilities				114.75%			114.93%

(1)           Yield and rates for the six months ended June 30, 2013 and 2012 are annualized.

(2)           Consists of stock in the FHLB-Indianapolis and interest bearing deposits in other banks.

(3)           Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4)           Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(5)           Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Year Ended December 31,
	2012			2011
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/ Rate	Balance	Interest	Yield/ Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$101,039	$4,997	4.95%	$115,519	$5,979	5.18%
Investment securities	14,493	250	1.72	15,420	326	2.11
Other interest-earning assets (1)	5,928	72	1.21	5,434	51	0.94
Total interest-earning assets	121,460	5,319	4.38	136,373	6,356	4.66
Noninterest-earning assets	7,787			9,228
Allowance for loan losses	(1,567)			(2,284)
Total assets	$127,680			$143,317

Interest-bearing liabilities:
Demand deposit accounts	$14,936	22	0.15	$12,786	9	0.07
Money market accounts	24,931	80	0.32	25,151	109	0.43
Savings accounts	13,467	21	0.16	13,334	19	0.14
Certificates of deposit	45,522	613	1.35	57,024	1,109	1.94
Total deposits	98,856	736	0.74	108,295	1,246	1.15
FHLB-Indianapolis advances	6,405	201	3.14	10,894	497	4.56
Other borrowings	—	—	—	—	—	—
Total interest-bearing liabilities	105,261	937	0.89	119,189	1,743	1.46
Noninterest-bearing demand deposits	9,458			10,943
Other noninterest-bearing liabilities	1,082			1,565
Total liabilities	115,801			131,697
Equity	11,879			11,620
Total liabilities and equity	$127,680			$143,317

Net interest income		$4,382			$4,613
Net interest rate spread (2)			3.49%			3.20%
Net interest-earning assets (3)	$16,199			$17,184
Net interest margin (4)			3.61%			3.38%
Average interest-earning assets to interest-bearing liabilities			115.39%			114.42%

(1)                                 Consists of stock in the FHLB-Indianapolis and interest bearing deposits in other banks.

(2)                                 Net interest spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(3)                                 Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)                                 Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated.  The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume).  The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate).  The total column represents the sum of the prior columns.  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated to the changes due to volume and the changes due to rate in proportion to the relationship of the absolute dollar amounts of change in each.

	For the Six Months Ended June 30, 2013 vs. 2012			For the Years December 31, 2012 vs. 2011
			Total			Total
	Increase (Decrease) Due to		Increase	Increase (Decrease) Due to		Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)
	(In thousands)
Interest-earning assets:
Loans	$(400)	$(238)	$(638)	$(725)	$(257)	$(982)
Investment securities	28	(57)	(29)	(19)	(57)	(76)
Other interest-earning assets	34	(14)	20	5	16	21
Total interest-earning assets	(338)	(309)	(647)	(739)	(298)	(1,037)

Interest-bearing liabilities:
Demand deposit accounts	3	(2)	1	2	11	13
Money market accounts	2	(7)	(5)	(1)	(28)	(29)
Savings accounts	—	(3)	(3)	—	2	2
Certificates of deposit	(39)	(75)	(114)	(196)	(300)	(496)
Total deposits	(34)	(87)	(121)	(195)	(315)	(510)
FHLB of Indianapolis advances	(57)	(87)	(144)	(168)	(128)	(296)
Other borrowings	—	—	—	—	—	—
Total interest-bearing liabilities	(91)	(174)	(265)	(363)	(443)	(806)

Change in net interest income	$(247)	$(135)	$(382)	$(376)	$145	$(231)

Management of Market Risk

General.  Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates.  Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates.  Our Asset-Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings.  Among the techniques we use to manage interest rate risk are:

•                                          originating commercial and industrial, consumer and commercial real estate loans, all of which tend to have shorter terms and higher interest rates than one- to four-family residential real estate loans, and which generate customer relationships that can result in larger non-interest bearing checking accounts;

•                                          selling substantially all of our fixed-rate one- to four-family residential real estate loans that we originate and retaining certain fixed-rate loans and the majority of the adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs;

•                                          lengthening the weighted average maturity of our liabilities through retail deposit pricing strategies and through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of Indianapolis;

•                                          reducing our dependence on the acquisition of certificates of deposits to support lending and investment activity;

•                                          investing in shorter- to medium-term investment securities; and

•                                          increasing non-interest income as a percentage of total income to decrease our reliance on net interest margin and interest rate spread.

Our Board of Directors is responsible for the review and oversight of our Asset/Liability Committee, which is comprised of our executive management team and other essential operational staff.  This committee is charged with developing and implementing an asset/liability management plan, and meets at least quarterly to review pricing and liquidity needs and assess our interest rate risk.  We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.  In addition, we regularly perform a “gap analysis” of the discrepancy between the repricing of our assets and liabilities.  We also engage a third party asset/liability advisor, who meets with our Asset/Liability Committee on a quarterly basis and with our Board of Directors at least annually.

Net Interest Income Analysis.  We analyze our sensitivity to changes in interest rates through our net interest income simulation model which is provided to us by an independent third party.  Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings.  We estimate what our net interest income would be for a one-year period based on current interest rates.  We then calculate what the net interest income would be for the same period under different interest rate assumptions.  We also estimate the impact over a five year time horizon.  The following table shows the estimated impact on net interest income for the one-year period beginning June 30, 2013 resulting from potential changes in interest rates.  The model is run at least quarterly showing shocks from +300bp to -100bp, because a decline of greater than -100bp is currently improbable.  These estimates require certain assumptions to be made, including loan and mortgage-related investment prepayment speeds, reinvestment rates, and deposit maturities and decay rates. These assumptions are inherently uncertain.  As a result, no simulation model can precisely predict the impact of changes in interest rates on our net interest income. Although the net interest income table below provides an indication of our interest rate risk exposure at a particular point in time, such estimates are not intended to, and do not, provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Rate Shift (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(In thousands)

+400	$3,794	2.1%
+300	3,785	1.9%
+200	3,770	1.4%
+100	3,747	0.8%
Level	3,716	—
-100	3,692	(0.6)%

(1)         The calculated changes assume an immediate shock of the static yield curve.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement.  Modeling changes in net portfolio value requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates.  In this regard, the tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities.  The tables also do not measure the changes in credit and liquidity risk that may occur as a result of changes in general interest rates.  Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our economic value of equity and will differ from actual results.

In order to monitor and manage interest rate risk, we also use the net present value of equity at risk (“NPV”) methodology.  This methodology calculates the difference between the present value of expected cash flows from assets and liabilities.  The comparative scenarios assume an immediate parallel shifts in the yield curve in increments of 100 basis point (bp) rate movements.  A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.  An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below. The model is run at least quarterly showing shocks from +300bp to -100bp, because a decline of greater than -100bp is currently improbable.  The Board of Directors and management review the methodology’s measurements on a quarterly basis.

The interest rate scenarios are used for analytical purposes and do not necessarily represent management’s view of future market movements.  Results of the modeling are used to provide a measure of the degree of volatility interest rate movements may influence our earnings.  Modeling the sensitivity of earnings to interest rate risk is decidedly reliant on numerous assumptions embedded in the model.  These assumptions include, but are not limited to, management’s best assessment of the effect of changing interest rates on the prepayment speeds of certain assets and liabilities, projections for account balances in each of the product lines offered and the historical behavior of deposit rates and balances in relation to changes in interest rates.  These assumptions are inherently changeable, and as a result, the model is not expected to precisely measure net interest income or precisely predict the impact of fluctuations in interest rate on net interest income.  Actual results will differ from the simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions.  Assumptions are supported with annual back testing of the model to actual market rate shifts.

The table below sets forth, as of June 30, 2013, the estimated changes in the net present value of equity that would result from the designated changes in the United States Treasury yield curve under an instantaneous parallel shift for Edgewater Bank.  Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

At June 30, 2013
Changes in Interest		Estimated Increase (Decrease) in EVE		EVE as Percentage of Economic Value of Assets (3)
Rates (basis points) (1)	Estimated EVE (2)	Amount	Percent	EVE Ratio	Changes in Basis Points
	(Dollars in thousands)

+300	$10,305	$(1,291)	(11.1)%	8.85%	(0.72)%
+200	10,799	(797)	(6.9)	9.15	(0.42)
+100	11,246	(350)	(3.0)	9.40	(0.17)
0	11,596	—	—	9.57	—
-100	12,340	744	6.4	10.12	0.55

(1)         Assumes instantaneous parallel changes in interest rates.

(2)         EVE or Economic Value of Equity at Risk measures the Bank’s exposure to equity due to changes in a forecast interest rate environment.

(3)         EVE Ratio represents Economic Value of Equity divided by the economic value of assets which should translate into built in stability for future earnings.

The table above indicates that at June 30, 2013, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would experience a 6.4% increase in net portfolio value.  In the event of an instantaneous 100 basis point increase in interest rates, we would experience a 3.0% decrease in net portfolio value.

Depending on the relationship between long-term and short-term interest rates, market conditions and consumer preference, we may place greater emphasis on maximizing our net interest margin than on strictly matching the interest rate sensitivity of our assets and liabilities.  We believe that the increased net income which may result from an acceptable mismatch in the actual maturity or re-pricing of our assets and liabilities can, during periods of declining or stable interest rates, provide sufficient returns to justify an increased exposure to sudden and unexpected increases in interest rates.  We believe that our level of interest rate risk is acceptable using this approach.

We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business.  Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures.  Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from maturities and calls of securities.  We also have the ability to borrow from the FHLB-Indianapolis.  At June 30, 2013, we had the capacity to borrow approximately $16.9 million from the FHLB-Indianapolis and an additional $2.0 million on a line of credit with the FHLB-Indianapolis.  We have historically not used Federal Home Loan Bank advances to fund our operations, and at June 30, 2013 and

December 31, 2012, we had $1.0 million and $5.0 million, respectively, outstanding in advances from the FHLB-Indianapolis.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities.  Net cash provided by operating activities was $1.1 million, $1.6 million and $180,000 for the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011, respectively. Net cash provided by (used in) investing activities, which consists primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, proceeds from the sale of securities and proceeds from maturing securities and pay downs on mortgage-backed securities, was $2.7 million, $12.6 million and $11.7 million for the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011, respectively.  During the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011, we purchased $4.9 million, $7.2 million and $4.1 million, respectively and sold $0, $1.3 million and $0, respectively, in securities held as available-for-sale.  Net cash used in financing activities, consisting primarily of the activity in deposit accounts and Federal Home Loan Bank advances, was $2.6 million, $12.1 million and $12.4 million for the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011, respectively, resulting from our strategy of managing growth to preserve capital ratios and reduce expenses.

We are committed to maintaining a strong liquidity position.  We monitor our liquidity position on a daily basis.  We anticipate that we will have sufficient funds to meet our current funding commitments.  Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

At June 30, 2013, we exceeded all of our regulatory capital requirements with a tier 1 leverage capital level of $10.5 million, or 8.64% of adjusted total assets, which is above the required level of $6.1 million, or 5.00%; and total risk-based capital of $11.4 million, or 15.31% of risk-weighted assets, which is above the required level of $7.4 million, or 10.00%.  At December 31, 2012, we exceeded all of our regulatory capital requirements with a tier 1 leverage capital level of $10.9 million, or 8.85% of adjusted total assets, which is above the required level of $6.2 million, or 5.00%; and total risk-based capital of $11.9 million, or 14.91% of risk-weighted assets, which is above the required level of $8.0 million, or 10.00%.  Accordingly, Edgewater Bank was categorized as well capitalized at June 30, 2013 and December 31, 2012.  Management is not aware of any conditions or events since the most recent notification that would change our category.  In addition, at June 30, 2013 and December 31, 2012, Edgewater Bank was in compliance with the IMCR, which requires Edgewater Bank to maintain a tier 1 leverage capital ratio of at least 8.00% and a total risk-based capital ratio of at least 12.00%.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments.  As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit.  While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon.  Such commitments are subject to the same credit policies and approval process accorded to loans we make.  At June 30, 2013, we had outstanding commitments to originate loans of $6.8 million, unused lines of credit totaling $12.3 million, and stand-by letters of credit of $23,000.  We anticipate that we will have sufficient funds available to meet our current lending commitments.  Certificates of deposit that are scheduled to mature in less than one year from June 30, 2013 totaled $28.7 million.  Management expects that a substantial portion of the maturing certificates of deposit will be renewed.  However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Contractual Obligations.  In the ordinary course of our operations, we enter into certain contractual obligations.  Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

Please refer to Note 1 to the Financial Statements for the six months ended June 30, 2013 and December 31, 2012 and 2011 beginning on page F-1 for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.  The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF EDGEWATER BANCORP, INC.

Edgewater Bancorp, Inc. is incorporated in the State of Maryland, and has not engaged in any business to date.  Upon completion of the conversion, Edgewater Bancorp will own all of the issued and outstanding stock of Edgewater Bank.  We intend to contribute at least 50% of the net proceeds from the stock offering to Edgewater Bank, plus such additional amounts as may be necessary so that, upon completion of the offering, Edgewater Bank will have a tier 1 leverage ratio of at least 9.50% at the minimum of the offering range and at least 10.00% at the midpoint, maximum and adjusted maximum of the offering range, after payment of costs to withdraw from the defined benefit plan.  Edgewater Bancorp, Inc. will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan.  At a later date, we may use the net proceeds to pay dividends to stockholders and repurchase shares of common stock, subject to our planned growth, capital needs and regulatory limitations.  We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, Edgewater Bancorp, Inc., as the holding company of Edgewater Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies.  See “Regulation and Supervision—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies.  We currently have no understandings or agreements to acquire other financial institutions although we may determine to do so in the future.  We may also borrow funds for reinvestment in Edgewater Bank.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Edgewater Bank.  Edgewater Bank is subject to regulatory limitations on the amount of dividends that it may pay.  See “Regulation and Supervision—Federal Banking Regulation—Capital Distributions.”  Initially, Edgewater Bancorp, Inc. will neither own nor lease any property, but will instead pay a fee to Edgewater Bank for the use of its premises, equipment and furniture.  At the present time, we intend to employ only persons who are officers of Edgewater Bank to serve as officers of Edgewater Bancorp, Inc.  We will, however, use the support staff of Edgewater Bank from time to time.  We will pay a fee to Edgewater Bank for the time devoted to Edgewater Bancorp, Inc. by employees of Edgewater Bank; however, these persons will not be separately compensated by Edgewater Bancorp, Inc.  Edgewater Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF EDGEWATER BANK

General

Edgewater Bank is a federal mutual savings association that was originally organized in 1910 as a state-chartered mutual savings and loan association under the name Industrial Building and Loan.  In 1938, the Bank converted to a federal charter and changed its name to Buchanan Federal Savings and Loan Association.  The Bank changed its name in 1965 to LaSalle Federal Savings and Loan Association of Buchanan and in 1989 to LaSalle Federal Savings Bank.  The Bank changed its name to Edgewater Bank in 2005.  We conduct our operations from our main office in St. Joseph, Michigan and our five additional full-service banking offices located in Royalton Township, Coloma, Bridgman, Buchanan and Decatur, Michigan.  Our primary market area includes Berrien County, Van Buren County, and, to a lesser extent, Cass County, Michigan, all of which are located in southwestern Michigan near the border of Indiana, and portions of northern Indiana that are contiguous with Berrien and Cass Counties.

We have entered into an agreement to sell our Decatur office to a third party, and we expect to complete this sale by the end of 2013.  In connection with the sale of the Decatur office, our deposits are expected to decrease by approximately $15.2 million, including $9.7 million of core deposits and $5.5 million of certificates of deposit, based on our deposits at June 30, 2013.  We will retain all loans associated with the Decatur office.  We intend to fund the assumption of deposits by the purchaser with cash on hand and approximately $9.0 million to $10.0 million of advances from the FHLB-Indianapolis.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in one- to four-family residential real estate, commercial and industrial, and commercial real estate loans, and, to a lesser extent, home equity lines of credit and other consumer loans.  At June 30, 2013, $43.5 million, or 51.0% of our total loan portfolio, was comprised of one- to four-family residential real estate loans.  We also invest in securities, which consist primarily of U.S. government agency obligations and mortgage-backed securities and to a lesser extent, state and municipal securities and collateralized mortgage obligations.

We offer a variety of deposit accounts, including checking accounts, NOW accounts, savings accounts, money market accounts and certificate of deposit accounts.  We utilize advances from the FHLB-Indianapolis for asset/liability management purposes and, to a much lesser extent, for additional funding for our operations.  At June 30, 2013, we had $1.0 million in advances outstanding with FHLB-Indianapolis.

All of the members of our current executive management team have joined Edgewater Bank since 2009.  Mr. Dyer’s and the management team’s primary focus to date has been to oversee Edgewater Bank’s asset quality initiatives, troubled loan resolution and the implementation of new, more stringent underwriting and loan administration policies and procedures.  From April 1, 2008 through June 30, 2013, we experienced net losses of approximately $9.1 million, including net losses of $498,000 for the six months ended June 30, 2013 and $769,000 for the year ended December 31, 2012.  These losses were due primarily to approximately $6.7 million in charge-offs, $548,000 in losses on sales of real estate owned, $3.1 million in valuation write downs of real estate owned because our prior management team incorrectly carried real estate owned at loan value rather than fair market value, and $1.7 million in collection and other expenses related to real estate owned as we aggressively focused on reducing classified and nonperforming loans, particularly speculative construction and land development loans and certain non-owner occupied commercial real estate loans originated prior to 2009.

Despite significant losses in recent periods, we believe that our asset quality and portfolio management initiatives have been successful, and that the actions we took were necessary to ensure our survival and to enable us to operate profitably in the future.  Our non-performing assets have decreased to $5.4 million, or 4.5% of total assets, at June 30, 2013, from approximately $10.1 million, or 5.4% of total assets at January 31, 2009, and our classified assets have decreased to $5.6 million, or 4.7% of total assets, at June 30, 2013, from $19.4 million, or 10.4% of total assets, at January 31, 2009.  In addition, our special mention loans have decreased to $2.5 million, or 2.1% of total assets, at June 30, 2013 from $9.0 million, or 4.8% of total assets, at January 31, 2009.  These decreases have coincided with a reduction in our speculative construction and land development loans from $14.5 million, or 9.6% of total loans, at December 31, 2008 to approximately $383,000, or 0.45% of total loans, at June 30, 2013 and a reduction in our commercial real estate loans from $38.0 million, or 25.1% of total loans, at December 31, 2008 to $24.0 million, or 28.2% of total loans at June 30, 2013.

In addition to the asset quality and troubled loan resolution initiatives, in order to respond to changes in the market for financial services, we have begun to leverage our management team’s commercial banking experience to implement a strategic shift from traditional thrift operations to an institution whose balance sheet and operations more closely resemble that of a full-service community-focused commercial bank with a comprehensive offering of financial services.  Subject to market conditions and our asset-liability analysis, we expect to take advantage of unique opportunities presented by the geographic characteristics of our market area and our evolving customer base to increase our residential mortgage lending and our generation of low-cost core deposits.  In order to diversify our portfolio and increase profitability, we also intend to develop a portfolio of commercial and industrial loans, including loans guaranteed by the SBA, and significantly increase our consumer loan portfolio.  We will continue to originate commercial real estate loans secured by properties in our market area where we have or can develop a banking relationship with the borrower.  We do not currently contemplate engaging in speculative construction and land development lending.

We intend to focus on relationship-based banking, rather than simply generating loan originations, and customer service, and will continue to hire additional personnel with residential, commercial and consumer lending experience, which we expect will allow us to develop a broader, more flexible array of residential, commercial and industrial and consumer loan products specifically suited to the customers and potential customers in our market area.  In addition, we intend to develop and offer additional financial products targeted at business and individual customers who desire full service, “high touch” banking and a full complement of efficient electronic banking services.

Market Area

We conduct our operations from our main office in St. Joseph, Michigan and our five additional full-service banking offices located in Royalton Township, Coloma, Bridgman, Buchanan and Decatur, Michigan.  We have entered into a definitive agreement to sell our Decatur office, which sale we expect to complete before the end of 2013.  Our primary market area includes Berrien County, Van Buren

County, and, to a lesser extent, Cass County, Michigan, all of which are located in southwestern Michigan near the border of Indiana, and portions of northern Indiana that are contiguous with Berrien and Cass Counties.  We will, on occasion, make loans secured by properties located outside of our primary market are, especially to borrowers with whom we have an existing relationship and who have a presence within our primary market area.  Our primary market area includes small towns and rural communities, and St. Joseph, where our headquarters are located, is a community of upscale retirement, vacation or second homes.  Our market area was historically a manufacturing and agricultural-based economy, including the world headquarters of Whirlpool Corporation and Leco Corporation.  Our market area has experienced continued developments in the medical and health services and nuclear energy industries, with Lakeland Regional Health System and Indiana Michigan Power employing large numbers of people, as well as the metal fabrication and tourism industries.  The economy in our market area also has a significant service component, particularly the food and beverage industries.  The regional economy is fairly diversified, supported by government, professionals such as doctors, lawyers and accountants, wholesale and retail trade, manufacturing and agriculture.

At June 30, 2013, almost all of our loans were either secured by property located in our market area or loans to individuals or businesses located in our market area.  Accordingly, a downturn in the residential real estate market or the local economy generally in Berrien, Van Buren or Cass Counties or in areas that we serve in northern Indiana could significantly affect Edgewater Bank’s net income.  As in most geographic areas, real estate values declined within our market area as a result of the economic crisis that began in 2008.  From September 2008 to September 2010, total residential sales volume on a year-to-date basis decreased 22.5% from $353.0 million to $276.3 million.  During the same period, the average residential sales price declined 12.5% from $182,148 to $159,236.  From September 2010 to September 2013, total residential sales volume on a year-to-date basis increased 52.2% from $276.3 million to $420.5 million while the average residential sales price increased 13.8% from $159,236 to $181,255.  From September 2008 to September 2013, total residential sales volume on a year-to-date increased 19.1% from $353.0 million to $420.5 million while the average residential sales price remained relatively flat from $182,148 to $181,255.  Additionally, the number of days on market for residential property within our market area increased 7.8% from 129 days in September 2008 to 139 days in September 2013.  The number of bank owned property sales (including sales by Edgewater Bank) declined 12.9% on a year-to-date basis from 602, or 33.7% of total units sold, during the nine months ended September 2009 to 524, or 22.6% of units sold, during the nine months ended September 2013.  From September 2008 to September 2013, the number of commercial real estate properties sold within our market area on a year-to-date basis decreased 0.7% from 59 to 55.  The average sales price for commercial property during the same period decreased 13.7% from $220,100 to $190,053.  The average commercial property sales price within our market area has lagged that of residential property, but more recent improvements in average sales price for commercial property is reflected in the 37.2% increase from $138,538 on a year-to-date basis at September 2011 to $190,053 on a year-to-date basis at September 2013.  Total commercial real estate sales volume within our market area increased 14.1% from $9.2 million in September 2008 to $10.4 million in September 2013.

The population of Berrien County is currently 156,067, the population of Van Buren County is currently 75,454, and the population of Cass County is currently 52,242.  The population of all three counties has remained relatively stable over the past ten years.  We are currently focused on continuing to improve our asset quality and increasing residential, commercial and industrial and consumer lending.   In addition, we believe that our efforts to develop relationships with customers who desire personalized, “high touch” service and to provide financial products and services tailored to their needs will contribute significantly to our growth.

Berrien, Van Buren and Cass Counties’ and Michigan’s respective May 2013 unemployment rates were 8.9%, 8.2%, 6.2% and 8.4%, as compared to U.S. unemployment rate of 7.3%.  The 2012 per capita income for Berrien, Van Buren and Cass Counties was $24,490, $21,896 and $23,045, respectively, and the 2012 median household incomes for these counties was $42,488, $44,428 and $45,432, respectively, compared to 2012 per capita income for Michigan and the United States of $25,482 and $27,915, respectively, and 2012 median household income of $48,669 and $52,762, respectively.

Competition

We face competition within our market area both in making loans and attracting deposits.  Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions.  We also face competition from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies.  As of June 30, 2012, based on the most recent available FDIC data, our market share of deposits represented 5.2% of FDIC-insured deposits in Berrien County, ranking us 6th in market share of deposits.   We do not have a significant market share of either deposits or residential lending in Van Buren County, Cass County or areas that we serve in northern Indiana.

Lending Activities

General.  Our principal lending activity is originating one- to four-family residential real estate loans, commercial and industrial loans, commercial real estate loans, consumer loans (including home equity lines of credit, watercraft and automobile loans) and, to a lesser extent, residential and commercial construction loans.  We sell in the secondary market a significant majority of the fixed-rate one- to four-family residential mortgage loans that we originate, generally on a servicing-retained, non-recourse basis, while retaining adjustable rate one- to four-family residential mortgages, in order to manage the maturity and time to re-price our loan portfolio.  We may, at times, retain within our loan portfolio a modest amount of intermediate and longer term residential mortgage loans for asset-liability management purposes.    In recent years, we have changed our strategy to focus on relationship-based banking, diversifying of our loan portfolio, increasing the yield of our loan portfolio and improving and managing our asset quality.  Accordingly, subject to market conditions and our asset-liability analysis, we expect to take advantage of unique characteristics of our market area to increase our residential mortgage, commercial and industrial, and consumer loans.  Our business strategy does not contemplate the origination of speculative construction and land development loans.  We expect to develop a broader, more flexible array of residential, commercial and industrial and consumer loan products specifically suited to the customers and potential customers in our market area, hire additional personnel with residential, commercial and consumer lending experience and continue to improve our customer service.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for more information regarding our future plans for lending activities.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated, excluding loans held for sale.

			At December 31,
	At June 30, 2013		2012		2011
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential (1)	$43,468	51.00%	$44,497	49.46%	$52,155	48.61%
Commercial real estate (2) (3)	24,002	28.16	27,760	30.86	33,799	31.50
Construction and land	1,821	2.14	1,002	1.11	1,969	1.84
Total real estate	69,291	81.30	73,259	81.43	87,923	81.95
Commercial and industrial	4,130	4.84	4,188	4.65	4,313	4.02
Consumer loans:
Home equity loans and lines of credit	11,306	13.27	12,122	13.47	14,562	13.57
Other consumer	503	0.59	399	0.45	488	0.46
Total consumer	11,809	13.86	12,521	13.92	15,050	14.03
Total loans	$85,230	100.00%	$89,968	100.00%	$107,286	100.00%

Other items:
Net deferred loan fees	42		33		12
Allowance for loan losses	(1,292)		(1,504)		(1,443)
Total loans, net	$83,980		$88,497		$105,855

(1)         Does not include loans held for sale of $0, $683,000 and $907,000 at June 30, 2013, December 31, 2012 and December 31, 2011, respectively.

(2)         At June 30, 2013, consists of $12.3 million of owner occupied properties and $11.7 million of non-owner occupied properties.

(3)         Includes $1.4 million, $1.4 million and $1.8 million of multi-family loans at June 30, 2013, December 31, 2012 and December 31, 2011, respectively.

Loan Portfolio Maturities and Yields.  The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2012.  Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in the year ending December 31, 2013.  Maturities are based on the final contractual payment date and do not reflect the impact of prepayments and scheduled principal amortization.

	One- to Four-Family		Commercial Real Estate		Construction and Land
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2013	$680	6.20%	$10,235	6.15%	$521	5.89%
2014	336	6.15	2,292	6.59	24	7.50
2015	74	5.49	2,511	6.28	100	5.50
2016 to 2017	875	4.89	7,558	5.37	357	6.23
2018 to 2022	2,346	4.27	5,164	5.52	—	—
2023 to 2027	7,986	3.96	—	—	—	—
2028 and beyond	32,200	4.08	—	—	—	—

Total	$44,497	4.13%	$27,760	5.87%	$1,002	6.01%

	Commercial and Industrial		Home Equity Loans and Lines of Credit		Other Consumer		Total
	Amount	Amount	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
Due During the Years Ending December 31,
2013	$990	4.36%	$1,403	3.90%	$63	5.78%	$13,892	5.78%
2014	821	6.41	1,619	3.67	40	5.78	5,132	5.61
2015	1,198	6.32	909	4.04	36	6.27	4,828	5.84
2016 to 2017	1,081	5.86	1,551	3.88	114	4.83	11,536	5.20
2018 to 2022	98	3.24	6,333	4.25	146	4.17	14,087	4.71
2023 to 2027	—	—	307	6.60	—	—	8,293	4.06
2028 and beyond	—	—	—	—	—	—	32,200	4.08

Total	$4,188	5.69%	$12,122	4.13%	$399	4.97%	$89,968	4.76%

Loan Approval Procedures and Authority.  Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Edgewater Bank’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans).  In addition, we have established an in-house limit that is less than the legal limits on loans to one borrower. At June 30, 2013, our largest credit relationship totaled $1.8 million and was secured by multiple commercial real estate properties in our market area.  Our second largest relationship at June 30, 2013 was a $1.6 million loan secured by an owner-occupied manufacturing facility in our market area. At June 30, 2013, both of these loans were performing in accordance with their terms.

Our lending is subject to written underwriting standards and origination procedures.  Decisions on one- to four-family residential mortgage and consumer loans are made on the basis of detailed applications developed by our lending officers.  Decisions on commercial real estate and commercial and industrial loans are made on the basis of information submitted by the prospective borrower and analyzed by our lending officers.  Banking regulation require that for real estate loans of $1.0 million or more, commercial real estate loans of $250,000 or more and complex residential loans of $250,000 or more, we require property appraisals prepared by an outside independent state-certified appraiser approved by our board of directors.  For non-complex residential loans between $250,000 and $1.0 million, we require property appraisals prepared by an outside independent state-certified or state-licensed appraiser.  Although the use of internal evaluations are permitted by banking regulations for commercial real estate loans of less than $1.0 million and other loans of less than $250,000, we require current third-party appraisals for all loans that we originate.  We categorize a third-party appraisal as “current” if it was prepared within 18-months of the loan application and we know of no material changes in the property or surrounding areas.  The loan application and review process is designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items obtained through the application process are verified through use of credit reports and credit history, financial and cash flow information and tax returns.

Personal guarantees are generally obtained from the principals of commercial real estate and commercial and industrial loans.  Although this requirement may be waived depending upon the loan-to-value ratio and the debt service ratio associated with the loan, personal guarantees are obtained on substantially all business-related loans.  For commercial real estate and construction loans, we require title and hazard insurance, and appropriate flood, fire and extended coverage insurance with Edgewater Bank named in the mortgagee clause.

We use the Loan ProspectorTM System for loans originated for sale to Freddie Mac.  We generally do not make residential loans that are not approved by this system (other than loans above the Freddie Mac lending limit for conforming loans, which we refer to as “jumbo” loans), but we review all non-approved residential loans and will extend credit in certain circumstances upon approval by our loan committee, which consists of our President and Chief Executive Officer, our Chief Financial Officer, our Senior Lender, our Senior Retail Officer, our Assistant Vice President of Risk Management, and all other commercial lending officers.  Our President and Chief Executive Officer, our Chief Financial Officer, our Senior Lender and our Senior Retail Officer each have approval authority for up to $417,000 for secondary market residential mortgage loans that have also been approved through the secondary market automated approval process.  Our President and Chief Executive Officer has approval authority for up to $250,000 for portfolio real estate mortgage loans, home equity loans and lines of credit, commercial real estate loans and secured commercial and industrial loans, up to $150,000 for unsecured commercial and industrial and consumer loans, and up to $150,000 for secured consumer loans.  Our Senior Lender has approval authority for up to $150,000 for commercial real estate loans and commercial and industrial loans, up to $100,000 for portfolio real estate mortgage loans and home equity loans and lines of credit, up to $25,000 for unsecured commercial and industrial and consumer loans, and up to $50,000 for secured consumer loans.  Our Senior Retail Officer has approval authority for up to $100,000 for portfolio real estate mortgage loans and home equity loans and lines of credit, up to $50,000 for commercial real estate loans and secured commercial and industrial loans, and up to $25,000 for unsecured commercial and industrial and consumer loans.  Our Assistant Vice President of Risk Management has approval authority for up to $25,000 for secondary market and portfolio real estate mortgage loans, home equity loans and lines of credit and secured consumer loans, and up to $5,000 for unsecured commercial and industrial and consumer loans. Our other lending personnel have individual approval authority of lesser amounts, up to a maximum of $15,000 only with respect to secured consumer loans and $1,500 only with respect to unsecured consumer and industrial and consumer loans.

In addition, our loan committee may approve portfolio mortgage loans, home equity loans and lines of credit, commercial real estate loans and secured commercial and industrial loans of up to $750,000, and unsecured commercial and industrial loans and secured and unsecured consumer loans of up to $250,000.  Approval of the loan committee requires the vote of a majority of the members.  Our President and Chief Executive Officer may veto approval any loan approved by the loan committee.  Our board of directors may approve loans above those amounts, and may approve loans in excess of our in-house lending limit (up to our legal lending limits).  Approval of the board of directors requires the vote of four of the six directors.

Fixed and Adjustable-Rate Loan Schedule. The following table sets forth our fixed- and adjustable-rate loans at December 31, 2012 that are contractually due after December 31, 2013.

	Due After December 31, 2013
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$14,864	$28,953	$43,817
Commercial real estate	16,569	956	17,525
Construction and land	381	100	481
Total real estate	31,814	30,009	61,823
Commercial and industrial	2,950	248	3,198
Consumer loans:
Home equity loans and lines of credit	1,178	9,541	10,719
Other consumer	336	—	336
Total consumer	1,514	9,541	11,055
Total loans	$36,278	$39,798	$76,076

One- to Four-Family Residential Real Estate Lending.  The focus of our lending program has historically been the origination of one- to four-family residential real estate loans.  At June 30, 2013, we had $43.5 million of loans secured by one- to four-family real estate, representing 51.0% of our total loan portfolio.  In addition, at June 30, 2013, we had no residential mortgages held for sale.  We primarily originate fixed-rate residential mortgage loans, but we also offer adjustable-rate residential mortgage loans and home equity loans.  At June 30, 2013, the one- to four-family residential mortgage loans held in our portfolio were comprised of 35.4% fixed-rate loans, and 64.6% adjustable-rate loans.

We sell the majority of the one- to four-family residential mortgage loans that we originate.  During the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011, we sold $10.5 million, $31.7 million and $13.1 million, respectively, of residential mortgage loans for gains on sale of $250,000, $790,000 and $281,000, respectively.  Almost all of these loans were sold on a servicing-retained basis.  At June 30, 2013, December 31, 2012 and December 31, 2011, our servicing portfolio was $76.7 million, $74.9 million and $60.5 million, respectively, all of which related to loans that we had originated.  Servicing fees were $93,000, $159,000 and $150,000, respectively, during the six months ended June 30, 2013 and the years ended December 31, 2012 and December 31, 2011.  See “—Originations, Purchases and Sales of Loans.”

Our fixed-rate one- to four-family residential real estate loans are generally underwritten according to Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.”  We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency for Freddie Mac, which as of June 30, 2013 was generally $417,000 for single-family homes in our market area.  We also originate jumbo loans, which we generally retain in our portfolio, although we intend to develop a secondary market program with a private purchaser for certain of these jumbo loans.  At June 30, 2013, we had $4.8 million of jumbo loans.  We currently do not offer FHA and VA loans, but we plan to do so as part of our business strategy.  These loans will be originated for sale on a servicing-released, non-recourse basis in accordance with FHA and VA guidelines.

At June 30, 2013, almost all of our one- to four-family residential loans that we hold in our portfolio and our home equity loans and lines of credit were secured by properties located in our market area.  In addition, almost all of the residential mortgage loans that we originate for sale are secured by properties located in our market area.

We generally limit the loan-to-value ratios of our one- to four-family residential mortgage loans to 80% of the purchase price or appraised value, whichever is lower.  In addition, we may make one- to four-family residential mortgage loans with loan-to-value ratios between 80% and 95% of the purchase price or appraised value, whichever is less, where the borrower obtains private mortgage insurance.

Our one- to four-family residential real estate loans typically have terms of 10 to 30 years.  Our adjustable-rate one- to four-family residential real estate loans generally have fixed rates for initial terms of one, three, five or seven years, and adjust annually thereafter at a margin.  In recent years, this margin has been 275 basis points over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year.  The margin will be increased from 275 basis points to 300 basis points for new loan approvals.  The maximum amount by which the interest rate may be increased or decreased is generally 2.00% per adjustment period and the lifetime interest rate cap is generally 6.00% over the initial interest rate of the loan.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price (as interest rates increase the required payments due from the borrower also increase subject to rate caps), increasing the potential for default by the borrower.  At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates.  Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents.  Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to seven years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We also originate home equity lines of credit and fixed-term home equity loans.  See “—Consumer Lending.”

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan).  We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not offer “subprime loans” on one-to four- family residential real estate loans (i.e., loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios), or “Alt-A” loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

Commercial Real Estate Lending. We have historically focused our non-residential lending activities on commercial real estate.  However, we have revised our strategy to diversify our loan portfolio and increase our yield while improving asset quality, and we believe a key to successful implementation of this strategy is to reduce our reliance on commercial real estate lending by managing the run-off of loans that do not match our current strategy, while continuing to originate commercial real estate loans on a selective basis.  In the future, we will focus on originating loans up to our in-house lending limit, where the property is located in our market area and where we have a strong existing relationship with the borrower.  We will be more selective in our approval process based on the size of the loans and our overall relationship with the borrower.  At June 30, 2013, we had $24.0 million in commercial real estate loans, representing 28.2% of our total loan portfolio.

Our commercial real estate loans are either fixed or adjustable rate based on the prime rate as set forth in the Wall Street Journal. Our commercial real estate loans generally have initial terms of not more than five years and amortization terms of not more than 20 years, with a balloon payment at the end of the initial term.  The maximum loan-to-value ratio of our commercial real estate loans is generally 80% of the lower of the purchase price or appraised value of the property securing the loan, regardless of whether the property is owner-occupied or not.  Our commercial real estate loans are typically secured by retail, industrial, warehouse, service, medical or other commercial properties, or apartment buildings.

Set forth below is information regarding our commercial real estate loans at June 30, 2013.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)

Real estate development (1)	14	$5,840
Storage unit rental	4	1,087
Health care and social	4	1,328
Retail trade	14	2,204
Accommodation and food	10	2,733
Funeral homes	4	1,053
Legal services	2	723
Other services	22	2,308
Manufacturing	8	3,643
Recreational	4	2,038
Agriculture	2	814
Other miscellaneous	2	231
	90	$24,002

(1)         These loans are primarily loans secured by multi-tenant properties.

At June 30, 2013, the average loan balance of our outstanding commercial real estate loans was $267,000, and the largest of such loans was a $1.6 million loan secured by multiple commercial real estate properties in our market area.  This loan was performing in accordance with its original repayment terms at June 30, 2013.

We consider a number of factors in originating commercial real estate loans.  We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan.  When evaluating the qualifications of the borrower, we consider the value of the property, the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions.  In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service).  We generally require a debt service ratio of at least 1.25 times.

Commercial real estate loans entail greater credit risks compared to one- to four-family residential real estate loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service.  Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property.  Additionally, any decline in real estate values may be more pronounced for commercial real estate than residential properties.  If we foreclose on a commercial real estate loan, our holding period for the collateral is typically longer than for one- to four-family residential real estate loans because there are fewer potential purchasers of the collateral.  Further, our commercial real estate loans generally have relatively large balances to single borrowers or related groups of borrowers.  Accordingly, if any of our judgments regarding the collectability of our commercial real estate loans prove incorrect, the resulting charge-offs may be larger on a per loan basis than those incurred with respect to one- to four-family residential loans.

Commercial and Industrial Lending.  At June 30, 2013, we had $4.1 million of commercial and industrial loans, representing 4.8% of our total loan portfolio.  Because we believe that expanding our organic origination of commercial and industrial loans is essential to our profitability, we intend to increase our commercial and industrial lending by targeting businesses with between $1.0 million and $15.0 million in revenues operating in our market area, including medical, legal, accounting and other professional practices as well as traditional commercial businesses, with loan products designed to meet the needs of professional and rural development borrowers.

We offer short-term commercial and industrial loans with terms of one year or less and long-term commercial and industrial loans with terms of up to five years (up to 10 years when guaranteed by a federal government agency or when a secondary market for the loan exists).  Commercial and industrial loans are generally secured by equipment, furniture and fixtures, inventory, accounts receivable or other business assets.  The maturity of commercial and industrial loans secured by purchased equipment is fixed to correspond to 80% of the useful life of the equipment or five years, whichever is less. We endeavor not to accept as collateral highly specialized or customer-made equipment that may be difficult to dispose of in foreclosure.  In very limited circumstances where the borrower’s financial condition warrants, short-term commercial loans may be unsecured.  The interest rates on these loans are commensurate with the term and value of the collateral securing the loans.  We also offer revolving lines of credit to finance short-term working capital needs such as accounts payable and inventory.  These lines of credit are in amounts proportionate to the borrower’s working capital position, are generally predicated on an advance formula based on the stated collateral, and typically require an annual full payoff.  Our commercial lines of credit are generally priced on a floating rate basis utilizing an index rate such as the Wall Street Journal prime rate, and may be secured or, in very limited circumstances, unsecured.  We generally obtain personal guarantees with respect to all commercial and industrial loans and lines of credit.

We also offer commercial and industrial loans utilizing the SBA’s 504 Loan Program, although we did not have any of these loans outstanding at June 30, 2013.  The structure of loans provided under the SBA 504 Program reduces our credit risk and improves our collateral position.  We intend to be active in the SBA’s 7a Loan Program.  Under the 7a Program, our credit risk is reduced as a result of a loan guaranty from the SBA, generally at 75% of the total loan amount.  In addition, the guaranteed portion of the credit can be sold in the secondary market generating significant fee income opportunities.  Because we face recourse liability on these loans if they do not meet all SBA requirements, we enhance the underwriting, servicing, and review processes on these loans. During the six months ended June 30, 2013, we did not originate any SBA loans.  Increasing our origination of SBA loans is part of our lending strategy.

We typically originate commercial and industrial loans on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, the experience and stability of the borrower’s management team, earnings projections and the underlying assumptions, and the value and marketability of any collateral securing the loan.  As a result, the availability of funds for the repayment of commercial and industrial loans may be substantially dependent on the success of the business itself and the general economic environment in our market area.  Therefore, commercial and industrial loans that we originate have greater credit risk than one- to four-family residential real estate loans or, generally, consumer loans.  In addition, commercial and industrial loans often result in larger outstanding balances to single borrowers, or related groups of borrowers, and also generally require substantially greater evaluation and oversight efforts.

Set forth below is information regarding our commercial and industrial loans at June 30, 2013.

Industry Type	Number of Loans	Balance
		(Dollars in thousands)

Real estate (1)	2	$50
Storage unit rental	4	176
Health care and social	10	294
Retail trade	6	168
Accommodation and food	2	27
Cabling / Fiber	1	533
Other services	22	667
Manufacturing	11	1,890
Other miscellaneous	2	325
	60	$4,130

(1)         Consists of working lines of credit to owners of rental properties that are not secured by real estate.

At June 30, 2013, the average loan balance of our outstanding commercial and industrial term loans was $69,000, and the largest outstanding balance was a $595,000 loan secured by all of the business assets, including equipment, inventory and accounts receivable, of a commercial printer in our market area. This loan was performing in accordance with its original repayment terms at June 30, 2013.

We believe that commercial and industrial loans will provide growth opportunities for us, and we expect to increase this business line in the future in order to develop banking relationships with depositors and related mortgage lending customers. We expect to hire one or two additional commercial lenders with credit administration experience and business development and marketing skills, which we expect will increase our pipeline of commercial and industrial loan commitments.  The additional capital we receive in connection with the stock offering will modestly increase our maximum lending limits and will allow us to increase the amounts of our loans to one borrower.

Our commercial and industrial loans are originated primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of equipment, inventory or accounts receivable. Credit support provided by the borrower for most of these loans and the probability of repayment is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. As a result, in the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers. The collateral securing other loans may depreciate over time, may be difficult to appraise and may fluctuate in value, and the cash flows of the borrower may fluctuate based on the success of the business.

Consumer Lending.  At June 30, 2013, we had $11.8 million, or 13.9% of our loan portfolio, in consumer loans, including $11.3 million in home equity loans and lines of credit and $503,000 in other consumer loans.

Our home equity lines of credit and fixed-term equity loans are secured by residential property, are fixed or variable rate, and are approved with a maximum maturity of 10 years.  Home equity lines of credit and fixed-term equity loans are generally originated in accordance with the same standards as one- to four-family residential mortgage loans. We extend home equity lines of credit and fixed-term equity loans on owner-occupied property regardless of whether we hold the first mortgage, and on investment properties only if we hold the first mortgage.  We do not extend home equity lines of credit unless the combined loan-to-value ratio of the first mortgage and the home equity line of credit or fixed-term equity loan is less than 70%, or less than 80% if we hold the first mortgage.  If we hold the first mortgage and the borrower’s credit score is above 740, we will extend credit up to a combined 90% loan-to-value ratio.

Home equity lines of credit and fixed-term equity loans have greater risk than one- to four-family residential real estate loans secured by first mortgages.  Our interest is generally subordinated to the interest of the institution holding the first mortgage.  Even where we hold the first mortgage, we face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure and we may be unsuccessful in recovering the remaining balance from those customers.  Particularly with respect to our home equity lines of credit and fixed-term equity loans, decreases in real estate values could adversely affect the value of property used as collateral.

At June 30, 2013, we had $10.2 million, or 12.0% of our loan portfolio, in home equity lines of credit and $1.1, or 1.3% of our loan portfolio, in fixed-term equity loans.  We also had an additional $8.9 million in unused commitments on home equity lines of credit.  The largest outstanding balance of any home equity line of credit was $498,000 and the largest outstanding balance of any fixed-term equity loan was $46,000.  These loans were performing in accordance with their original repayment terms at June 30, 2013.

Consumer loans other than home equity lines of credit and fixed-term equity loans have either a variable or fixed-rate of interest for a term of up to six years, depending on the type of collateral and the creditworthiness of the borrower.  Our consumer loans may be secured by deposits, automobiles, boats, motorcycles, snowmobiles or recreational vehicles.  Consumer loans are generally limited to 100% of the purchase price (excluding sales tax) with respect to new vehicles, and 100% of NADA retail value or cost, whichever is less, with respect to used vehicles, and loans of up to $5,000 may be unsecured depending on the creditworthiness of the borrower.

Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates.  In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer loans generally have greater credit risk compared to longer-term loans secured by improved, owner-occupied real estate, particularly unsecured loans and consumer loans that are secured by rapidly depreciable assets, such as automobiles.  In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance.  As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Construction and Land Lending.  Prior to 2009, under a previous management team, we originated significant amounts of construction loans, particularly real estate development (residential plat or subdivision loans) and speculative commercial construction loans, many of which were not located in our market area.  We have reduced land development and speculative construction loans from $14.5 million at December 31, 2008 to approximately $383,000 at June 30, 2013.  Our business strategy does not contemplate the origination of speculative construction and land development loans, although we will continue to maintain a modest portfolio of residential and commercial construction loans and land loans where we have banking relationships with the borrower and the property is located within our market area.

At June 30, 2013, we had $1.8 million, or 2.1% of our total loan portfolio, in construction and land loans.  Of these, $892,000 were loans for the construction by individuals of their primary residences, $547,000 were loans where raw land serves as collateral other than for construction and development purposes (including one loan in the amount of approximately $318,000 secured by a parcel of land utilized by an RV dealer as an outdoor showroom), and $383,000 were construction and land development loans.  At June 30, 2013, our largest construction and land loan was a $294,000 loan secured by a primary residence located in our market area.  This loan was performing in accordance with its original repayment terms at June 30, 2013.

Our residential construction loans generally have initial terms of 12 months (subject to extension), during which the borrower pays interest only.  Upon completion of construction, these loans convert to conventional amortizing mortgage loans. We do not extend credit if construction has already commenced, except in unique circumstances and upon the approval of the President and Chief Executive Officer or the loan committee and if title insurance is obtained.  Our residential construction loans have rates and terms comparable to one- to four-family residential real estate loans that we originate.  The maximum loan-to-value ratio of our residential construction loans is generally 80% of the lesser of the appraised value of the completed property, which may be up to 100% of the cost to build if the land is owned by borrower free and clear, or the total cost of the construction project.  Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans.

Our commercial construction loans generally have terms consistent with the duration of the construction process, with a maximum of 18 months, during which the borrower pays interest only.  The borrower must have a commitment for permanent financing at the conclusion of the construction loan, preferably with Edgewater Bank.  Our commercial construction loans have rates and terms comparable to commercial real estate loans that we originate.  The maximum loan-to-value of our commercial construction loans is 80% of the lesser of the appraised value of the completed property or the confirmed purchase price for the land plus the value of the improvements.  Commercial construction loans are generally underwritten pursuant to the same guidelines used for originating permanent commercial real estate loans.

All construction loans require the borrower to engage a licensed contractor and for the contractor to provide a complete construction budget and timeline, plus a statement of planned sub-contractors and estimated payments to each.  The borrower must obtain title insurance.  Construction advances are approved through the title insurance company and require appropriate lien waivers from the contractor and sub-contractors.  For each draw request, an inspection of the construction is required prior to disbursement of loan proceeds.

We make raw land loans on a very limited basis.  These loans have terms of not more than five years with amortization periods of not more than 15 years. The maximum loan-to-value of these loans is 65% of the lesser of the appraised value or the purchase price of the property. We will also originate land loans secured by building lots.  Lot loans may be approved on a short-term interest-only basis if the borrower plans to pay-off the loan through construction financing or other means within 12 months and the borrower qualifies for such financing.  If the lot loan is not short-term in nature, it will be structured on fully amortizing basis, with the borrower obligated to pay principal and interest.

Construction and land lending generally involves greater credit risk than long-term financing on improved, owner-occupied real estate.  Risk of loss on a construction or loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions.  If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property.  Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property.  Construction and land loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs.  In addition, the ultimate sale or rental of the property may not occur as anticipated.  Land loans pose additional risk because the property generally does not produce income and may be relatively illiquid.

Loan Originations, Participations, Purchases and Sales.

We originate real estate and other loans through employee marketing and advertising efforts, our existing customer base, walk-in customers and referrals from customers.  All loans that we originate are underwritten pursuant to our policies and procedures.

We sell a majority of the conventional one- to four-family residential mortgage loans that we originate into the secondary market.  In recent years, we have sold most of the fixed-rate, one- to four-family residential real estate loans that we originated for sale to Freddie Mac on a servicing-retained basis, although we are also approved to sell to the Federal Home Loan Bank of Indianapolis and intend to investigate the possibility of becoming approved to sell to Fannie Mae.  We originate a limited number of residential mortgage loans for sale on a servicing-released basis based on the circumstances of the borrower and with specific loan approval.  Otherwise we consider the secondary market conditions and our asset and liability management and liquidity demands and interest rate risk analysis on an ongoing basis in making decisions as to whether to hold the mortgage loans we originate for investment or to sell such loans to investors, choosing the strategy that is most advantageous to us from a profitability and risk management standpoint.  For the six months ended June 30, 2013, we sold $10.5 million of mortgage loans, and for the year ended December 31, 2012, we sold $31.7 million of mortgage loans.  All of the mortgage loans were sold on a servicing-retained basis. At June 30, 2013, we serviced $76.7 million of fixed-rate, one- to four-family residential real estate loans that we originated and sold in the secondary market.

From time to time, we may purchase loan participations secured by properties within and outside of our primary lending market area in which we are not the lead lender, but where we are familiar with the lead lender and its underwriting standards, lending staff and credit risk tolerance.  In these circumstances, we follow our customary loan underwriting and approval policies, and do not rely solely on the underwriting processes of the lead lender.  We do not currently have any purchased loan participations, but we intend to review a limited number of participation opportunities in the future.

The following table shows our loan origination, purchases, sales and repayment activities for the years indicated.

	Six Months Ended June 30,	Years Ended December 31,
	2013	2012	2011

Total loans, including loans held for sale, at beginning of period	$90,651	$108,193	$121,539

Loans originated:
Real estate loans:
One- to four-family residential	14,413	36,423	$17,436
Commercial real estate	3,581	15,191	7,477
Construction and land	625	839	1,531
Total real estate	18,619	52,453	26,444
Commercial and industrial	3,445	5,015	7,552
Consumer loans:
Home equity loans and lines of credit	981	3,072	2,199
Other consumer	274	368	154
Total consumer	1,255	3,440	2,353
Total loans	23,319	60,908	36,349

Loans Purchased	—	—	—

Loans sold:
Real estate loans:
One- to four-family residential	(10,461)	(31,710)	(13,108)
Commercial real estate	—	—	—
Construction and land	—	—	—
Total real estate	(10,461)	(31,710)	(13,108)
Commercial and industrial	—	—	—
Consumer loans:
Home equity loans and lines of credit	—	—	—
Other consumer	—	—	—
Total consumer	—	—	—
Total loans	(10,461)	(31,710)	(13,108)

Principal repayments	(18,279)	(46,740)	(36,587)

Net loan activity	(5,421)	(17,542)	(13,346)
Total loans, including loans held for sale, at end of period	$85,230	$90,651	$108,193

Delinquencies, Classified Assets and Non-Performing Assets

Delinquency Procedures.  When a borrower fails to make a required monthly payment on a residential real estate loan, the loan officer reports the delinquency to the loan committee, which then determines whether responsibility for the loan will remain with the loan officer or transferred to the appropriate collections or risk management personnel.  Our policies provide that a late notice be sent when a loan is 15 days past due, and a second late notice be sent when a loan is 30 days past due. In addition, we may call the borrower when the loan is 15 days past due, and we attempt to cooperate with the borrower to determine the reason for nonpayment and to work with the borrower to establish a repayment schedule that will cure the delinquency.  Once the loan is considered in default, generally at 90 days past due, a certified letter is generally sent to the borrower explaining that the entire balance of the loan is due and payable, the loan is placed on non-accrual status, and additional efforts are made to contact the borrower.  If the borrower does not respond, we generally initiate foreclosure proceedings when the loan is 150 to 180 days past due.  If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments.  In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize his or her financial affairs.

When we foreclose on real estate located in the state of Michigan and have acquired the sheriff’s deed on the property through the foreclosure process, the loan is classified as “in redemption” pursuant to

Michigan law for a period of up to one year during which time the borrower is able to redeem the subject property.  As a result, during this period, the borrower is permitted to occupy the property, and we are not permitted to dispose of the property, although we classify the property as real estate owned.  The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses.  Estimated fair value is based on a new appraisal which is obtained as soon as practicable. Subsequent decreases in the value of the property are charged to operations.  After acquisition, and potentially during the redemption period, all costs incurred in maintaining the property are expensed.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell. We generally attempt to sell real estate owned as soon as possible after foreclosure.  Foreclosure laws vary depending on the state in which the property is located, so our foreclosure process may vary as a result.  For example, there is no redemption period in the state of Indiana, so we become the owner of foreclosed property upon acquisition of the sheriff’s deed.  The majority of our mortgage loans are secured by property located in the state of Michigan.

Delinquent commercial and industrial, commercial real estate, construction and consumer loans are handled in a similar fashion.  Our procedures for repossession and sale of consumer collateral are subject to various requirements under applicable laws, including consumer protection laws.  In addition, we may determine that foreclosure and sale of such collateral would not be cost-effective for us.

Troubled Debt Restructurings.  We occasionally modify loans to extend the term or make other concessions to help a borrower stay current on his or her loan and to avoid foreclosure.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance. We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, to provide for longer amortization schedules (up to 40 years), or to provide for interest-only terms.  These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests.  We generally limit the terms of workout plans to 24 months and the amortization periods of workout plans to 30 years for residential real estate loans, 15 years for commercial real estate loans and 5 years for other secured loans.

At June 30, 2013, we had 23 loans totaling $3.4 million that were classified as troubled debt restructuring.  Of these, 11 loans totaling $1.4 million were included in our non-accrual loans at such date because they were either not performing in accordance with their modified terms or had been performing in accordance with their modified terms for less than six months since the date of restructuring.  Of our troubled debt restructurings, 19 loans totaling $3.0 million, including 11 loans totaling $1.4 million included in non-accrual loans at June 30, 2013, are loans originated prior to 2009.

Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	Loans Delinquent For
	30-59 Days		60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
At June 30, 2013
Real estate loans:
One- to four-family residential	13	$1,197	6	$860	17	$934	36	$2,991
Commercial real estate	1	102	—	—	3	577	4	679
Construction and land	1	298	—	—	1	115	2	413
Total real estate	15	1,597	6	860	21	1,626	42	4,083
Commercial and industrial	—	—	—	—	—	—	—	—
Consumer loans:
Home equity loans and lines of credit	—	—	2	82	2	128	4	210
Other consumer	1	20	—	—	—	—	1	20
Total consumer	1	20	2	82	2	128	5	230
Total loans	16	$1,617	8	$942	23	$1,754	47	$4,313

At December 31, 2012
Real estate loans:
One- to four-family residential	18	$1,319	7	$512	12	$1,403	37	$3,234
Commercial real estate	—	—	2	281	1	280	3	561
Construction and land	—	—	—	—	1	115	1	115
Total real estate	18	1,319	9	793	14	1,798	41	3,910
Commercial and industrial	3	43	—	—	—	—	3	43
Consumer loans:
Home equity loans and lines of credit	3	96	2	22	1	11	6	129
Other consumer	1	5	—	—	—	—	1	5
Total consumer	4	101	2	22	1	11	7	134
Total loans	25	$1,463	11	$815	15	$1,809	51	$4,087

At December 31, 2011
Real estate loans:
One- to four-family residential	15	$1,401	7	$506	16	$1,474	38	$3,381
Commercial real estate	2	928	1	299	5	1,154	8	2,381
Construction and land	—	—	—	—	—	—	—	—
Total real estate	17	2,329	8	805	21	2,628	46	5,762
Commercial and industrial	4	1,319	3	567	—	—	7	1,886
Consumer loans:
Home equity loans and lines of credit	4	47	1	30	5	130	10	207
Other consumer	—	—	—	—	—	—	—	—
Total consumer	4	47	1	30	5	130	10	207
Total loans	25	$3,695	12	$1,402	26	$2,758	63	$7,855

Classified Assets.  Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the FDIC to be of lesser quality, as “substandard,” “doubtful” or “loss.”  An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected.  Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.”  Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted.  Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.  At June 30, 2013, we had $2.5 million of loans designated as “special mention,” of which $2.2 million related to commercial real estate loans originated prior to 2009.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate.  General allowances represent allowances which have been established to cover losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets.  When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount.  An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.  Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or delinquency status, or if the loan possesses weaknesses although currently performing.  Management reviews the status of each loan on our watch list on a quarterly basis with the directors’ loan committee and then with the full board of directors. If a loan deteriorates in asset quality, the classification is changed to “special mention,”  “substandard,”  “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

The following table sets forth our amounts of classified assets as of the dates indicated.  Amounts shown at June 30, 2013 and December 31, 2012 and 2011 include approximately $3.6 million, $3.7 million and $2.9 million of nonperforming loans, respectively.  The related specific valuation allowance in the allowance for loan losses for such nonperforming loans was $240,000, $293,000, and $152,000 at June 30, 2013 and December 31, 2012 and 2011, respectively.

		At December 31,
	At June 30, 2013	2012	2011
	(In thousands)
Classified assets:
Substandard loans(1)	$4,275	$4,512	$4,069
Doubtful loans	—	479	1,195
Loss loans	—	—	—
Real estate owned and other repossessed assets(2)	1,362	3,191	583
Total classified assets	$5,637	$8,182	$5,847

(1)                                 Includes non-accruing loans that are more than 90 days past due.

(2)                                 Includes real estate totaling $0, $473,000 and $175,000 at June 30, 2013, December 31, 2012 and December 31, 2011, respectively, that was subject to the redemption period under Michigan law.

The decrease in classified assets to $5.6 million at June 30, 2013 from $5.8 million at December 31, 2011 is the continuation of a trend of declining classified assets that began in 2009.  This decrease was primarily due to the enhanced review of our nonperforming assets, which resulted in significant charge-offs and losses on sales of real estate owned.  The largest components of classified loans were commercial real estate and speculative construction and land development loans originated prior to the change in management that occurred in 2009, which totaled $12.7 million, or 90.2% of our total classified loans (including speculative construction and land development loans, which totaled $4.8 million, or 34.3% of our classified loans) at January 31, 2009; $2.9 million, or 57.2% of our total classified loans (including speculative construction and land development loans of $115,000, or 2.3% of our classified loans) at December 31, 2012; and $2.2 million, or 50.7% of our classified loans (including speculative construction and land development loans of $115,000, or 2.7% of our classified loans) at June 30, 2013.  In addition, our largest classified loan relationship was $2.8 million at January 31, 2009, compared to $891,000 at June 30, 2013.  Management believes it has resolved the majority of our problem assets, particularly the speculative construction and land development loans originated prior to 2009, but continues to closely monitor and aggressively manage these classified loans.  We intend to resolve these remaining loan relationships by the end of 2013 or the first six months of 2014, depending on the timing of real estate sales and legal proceedings.  Our level of classified assets and expenses to resolve such loans will remain elevated during such period.  It is our experience that a significant number of classified non-owner occupied commercial real estate that were originated prior to 2009 historically have become non-performing loans.

Non-Performing Assets.  Non-performing assets decreased to $5.4 million, or 4.5% of total assets, at June 30, 2013 from $7.8 million, or 6.3% of total assets, at December 31, 2012 after increasing from $3.9 million, or 2.9% of total assets, at December 31, 2011.  Inadequate underwriting practices by our previous management team prior to 2009 and general economic conditions since 2009, including declines in the profitability of commercial enterprises, elevated unemployment and a decline in real estate values, are the primary cause of elevated levels of delinquencies and foreclosures in commercial real estate loans, which totaled $2.9 million, or 53.1% of our non-performing assets, at June 30, 2013 and the increase in delinquencies and foreclosures in one- to four-family residential mortgage loans, which totaled $1.8 million, or 32.5% of our non-performing assets at June 30, 2013.  The largest components of non-performing loans were commercial real estate and speculative construction and land development loans originated prior to the change in management that occurred in 2009, which totaled $2.9 million, or 60.0% of our total non-performing loans (including speculative construction and land development loans of $2.4 million, or 50.8% of our non-performing loans) at January 31, 2009; $2.4 million, or 52.6% of our non-performing loans (including speculative construction and land development loans of $115,000, or 2.5% of our non-performing loans) at December 31, 2012; and $2.0 million, or 49.4% of our non-performing loans (including speculative construction and land development loans of $115,000, or 2.8% of our non-performing loans) at June 30, 2013.  In addition, our largest non-performing loan relationship was $2.2 million at January 31, 2009, compared to $891,000 at June 30, 2013.

We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed.  Interest received on nonaccrual loans is applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.  Troubled debt restructurings are loans that have renegotiated loan terms to assist borrowers who are unable to meet the original terms of their loans, with modifications to loan terms including a lower interest rate, a reduction in principal, or a longer term to maturity.  Troubled debt restructurings are restored to accrual status when the obligation is brought current, has performed in accordance with the revised contractual terms for six months and the ultimate collectability of the total contractual principal and interest is deemed probable.

The following table sets forth information regarding our non-performing assets and troubled debt restructurings at the dates indicated.  The information reflects net charge-offs but not specific allowances for loan losses.  Troubled debt restructurings are loans where the borrower is experiencing financial difficulty and for which either a portion of interest or principal has been forgiven or an extension of term granted, or the terms of which have been modified to reflect interest rates materially less than current market rates.

	At June 30,	At December 31,
	2013	2012	2011

Non-accrual loans:
Real estate loans:
One- to four-family residential	$1,388	$1,855	$1,623
Commercial real estate	1,858	2,029	994
Construction and land	135	395	494
Total real estate	3,381	4,279	3,111
Commercial and industrial	374	43	—
Consumer loans:
Home equity loans and lines of credit	267	122	64
Other consumer	—	—	—
Total consumer	267	122	64
Total non-accrual loans	4,022	4,444	3,175

Loans 90 days or more past due and still accruing:
Real estate loans:
One- to four-family residential	15	149	78
Commercial real estate	—	—	—
Construction and land	—	—	—
Total real estate	15	149	78
Commercial and industrial	—	—	—
Consumer loans:
Home equity loans and lines of credit	—	12	67
Other consumer	—	—	—
Total consumer	—	12	67
Total loans 90 days or more past due and still accruing	15	161	145

Total non-performing loans	4,037	4,605	3,320

Real Estate Owned and Other Repossessed Assets:
Real estate loans:
One- to four-family residential	353	288	248
Commercial real estate	1,009	2,430	110
Construction and land	—	—	50
Total real estate	1,362	2,718	408
Commercial and industrial	—	—	—
Consumer loans:
Home equity loans and lines of credit	—	—	—
Other consumer	—	—	—
Total consumer	—	—	—
Total real estate owned before loans in redemption	1,362	2,718	408
Loans in redemption (1)	—	473	175
Total real estate owned and other repossessed assets	1,362	3,191	583

Total non-performing assets	$5,399	$7,796	$3,903

Troubled debt restructurings:
Real estate loans:
One- to four-family residential	$1,854	$2,459	$379
Commercial real estate	1,041	1,742	917
Construction and land	383	384	483
Total real estate	3,278	4,585	1,779
Commercial and industrial	—	—	—
Consumer loans:
Home equity loans and lines of credit	102	104	25
Other consumer	—	—	—
Total consumer	102	104	25
Total loans	$3,380	$4,689	$1,804

Total non-performing loans and troubled debt restructurings	$7,417	$9,294	$5,124

Ratios:
Non-performing loans to total loans	4.74%	5.12%	3.09%
Non-performing assets to total assets	4.49%	6.32%	2.87%
Non-performing assets and troubled debt restructurings to total assets	7.30%	10.12%	4.19%

(1)                                 Represents real estate that is subject to the redemption period under Michigan law.

Interest income that would have been recorded for the six months ended June 30, 2013 and the year ended December 31, 2012, had non-accruing loans been current according to their original terms amounted to $83,000 and $138,000, respectively.  No interest related to these loans was included in interest income for the six months ended June 30, 2013 and the year ended December 31, 2012.

Non-performing one- to four-family residential real estate loans totaled $1.4 million at June 30, 2013 and consisted of 24 loans, the largest of which totaled $214,000.  Non-performing commercial real estate loans totaled $1.9 million at June 30, 2013 and consisted of five loan relationships.  Non-performing commercial and industrial loans consisted of one loan totaling $374,000, non-performing construction and land development loans totaled $135,000 (including one loan totaling $115,000 that was originated prior to 2009), and other non-performing loans totaled $267,000 at June 30, 2013.

Real estate owned totaled $1.4 million at June 30, 2013, including $353,000 of one- to four-family residential properties and $1.0 million of commercial real estate properties, all of which was related to loans originated prior to 2009.

At June 30, 2013, our three largest non-performing loan relationships were a commercial real estate relationship totaling $891,000, a commercial and industrial loan totaling $374,000 secured by equipment and other business assets, and a commercial real estate loan totaling $327,000.  All of these loan relationships were originated prior to 2009.

Other Loans of Concern.  Other than $2.5 million of loans designated by management as “special mention,” of which $2.2 million related to commercial real estate loans originated prior to 2009, there were no other loans at June 30, 2013 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses.  Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio.  We evaluate the need to establish allowances against losses on loans on a quarterly basis.  When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio.  Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan as well as the shortfall in collateral value could result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using either the original independent appraisal if it is less than 18 months old, adjusted for current economic conditions and other factors, or a new independent appraisal, and related general or specific allowances for loan losses are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is uncertainty about the value of the underlying collateral, we will order a new independent appraisal if it has not already been obtained. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Specific Allowances for Identified Problem Loans.  We establish a specific allowance when loans are determined to be impaired.  Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses.  Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.  In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio.  We establish a general allowance for loans that are not classified as impaired to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets.  This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio.  The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date.  These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.  The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2013	2012	2012	2011
	(Dollars in thousands)

Balance at beginning of period	$1,504	$1,443	$1,443	$2,695

Charge-offs:
Real estate loans:
One- to four-family residential	$(123)	$(3)	$(54)	$(1,062)
Commercial real estate	(245)	(84)	(535)	(354)
Construction and land	—	—	(100)	(128)
Total real estate	(368)	(87)	(689)	(1,544)
Commercial and industrial	—	—	—	—
Consumer loans:
Home equity loans and lines of credit	(85)	(29)	(155)	(77)
Other consumer	—	—	(1)	(1)
Total consumer	(85)	(29)	(156)	(78)
Total loans	$(453)	$(116)	$(845)	$(1,622)

Recoveries:
Real estate loans:
One- to four-family residential	$1	$1	$2	$143
Commercial real estate	—	—	4	—
Construction and land	—	—	—	—
Total real estate	1	1	6	143
Commercial and industrial	—	—	—	—
Consumer loans:
Home equity loans and lines of credit	—	1	10	2
Other consumer	—	—	—	—
Total consumer	—	1	10	2
Total loans	$1	$2	$16	$145

Net charge-offs	(452)	(114)	(829)	(1,477)
Provision for loan losses	240	230	890	225

Balance at end of period	$1,292	$1,559	$1,504	$1,443

Ratios:
Net charge-offs to average loans outstanding (annualized)	0.52%	0.11%	0.82%	1.28%
Allowance for loan losses to non-performing loans at end of period	32.00%	51.81%	32.66%	43.46%
Allowance for loan losses to total loans at end of period	1.52%	1.55%	1.70%	1.34%

Allocation of Allowance for Loan Losses.  The following table sets forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated.  The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

				At December 31,
	At June 30, 2013			2012			2011
	Allowance for Loan Losses	Percent of Allowance for Loan Loss by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance for Loan Loss by Category	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance for Loan Loss by Category	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$127	9.83%	51.00%	$244	16.22%	49.46%	$360	24.95%	48.61%
Commercial real estate(1)	831	64.32	30.30	1,089	72.41	31.97	981	67.98	33.34
Total real estate	958	74.15	81.30	1,333	88.63	81.43	1,341	92.93	81.95
Commercial and industrial	218	16.87	4.84	33	2.19	4.65	12	0.83	4.02
Consumer loans(2)	116	8.98	13.86	138	9.18	13.92	90	6.24	14.03
Total allocated allowance	1,292	100.00%	100.00%	1,504	100.00%	100.00%	1,443	100.00%	100.00%

Unallocated allowance	—			—			—

Total allowance for loan losses	$1,292			$1,504			$1,443

(1)         Includes construction and land loans.

(2)         Includes home equity loans and lines of credit.

At June 30, 2013, our allowance for loan losses represented 1.5% of total loans and 32.0% of non-performing loans, at December 31, 2012, our allowance for loan losses represented 1.7% of total loans and 32.7% of non-performing loans, and at December 31, 2011, our allowance for loan losses represented 1.3% of total loans and 43.5% of non-performing loans.  There were $452,000, $829,000, and $1.5 million in net loan charge-offs during the six months ended June 30, 2013 and the fiscal years ended December 31, 2012 and December 31, 2011, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations.  Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result.  Furthermore, as an integral part of its examination process, the OCC will periodically review our allowance for loan losses.  The OCC may require that we increase our allowance based on its judgments of information available to it at the time of its examination.  Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Securities Activities

General.  The goals of our investment policy are to provide and maintain liquidity to meet day-to-day, cyclical and long-term liquidity need, to help mitigate interest rate and market risk within the parameters of our interest rate risk policy, and to generate a dependable flow of earnings within the context of our interest rate and credit risk objectives.  In recent years beginning with the recession which began in 2008 and the subsequent challenging economic environment, our strategy has been to reduce the maturities of our investment securities portfolio and to focus on quality and liquidity instead of yield.  Subject to loan demand and our interest rate risk analysis, we will increase the balance of our investment securities portfolio when we have excess liquidity.

Our investment policy was adopted by the board of directors.  The investment policy is reviewed annually by the board of directors.  Authority to make investments under the approved investment policy is delegated to our President, who serves as Investment Officer.  We utilize the services of a third party investment advisor for specific recommendations and review of our investment portfolio and investment activities.  The investment portfolio is reviewed quarterly by the Bank’s asset liability management committee and the third party advisor, and an independent market pricing of the investment portfolio is obtained on at least a monthly basis.  The President reports to the board of directors on at least a quarterly basis with respect to liquidity, credit quality, market risk and recent investment activity.  Any exceptions to the investment policy are made only upon the recommendation of the President, and with the concurrence of our third party advisor and two members of the asset liability management committee.

Our current investment policy permits, with certain limitations, investments in United States Treasury securities with maturities up to 10 years; securities issued by the United States Government and its agencies or government sponsored enterprises with maturities up to 30 years (15 years for agency notes and bonds); pass-through mortgage-backed securities (MBS) issued by Fannie Mae, Ginnie Mae and Freddie Mac with an average life up to seven years; collateralized mortgage obligations (CMO) with an average life up to seven years; private issue MBSs and CMOs with average life up to five years; general, revenue, and escrowed obligations issued by states, counties and municipalities with maturities up to 15 years; corporate notes and bonds issued by U.S. corporations with maturities up to five years; bank notes with maturities up to five years; insured certificates of deposit with maturities up to four years; Fed funds sold to U.S. banks; and equity investments in the Federal Reserve Bank of Indianapolis and the Federal Home Loan Bank of Indianapolis or acquired in foreclosure, settlement or workout of debts previously contracted.

Prior to any investment and on an ongoing basis, MBSs, CMOs and certain other investment instruments are subject to an independent analysis as to the impact that changes in interest rates will have on cash flow and market value of each security.  In addition, prior to any purchase and on an ongoing basis, all securities are subject to a price sensitivity test to determine the impact of an immediate and sustained shift in the yield curve.  This test will be performed using either our internal interest rate simulation model or a model available from a reputable third party other than the broker or dealer selling the instrument.  If the change in price exceeds, generally, an increase of 17% resulting from changes in interest rates of +300 bp to -300 bp, or a decrease of 17% resulting from changes in interest rates of +100 bp to +300 bp, these securities may be purchased, but are limited to 10% of our portfolio.

Our current investment policy does not permit any investment with the intent to sell or capture changes in price over 30 days or less.  Specifically, our policy prohibits hedging activities and higher risk transactions such as futures, options or swap transactions; coupon stripping; gains trading; short sales; securities lending; buying or selling a security between the announcement of an offering and the issuance of the security, or “when issued” trading; transactions that are closed or sold on or before the settlement date, or “pair-offs”; selling securities at a price above market value while purchasing other securities at above market value, or “adjusted” trading; covered calls; extended settlements other than in the normal course of business; or repurchase or reverse repurchase agreements. In addition, we do not invest in stripped mortgage-backed securities; purchasing securities on margin; CMOs secured by mortgage assets not backed by the credit support of a U.S. government agency; floating rate derivatives; CMO residual or “Z tranche” bonds; long-term zero coupon bonds; complex securities and derivatives as defined in federal banking regulations; and other high-risk securities that do not pass the interest rate sensitivity tests set forth in our investment policy.

Our investment policy also requires that certain investment instruments be rated, and that our investment portfolio meet certain diversification requirements, with U.S. Treasury permitted up to 100% of our portfolio; GNMA obligations permitted up to 50% of our portfolio; and U.S. government and agency notes and bonds permitted up to 30% of our portfolio per issuer; U.S. government and agency MBSs permitted up to 30% of our portfolio per issuer; U.S. government agency CMOs permitted up to 35% of our portfolio per issuer (combined with MBSs issued by the same issuer); private issue MBSs and CMOs permitted up to 10% of our portfolio; SBA pools up to 10% of our portfolio; rated general obligation bank-qualified municipal obligations permitted up to 50% of our portfolio; and corporate and other investments generally limited to 10% of our portfolio.

U.S. Government and Agency Obligations.  At June 30, 2013, we had U.S. government and agency securities with a carrying value of $7.5 million, which constituted 42.3% of our securities portfolio.  While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Mortgage-Backed Securities and Collateralized Mortgage Obligations.  At June 30, 2013, we had mortgage-backed securities with a carrying value of $4.8 million, which constituted 27.2% of our securities portfolio, and CMOs with a carrying value of $2.0 million, which constituted 11.4% of our securities portfolio.  Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees.  Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages.  The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Edgewater Bank.  The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees.  All of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities.  In addition, residential mortgage-backed securities may be used to collateralize our borrowings.  Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities.  Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Municipal Securities.  At June 30, 2013, we had municipal securities with a carrying value of $3.4 million, which constituted 19.1% of our securities portfolio.  Most of our current municipal securities are in principal amounts of $500,000 or less, were issued by counties and municipalities located in the states of Michigan, Ohio, Wisconsin, Indiana and Pennsylvania, and have maturities not in excess of 5 years.  These securities generally provide slightly higher yields than U.S. government and agency securities and mortgage-backed securities, but are not as liquid as such other investments, so we typically maintain investments in municipal securities, to the extent appropriate, for generating returns in our investment portfolio.

Federal Home Loan Bank Stock. We hold common stock of the Federal Home Loan Bank of Indianapolis in connection with our borrowing activities totaling $1.4 million at June 30, 2013.  The Federal Home Loan Bank common stock is carried at cost and classified as restricted equity securities.  We may be required to purchase additional Federal Home Loan Bank stock if we increase borrowings in the future.  The following table sets forth the composition of our investment securities portfolio at the dates indicated, excluding stock of the Federal Home Loan Bank of Indianapolis.

The following table sets forth the composition of our investment securities portfolio, all of which were available for sale, at the dates indicated, excluding stock of the Federal Home Loan Bank of Indianapolis.

			At December 31,
	At June 30, 2013		2012		2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

U.S. government and federal agency obligations	$7,592	$7,507	$4,040	$4,092	$5,048	$5,095
U.S. government-sponsored enterprise mortgage-backed securities	4,818	4,819	5,716	5,810	3,043	3,139
U.S. government-sponsored enterprise collateralized mortgage obligations securities	1,987	2,021	2,511	2,566	3,494	3,550
State and municipal	3,361	3,384	2,051	2,087	1,798	1,847
Corporate	—	—	—	—	1,005	1,013

Total	$17,758	$17,731	$14,318	$14,555	$14,388	$14,644

At June 30, 2013, we had no investments in a single entity (other than United States government or agency sponsored securities) that had an aggregate book value in excess of 10% of our total equity.

Securities Portfolio Maturities and Yields.  The following table sets forth the composition, stated maturities and weighted average yields of our investment securities portfolio at June 30, 2013.  Securities available for sale are carried at fair value.  Mortgage-backed securities, including collateralized mortgage obligations, are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan repayments.  In addition, under the structure of some of our CMOs, the short- and intermediate-term tranche interests have repayment priority over the longer term tranche interests of the same underlying mortgage pool.  Finally, some of our U.S. Treasury and other securities are callable at the option of the issuer.  Certain securities have interest rates that are adjustable and will reprice annually within the various maturity ranges.  These repricing schedules have not been reflected in the table below.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available-for-sale:
U.S. government and federal agency obligations	$2,516	1.15%	$2,495	1.00%	$2,581	1.12%	$—	—%	$7,592	$7,507	1.09%
U.S. government-sponsored enterprise mortgage-backed securities	17	4.46	—	—	3,342	1.14	1,459	2.62	4,818	4,819	1.60
U.S. government-sponsored enterprise collateralized mortgage obligations securities	—	—	—	—	959	1.47	1,028	1.79	1,987	2,021	1.64
State and municipal	—	—	3,361	1.45	—	—	—	—	3,361	3,384	1.45
Total securities available for sale	$2,533	1.17%	$5,856	1.26%	$6,882	1.18%	$2,487	2.28%	$17,758	$17,731	1.36%

The following table shows the purchase, sale and amortization and repayment activity in our securities portfolio during the periods indicated:

	For the Six Months Ended June 30,		For the years ended December 31,
	2013	2012	2012	2011
	(In thousands)

Total at beginning of period	$14,318	$14,388	$14,388	$14,323

Purchases of:
U.S. government and federal agency obligations	3,583	1,543	1,543	3,562
U.S. government-sponsored enterprise mortgage-backed securities	—	2,091	4,152	—
U.S. government-sponsored enterprise collateralized mortgage obligations securities	—	—	—	—
State and municipal	1,311	951	1,546	508
Corporate	—	—	—	—

Deduct:
U.S. government and federal agency obligations	(31)	(2,524)	(2,552)	(1,019)
U.S. government-sponsored enterprise mortgage-backed securities	(898)	(545)	(1,479)	(1,007)
U.S. government-sponsored enterprise collateralized mortgage obligations securities	(524)	(472)	(982)	(958)
State and municipal	(1)	(1,292)	(1,293)	(1)
Corporate	—	(504)	(1,005)	(1,020)

Net activity	3,440	(752)	70	(65)

Total at end of period	$17,758	$13,636	$14,318	$14,388

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities.  We also use borrowings, primarily Federal Home Loan Bank of Indianapolis advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds.  In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets.  While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. To a lesser extent, we may utilize repurchase agreements or Fed funds sold as funding sources.

Deposits. Our deposits are generated primarily from our primary market area.  We offer a selection of deposit accounts, including non-interest-bearing and interest-bearing checking accounts, passbook and statement savings accounts, variable rate money market accounts, and certificates of deposit.  Unlike most thrift institutions, a significant majority of our deposits are core deposits, which we believe are less susceptible than certificates of deposit to large-scale withdrawals as a result of changes in interest rates.  We have not in the past used, and currently do not hold any, brokered or Internet deposits.  Depending on our future needs, we may participate in the Certificate of Deposit Registry Service (CDARS) and the Qwickrate programs as alternative funding sources, but do not anticipate doing so.  At June 30, 2013, our core deposits, which are deposits other than time deposits and certificates of deposit, were $67.4 million, representing 62.5% of total deposits.

Our deposits are primarily obtained from areas surrounding our branch offices, and therefore deposit generation is significantly influenced by general and local economic conditions, changes in prevailing interest rates, internal pricing decisions and competition in our market area, which includes numerous financial institutions of varying sizes offering a wide range of products and services.  Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis.  Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals.  Branch managers of each branch are permitted to authorize certificate of deposit interest rate adjustments up to 0.15%.  The President and Chief Executive Officer, Chief Financial Officer, or Vice President of Retail Banking may approve any certificate of deposit interest rate adjustment in excess of 0.15%. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits has been and will continue to be significantly affected by market conditions, including competition and prevailing interest rates.  At June 30, 2013, $40.4 million, or 37.5% of our total deposit accounts, were certificates of deposit, of which $28.7 million had maturities of one year or less.

In order to attract and retain deposits we rely on pro-active marketing and promotional programs, broadening banking relationships with lending customers, offering attractive interest rates, and offering competitive products to meet the needs of the varied demographic groups in our market areas, such as remote deposit capture for business customers, high-yield checking for higher balances, and low-cost overdraft for lower balances. We intend to continue to refine our product offerings and promotional programs, focus on employee training and development with respect to deposit generation and retention, and leverage relationship-based commercial and industrial and consumer lending to increase our core deposits.

The following table sets forth the distribution of our average total deposit accounts, by account type, for the periods indicated. As a result of the sale of our Decatur office, we expect total deposits to decrease by approximately $15.2 million, including decreases of approximately $9.7 of core deposits and $5.5 of certificates of deposit, based on our deposits at June 30, 2013.

	For the Six Months Ended			For the Years Ended December 31,
	June 30, 2013			2012			2011
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)

Deposit type:
Demand deposit accounts:
Interest bearing	$17,264	16.07%	0.15%	$14,936	13.79%	0.15%	$12,786	10.72%	0.07%
Non-interest bearing	10,254	9.54	—	9,458	8.73	—	10,943	9.18	—
Money market accounts	25,434	23.67	0.29	24,931	23.02	0.32	25,151	21.09	0.43
Savings accounts	13,170	12.26	0.12	13,467	12.43	0.16	13,334	11.18	0.14
Certificates of deposit	41,318	38.46	1.10	45,522	42.03	1.35	57,024	47.82	1.94

Total deposits	$107,440	100.00%	0.53%	$108,314	100.00%	0.68%	$119,238	100.00%	1.04%

The following table sets forth our deposit activities for the periods indicated.

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2013	2012	2012	2011
	(Dollars in thousands)

Beginning balance	$106,408	$113,958	$113,958	$122,900
Net deposits (withdrawals) before interest credited	1,149	(5,958)	(8,287)	(10,187)
Interest credited	222	323	737	1,245
Net increase (decrease) in deposits	1,371	(5,635)	(7,550)	(8,942)
Ending balance	$107,779	$108,323	$106,408	$113,958

The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

		At December 31,
	At June 30, 2013	2012	2011
	(In thousands)
Interest Rate:
Less than 1.00%	$23,857	$23,405	$25,714
1.00% to 1.99%	11,903	12,641	8,858
2.00% to 2.99%	2,280	2,791	5,199
3.00% to 3.99%	2,041	2,590	3,161
4.00% to 4.99%	326	609	5,537
5.00% and above	—	—	49

Total	$40,407	$42,036	$48,518

Maturities of Certificates of Deposit Accounts. The following table sets forth the amount and maturities of certificates of deposit accounts at the dates indicated.

	At June 30, 2013
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)
Interest Rate Range:
Less than 1.00%	$19,374	$3,550	$691	$242	$23,857	59.04%
1.00% to 1.99%	6,580	992	1,014	3,317	11,903	29.46
2.00% to 2.99%	577	870	668	165	2,280	5.64
3.00% to 3.99%	1,843	198	—	—	2,041	5.05
4.00% to 4.99%	298	21	—	7	326	0.81
5.00% and above	—	—	—	—	—	—

Total	$28,672	$5,631	$2,373	$3,371	$40,407	100.00%

As of June 30, 2013, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $11.4 million.  The following table sets forth the maturity of those certificates as of June 30, 2013.

At June 30, 2013
(In thousands)

Three months or less	$2,028
Over three months through six months	975
Over six months through one year	6,574
Over one year to three years	1,135
Over three years	642

Total	$11,354

Borrowings.  We may obtain advances from the Federal Home Loan Bank of Indianapolis upon the security of our capital stock in the Federal Home Loan Bank of Indianapolis and certain of our mortgage loans.  Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities.  To the extent such borrowings have different terms to reprice than our deposits, they can change our interest rate risk profile.  At June 30, 2013, we had $1.0 million in outstanding advances from the FHLB-Indianapolis.  At June 30, 2013, based on available collateral and our ownership of FHLB stock, and based upon our internal policy, we had access to additional Federal Home Loan Bank advances of up to $16.9 million, and an additional $2.0 million on a line of credit with the Federal Home Loan Bank.  We expect to draw an additional $9.0 million to $10.0 million in advances in order to partially fund the sale of our Decatur office in the fourth quarter of 2013.

The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the dates and for the periods indicated.  We did not have any borrowings other than Federal Home Loan Bank advances at the dates or during the periods indicated.

	At or For the Six Months Ended June 30,		At or For the Years Ended December 31,
	2013	2012	2012	2011
	(Dollars in thousands)

Balance at end of period	$1,000	$6,500	$5,000	$9,500
Average balance during period	$3,271	$7,752	$6,405	$10,894
Maximum outstanding at any month end	$5,000	$8,500	$8,500	$13,000
Weighted average interest rate at end of period	0.46%	3.40%	0.48%	4.57%
Average interest rate during period	0.49%	3.94%	3.14%	4.56%

Properties

At June 30, 2013, the net book value of our properties was $3.5 million, and the net book value of our furniture, fixtures and equipment (including computer software) was $884,000.  We believe that our current facilities are adequate to meet our present and foreseeable needs, other than modest and customary repair and replacement needs.

The following table sets forth information regarding our office properties as of June 30, 2013.

Location	Leased or Owned	Year Acquired or Leased	Square Footage	Net Book Value of Real Property
				(In thousands)
Main Office: (including land)

Saint Joseph—Main Office 321 Main Street St. Joseph, Michigan 49085	Owned	1998	14,614	$1,724

Full Service Branches: (including land)

Bridgman Office 4509 Lake Street Bridgman, Michigan 49106	Owned	1961	3,980	355

Buchanan Office(1) 720 East Front Street Buchanan, Michigan 49107	Leased	2013	1,800	16

Coloma Office 167 Paw Paw Street Coloma, Michigan 49038	Owned	1969	2,700	97

Decatur Office(2) 201 North Phelps Street Decatur, Michigan 49045	Owned	1977	2,380	219

Royalton Township Office 4097 Hollywood Road St. Joseph, Michigan 49085	Owned	2006	3,692	1,082

(1)         Prior to June 2013, we owned the entire building in which our Buchanan office is located.  In June 2013, we sold the building to a third party and entered into a lease agreement with the current owner for 1,800 square feet that we occupy.

(2)         We have entered into an agreement to sell our Decatur office to a third party.  We expect the sale of the Decatur office to be completed before the end of 2013.

Subsidiary Activities

Upon completion of the Conversion, Edgewater Bank will become the wholly-owned subsidiary of Edgewater Bancorp.  Edgewater Bank has three subsidiaries.  Explorer Financial Services Corporation is a Michigan corporation established to own approximately 8.30% of MBT Title Services, LLC, a multi-bank owned title insurance company.  Edgewater Insurance Agency, Inc. is a Michigan corporation formed to receive the commissions for the Bank’s employee benefit plans.  This agency does not sell insurance products to the general public.  Waters Edge Real Estate Holdings, LLC is a Michigan limited liability company formed to own and operate certain real estate owned properties between the time of foreclosure and divestiture of these properties.  This entity currently does not hold any real estate owned properties.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At June 30, 2013, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Expense and Tax Allocation Agreements

Edgewater Bank will enter into an agreement with Edgewater Bancorp to provide it with certain administrative support services, whereby Edgewater Bank will be compensated at not less than the fair market value of the services provided.  In addition, Edgewater Bank and Edgewater Bancorp will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Employees

As of June 30, 2013 we had 39 full-time equivalent employees.  Our employees are not represented by any collective bargaining group.  Management believes that we have a good working relationship with our employees.

REGULATION AND SUPERVISION

General

As a federal savings association, Edgewater Bank is subject to examination and regulation by the OCC, and is also subject to examination by the FDIC.  The federal system of regulation and supervision establishes a comprehensive framework of activities in which Edgewater Bank may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund, and not for the protection of security holders.  Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates.  Edgewater Bank also is regulated to a lesser extent by the Federal Reserve Board, which governs the reserves to be maintained against deposits and other matters.  Edgewater Bank must comply with consumer protection regulations issued by the Consumer Financial Protection Bureau.  Edgewater Bank also is a member of and owns stock in the Federal Home Loan Bank of Indianapolis, which is one of the twelve regional banks in the Federal Home Loan Bank System.  The OCC examines Edgewater Bank and prepares reports for the consideration of its Board of Directors on any operating deficiencies.  Edgewater Bank’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts, the form and content of Edgewater Bank’s loan documents and certain consumer protection matters.

As a savings and loan holding company, Edgewater Bancorp will be subject to examination and supervision by, and be required to file certain reports with, the Federal Reserve Board.  Edgewater Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to Edgewater Bank and Edgewater Bancorp.  This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Edgewater Bank and Edgewater Bancorp.  Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on Edgewater Bancorp, Edgewater Bank and their operations.

Dodd-Frank Act

The Dodd-Frank Act made significant changes to the regulatory structure for depository institutions and their holding companies.  However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions.  The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions.  The legislation also established a floor for capital of insured depository institutions that cannot be lower than the standards in effect upon passage, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Edgewater Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets.  Banks and savings institutions with $10 billion or less in assets are still examined for compliance by their applicable bank regulators.  The new legislation also weakened the federal preemption available for national banks and federal savings associations, and gave state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC insurance assessments.  Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution, rather than on total deposits.  The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and noninterest-bearing transaction accounts had unlimited deposit insurance through December 31, 2012.  The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments.  The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.  Further, the legislation requires that originators of securitized loans retain a percentage of the risk for transferred loans, directs the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contains a number of reforms related to mortgage origination.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations or have not been issued in final form.  Their impact on our operations cannot yet fully be assessed.  However, there is a significant possibility that the Dodd-Frank Act will result in an increased regulatory burden and compliance, operating and interest expense for Edgewater Bank and Edgewater Bancorp.

Federal Banking Regulation

Business Activities.  A federal savings association derives its lending and investment powers from the Home Owners’ Loan Act, as amended, and applicable federal regulations.  Under these laws and regulations, Edgewater Bank may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable limits.  The Dodd-Frank Act authorized, for the first time, the payment of interest on commercial checking accounts, effective July 21, 2011.  Edgewater Bank may also establish subsidiaries that may engage in certain activities not otherwise permissible for Edgewater Bank, including real estate investment and securities and insurance brokerage.

Capital Requirements.  Federal regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% core capital to assets leverage ratio (3% for savings associations receiving the highest rating on the CAMELS rating system), and an 8% risk-based capital ratio.

The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively.  In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 200%, assigned by the regulations, based on the risks believed inherent in the type of asset.  Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships.  The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values.  Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.  Additionally, a savings association that retains credit risk in connection with an asset sale is required to maintain additional regulatory capital because of the purchaser’s recourse against the savings association.  In assessing an institution’s capital adequacy, the OCC takes into consideration not only these numeric factors, but qualitative factors as well and has the authority to establish higher capital requirements for individual associations where necessary.

At June 30, 2013, Edgewater Bank’s capital exceeded all applicable requirements.  See “Historical and Pro Forma Regulatory Capital Compliance.”

Individual Minimum Capital Requirement. On January 23, 2013, the OCC notified Edgewater Bank that the OCC had established an IMCR that requires Edgewater Bank to maintain a Tier 1 leverage capital ratio of 8.00% and a total risk-based capital ratio of 12.00% beginning March 31, 2013.  At June 30, 2013 and September 30, 2013, Edgewater Bank’s Tier 1 leverage capital ratio was 8.64% and 8.18%, respectively, and its total risk-based capital ratio was 15.31% and 14.44%, respectively.  Accordingly, Edgewater Bank was in compliance with the IMCR at both dates.

New Capital Rule.  On July 9, 2013, the OCC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and top-tier savings and loan holding companies.

The rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.

The rule also includes changes in what constitutes regulatory capital, some of which are subject to a two-year transition period.  These changes include the phasing-out of certain instruments as qualifying capital.  In addition, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital.  Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of common stock will be required to be deducted from capital, subject to a two-year transition period.  Finally, Tier 1 capital will include accumulated other comprehensive income (which includes all unrealized gains and losses on available for sale debt and equity securities), subject to a two-year transition period.  Edgewater Bank has the one-time option in the first quarter of 2015 to permanently opt out of the inclusion of accumulated other comprehensive income in its capital calculation.  Edgewater is considering whether to opt out in order to reduce the impact of market volatility on its regulatory capital levels.

The new capital requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures.  These include a 150% risk weight (up from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and non-residential mortgage loans that are 90 day past due or otherwise on non-accrual status; a 20% (up from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable; a 250% risk weight (up from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk-weights (from 0% to up to 600%) for equity exposures.

Finally, the rule limits capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.

The final rule becomes effective for Edgewater Bank on January 1, 2015.  The capital conservation buffer requirement will be phased in beginning January 1, 2016 at 0.625% of risk-weighted assets increasing each year until fill implemented at 2.5% on January 1, 2019.

Edgewater Bank has conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2013.  We have determined that Edgewater Bank meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

Loans-to-One Borrower.  Generally, a federal savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus.  An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate.  As of June 30, 2013, Edgewater Bank was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test.  As a federal savings association, Edgewater Bank must satisfy the qualified thrift lender, or “QTL,” test.  Under the QTL test, Edgewater Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period.  “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Alternatively, Edgewater Bank may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code of 1986, as amended.

A federal savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act.  The Dodd-Frank Act made noncompliance with the QTL test subject to enforcement action for a violation of law.  At June 30, 2013, Edgewater Bank maintained 73.63% of its portfolio assets in qualified thrift investments and, therefore, satisfied the QTL test. Edgewater Bank has satisfied the QTL test in each of the last 12 months.

Capital Distributions.  Federal regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account.  A federal savings association must file an application for approval of a capital distribution if:

•                                          the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

•                                          the savings association would not be at least adequately capitalized following the distribution;

•                                          the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

•                                          the savings association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings association that is a subsidiary of a savings and loan holding company, such as Edgewater Bank, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

•                                          the federal savings association would be undercapitalized following the distribution;

•                                          the proposed capital distribution raises safety and soundness concerns; or

•                                          the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement.  A federal savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.  In addition, beginning in 2016, Edgewater Bank’s ability to pay dividends will be limited if Edgewater Bank does not have the capital conservation buffer required by the new capital rules, which may limit the ability of Edgewater Bancorp to pay dividends to its stockholders.  See “—New Capital Rule.”

Community Reinvestment Act and Fair Lending Laws.  All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers.  In connection with its examination of a federal savings association, the OCC is required to assess the federal savings association’s record of compliance with the Community Reinvestment Act.  A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities.  In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes.  The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating.  Edgewater Bank received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties.  A federal savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and federal regulation.  An affiliate is generally a company that controls, or is under common control with an insured depository institution such as Edgewater Bank.  Edgewater Bancorp will be an affiliate of Edgewater Bank because of its control of Edgewater Bank.  In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements.  In addition, federal regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.  Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.  Federal regulations require savings associations to maintain detailed records of all transactions with affiliates.

Edgewater Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board.  Among other things, these provisions generally require that extensions of credit to insiders:

•                                          be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

•                                          not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Edgewater Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Edgewater Bank’s loan committee or board of directors.  Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement.  The OCC has primary enforcement responsibility over federal savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on a federal savings association.  Formal enforcement action by the OCC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator.  Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day.  The FDIC also has the authority to terminate deposit insurance or recommend to the OCC that enforcement action be taken with respect to a particular savings association.  If such action is not taken, the FDIC has authority to take the action under specified circumstances.

Standards for Safety and Soundness.  Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions.  These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate.  Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired.  If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.  If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan.  Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Prompt Corrective Action Regulations.  The OCC is required by law to take supervisory actions against undercapitalized savings institutions under its jurisdiction, the severity of which depends upon the institution’s level of capital.

Current OCC prompt corrective action regulations state that to be adequately capitalized, Edgewater Bank must have a Tier 1 leverage ratio of at least 4.0%, a Tier 1 risk-based capital ratio of at least 4.0%, and a total risk-based capital ratio of at least 8.0%.  To be well-capitalized, Edgewater Bank must have a Tier 1 leverage ratio of at least 5.0%, a Tier 1 risk-based capital ratio of at least 6.0%, and a total risk-based capital ratio of at least 10.0%. A savings association that has total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 risk-based capital ratio that generally is less than 4.0% is considered to be undercapitalized.  A savings association that has total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be “significantly undercapitalized.”  A savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.”

Generally, the OCC is required to appoint a receiver or conservator for a savings association that is “critically undercapitalized” within specific time frames.  The regulations also provide that a capital restoration plan must be filed with the OCC within 45 days of the date that a federal savings association is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.”  Any holding company of a federal savings association that is required to submit a capital restoration plan must guarantee performance under the plan in an amount of up to the lesser of 5% of the savings association’s assets at the time it was deemed to be undercapitalized by the OCC or the amount necessary to restore the savings association to adequately capitalized status.  This guarantee remains in place until the OCC notifies the savings association that it has maintained adequately capitalized status for each of four consecutive calendar quarters.  Institutions that are undercapitalized become subject to certain mandatory measures such as a restrictions on capital distributions and asset growth.  The OCC may also take any one of a number of discretionary supervisory actions against undercapitalized federal savings associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At June 30, 2013, Edgewater Bank met the criteria for being considered “well capitalized.”

In addition, the final capital rule adopted in July 2013 revises the prompt corrective action categories to incorporate the revised minimum capital requirements of that rule when it becomes effective.  The OCC’s prompt corrective action standards will change when these new capital ratios become effective.  Under the new standards, in order to be considered well-capitalized, Edgewater Bank would have to have a common equity Tier 1 ratio of 6.5% (new), a Tier 1 risk-based capital ratio of 8.0% (increased from 6.0%), a total risk-based capital ratio of 10.0% (unchanged), and a Tier 1 leverage ratio of 5.0% (unchanged).   Edgewater Bank has conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2013.  We have determined that Edgewater Bank is well-capitalized under these new standards, as if these new requirements had been in effect on that date.  See “—New Capital Rule.”

Insurance of Deposit Accounts.  The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as Edgewater Bank.  Deposit accounts in Edgewater Bank are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts.  The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors.  Rates are based on each institution’s risk category and certain specified risk adjustments.  Stronger institutions pay lower rates while riskier institutions pay higher rates.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system.  The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011.  Under the new rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits.   The proposed rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019.  For the quarter ended June 30, 2013, the annualized FICO assessment was equal to 0.64 basis points of total assets less tangible capital.

The FDIC has authority to increase insurance assessments.  Any significant increases would have an adverse effect on the operating expenses and results of operations of Edgewater Bank.  Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.  We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Prohibitions Against Tying Arrangements.  Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System.  Edgewater Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks.  The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending.  As a member of the Federal Home Loan Bank of Indianapolis, Edgewater Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank.  As of June 30, 2013, Edgewater Bank was in compliance with this requirement.  While Edgewater Bank’s ability to borrow from the Federal Home Loan Bank of Indianapolis provides an additional source of liquidity, Edgewater Bank has historically not used advances from the Federal Home Loan Bank to fund its operations.

Other Regulations

Interest and other charges collected or contracted for by Edgewater Bank are subject to state usury laws and federal laws concerning interest rates.  Edgewater Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•                                          Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•                                          Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•                                          Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•                                          Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•                                          Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•                                          Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•                                          Truth in Savings Act; and

•                                          rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

In addition, the Consumer Financial Protection Bureau issues regulations and standards under these federal consumer protection laws that affect our consumer businesses.  These include regulations setting “ability to repay” and “qualified mortgage” standards for residential mortgage loans and mortgage loan servicing and originator compensation standards.  Edgewater Bank is evaluating recent regulations and proposals, and devotes significant compliance, legal and operational resources to compliance with consumer protection regulations and standards.

The operations of Edgewater Bank also are subject to the:

•                                          Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•                                          Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•                                          Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•                                          The USA PATRIOT Act, which requires savings associations to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•                                          The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

General.  Edgewater Bancorp will be a savings and loan holding company within the meaning of HOLA.  As such, Edgewater Bancorp will be registered with the Federal Reserve Board and be subject to regulations, examinations, supervision and reporting requirements applicable to savings and loan holding companies.  In addition, the Federal Reserve Board has enforcement authority over Edgewater Bancorp and its non-savings institution subsidiaries.  Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permissible Activities. Under present law, the business activities of Edgewater Bancorp are generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, provided certain conditions are met, or for multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity.  A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to regulatory approval, and certain additional activities authorized by federal regulations.

Federal law prohibits a savings and loan holding company, including Edgewater Bancorp, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior regulatory approval.  It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured.  In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

•                                          the approval of interstate supervisory acquisitions by savings and loan holding companies; and

•                                          the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital.  Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements.  The Dodd-Frank Act, however, requires the Federal Reserve Board to establish for all depository institution holding companies minimum consolidated capital requirements that are as stringent as those required for the insured depository subsidiaries.  Under regulations recently enacted by the Federal Reserve Board, Edgewater Bancorp will be subject to regulatory capital requirements that generally are the same as the new capital requirements for Edgewater Bank.  These new capital requirements include provisions that might limit the ability of Edgewater Bancorp to pay dividends to its stockholders or repurchase its shares.  See “—Federal Banking Regulation—New Capital Rule.”  Edgewater Bancorp has conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2013, assuming the conversion and stock offering are completed, and has determined that it will meet all of these new requirements, including the full 2.5% capital conservation buffer, and will remain well-capitalized, if these new requirements had been in effect on that date.

Source of Strength.  The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies.  The Federal Reserve Board has issued regulations requiring that all savings and loan holding companies serve as a source of managerial and financial strength to their subsidiary savings associations by providing capital, liquidity and other support in times of financial stress.

Dividends.  The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies.  In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition.  Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate or earnings retention is inconsistent with the company’s capital needs and overall financial condition.  The ability of a savings and loan holding company to pay dividends may be restricted if a subsidiary savings association becomes undercapitalized.  The policy statement also states that a savings and loan holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the savings and loan holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred.  These regulatory policies may affect the ability of Edgewater Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Acquisition.  Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company.  Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the company’s outstanding voting stock, unless the Federal Reserve Board has found that the acquisition will not result in control of the company.  A change in control definitively occurs upon the acquisition of 25% or more of the company’s outstanding voting stock.  Under the Change in Bank Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.

Federal Securities Laws

Edgewater Bancorp’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Edgewater Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares.  Shares of common stock purchased by persons who are not our affiliates may be resold without registration.  Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933.  If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks.  In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets.  Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.”  Edgewater Bancorp qualifies as an emerging growth company under the JOBS Act.

An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes).  An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, Edgewater Bancorp will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).  Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement.  Such an election is irrevocable during the period a company is an emerging growth company.  Edgewater Bancorp has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.0 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.  We will be subject to further reporting and audit requirements beginning with the year ending December 31, 2013 under the requirements of the Sarbanes-Oxley Act.  We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

TAXATION

Federal Taxation

General.  Edgewater Bancorp and Edgewater Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to Edgewater Bancorp and Edgewater Bank.

Method of Accounting.  For federal income tax purposes, Edgewater Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31st for filing its federal income tax returns.  The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax.  The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.”  The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income.  Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.  At December 31, 2012, Edgewater Bank had no minimum tax credit carryforward.

Net Operating Loss Carryovers.  Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years.  However, as a result of recent legislation, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) has been expanded to five years.  At December 31, 2012, Edgewater Bank had $6.3 million of federal net operating loss carryforwards and $1.1 million of Michigan state net operating loss carryforwards available for future use.

Capital Loss Carryovers.  Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years.  Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried.  As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains.  Any undeducted loss remaining after the five year carryover period is not deductible.   At December 31, 2012, Edgewater Bank had no capital loss carryover.

Corporate Dividends.  We may generally exclude from our income 100% of dividends received from Edgewater Bank as a member of the same affiliated group of corporations.

Audit of Tax Returns.  Edgewater Bank’s tax returns for tax year 2009 were subject to an ordinary audit by the Internal Revenue Service.  As a result, Edgewater Bank was not required to amend its tax returns and was not required to pay any additional taxes or penalties.  Edgewater Bank considers the matter fully resolved.

State Taxation

Companies headquartered in Michigan, such as Edgewater Bancorp, are subject to a Michigan capital tax which is an assessment of 0.235% of a company’s consolidated net capital, based on a rolling five-year average.   Other applicable state taxes include generally applicable sales, use and real property taxes.  As a Maryland business corporation, Edgewater Bancorp will be required to file annual franchise tax return with the State of Maryland. Bank’s state income tax returns have not been audited in recent years.

MANAGEMENT

Shared Management Structure

The directors of Edgewater Bancorp are the same persons who are the directors of Edgewater Bank.  In addition, each executive officer of Edgewater Bancorp is also an executive officer of Edgewater Bank. We expect that Edgewater Bancorp and Edgewater Bank will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

Executive Officers of Edgewater Bancorp and Edgewater Bank

The following table sets forth information regarding the executive officers of Edgewater Bancorp and Edgewater Bank.  Age information is as of June 30, 2013.  The executive officers of Edgewater Bancorp and Edgewater Bank are elected annually.

Name	Age	Position

Richard E. Dyer	55	President and Chief Executive Officer
Coleen S. Frens-Rossman	53	Senior Vice President and Chief Financial Officer
James Higgins(1)	48	Vice President and Chief Credit Officer
Maria Kibler(2)	53	Vice President and Senior Retail Officer
Cheryl Moeslein(3)	53	Vice President and Secretary

(1)                                 Mr. Higgins serves as Vice President and Senior Lender at Edgewater Bank.

(2)                                 Not an officer of Edgewater Bancorp.

(3)                                 Ms. Moeslein serves as Vice President of Administrative Services and Secretary at Edgewater Bank.

Directors of Edgewater Bancorp and Edgewater Bank

Edgewater Bancorp has six directors.  Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting.  Directors of Edgewater Bank will be elected by Edgewater Bancorp as its sole stockholder.  The following table states our directors’ names, their ages as of June 30, 2013, the years when they began serving as directors of Edgewater Bank and when their current terms expire.

Name(1)	Position(s) Held With Edgewater Bank	Age	Director Since	Current Term Expires

Richard E. Dyer	President, Chief Executive Officer and Director	55	2009	2014(2)
Kenneth F. Ankli III	Director	57	2004	2016
F. Ronald Gelesko	Director	70	1993	2015
Robert D. Gottlieb	Director	66	1992	2015
James R. Marohn	Director	46	2012	2014(2)
Stephen Ross	Director	54	2006	2016

(1)                                 The mailing address for each person listed is 321 Main Street, St. Joseph, Michigan 49085.

(2)                                 Each of Messrs. Dyer and Marohn are currently serving terms that expire at Edgewater Bancorp’s 2014 annual meeting of shareholders.  We anticipate that the 2014 annual meeting of shareholders will be held prior to the closing of the offering, and that the incorporator will elect both individuals for three-year terms expiring at the 2017 annual meeting of shareholders.

Director Qualifications

In considering and identifying individual candidates for director, our nominating and governance committee and our Board of Directors takes into account several factors which they believe are important to the operations of Edgewater Bank as a community banking institution.  With respect to specific candidates, the Board of Directors and Nominating and Corporate Governance Committee assess the specific qualities and experience that such individuals possess, including: (1) overall familiarity and experience with the market areas served by Edgewater Bank and the community groups located in such communities; (2) knowledge of the local real estate markets and real estate professionals; (3) contacts with and knowledge of local businesses operating in our market area; (4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (5) experience with the local governments and agencies and political activities; (6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; (7) the integrity, honesty and reputation of the individual; (8) experience or involvement with other local financial services companies and potential conflicts that may develop; (9) the past service with Edgewater Bank or its subsidiaries and contributions to their operations; and (10) the independence of the individual.  While the Board of Directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board of Directors or Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board of Directors, the Board of Directors and Committee take into account: (1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new directors; (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and (3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

Board Independence

Edgewater Bancorp has determined to adopt the standards for “independence” for purposes of board and committee service set forth in the listing standards of the Nasdaq Stock Market.  The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive Officer Richard E. Dyer and James R. Marohn, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. Dyer is not independent because he is one of our executive officers, and Mr. Marohn is not independent because payments by Edgewater Bank to Doubleday Office Products, Inc., an

entity controlled by Mr. Marohn, in connection with the remodeling of Edgewater Bank’s main office in 2012 exceeded applicable limitations.

There were no other transactions between Edgewater Bank and any director or entity controlled by any director, which would interfere with the directors’ exercise of independent judgment in carrying out his responsibilities as a director.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below.  With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director.  Each director is also a director of Edgewater Bank.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Richard E. Dyer is our president and chief executive officer, a position he has held since December 2008.  Mr. Dyer has over 33 years of banking experience, specifically as a community bank chief executive officer and in the areas of troubled institution resolution, problem asset management and commercial and industrial lending.  In addition, Mr. Dyer is a native of St. Joseph.  Prior to joining Edgewater Bank, he served as president and chief executive officer of FNB Financial Corporation, Inc, holding company for The First National Bank of Three Rivers, in Three Rivers, Michigan from 2001 until its sale in 2008.  Previously, he served in a variety of roles, including senior vice president, at Huntington National Bank (formerly First Michigan Bank Corporation) in Grand Rapids, Michigan from 1997 to 2000, president and chief executive officer of FMB-Old State Bank in Fremont, Michigan from 1993 to 1997, regional vice president and commercial lending officer of FMB-First Michigan Bank of Holland, Michigan from 1984 to 1993, and commercial credit officer at Old Kent Bank and Trust Company in Grand Rapids, Michigan from 1980 to 1984.  Mr. Dyer serves on a number of community organizations, including the Lakeland Health Foundation, Cornerstone Alliance, St. Joseph Today, Berrien Community Foundation, Southwest Michigan Economic Growth Alliance, St. Joseph-Benton Harbor Rotary Club, and the Krasl Center for the Arts.  Mr. Dyer holds a bachelor’s degree in economics from Kalamazoo College and an MBA from Grand Valley State University.  He also is a graduate of The Stonier School of Banking at the University of Delaware.  His extensive knowledge of community bank operations, especially with respect to troubled institution resolution and problem asset management, provides a unique perspective with respect to our current strategy, and his extensive knowledge of the local residential real estate market and the local business environment provides insight into economic and business trends in our market area.

Kenneth F. Ankli III is president and chief executive officer of Brammall Supply Co., an industrial distributorship that services manufacturers in southwestern Michigan and northwestern Indiana.  He has held this position since 1992.  Prior to this position, from 1987 until 1991, Mr. Ankli was general manager of Brammall.  Mr. Ankli, a native of St. Joseph, Michigan, is president of the New Territory Arts Association and has served on the board of directors of the Heritage Museum and Cultural Center and Water Street Glassworks.  He has also served a key leadership role in the development of the arts district in Benton Harbor, Michigan.  Mr. Ankli holds a bachelor’s degree in Natural Resources from the University of Michigan.  His experience managing a business provides the board of directors and the audit committee with insight into the review of financial statements and general business acumen, and his particular knowledge of and contacts in our local business community provide the board of directors with valuable insight into the needs of our business.

F. Ronald Gelesko is retired.  Previously, from 1981 to 2006, he served as president of ADCO Die Cast Corporation, a manufacturer of aluminum die cast components.  He served in finance, sales, and manufacturing roles with the same company from 1970 to 1981.  Mr. Gelesko served in the United States Army National Guard from 1967 to 1972, retiring with the rank of sergeant.  Prior to retirement, Mr. Gelesko served as an officer of the Bridgman Chamber of Commerce and from 1981 to 1984 served as mayor of Bridgman, Michigan.  Mr. Gelesko attended the University of Michigan and Michigan State University.  Mr. Gelesko’s experience in managing a business provides the board of directors and the audit committee with insight into the review of financial statements, and his knowledge of the market area and local business owners provides the board of directors with general business operations perspective as well as business development opportunities.

Robert D. Gottlieb is retired.  From 1980 to 2012, he served in a variety of roles at Wolverine Mutual Insurance Company, a property and casualty insurance company, most recently as chief financial officer from 1992 to 2012, and as a member of the board of directors from 1992 to current.  Mr. Gottlieb served in the United States Air Force from 1968 to 1972 with a one-year tour in Vietnam.  Mr. Gottlieb currently serves on the board of directors of the Box Factory for the Arts and Lakeland Health Foundation.  Prior to retirement he served on the board of directors of Berrien Community Foundation, Lake Michigan College Foundation, Point O’ Woods, and Dowagiac Public Schools.  Mr. Gottlieb holds a bachelor’s degree from the University of Colorado and an MBA from the Wharton School at the University of Pennsylvania. Mr. Gottlieb’s experience managing a business and serving as director provides the board of directors with general business acumen and valuable insight into corporate governance matters.

James R. Marohn is the president and co-owner of Doubleday Office Products, Inc., a retailer of office supplies and furniture located in Benton Harbor, Michigan, and president and co-owner of GTI Services, Inc., a supplier of office furniture installation, commercial moving, warehousing and related services located in Benton Harbor, Michigan.  Mr. Marohn, a native of St. Joseph, Michigan, serves on a number of community organizations, including Cornerstone Alliance, Lake Michigan College Foundation, Berrien Community Foundation, St. Joseph-Benton Harbor Rotary Club, and Southwest Michigan Steelheaders.  Mr. Marohn holds a bachelor’s degree in industrial and operations engineering from the University of Michigan and an MBA from Duke University. Mr. Marohn’s experience operating his own business, his educational experience and his community involvement provide the board of directors with unique insights into business operations and financial performance, and with a unique perspective on the local market and business development opportunities.

Stephen Ross is a certified public accountant and is the owner of Stephen Ross & Company, P.C.  Mr. Ross has over 30 years’ experience providing tax and accounting services to businesses and individuals.  As a native of St. Joseph, Michigan, Mr. Ross serves on the boards of the St. Joseph-Benton Harbor Rotary Club and St. Joseph-Benton Harbor Rotary Foundation, along with serving as treasurer of religious organizations and political campaigns. Mr. Ross holds a bachelor’s in accounting from Michigan State University.  Mr. Ross’ experience as a certified public accountant provides the board of directors and audit committee with a high level of financial expertise and a unique perspective with respect to the preparation and review of our financial statements, the supervision of our independent auditors and the review and oversight of our financial controls and procedures and our accounting practices.  In addition, his experience with businesses and individuals in our market area gives the board of directors insight with respect to the needs of our customers.

Executive Officers Who Are Not Directors

Coleen S. Frens-Rossman is our senior vice president and chief financial officer, positions she has held since joining Edgewater Bank in 2012.  Ms. Frens-Rossman has over 27 years of experience managing the accounting and financial reporting of financial institutions.  Prior to joining Edgewater Bank, she was senior vice president and controller at Colorado National Bank in Denver, Colorado from 2010 to 2012, chief financial officer of Front Range Bank in Lakewood, Colorado from 2008 to 2010, and in various financial roles, including affiliate chief financial officer and assistant corporate controller for Fifth Third Bank in Grand Rapids, Michigan and Tampa, Florida from 2000 to 2006.  Ms. Frens-Rossman also served in financial, risk management, and audit roles at First of America Bank in Kalamazoo, Michigan, PrimeBank in Grand Rapids, Michigan, and Old State Bank of Fremont in Fremont, Michigan between 1982 and 1998.  Ms. Frens-Rossman serves on the board of directors of the Southwest Michigan Symphony Orchestra.  She holds a bachelor’s degree in accounting from Western Michigan University.

James Higgins is vice president and chief credit officer at Edgewater Bancorp.  He joined Edgewater Bank in 2013, and serves as vice president and senior lender at the Bank.  Mr. Higgins has over 25 years commercial lending experience.  Previously, Mr. Higgins served as 1st vice president and commercial lending officer at Portage Commerce Bank in Kalamazoo, Michigan from 2006 to 2013 and in various commercial lending and credit roles at Huntington National Bank and Comerica Bank in Kalamazoo, Michigan between 1988 and 2006.  Mr. Higgins serves on the American Heart Association board of directors as well as the Junior Achievement board of directors.  He has also been active with United Way through both finance and allocation committees.  Mr. Higgins holds a bachelor’s degree in Finance from Western Michigan University.

Maria Kibler joined Edgewater Bank as vice president and senior relationship banking officer in 2013. Ms. Kibler has over 30 years banking experience.  Previously, Ms. Kibler served as vice president private banking at First Source Bank in St. Joseph, Michigan from 2012 to 2013, in various roles at Fifth Third Bank in St. Joseph, Michigan from 1991 to 2012, including vice president, finance center manager, public funds, and private banking, and as director of loan operations at LaPorte Bank & Trust Company in LaPorte, Indiana from 1987 to 1991.  Ms. Kibler serves on the board of directors of Curious Kids Museum, Berrien County Council for Children, St. Joseph YMCA, and St. Joseph-Benton Harbor Rotary Club.  Ms. Kibler holds a bachelor’s degree in Financial Planning from Purdue University.

Cheryl Moeslein is vice president and secretary of Edgewater Bancorp.  She joined Edgewater Bank in 2009, and serves as vice president of human resources, employee development, marketing, purchasing, and facilities and secretary of Edgewater Bank.  Ms. Moeslein has over 14 years varied banking experience through roles at Edgewater Bank, The First National Bank of Three Rivers in Three Rivers, Michigan, and First of American Bank in Kalamazoo, Michigan.  Ms. Moeslein serves as a volunteer for numerous community organizations.

Meetings and Committees of the Board of Directors of Edgewater Bank

Edgewater Bank conducts business through meetings of its board of directors and its committees.  To date during 2013, the board of directors of Edgewater Bank had five regular meetings, four special meetings and one annual organizational meeting.  Set forth below is a brief description of the standing committees of the board of directors of Edgewater Bank and their current membership.

The audit committee is currently comprised of Directors Ross (Chairman), Marohn and Gelesko.  The audit committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to (i) recommending an independent accounting firm and reviewing the audit plan and engagement structure, (ii) reviewing the accounting firm’s audit work and response of management to the management letter, (iii) reviewing with management and the independent accounting firm their assessment of the adequacy of internal controls, the resolution of identified material weaknesses and compliance with laws and regulations, (iv) overseeing the internal audit, loan review and compliance functions, (v) reviewing supervisory examination reports and management responses, (vi) monitoring the independence of the auditor, and (vii) establishing a mechanism for the anonymous submission of complaints regarding accounting, internal controls and auditing matters.  To date during 2013, the audit committee met one time.

The nominating committee is currently comprised of Directors Gelesko (Chairman), Dyer, Gottlieb and Ross.  The nominating committee is responsible for (i) making recommendations regarding the size and composition of the board of directors of Edgewater Bank, (ii) making recommendations to the board of directors regarding the desired qualifications and eligibility standards for nominees to the board of directors, (iii) recommending to the board of directors all candidates for election or appointment to the board of directors, (iv) seeking out and receiving suggestions concerning possible candidates, and considering candidates proposed by the President or directors, and (v) evaluating the qualifications of candidates for directors, including the performance of incumbent directors considered for re-nomination.  To date during 2013, the nominating committee has not met.

The compensation committee is currently comprised of Directors Gottlieb (Chairman), Dyer and Ankli.  The compensation committee assists the board of directors in fulfilling its responsibilities related to employee compensation.  The compensation committee is responsible for (i) establishing and recommending to the board of directors Edgewater Bank’s compensation programs, (ii) reviewing and recommending to the board of directors new components and changes to Edgewater Bank’s compensation programs, (iii) selecting peer groups to which Edgewater Bank’s compensation programs are compared, (iv) reviewing executive compensation programs to ensure that the programs are sufficient to attract, retain and motivate highly qualified officers and key employees and utilize fixed and variable pay options linked to measurable corporate performance and achievement of strategic objectives, (v) reviewing and recommending to the board of directors the President and Chief Executive Officer’s compensation plan, and (vi) reviewing and recommending to the board of directors employee benefit programs, including the addition of new components or changes to existing components.  Directors who are also officers of Edgewater Bank do not participate in discussions related to their own compensation.  To date during 2013, the compensation committee has not met.

Meetings and Committees of the Board of Directors of Edgewater Bancorp, Inc.

The Board of Directors of Edgewater Bancorp, Inc. has met one time since the incorporation of Edgewater Bancorp, Inc. to address certain organizational matters, and has established the following standing committees:  the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.  Each of these committees will operate under a written charter, which governs its composition, responsibilities and operations.

Audit Committee. The Audit Committee will be responsible for supervising Edgewater Bancorp, Inc.’s accounting, financial reporting and financial control processes.  Generally, the Audit Committee will oversee management’s efforts with respect to the quality and integrity of our financial information and reporting functions and the adequacy and effectiveness of our system of internal accounting and financial controls.  The Audit Committee will also review the independent audit process and the qualifications of the independent registered public accounting firm.

The Audit Committee will be comprised of Directors Ross (Chairman), Ankli and Gelesko.  We intend that each member of the Audit Committee will be deemed to be “independent” as defined in the Nasdaq corporate governance listing standards and will satisfy the additional independence requirements of applicable Securities and Exchange Commission rules.

The Audit Committee will have sole responsibility for engaging our registered public accounting firm.  Based on its review of the criteria of an “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission, our board of directors believes that Mr. Ross qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will meet at least annually in order to nominate candidates for membership on our board of directors and to review the composition of the Board of Directors and its Committees and various policies and procedures regarding the governance of Edgewater Bancorp.

The Nominating and Corporate Governance Committee will be comprised of Directors Gelesko (Chairman), Gottlieb and Marohn. We intend that each member of the Nominating and Corporate Governance Committee, except for Mr. Marohn, will be deemed to be “independent” as defined in the Nasdaq corporate governance listing standards.  Mr. Marohn will serve on the Nominating and Corporate Governance Committee pursuant to an exemption that permits one director who is not independent under the Nasdaq listing standards for a period of up to two years.  The Board of Directors has determined that the receipt by Doubleday Office Products, Inc. an entity controlled by Mr. Marohn, of $132,942 for furniture and equipment in connection with the remodeling of Edgewater Bank’s main office in 2012 will not affect the ability of the Nominating and Corporate Governance Committee to act independently of management.  Furthermore, Edgewater Bancorp, Inc. and Edgewater Bank do not intend to purchase furniture or equipment from Doubleday Office Products, Inc. in future periods, except in the ordinary course of business, and do not expect that the amounts paid in future periods will exceed applicable limitations.  Accordingly, under applicable Nasdaq listing standards, Mr. Marohn will be independent for purposes of service on the Nominating and Corporate Governance Committee or other committees of the Board of Directors beginning in the second quarter of 2015.

Compensation Committee. The Compensation Committee will establish Edgewater Bancorp, Inc.’s compensation policies and will review compensation matters.  The Compensation Committee will be comprised of Directors Gottlieb (Chairman), Ankli and Ross.  We intend that each member of the Compensation Committee will be deemed to be “independent” as defined in the Nasdaq corporate governance listing standards.

Board Structure and Risk Oversight

We have divided the roles of President and Chief Executive Officer and Chairman of the Board of Directors.  Richard E. Dyer, our President and Chief Executive Officer, is responsible for setting our strategic direction and providing day-to-day leadership.  Kenneth F. Ankli III, our Chairman of the Board of Directors, provides guidance to the President and Chief Executive Officer, sets the agenda for and chairs meetings of the Board of Directors, works with the President and Chief Executive Officer and the secretary to ensure that the Board of Directors has adequate resources and information to support its activities, educates the Board of Directors as to its responsibilities, chairs meetings of the independent directors and serves as a liaison between the Board of Directors and management and among individual directors.  Because we have separated these roles and appointed an independent director as Chairman of the Board of Directors, we do not have a separate lead independent director.

The Board of Directors is actively involved in oversight of risks that could affect Edgewater Bancorp, Inc. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within Edgewater Bancorp, Inc. as well as through internal and external audits.  Risks relating to the direct operations of Edgewater Bank are further overseen by the Board of Directors of Edgewater Bank, who are the same individuals who serve on the Board of Directors of Edgewater Bancorp, Inc.  The Board of Directors of Edgewater Bank also has additional committees that conduct risk oversight separate from Edgewater Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, Edgewater Bancorp, Inc. will adopt several policies to govern the activities of both Edgewater Bancorp, Inc. and Edgewater Bank including corporate governance policies and a code of business conduct and ethics.  The corporate governance policies are expected to involve such matters as the following:

•                                          the composition, responsibilities and operation of our Board of Directors;

•                                          the establishment and operation of board committees, including audit, nominating and compensation committees;

•                                          convening executive sessions of independent directors; and

•                                          our Board of Directors’ interaction with management and third parties.

The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Transactions With Certain Related Persons

Loans and Extensions of Credit.  The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Edgewater Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Edgewater Bank makes loans to its directors, executive officers and employees through an employee loan program pursuant to which all origination fees are waived.  The program applies only to first mortgages and consumer loans and is available to all employees of Edgewater Bank.

The following tables sets forth loans made by Edgewater Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended December 31, 2012 and December 31, 2011, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced interest rates pursuant to the employee loan program described above.  Except for the reduced interest rates, all loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Edgewater Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Name	Type of Loan	Largest Aggregate Balance from January 1, 2012 to December 31, 2012	Interest Rate on December 31, 2012	Principal balance on December 31, 2012	Amount of Principal Paid from January 1, 2012 to December 31, 2012	Amount of Interest Paid from January 1, 2012 to December 31, 2012

Stephen Ross	Mortgage on Primary Home	$103,862	N/A	$—	$103,862	$3,605
	Mortgage on Primary Home-Secondary Market (1)	$115,000	2.750%	$114,483	$517	$492
	Home Equity on Primary Home (2)	$10,000	4.250%	$9,443	$2,443	$90
	Commercial Line of Credit (3)	$—	4.250%	$—	$—	$—

James Marohn	Mortgage on Primary Home-Secondary Market (1)	$112,463	N/A	$—	$112,463	$3,922
	Mortgage on Primary Home-Secondary Market (1)	$130,000	2.375%	$130,000	$—	$163
	Commercial Line of Credit (4)	$—	3.750%	$—	$—	$—
	Commercial Real Estate Mortgage (5)	$68,534	4.500%	$52,318	$16,216	$2,800

Robert Gottlieb	Mortgage on Second Home	$332,671	3.375%	$307,514	$25,157	$10,843
	Home Equity on Second Home (2)	$49,197	4.250%	$—	$49,197	$18

Kenneth Ankli	Mortgage on Primary House	$371,503	N/A	$—	$371,503	$8,026
	Mortgage on Primary Home-Secondary Market (1)	$362,000	2.875%	$356,188	$5,812	$3,282

Richard E. Dyer	Mortgage on Primary Home	$222,758	N/A	$—	$222,758	$2,468
	Mortgage on Primary Home-Secondary Market (1)	$220,000	3.000%	$209,279	$10,721	$4,758

Name	Type of Loan	Largest Aggregate Balance from January 1, 2011 to December 31, 2011	Interest Rate on December 31, 2011	Principal balance on December 31, 2011	Amount of Principal Paid from January 1, 2011 to December 31, 2011	Amount of Interest Paid from January 1, 2011 to December 31, 2011

Stephen Ross	Mortgage on Primary Home	$105,701	4.125%	$103,862	$1,839	$4,326
	Home Equity on Primary Home (2)	$7,000	4.250%	$7,000	$1,490	$9
	Commercial Line of Credit (3)	$—	6.000%	$—	$—	$—

James Marohn	Mortgage on Primary Home-Secondary Market (1)	$118,506	3.750%	$112,463	$6,044	$4,341
	Commercial Line of Credit (4)	$—	3.750%	$—	$—	$—
	Commercial Real Estate Mortgage (5)	$85,000	4.500%	$68,534	$16,466	$3,187

Robert Gottlieb	Mortgage on Second Home	$355,000	3.375%	$332,671	$22,329	$10,671
	Home Equity on Second Home (1)	$38,698	3.250%	$33,787	$14,682	$600

Kenneth Ankli	Mortgage on Primary House	$393,600	3.625%	$371,503	$22,097	$13,903

Richard E. Dyer	Mortgage on Primary Home	$230,379	4.125%	$222,758	$7,621	$9,360

(1)         Secondary Market mortgage loans are sold to Freddie Mac in their entirety; however, Edgewater Bank maintains the servicing on secondary market loans.

(2)         The credit limit is $50,000 for Stephen Ross and $67,300 for Robert Gottlieb.

(3)         The commercial line of credit is to Stephen Ross & Company, P.C., an entity controlled by Stephen Ross.  The credit line is $75,000.

(4)        The commercial line of credit is to Doubleday Office Products, Inc., an entity controlled by James Marohn.  The credit line is $100,000.

(5)         The commercial real estate mortgage is to Arcadia Holdings, LLC, an entity controlled by James Marohn.

Other than as described above and except for directors and executive officers whose loans were made on preferential terms but for which the principal balance has been less than $120,000 since January 1, 2011, all loans made by Edgewater Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Edgewater Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  Edgewater Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors.

In addition, loans made to a director or executive officer must be approved in advance by a lending officer, the loan committee or the board of directors, depending on the amount of the loan, and the Chief Executive Officer.  The aggregate amount of our loans to our executive officers and directors and their related entities was $837,000 at June 30, 2013.  Of this total, $782,000 relates to secondary market mortgage loans that were sold to Freddie Mac in their entirety.  Edgewater Bank maintains the servicing on these secondary market loans.  As of June 30, 2013, these loans were performing according to their original repayment terms.

Executive Officer Compensation

Summary Compensation Table.  The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Richard E. Dyer, and Coleen S. Frens-Rossman, who serves as our Senior Vice President and Chief Financial Officer, for the year ended December 31, 2012.  No other executive officer received total compensation for the year ended December 31, 2012 of more than $100,000.  Each individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)	All Other Compensation ($)(2)	Total ($)
Richard E. Dyer President and Chief Executive Officer	2012	162,000		8,050	8,433	178,483
Coleen S. Frens-Rossman Senior Vice President and Chief Financial Officer	2012	28,381	(1)	—	5,000	33,381

(1)          Ms. Frens-Rossman joined Edgewater Bank on October 8, 2012.  Her annual base salary in 2012 was $125,000.

(2)          A break-down of the various elements of compensation in this column is set forth in the following table:

All Other Compensation

Name	Auto Expenses ($)	Board Fees ($)	Relocation Package ($)	Employer Contributions to 401(k) Plan ($)	Total All Other Compensation ($)
Richard E. Dyer	1,876	—	—	6,557	8,433
Coleen S. Frens-Rossman	—	—	5,000	—	5,000

Benefit Plans and Agreements

Proposed Employment Agreement.  Edgewater Bank does not currently maintain employment agreements with any of its employees.  Upon completion of the conversion, Edgewater Bancorp and Edgewater Bank intend to enter into employment agreements with each of Mr. Richard E. Dyer and Ms.

Coleen S. Frens-Rossman.  Our continued success depends to a significant degree on the skills and competence of Mr. Dyer and Ms. Frens-Rossman and the employment agreements are intended to ensure that we maintain a stable management base following the conversion and offering.

Each agreement has substantially similar terms and has an initial term of three years.  Commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew.  The current base salaries for Mr. Richard E. Dyer and Ms. Coleen S. Frens-Rossman are $162,000 and $135,000 respectively.  In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other fringe benefit plans applicable to executive employees, including executive health benefits and, for Mr. Dyer only, automobile benefits.  The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment.  In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 25 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Edgewater Bank, or (e) a material breach of the employment agreement by Edgewater Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement.  For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years.  In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Edgewater Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period.  Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if such coverage is not permitted by applicable law or if providing such benefits would subject Edgewater Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits.

In the event of a change in control of Edgewater Bank or Edgewater Bancorp followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Edgewater Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment, or if such coverage is not permitted by applicable law or if providing such benefits would subject Edgewater Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits.  In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under the employment agreement, if the executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by Edgewater Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, Edgewater Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability.  Edgewater Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to full-time employment with Edgewater Bank, (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.

In the event of executive’s death, his or her estate or beneficiaries will be paid the executive’s base salary for one year from executive’s death, and the executive’s family will be entitled to continued non-taxable medical, dental and other insurance for twelve months following the executive’s death.

Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on their ability to compete, or to solicit business or employees of Edgewater Bank and Edgewater Bancorp for a period of one year following termination of employment.

401(k) Plan.  In connection with the conversion, Edgewater Bank adopted the Edgewater Bank 401(k) Plan (“401(k) Plan”), effective January 1, 2014.  The 401(k) Plan replaced the prior plan that was originally adopted effective as of July 1, 2011.  Edgewater Bancorp’s named executive officers are eligible to participate in the 401(k) Plan just like any other employee.  The 401(k) Plan amends and supersedes the Edgewater Bank 401(k) Plan.

Employees who are age 21 or older and who have completed three months of service are eligible to participate in the 401(k) Plan.  Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, up to 100% of his or her salary in any plan year, subject to limits imposed by the Internal Revenue Code.  For 2013, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500, for a total contribution of $23,000.  In addition to salary deferral contributions, Edgewater Bank makes a safe harbor matching contribution equal to 100 percent of the participant’s salary deferral contributions on the first 3 percent of the participant’s compensation, and a 50 percent match on the next 2 percent of compensation, for a maximum matching contribution of 4 percent of the participant’s compensation.  A participant is always 100% vested in his or her salary deferral contributions and the employer safe harbor matching contributions.  Generally, unless the participant elects otherwise, the participant’s account balance will be distributed upon request following his or her termination of employment with Edgewater Bank.  During the year ended December 31, 2012, Edgewater Bank recognized $40,000 as a 401(k) Plan expense.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options.  In connection with the conversion, each participant will be allowed to invest up to 90% of his or her account balance in the common stock of Edgewater Bancorp through the Edgewater Bancorp Stock Fund.

Defined Benefit Pension Plan.  Edgewater Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a tax-qualified multi-employer defined benefit pension plan (the “Pension Plan”).  Effective June 1, 2010, the annual benefit provided to employees under the Pension Plan was frozen.  Freezing the Pension Plan eliminated all future benefit accruals; however, the accrued benefit as of June 1, 2010 remains.  During the year ended December 31, 2012, Edgewater Bank recognized $135,000 as a Pension Plan expense.  Edgewater Bank intends to withdraw from the Pension Plan following the closing of the offering, which we expect to be in the first six months of 2014.  The cost of withdrawing from the Pension Plan is estimated to be approximately $1.65 million; however, the actual cost could be significantly higher since the actual cost is primarily dependent on the value of the Pension Plan’s assets and interest rates at the time of withdrawal.

Employee Stock Ownership Plan.  In connection with the conversion, Edgewater Bank adopted an employee stock ownership plan for eligible employees.  Edgewater Bancorp’s named executive officers are eligible to participate in the employee stock ownership plan just like any other employee.  Eligible employees who have attained age 21 and were employed by us as of January 1, 2013 will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, up to 8% of the total number of shares of Edgewater Bancorp common stock issued in the offering.  We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Edgewater Bancorp equal to the aggregate purchase price of the common stock.  The loan will be repaid principally through Edgewater Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan.  The interest rate for the employee stock ownership plan loan is expected to be an adjustable rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.  See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan.  The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants.  A participant will become vested in his or her account balance at a rate of 20% per year over a 6-year period, beginning in the second year.  Participants who were employed by Edgewater Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan.  Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan.  Generally, participants will receive distributions from the employee stock ownership plan upon separation from service.  The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Edgewater Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price.  The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Edgewater Bancorp’s earnings.

Director Compensation

The following table sets forth for the fiscal year ended December 31, 2012 certain information as to the total remuneration we paid to our directors other than Richard E. Dyer.  Information with respect to director compensation paid to Richard E. Dyer is included above in “—Executive Officer Compensation—Summary Compensation Table.”

Directors Compensation Table

Name	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
Kenneth F. Ankli III	13,200	—	13,200
F. Ronald Gelesko	13,200	—	13,200
Robert D. Gottlieb	13,200	—	13,200
James R. Marohn (1)	—	—	—
Stephen Ross	13,200	—	13,200

(1)         Mr. Marohn joined the Board of Directors of Edgewater Bank on December 18, 2012.  He began to earn Board fees in January, 2013.

For the fiscal year ended December 31, 2012, each director of Edgewater Bank was paid a monthly retainer of $1,000.  Edgewater Bank also pays a fee of $1,000 for each special meeting attended, although no special meetings were held during the fiscal year ended December 31, 2012.

Additionally, each director was a paid a fee for his services on the Audit Committee, Nominating and Corporate Governance Committee, and the Compensation Committee in the amount of $200 for each committee meeting attended.  Meeting fees are not paid if the meeting occurs immediately prior to or subsequent to a board meeting.

Each person who serves as a director of Edgewater Bancorp also serves as a director of Edgewater Bank and earns director and committee fees only in his or her capacity as a board or committee member of Edgewater Bank. Upon completion of the conversion, we expect that directors of Edgewater Bancorp will receive an annual retainer of $6,000, and that directors of Edgewater Bank will receive a retainer of $500 per month and will continue to receive special meeting and committee fees equivalent to those paid prior to the conversion.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt one or more new stock-based incentive plans that will provide for grants of stock options and restricted common stock awards.  In accordance with applicable regulations, we anticipate that the plans will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering.  These limitations will not apply if a plan is implemented more than one year after the conversion.

The stock-based incentive plans will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of Edgewater Bancorp.  If any stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to a stock-based incentive plan only if the plan is adopted within one year after the stock offering:

•                                          non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•                                          any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•                                          any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•                                          the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•                                          accelerated vesting is not permitted except for death, disability or upon a change in control of Edgewater Bancorp or Edgewater Bank.

These restrictions do not apply to plans adopted after one year following the completion of the offering.

We have not yet determined whether we will present stock-based incentive plans for stockholder approval within one year following the completion of the conversion or whether we will present this plan for stockholder approval more than one year after the completion of the conversion.  In the event of changes in applicable regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group.  However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock.  In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order.  Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering.  This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering.  The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 90,000 shares of common stock, equal to 13.6% of the number of shares of common stock to be sold in the offering at the minimum of the offering range, assuming shares are available.  Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale.  Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering—Limitations on Stock Purchases.”  Subscriptions by management through our 401(k) Plan will be counted as part of the maximum number of shares such individuals may subscribe for in the offering.

Name and Title	Number of Shares(1)	Aggregate Purchase Price(1)	Percent at Minimum of Offering Range	Percent at Midpoint of Offering Range	Percent at Maximum of Offering Range	Percent at Adjusted Maximum of Offering Range

Richard E. Dyer, President, Chief Executive Officer and Director	10,000	$100,000	1.51%	1.28%	1.11%	*
Kenneth F. Ankli III, Chairman of the Board of Directors	15,000	150,000	2.26%	1.92%	1.67%	1.45%
F. Ronald Gelesko, Director	2,500	25,000	*	*	*	*
Robert D. Gottlieb, Director	10,000	100,000	1.51%	1.28%	1.11%	*
James R. Marohn, Director	10,000	100,000	1.51%	1.28%	1.11%	*
Stephen Ross, Director	10,000	100,000	1.51%	1.28%	1.11%	*
Coleen S. Frens-Rossman, Senior Vice President and Chief Financial Officer	10,000	100,000	1.51%	1.28%	1.11%	*
James Higgins, Vice President and Chief Credit Officer	5,000	50,000	*	*	*	*
Maria Kibler, Vice President and Senior Retail Officer	10,000	100,000	1.51%	1.28%	1.11%	*
Cheryl Moeslein, Vice President of Human Resources and Secretary	7,500	75,000	1.13%	*	*	*

All directors and officers as a group (10 persons)	90,000	$900,000	13.57%	11.54%	10.03%	8.72%

*                 Less than 1%.

(1)         Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household.  Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of conversion.

THE CONVERSION AND OFFERING

The board of directors of Edgewater Bank has approved the plan of conversion.  The plan of conversion must also be approved by Edgewater Bank’s members (depositors).  A special meeting of members has been called for this purpose.  The OCC has conditionally approved the plan of conversion and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) issued its conditional approval in connection with our holding company application.  However, such approvals do not constitute a recommendation or endorsement of the plan of conversion by the OCC or the Federal Reserve Board.

General

The board of directors of Edgewater Bank approved the plan of conversion on September 3, 2013, and approved amendments to the plan of conversion on October 15, 2013.  Pursuant to the plan of conversion, Edgewater Bank will convert from the mutual form of organization to the fully stock form of organization.  In connection with the conversion, Edgewater Bank has organized a new Maryland stock holding company named Edgewater Bancorp, Inc. which will sell shares of common stock to the public in an initial public stock offering.  When the conversion and related stock offering are completed, all of the capital stock of Edgewater Bank will be owned by Edgewater Bancorp, and all of the common stock of Edgewater Bancorp will be owned by stockholders.

Edgewater Bancorp expects to retain between $509,000 and $1.7 million of the net proceeds of the offering, or $2.7 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions.  Edgewater Bank will receive a capital contribution equal to at least 50% of the net proceeds of the offering, plus such additional amounts as may be necessary so that, upon completion of the offering, Edgewater Bank will have a tier 1 leverage ratio of at least 9.50% at the minimum of the offering range and at least 10.00% at the midpoint, maximum and adjusted maximum of the offering range, after payment of costs to withdraw from the defined benefit plan.  Based on this formula, we anticipate that Edgewater Bancorp will invest $4.3 million, $5.1 million, $5.3 million and $5.5 million, respectively, of the net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering in Edgewater Bank.  The conversion will be consummated only upon the sale of at least 663,000 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans, specifically our employee stock ownership plan, Supplemental Eligible Account Holders and Other Members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons and trusts of natural persons residing in Berrien, Van Buren and Cass Counties, Michigan.  In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sterne, Agee & Leach, Inc., acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or syndicated community offering.  The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the OCC. See “—Community Offering” and “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of Edgewater Bancorp, assuming the conversion and stock offering are completed.  All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock.  The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion.  We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking office of Edgewater Bank and as described in the section of this prospectus titled “Where You Can Find Additional Information.”  The plan of conversion is also filed as an exhibit to Edgewater Bank’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the OCC. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov.  See “Where You Can Find Additional Information.”

Reasons for the Conversion

Although our market area did not experience the extreme growth in 2003 through 2007 that characterized many “bubble” markets across the country, beginning in 2008 we were impacted by the steep economic downturn, including significant declines in real estate values in our market area, and experienced higher than normal levels of loan delinquencies and foreclosures, particularly in the non-owner occupied commercial real estate and speculative construction and land development loans originated by our previous management team prior to 2009. Additionally, the significant changes in the financial services industry that have occurred in recent years as a result of the collapse of the financial markets in 2008 and the severe nationwide economic recession that followed, have severely strained the financial and managerial resources of community banks and will continue to do so in the future.  We believe that Edgewater Bank will be better equipped to address these challenges by raising additional capital and adopting the stock holding company structure.

Our primary reasons for converting and raising additional capital through the offering are:

•                                          to improve our capital position to support our growth and current risk profile during a period of economic uncertainty for the financial services industry and to assure compliance with regulatory capital requirements and the IMCR imposed upon us by our regulators;

•                                          to support organic loan and deposit growth beyond levels possible utilizing retained earnings;

•                                          to have greater flexibility to access the debt and equity capital markets;

•                                          to invest in new technologies that will enable the expansion and enhancement of products and services we offer to our customers;

•                                          to attract, retain and incentivize qualified personnel by establishing stock-based benefit plans for management and employees;

•                                          to provide customers and members of the community with the opportunity to acquire an ownership interest in Edgewater Bank; and

•                                          to have greater flexibility to structure and finance opportunities for expansion into new markets, including through de novo branching, branch acquisitions or acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions.

In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions.  Our current mutual structure prevents us from offering shares of our common stock as consideration for a merger or acquisition.  Potential sellers often want stock for at least part of the acquisition consideration.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.  We have no current arrangements or agreements to acquire other banks, thrifts, credit unions, financial services companies or branch offices, and there can be no assurance that we will be able to consummate any acquisitions or establish any new branches.  Lastly, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel.  While Edgewater Bank has not required these capital tools and stock incentives in the past, they will be essential to implementing our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of June 30, 2013, Edgewater Bank was considered “well capitalized” for regulatory purposes, and was in compliance with the IMCR, which requires Edgewater Bank to maintain a tier 1 leverage capital ratio of at least 8.00% and a total risk-based capital ratio of at least 12.00%.  The proceeds from the stock offering will further improve our capital position during a period of economic, regulatory and political uncertainty.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Edgewater Bank at a special meeting of members is required to approve the plan of conversion.  A special meeting of members to consider and vote upon the plan of conversion has been set for [meeting date], 2013.  The plan of conversion also must be approved by the OCC, which issued its conditional approval of the plan of conversion on [•], 2013.  Additionally, on [•], 2013 the Federal Reserve Board conditionally approved our holding company application.  We cannot consummate the conversion and the stock offering without satisfying the conditions contained in these approvals.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Edgewater Bank will continue to be a federally chartered savings association and will continue to be regulated by the OCC, while Edgewater Bancorp will be regulated by the Federal Reserve Board. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers.  The directors serving Edgewater Bank at the time of the conversion will be the directors of Edgewater Bank and of Edgewater Bancorp after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Edgewater Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion.  Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans.  No loan outstanding from Edgewater Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members.  All of our depositors are members of and have voting rights in Edgewater Bank as to all matters requiring membership action. Upon completion of the conversion, Edgewater Bank will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in Edgewater Bank will be vested in Edgewater Bancorp as the sole stockholder of Edgewater Bank.  The stockholders of Edgewater Bancorp will possess exclusive voting rights with respect to Edgewater Bancorp common stock.

Tax Effects.  We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Edgewater Bank or its members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights.  Each depositor of Edgewater Bank has both a deposit account in Edgewater Bank and a pro rata ownership interest in the net worth of Edgewater Bank based upon the deposit balance in his or her account.  This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Edgewater Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Edgewater Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Edgewater Bank, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings association normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings association is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Edgewater Bank after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Edgewater Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” to depositors as of June 30, 2012 and September 30, 2013 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to Edgewater Bancorp as the holder of Edgewater Bank’s capital stock. Pursuant to the rules and regulations of the OCC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.  See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation.  We have retained Keller & Company, Inc. to prepare an independent valuation appraisal.  For its services in preparing the initial valuation and one update, Keller & Company, Inc. will receive a fee of $36,000, and will be reimbursed for its expenses up to $1,500.  In the event that Keller & Company, Inc. is required to update the appraisal more than one time, it will receive an additional fee of $2,000 for each such update to the valuation appraisal.

We are not affiliated with Keller & Company, Inc., and neither we nor Keller & Company, Inc. has an economic interest in, or is held in common with, the other.  Keller & Company, Inc. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent” within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway Keller & Company, Inc. from serving in the role of our independent appraiser.

We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach, recognizing that the price-to-earnings approach was not meaningful due to Edgewater Bank’s loss position.  The market value ratios applied in the remaining two methodologies were based upon the current market valuations of the peer group companies identified by Keller & Company, Inc., subject to valuation adjustments applied by Keller & Company, Inc. to account for differences between us and our peer group.  Because Keller & Company, Inc. concluded that asset size is not a strong determinant of market value, Keller & Company, Inc. did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions.  Keller & Company, Inc. placed the greatest emphasis on the price-to-book value approach in estimating pro forma market value.

The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in this prospectus, including our financial statements. Keller & Company, Inc. also considered the following factors, among others:

•                                          our present and projected operating results and financial condition;

•                                          the economic and demographic conditions in our existing market area;

•                                          certain historical, financial and other information relating to us;

•                                          a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

•                                          the impact of the conversion and the offering on our equity and earnings potential;

•                                          our plans to pay cash dividends upon achieving profitability; and

•                                          the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value.  These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock sold in the offering by the stock-based benefit plan at the $10.00 purchase price.  See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of November 6, 2013, the estimated pro forma market value of Edgewater Bancorp ranged from $6.6 million to $9.0 million, with a midpoint of $7.8 million.  Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.  The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 663,000 shares, the midpoint of the offering range will be 780,000 shares and the maximum of the offering range will be 897,000 shares, or 1,031,550 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to our pro forma market value based on a comparison of Edgewater Bancorp with the peer group.  Keller & Company, Inc. made downward adjustments for financial condition, earnings, liquidity of the stock, asset growth, market area, dividends and marketing of the offering.  No adjustments were made for subscription interest, management or the effect of government regulations and regulatory reform.  The downward valuation adjustments considered, among other things, Edgewater Bancorp’s less favorable balance sheet structure, including a lower equity to total assets ratio and higher non-performing asset ratio than the peer group, lower reported and core or recurring earnings measures as compared to the peer group, and the fact that Edgewater Bancorp’s pro forma market capitalization and implied liquidity of the stock is expected to be lower than the peer group.  The valuation adjustment for stock market conditions took into consideration the prevailing stock market environment for the common stock of thrift institutions and their holding companies, which has been relatively volatile and has underperformed in relation to the U.S. stock market generally.

The following table presents a summary of selected pricing ratios for the peer group companies and for Edgewater Bancorp (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal. These ratios are based on Edgewater Bancorp’s book value, tangible book value and core earnings as of and for the twelve months ended September 30, 2013, as adjusted for the impact of the cost to withdraw from the defined benefit plan.  The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of October 17, 2013. Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 30.42% on a price-to-book value basis and a discount of 30.51% on a price-to-tangible book value basis.

	Price-to-core earnings multiple	Price-to-book value ratio	Price-to-tangible book value ratio
Edgewater Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	n/m	65.02%	67.25%
Maximum	n/m	61.09%	63.37%
Midpoint	n/m	57.18%	59.45%
Minimum	n/m	52.52%	54.79%
Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	24.08x	82.11%	85.51%
Medians	23.51x	77.88%	84.01%

n/m                          Not meaningful.

Peer Group Companies

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at June 30, 2013
				(in thousands)
Alliance Bancorp, Inc. of Pennsylvania	ALLB	Nasdaq	Broomall, PA	$446,634
Citizens Community Bancorp, Inc.	CZWI	Nasdaq	Eau Claire, WI	$551,919
FedFirst Financial Corp.	FFCO	Nasdaq	Monessen, PA	$314,370
First Advantage Bancorp	FABK	Nasdaq	Clarksville, TN	$381,030
First Clover Leaf Financial Corp.	FCLF	Nasdaq	Edwardsville, IL	$597,768
IF Bancorp, Inc.	IROQ	Nasdaq	Watseka, IL	$547,535
Jefferson Bancshares, Inc.	JFBI	Nasdaq	Morristown, TN	$503,028
Standard Financial Corp.	STND	Nasdaq	Monroeville, PA	$437,734
Wayne Savings Bancshares, Inc.	WAYN	Nasdaq	Wooster, OH	$405,789
Wolverine Bancorp, Inc.	WBKC	Nasdaq	Midland, MI	$287,138

Our board of directors reviewed the independent valuation and, in particular, considered the following:

•                                          our financial condition and results of operations;

•                                          comparison of our financial performance ratios to those of other financial institutions of similar size; and

•                                          market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the OCC, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $6.6 million or more than $10.3 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock.  Keller & Company, Inc. did not independently verify our financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities.  The independent valuation considers Edgewater Bank as a going concern and should not be considered as an indication of the liquidation value of Edgewater Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $10.3 million,, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,031,550 shares, to reflect changes in the market and financial conditions or demand for the shares.  We will not increase the offering range above this level or decrease the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $10.00 per share will remain fixed.  See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $10.3 million, and a corresponding increase in the offering range to more than 1,031,550 shares, or a decrease in the minimum of the valuation range to less than $6.6 million and a corresponding decrease in the offering range to fewer than 663,000 shares, then we will promptly return, with interest at a rate of 0.10% per annum, all funds received in the offering and cancel deposit account withdrawal authorizations.  After consulting with the OCC, we may terminate the plan of conversion.  Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the OCC in order to complete the offering.  In the event that we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time.  If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the OCC, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on June 30, 2012 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 10,000 shares ($100,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2012.  In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or senior officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding June 30, 2012.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee benefit plans, specifically our employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock sold in the stock offering.  Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on September 30, 2013 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 10,000 shares ($100,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at September 30, 2013.  In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor on the voting record date of [voting record date], 2013 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 10,000 shares ($100,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts or borrowings in which he or she had an ownership interest at [voting record date], 2013.  In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 12:00 p.m., Eastern Time, on [expiration date], 2013, unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the OCC, if necessary.  Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock.  If we have not received orders to purchase at least 663,000 shares within 45 days after the [expiration date], 2013 expiration date, and the OCC has not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of 0.10% per annum, and all deposit account withdrawal authorizations will be cancelled.  If an extension beyond [extension date], 2013 is granted by the OCC, we will resolicit subscribers as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering, with a preference given to natural persons and trusts of natural persons residing in Berrien, Cass and Van Buren Counties, Michigan (collectively, the “Community”).

Subscribers in the community offering may purchase up to 10,000 shares ($100,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person.  Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order.  If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing in the Community.  In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature.  We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date.  The community offering may begin at the same time as, during or after the subscription offering.  We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock.  The community offering is expected to conclude at 12:00 p.m., Eastern Time on [expiration date], 2013, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], 2013.  If an extension beyond [extension date], 2013 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to change or cancel their orders.  If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  These extensions may not go beyond [2 year extension date], 2015, which is two years after the special meeting of members.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public.  If a syndicated community offering is held, Sterne, Agee & Leach, Inc. will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis.  In such capacity, Sterne, Agee & Leach, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms.  Neither Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 10,000 shares ($100,000) of common stock, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  We retain the right to accept or reject in whole or in part any orders in the syndicated community offering.  Unless the OCC permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering.  Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated.  Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings.  The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings.  Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings.  Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Edgewater Bank deposit account withdrawal authorizations or wire transfers).  Personal checks will not be accepted.  If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $6.6 million in gross proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned with interest at a rate of 0.10% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Edgewater Bank and Edgewater Bancorp on one hand, and Sterne, Agee & Leach, Inc. on the other hand.

Expiration Date.  The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval.  The syndicated community offering is expected to conclude at 12:00 p.m., Eastern Time on [expiration date], 2013, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the syndicated community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], 2013.  If an extension beyond [extension date], 2013 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the syndicated community offering, giving them an opportunity to change or cancel their orders.  If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  These extensions may not go beyond [2 year extension date], 2015, which is two years after the special meeting of members.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or in the event that we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The OCC and the Financial Industry Regulatory Authority must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

•                                          No person or entity, together with any associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) of common stock in all categories of the offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the offering (including shares issued in the event of an increase in the offering range of up to 15%);

•                                          The maximum number of shares of common stock that may be purchased in all categories of the offering by our senior officers and directors and their associates, in the aggregate, may not exceed 33% of the shares sold in the offering; and

•                                          The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

Depending upon market or financial conditions, with the receipt of any required approvals of the OCC, we may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock and who indicated a desire on their stock order form to be resolicited, will be, and, in our sole discretion some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.  The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions.  In the event that a purchase limitation is increased to 5.0% of the stock sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock sold in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock sold in the offering.  Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)                                     to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the number of shares of common stock sold in the offering;

(ii)                                  in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)                               to fill unfulfilled subscriptions in the community offering, with preference given to natural persons and trusts of natural persons residing in Berrien, Cass and Van Buren Counties, Michigan.

The term “associate” of a person means:

(1)                                 any corporation or organization, other than Edgewater Bank, Edgewater Bancorp or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)                                 any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)                                 any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Edgewater Bank or Edgewater Bancorp.

The term “acting in concert” means:

(1)                                 knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)                                 a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.  Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.  We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors.  Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below.  Any purchases made by any associate of Edgewater Bank or Edgewater Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Restrictions on Transfer of Subscription Rights and Shares,” “—Other Restrictions” and “Restrictions on Acquisition of Edgewater Bancorp, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

To assist in the marketing of our shares of common stock, we have retained Sterne, Agee & Leach, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority.  In its role as financial advisor, Sterne, Agee & Leach, Inc. will:

•                                          provide advice on the financial and securities market implications of the plan of conversion;

•                                          assist in structuring our stock offering, including developing a market strategy for the stock offering;

•                                          review all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•                                          assist us in analyzing proposals from outside vendors retained in connection with the stock offering, as needed;

•                                          assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary; and

•                                          provide general advice and assistance as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, Sterne, Agee & Leach, Inc. has received a management fee of $25,000, and will receive a success fee of $200,000 for the shares of common stock sold in the subscription and direct community offerings.  The $25,000 management fee will be credited against the $200,000 success fee.  The management fee will be refundable to Edgewater Bancorp to the extent services are not actually performed by Sterne, Agee & Leach, Inc.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sterne, Agee & Leach, Inc.  In such capacity, Sterne, Agee & Leach, Inc. may form a syndicate of other broker-dealers.  Neither Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Sterne, Agee & Leach, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering.  If there is a syndicated community offering, Sterne, Agee & Leach, Inc. will receive a fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering.  Of this amount, Sterne, Agee & Leach, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  If all shares of common stock were sold in a syndicated community offering (except for shares purchased by our directors, officers, employees and their family members and our employee stock ownership plan), the maximum selling agent commissions would be approximately $311,976, $376,560, $441,144 and $515,416 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.  If all shares of common stock were sold in a syndicated community offering (and our directors, officers, employees and their family members and our employee stock ownership plan did not purchase their indicated shares), the maximum selling agent commissions would be approximately $397,800, $468,000, $538,200 and $618,930 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

We will indemnify Sterne, Agee & Leach, Inc. against liabilities and expenses (including legal fees) related to or arising out of Sterne, Agee & Leach, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Edgewater Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction.  No offers or sales may be made by tellers or at the teller counters.  Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sterne, Agee & Leach, Inc.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock.  None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Sterne, Agee & Leach, Inc. to act as our records agent in connection with the stock offering. In its role as records agent, Sterne, Agee & Leach, Inc. will, among other things:

•                                          consolidate deposit accounts, develop a central file and calculate eligible votes;

•                                          design and prepare proxy forms and stock order forms;

•                                          organize and supervise the Stock Information Center;

•                                          tabulate proxies and ballots;

•                                          act as or support the inspector of election at the special meeting of members; and

•                                          provide necessary subscription services to distribute, collect and tabulate stock orders in the subscription and community offerings.

For these services, Sterne, Agee & Leach, Inc. has been paid a fee of $35,000.  The records agent fees may be increased by up to $10,000 in the event of any material changes in applicable regulations or the Plan of Conversion, or delays requiring duplicate or replacement processing due to change in record dates.  We will indemnify Sterne, Agee & Leach, Inc. against liabilities and expenses (including legal fees) related to or arising out of Sterne, Agee & Leach, Inc.’s engagement as our records agent and performance of services as our records agent.  The records agent fee will be refundable to Edgewater Bancorp to the extent services are not actually performed by Sterne, Agee & Leach, Inc.

Sterne, Agee & Leach, Inc. also will be reimbursed for reasonable expenses in an amount not to exceed $25,000 and for attorney’s fees not to exceed $75,000.  If the plan of conversion is terminated or if Sterne, Agee & Leach, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Sterne, Agee & Leach, Inc. will only receive its management and records agent fees (subject to refund to the extent services are not actually performed), and reimbursement of its reasonable out-of-pocket expenses and attorneys’ fees and will return any amounts paid or advanced by us in excess of these amounts.  The expense cap, including legal fees, may be increased an additional $40,000 by mutual consent, including in the event of any material delay of the offering which would require an update of the financial information in tabular form to reflect a period later than set forth in the offering document.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date.  We are not obligated to deliver a prospectus or order form by means other than U.S. Mail.  Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8.  Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and order form in electronic format may be made available on Internet sites or through other online services maintained by Sterne, Agee & Leach, Inc. or one or more other members of the syndicate, or by their respective affiliates.  In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online.  The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders.  Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Sterne, Agee & Leach, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 12:00 p.m., Eastern Time, on [expiration date], 2013, unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering.  Any extension of the subscription and/or community offering beyond [extension date], 2013 would require the OCC’s approval.  If the offering is extended past [extension date], 2013, we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.10% per annum from the date your stock order was processed.  No single extension will exceed 90 days. Aggregate extensions may not go beyond [2 year extension date], 2015, which is two years after the special meeting of members.  We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock, you must complete and sign an original stock order form and remit full payment.  We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms.  All order forms must be received, not postmarked, prior to 2:00, Eastern Time, [expiration date], 2013. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions.  We are not required to notify subscribers of incomplete or improperly executed order forms.  We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities.  We do not represent, however, that we will do so.  You may submit your order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the indicated address on the order form or by hand-delivery to Edgewater Bank’s office, located at 321 Main Street, St. Joseph, Michigan. Please do not mail stock order forms to Edgewater Bank.  Once tendered, an order form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond [extension date], 2013, or the number of shares of common stock to be sold is increased to more than 1,031,550 shares or decreased to less than 663,000 shares.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the OCC.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Edgewater Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

•                                          personal check, bank check or money order, payable to Edgewater Bancorp, Inc.; or

•                                          authorization of withdrawal from the types of Edgewater Bank deposit accounts identified on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Edgewater Bank are provided in the order forms.  The funds designated must be available in the account(s) at the time the stock order form is received.  A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made.  Interest will remain in the account.  Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the then current statement savings rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s).  Checks and money orders will be immediately cashed and placed in a segregated account at Edgewater Bank and will earn interest at a rate of 0.10% per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Edgewater Bank from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering.  You may not pay by wire transfer.  You may not submit cash or use a check drawn on an Edgewater Bank line of credit.  We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to Edgewater Bancorp.  You may not designate on your stock order form a direct withdrawal from an Edgewater Bank retirement account.  See “—Using Retirement Account Funds” for information on using such funds.  Additionally, you may not designate on your stock order form a direct withdrawal from Edgewater Bank deposit accounts with check-writing privileges.  Please submit a check instead.  If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).  Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe at any time prior to 48 hours before the completion of the offering.  This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an unrelated financial institution or Edgewater Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering.

Using Retirement Account Funds.  If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account.  By regulation, Edgewater Bank’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock.  Therefore, if you wish to use your funds that are currently in a Edgewater Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock.  The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account.  It may take several weeks to transfer your Edgewater Bank individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the [expiration date], 2013 end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held.  We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription and community offerings will be mailed by our transfer agent, by first class mail, to the persons entitled thereto at the certificate registration address noted by them on the stock order form, as soon as practicable following completion of the offering.  Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company.  Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.  Your ability to sell the shares of common stock before receiving your stock certificate will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

OCC regulations prohibit any person with subscription rights, specifically the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.  On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding.  We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in the state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of the state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or (c) registration or qualification would be impracticable for reasons of cost or otherwise.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free telephone number is (800) 979-4568.  The Stock Information Center is open for telephone calls Monday through Friday, between 10:00 a.m. and 5:00 p.m., Eastern Time, and for walk-in customers on Tuesdays and Wednesdays, between 10:00 a.m. and 2:00 p.m., Eastern Time.  The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Edgewater Bank prior to the conversion, all claims of creditors of Edgewater Bank, including those of depositors of Edgewater Bank (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Edgewater Bank remaining, members of Edgewater Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Edgewater Bank immediately prior to liquidation. In the unlikely event that Edgewater Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to Edgewater Bancorp as the sole holder of Edgewater Bank capital stock. Pursuant to the rules and regulations of the OCC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Edgewater Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Edgewater Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Edgewater Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Edgewater Bank, would be entitled, on a complete liquidation of Edgewater Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of Edgewater Bancorp.  Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Edgewater Bank on June 30, 2012.  Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2012 bears to the balance of all such deposit accounts in Edgewater Bank on such date.  Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Edgewater Bank on September 30, 2013.  Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on September 30, 2013 bears to the balance of all such deposit accounts in Edgewater Bank on such date.

If, however, on any December 31 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2012 or September 30, 2013, respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed.  In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account.  Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor.  Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to Edgewater Bancorp, as the sole stockholder of Edgewater Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Edgewater Bank, Edgewater Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Edgewater Bank or Edgewater Bancorp would prevail in a judicial proceeding.

Edgewater Bank and Edgewater Bancorp have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.                                      The conversion of Edgewater Bank to a federally chartered stock savings association will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.                                      Edgewater Bank will not recognize any gain or loss upon the receipt of money from Edgewater Bancorp in exchange for shares of common stock of Edgewater Bank.

3.                                      The basis and holding period of the assets received by Edgewater Bank, in stock form, from Edgewater Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.                                      No gain or loss will be recognized by account holders of Edgewater Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, upon the issuance to them of withdrawable deposit accounts in Edgewater Bank, in stock form, in the same dollar amount and under the same terms as held at Edgewater Bank, in mutual form.  In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Edgewater Bank in exchange for their ownership interests in Edgewater Bank.

5.                                      The basis of the account holders deposit accounts in Edgewater Bank, in stock form, will be the same as the basis of their deposit accounts in Edgewater Bank, in mutual form.

The basis of the Eligible Account Holders and, Supplemental Eligible Account Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.                                      It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering.  Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Edgewater Bancorp common stock, provided that the amount to be paid for Edgewater Bancorp common stock is equal to the fair market value of Edgewater Bancorp common stock.

7.                                      The basis of the shares of Edgewater Bancorp common stock purchased in the offering will be the purchase price.  The holding period of the Edgewater Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.                                      No gain or loss will be recognized by Edgewater Bancorp on the receipt of money in exchange for shares of Edgewater Bancorp common stock sold in the offering.

In the view of Keller & Company, Inc. (which is acting as independent appraiser of the value of the shares of Edgewater Bancorp common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above.  Keller & Company, Inc.’s view is not binding on the Internal Revenue Service.  If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and Edgewater Bancorp could recognize gain on a distribution.  Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value.  Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.  Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Edgewater Bank, the members of Edgewater Bank, Edgewater Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights.  In the event of a disagreement, there can be no assurance that Edgewater Bancorp or Edgewater Bank would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Edgewater Bancorp’s registration statement.  An opinion regarding the Michigan state income tax consequences consistent with the federal tax opinion has been issued by BKD LLP, tax advisors to Edgewater Bank and Edgewater Bancorp.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of Edgewater Bancorp or Edgewater Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Edgewater Bancorp also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the OCC.  This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

OCC regulations prohibit Edgewater Bancorp from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with OCC approval) or tax-qualified employee stock benefit plans.

RESTRICTIONS ON ACQUISITION OF EDGEWATER BANCORP, INC.

Although the board of directors of Edgewater Bancorp is not aware of any effort that might be made to obtain control of Edgewater Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Edgewater Bancorp’s articles of incorporation and bylaws to protect the interests of Edgewater Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Edgewater Bank, Edgewater Bancorp or Edgewater Bancorp’s stockholders.

The following discussion is a general summary of the material provisions of Edgewater Bancorp’s articles of incorporation and bylaws, Edgewater Bank’s federal stock charter, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Edgewater Bancorp’s articles of incorporation and bylaws and Edgewater Bank’s federal stock charter bylaws, reference should be made in each case to the document in question, each of which is part of Edgewater Bank’s application for conversion filed with the OCC, and except for Edgewater Bank’s federal stock charter and bylaws, Edgewater Bancorp’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

Edgewater Bancorp’s Articles of Incorporation and Bylaws

Edgewater Bancorp articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of Edgewater Bancorp more difficult.

Directors. The Board of Directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of our directors.  The bylaws establish qualifications for board members, including:

•                                          a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Edgewater Bank;

•                                          a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

•                                          a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon Edgewater Bancorp entering into a merger or similar transaction in which Edgewater Bancorp is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to Edgewater Bancorp’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Edgewater Bancorp;

•                                          a prohibition on any person who has attained the age of 70 commencing a new term of service as a director;

•                                          a requirement that any person proposed to serve as director (other than the initial directors and other than directors who are also officers of Edgewater Bancorp or Edgewater Bank) have maintained his or her principal residence within ten miles of an office of Edgewater Bancorp or Edgewater Bank for a period of at least one year immediately before his or her nomination or appointment to the Board of Directors;

•                                          a prohibition on service as a director by a person who has lost more than one election for service as a director of Edgewater Bancorp; and

•                                          a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.  Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers.  The articles of incorporation of Edgewater Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Edgewater Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Edgewater Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•                                          the economic effect, both immediate and long-term, upon Edgewater Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•                                          the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Edgewater Bancorp and its subsidiaries and on the communities in which Edgewater Bancorp and its subsidiaries operate or are located;

•                                          whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Edgewater Bancorp;

•                                          whether a more favorable price could be obtained for Edgewater Bancorp’s stock or other securities in the future;

•                                          the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Edgewater Bancorp and its subsidiaries;

•                                          the future value of the stock or any other securities of Edgewater Bancorp or the other entity to be involved in the proposed transaction;

•                                          any antitrust or other legal and regulatory issues that are raised by the proposal;

•                                          the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•                                          the ability of Edgewater Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings.  The bylaws provide that special meetings of stockholders can be called by only the Chairperson of the Board, the Vice Chairperson of the Board, a majority of the total number of directors that Edgewater Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.  The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.  The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the Board of Directors prior to the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Shareholder Nominations and Proposals. The bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of shareholders must submit written notice to Edgewater Bancorp at least 90 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting.  However, if less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then shareholders must submit written notice to Edgewater Bancorp no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the Securities and Exchange Commission or on a website maintained by Edgewater Bancorp, Inc.

Authorized but Unissued Shares.  After the conversion, Edgewater Bancorp will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock of Edgewater Bancorp, Inc.”  The articles of incorporation authorize 5,000,000 shares of serial preferred stock.  Edgewater Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares.  In addition, the articles of incorporation provide that a majority of the total number of directors that Edgewater Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Edgewater Bancorp has the authority to issue.  In the event of a proposed merger, tender offer or other attempt to gain control of Edgewater Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Edgewater Bancorp.  The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Except as provided under “— Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)                                     The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)                                  The division of the board of directors into three staggered classes;

(iii)                               The ability of the board of directors to fill vacancies on the board;

(iv)                              The requirement that at least a majority of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)                                 The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)                              The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Edgewater Bancorp;

(vii)                           The authority of the board of directors to provide for the issuance of preferred stock;

(viii)                        The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)                              The number of stockholders constituting a quorum or required for stockholder consent;

(x)                                 The provision regarding stockholder proposals and nominations;

(xi)                              The indemnification of current and former directors and officers, as well as employees and other agents, by Edgewater Bancorp;

(xii)                           The limitation of liability of officers and directors to Edgewater Bancorp for money damages; and

(xiii)                        The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xii) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Edgewater Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Edgewater Bank’s Charter

The charter of Edgewater Bank provides that for a period of five years from the closing of the conversion and offering, no person (including a group acting in concert) other than Edgewater Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Edgewater Bank. This provision does not apply to any tax-qualified employee benefit plan of Edgewater Bank or Edgewater Bancorp, or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Edgewater Bank or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Edgewater Bank.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to shareholders for a vote.

Conversion Regulations

OCC regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the OCC, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The OCC has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a savings association or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.  In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Federal Reserve Board regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal Reserve Board, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

•                                          the acquisition would result in a monopoly or substantially lessen competition;

•                                          the financial condition of the acquiring person might jeopardize the financial stability of the institution;

•                                          the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

•                                          the acquisition would have an adverse effect on the FDIC’s Deposit Insurance Fund.

In addition, a savings and loan holding company must obtain the approval of the Federal Reserve Board prior to acquiring voting control of more than 5% of any class of voting stock of another savings association or another savings association holding company.

DESCRIPTION OF CAPITAL STOCK OF EDGEWATER BANCORP, INC.

General

Edgewater Bancorp is authorized to issue 50,000,000 shares of common stock, par value of $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Edgewater Bancorp currently expects to issue in the offering up to 874,000 shares of common stock.  Edgewater Bancorp will not issue shares of preferred stock in the stock offering.  Each share of Edgewater Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Edgewater Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. Edgewater Bancorp can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if Edgewater Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution.  The holders of common stock of Edgewater Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor.  If Edgewater Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Edgewater Bancorp will have exclusive voting rights in Edgewater Bancorp.  They will elect Edgewater Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors.  Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of Edgewater Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If Edgewater Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

As a federal stock savings association, corporate powers and control of Edgewater Bank will be vested in its board of directors, who elect the officers of Edgewater Bank and who fill any vacancies on the board of directors. Voting rights of Edgewater Bank will be vested exclusively in the owners of the shares of capital stock of Edgewater Bank, which will be Edgewater Bancorp, and voted at the direction of Edgewater Bancorp’s board of directors.  Consequently, the holders of the common stock of Edgewater Bancorp will not have direct control of Edgewater Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Edgewater Bank, Edgewater Bancorp, as the holder of 100% of Edgewater Bank’s capital stock, would be entitled to receive all assets of Edgewater Bank available for distribution, after payment or provision for payment of all debts and liabilities of Edgewater Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders.  In the event of liquidation, dissolution or winding up of Edgewater Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Edgewater Bancorp available for distribution.  If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Edgewater Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of Edgewater Bancorp’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Edgewater Bancorp’s common stock will be Registrar and Transfer Company, Cranford, New Jersey.

EXPERTS

The financial statements of Edgewater Bank as of December 31, 2012 and 2011, and for the years then ended, have been included herein in reliance upon the report of BKD LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication herein of the summary of its report to Edgewater Bancorp setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Edgewater Bancorp and Edgewater Bank, has issued to Edgewater Bancorp its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion.  BKD LLP has provided an opinion to us regarding the Michigan state income tax consequences of the conversion.  Certain legal matters will be passed upon for Sterne, Agee & Leach, Inc. by Silver, Freedman & Taff, LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Edgewater Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Edgewater Bancorp.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Edgewater Bank has filed with the OCC an application with respect to the conversion.  This prospectus omits certain information contained in the application filed by Edgewater Bank. Edgewater Bank’s application may be examined at the Central District Office of the OCC located at One Financial Place, Suite 2700, 440 South LaSalle Street, Chicago, Illinois 60605.  A copy of the plan of conversion is available for your review at Edgewater Bank’s office.

In connection with the offering, Edgewater Bancorp will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, Edgewater Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion, Edgewater Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the offering.

INDEX TO FINANCIAL STATEMENTS OF

EDGEWATER BANK

* * *

Separate financial statements for Edgewater Bancorp have not been included in this prospectus because Edgewater Bancorp has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

Audit Committee and Board of Directors

Edgewater Bank

St. Joseph, Michigan

We have audited the accompanying consolidated balance sheets of Edgewater Bank as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (losses), changes in equity and cash flows for the years then ended.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audits also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Edgewater Bank as of December 31, 2012, and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 16 to the consolidated financial statements, the 2012 and 2011 financial statements have been restated to correct a misstatement.

/s/ BKD, LLP

BKD, LLP

Fort Wayne, Indiana

September 10, 2013

Edgewater Bank

Consolidated Balance Sheets

June 30, 2013 (Unaudited) and

December 31, 2012 and 2011 (Restated)

	June 30,	December 31,
	2013	2012	2011
	(Unaudited)
Assets
Cash and due from banks	$860,154	$824,611	$2,174,490
Interest-bearing demand deposits in banks	9,279,915	8,198,185	4,682,284

Cash and cash equivalents	10,140,069	9,022,796	6,856,774

Available-for-sale securities	17,731,428	14,555,345	14,644,280
Federal Home Loan Bank (FHLB) Stock	1,408,200	1,408,200	1,408,200
Loans held for sale	—	683,000	907,100
Loans, net of allowance for loan losses of $1,292,446, $1,504,169 and $1,442,913	83,979,968	88,497,049	105,854,534
Premises and equipment, net	4,377,055	4,613,413	4,349,890
Other real estate, net	1,362,318	3,191,137	582,900
Interest receivable	317,814	318,160	411,843
Mortgage servicing rights (includes $175,573, $230,655 and $344,444 carried at fair value)	539,808	550,890	442,868
Intangible assets	20,789	51,972	114,338
Other	394,829	447,218	629,701

Total assets	$120,272,278	$123,339,180	$136,202,428

Liabilities and Equity
Liabilities
Deposits
Noninterest bearing	$10,313,926	$9,947,356	$10,813,611
Interest-bearing	97,464,971	96,460,685	103,144,761
Total deposits	107,778,897	106,408,041	113,958,372

Federal Home Loan Bank advances	1,000,000	5,000,000	9,500,000
Accrued and other liabilities	978,819	655,784	679,996

Total liabilities	109,757,716	112,063,825	124,138,368

Commitment and Contingencies

Equity
Retained earnings	10,540,862	11,038,566	11,807,752
Accumulated other comprehensive income (loss)	(26,300)	236,789	256,308

Total equity	10,514,562	11,275,355	12,064,060

Total liabilities and equity	$120,272,278	$123,339,180	$136,202,428

See Notes to Consolidated Financial Statements

Edgewater Bank

Consolidated Statements of Operations

Six Months Ended June 30, 2013 and 2012 (Unaudited) and

Years Ended December 31, 2012 and 2011

	Six Months Ended June 30,		Years Ended December 31,
	2013	2012	2012	2011
	(Unaudited)

Interest Income
Loans, including fees	$2,002,608	$2,640,782	$4,997,086	$5,978,809
Debt securities
Taxable	87,227	115,614	214,238	265,130
Tax-exempt	18,312	19,517	35,590	60,769
Federal Home Loan Bank stock	25,042	21,152	47,445	39,314
Other	22,903	5,782	25,046	11,595

Total interest income	2,156,092	2,802,847	5,319,405	6,355,617

Interest Expense
Deposits	283,446	404,171	736,293	1,245,407
FHLB Advances	7,702	152,113	201,191	497,353

Total interest expense	291,148	556,284	937,484	1,742,760

Net Interest Income	1,864,944	2,246,563	4,381,921	4,612,857

Provision for Loan Losses	240,000	230,000	890,000	225,000

Net Interest Income After Provision for Loan Losses	1,624,944	2,016,563	3,491,921	4,387,857

Noninterest Income
Service charges, deposits	243,915	266,190	529,014	552,485
Mortgage banking activities	248,144	274,889	795,071	355,911
Net realized gains on sales of available-for-sale securities (includes $0, $15,811, $15,811 and $0, respectively, related to accumulated other comprehensive earnings reclassification)	—	15,811	15,811	—
Other	75,544	59,363	117,795	131,712

Total noninterest income	567,603	616,253	1,457,691	1,040,108

Noninterest Expense
Salaries and employee benefits	1,150,886	1,229,157	2,365,812	2,384,352
Occupancy and equipment	436,311	361,279	842,825	747,839
Data processing	315,707	318,489	629,840	682,606
Loss on other real estate, net	8,542	27,204	501,150	102,470
Interchange	40,903	27,714	77,736	72,598
Advertising	43,175	51,000	92,782	128,531
FDIC insurance premiums	85,456	87,586	171,882	184,493
Other real estate	117,632	27,172	161,837	57,398
Professional fees	246,557	156,163	367,848	300,483
Insurance	40,876	45,097	82,791	91,756
Other	204,206	199,992	424,295	448,536

Total noninterest expense	2,690,251	2,530,853	5,718,798	5,201,062

Net Income (Loss) Before Taxes	(497,704)	101,963	(769,186)	226,903

Provision for Income Taxes	—	—	—	—

Net Income (Loss)	$(497,704)	$101,963	$(769,186)	$226,903

See Notes to Consolidated Financial Statements

Edgewater Bank

Consolidated Statements of Comprehensive Income (Loss)

Six Months Ended June 30, 2013 and 2012 (Unaudited)

Years Ended December 31, 2012 and 2011

	June 30,		December 31,
	2013	2012	2012	2011
	(Unaudited)

Net Income (Loss)	$(497,704)	$101,963	$(769,186)	$226,903

Other Comprehensive Income (Loss)
Net change in unrealized gains (losses) on investment securities available-for-sale	(263,089)	(3,892)	(3,708)	324,606
Less: reclassification adjustment for realized gains included in net income (loss)	—	15,811	15,811	—
Other comprehensive income (loss) before income tax	(263,089)	(19,703)	(19,519)	324,606
Tax expense (benefit), net of deferred tax asset valuation impact of $(89,450) and $(6,699) for the six months ended June 30, 2013 and 2012, and $(6,637) and $110,366 for the years ended December 31, 2012 and 2011, respectively	—	—	—	—
Other comprehensive income (loss)	(263,089)	(19,703)	(19,519)	324,606

Comprehensive Income (Loss)	$(760,793)	$82,260	$(788,705)	$551,509

See Notes to Consolidated Financial Statements

Edgewater Bank

Consolidated Statements of Changes in Equity

Six Months Ended June 30, 2013 (Unaudited)

Years Ended December 31, 2012 and 2011 (Restated)

		Accumulated
		Other
	Retained	Comprehensive
	Earnings	Income (Loss)	Total

Balance, January 1, 2011, as originally reported	$11,447,634	$(68,298)	$11,379,336

Prior period adjustment (Note 16)	(161,742)	—	(161,742)

Balance, January 1, 2011, as restated	11,285,892	(68,298)	11,217,594

Net income	226,903	—	226,903
Change in accounting for loan servicing	294,957	—	294,957
Other comprehensive income	—	324,606	324,606

Balance, December 31, 2011	11,807,752	256,308	12,064,060

Net loss	(769,186)	—	(769,186)
Other comprehensive loss	—	(19,519)	(19,519)

Balance, December 31, 2012	11,038,566	236,789	11,275,355

Net loss	(497,704)	—	(497,704)
Other comprehensive loss	—	(263,089)	(263,089)

Balance June 30, 2013	$10,540,862	$(26,300)	$10,514,562

See Notes to Consolidated Financial Statements

Edgewater Bank

Consolidated Statement of Cash Flows

Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	Six Months Ended June 30,		Years Ended December 31,
	2013	2012	2012	2011
	(Unaudited)
Operating Activities
Net income (loss)	$(497,704)	$101,963	$(769,186)	$226,903
Items not requiring (providing) cash
Depreciation	256,472	196,656	507,508	399,194
Provision for loan losses	240,000	230,000	890,000	225,000
Amortization of premiums on securities	83,024	63,221	144,801	103,354
Change in fair value of mortgage servicing rights	55,082	49,549	113,789	76,500
Loss on other real estate	8,542	27,204	501,150	102,470
Net realized gains on sales of available-for-sale securities	—	(15,811)	(15,811)	—
Amortization of mortgage servicing rights	42,547	13,662	47,483	7,538
Loans originated for sale	(9,778,520)	(10,551,455)	(31,480,055)	(13,650,200)
Proceeds from loans sold	10,624,637	10,250,706	32,224,495	13,282,733
Gain on sale of loans	(249,664)	(258,615)	(789,634)	(280,595)
Loss (gain) on sale of premises and equipment	(1,000)	—	—	23,126
Changes in
Interest receivable and other assets	52,735	169,044	276,166	69,441
Interest payable and other liabilities	256,916	524,231	(24,212)	(405,637)
Net cash provided by operating activities	1,093,067	800,355	1,626,494	179,827
Investing Activities
Purchase of available-for-sale securities	(4,894,274)	(4,585,155)	(7,240,576)	(4,069,595)
Proceeds from sales of available-for-sale securities	—	1,305,811	1,305,811	—
Proceeds from calls and maturities of available-for-sale securities	1,372,078	3,983,617	5,875,191	3,901,870
Sale of FHLB stock	—	—	—	204,100
Net change in loans	3,911,785	5,601,995	12,707,048	10,982,991
Proceeds from sale of other real estate	2,185,573	535,887	651,050	1,391,239
Proceeds from sale of premises and equipment	211,000	—	—	—
Purchase of premises and equipment	(132,812)	(137,611)	(708,665)	(743,464)
Net cash provided by investing activities	2,653,350	6,704,544	12,589,859	11,667,141
Financing Activities
Net change in deposits	1,370,856	(5,635,362)	(7,550,331)	(8,941,585)
Proceeds from Federal Home Loan Bank advances	—	3,000,000	7,000,000	—
Repayment of Federal Home Loan Bank advances	(4,000,000)	(6,000,000)	(11,500,000)	(3,500,000)
Net cash used in financing activities	(2,629,144)	(8,635,362)	(12,050,331)	(12,441,585)
Increase (Decrease) in Cash and Cash Equivalents	1,117,273	(1,130,463)	2,166,022	(594,617)
Cash and Cash Equivalents, Beginning of Period	9,022,796	6,856,774	6,856,774	7,451,391
Cash and Cash Equivalents, End of Period	$10,140,069	$5,726,311	$9,022,796	$6,856,774
Supplemental Disclosures of Cash Flows Information
Interest paid	231,030	485,989	$957,615	$1,748,526
Loans transferred to other real estate	365,296	903,000	3,760,437	901,324
Capitalization of mortgage servicing rights	86,547	88,674	269,294	105,962
Cumulative effect adjustment to retained earnings for change in accounting method	—	—	—	294,957

See Notes to Consolidated Financial Statements

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Note 1:                                     Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Edgewater Bank (Company or Bank) is a federally charted mutual savings bank whose primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Berrien, Van Buren and to a lesser extent Cass Counties, Michigan.  The Bank is subject to competition from other financial institutions.  The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

The Company’s wholly-owned subsidiaries, Explorer Financial Service Corporation (EFSC) and Edgewater Insurance Agency, Inc. (EIA) are included in the consolidated financial statements.  EFSC is primarily engaged in providing title insurance services and EIA is used to collect premiums and receive commissions for insurance related benefits the Bank offers its employees.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, loan servicing rights, valuation of deferred tax assets, other-than-temporary impairments (OTTI) and fair values of financial instruments.

Interim Financial Statements

The interim financial statements at June 30, 2013, and for the six months ended June 30, 2013 and 2012, are unaudited and reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the six months ended September 30, 2013, are not necessarily indicative of the results to be achieved for the remainder of the year ending December 31, 2013, or any other period.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.  Cash equivalents consists primarily of overnight deposits.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

At June 30, 2013, none of the Company’s cash accounts at nonfederal government or government related entities  exceeded federally insured limits.

Pursuant to legislation enacted in 2010, the FDIC fully insured all noninterest-bearing transaction accounts beginning December 31, 2010, through December 31, 2012, at all FDIC-insured institutions.  This legislation expired on December 31, 2012.  Beginning January 1, 2013, noninterest-bearing transaction accounts are subject to the $250,000 limit on FDIC insurance per covered institution.

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost.  Trading securities are recorded at fair value with changes in fair value included in earnings.  Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.  Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

For debt securities with fair value below amortized cost when the Company does not intend to sell a debt security, and it is more likely than not the Company will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.  For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income.  Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past-due status is based on contractual terms of the loan.  In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.  Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components.  The allocated component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process.  Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

In the course of working with borrowers, the Company may choose to restructure the contractual terms of certain loans. In restructuring the loan, the Company attempts to work out an alternative payment schedule with the borrower in order to optimize collectability of the loan.  A troubled debt restructuring (TDR) occurs when, for economic or legal reasons related to a borrower’s financial difficulties, the Company grants a concession to the borrower that it would not otherwise consider. Terms may be modified to fit the ability of the borrower to repay in line with its current financial status, and the restructuring of the loan may include the transfer of assets from the borrower to satisfy the debt, a modification of loan terms, or a combination of the two.

Nonaccrual loans, including TDRs that have not met the six month minimum performance criterion, are reported in this report as non-performing loans. For all loan classes, it is the Company’s policy to have any restructured loans which are on nonaccrual status prior to being restructured remain on nonaccrual status until six months of satisfactory borrower performance, at which time management would consider its return to accrual status. A loan is generally classified as nonaccrual when the Company believes that receipt of principal and interest is questionable under the terms of the loan agreement. Most generally, this is at 90 or more days past due.

With regard to determination of the amount of the allowance for credit losses, restructured loans are considered to be impaired. As a result, the determination of the amount of impaired loans for each portfolio segment within troubled debt restructurings is the same as detailed previously above.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation.  Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets ranging from 3 to 39 years.

The estimated useful lives for premises and equipment are as follows:

Buildings	39 years
Building and land improvements	10 years
Furniture, fixtures and equipment	3-7 years

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Other Real Estate

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from other real estate.

Mortgage Servicing Rights

Mortgage servicing assets are recognized separately when rights are acquired through purchase or through sale of financial assets.  Under the servicing assets and liabilities accounting guidance (ASC 860-50), servicing rights resulting from the sale or securitization of loans originated by the Company are initially measured at fair value at the date of transfer.  The Company subsequently measures each class of servicing asset using either the fair value or the amortization method.  Under the fair value method, the servicing rights are carried in the balance sheet at fair value and the changes in fair value are reported in earnings in the period in which the changes occur.  Amortized mortgage servicing rights include commercial mortgage servicing rights.  Under the amortization method, servicing rights are amortized in proportion to and over the period of estimated net servicing income.  The amortized assets are assessed for impairment or increased obligation based on fair value at each reporting date.

Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.  The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.  These variables change from quarter to quarter as market conditions and projected interest rates change, and may have an adverse impact on the value of the mortgage servicing right and may result in a reduction to noninterest income.

Each class of separately recognized servicing assets subsequently measured using the amortization method are evaluated and measured for impairment.  Impairment is determined by stratifying rights into tranches based on predominant characteristics, such as interest rate, loan type and investor type.  Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the carrying amount of the servicing assets for that tranche.  The valuation allowance is adjusted to reflect changes in the measurement of impairment after the initial measurement of impairment.  Changes in valuation allowances, if any, are reported with mortgage banking activities on the statements of operations.  Fair value in excess of the carrying amount of servicing assets for that stratum is not recognized.

Servicing fee income is recorded for fees earned for servicing loans.  The fees are based on a contractual percentage of the outstanding principal or a fixed amount per loan and are recorded as income when earned.  The amortization of mortgage servicing rights and servicing fee income are included with mortgage banking activities on the statements of operations.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Off-Balance Sheet Instruments

In the ordinary course of business, the Company has entered into commitments under commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes).  The income tax accounting guidance results in two components of income tax expense:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.  Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.  With a few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for years before 2009.

The Company recognizes interest and penalties, if any, on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries.

Reclassifications

Certain reclassifications have been made to the 2011 and 2012 financial statements to conform to the financial statement presentation.  These reclassifications had no effect on net income.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Note 2:                                     Restriction on Cash and Due From Banks

The Company is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank.  The reserve required at June 30, 2013 (unaudited), was $429,000.  The reserve required at December 31, 2012, was $376,000.

Note 3:                                     Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale Securities
June 30, 2013 (Unaudited)
U.S. Government and federal agency	$7,592,138	$21,853	$106,670	$7,507,321
State and municipal	3,361,089	30,706	7,603	3,384,192
Mortgage-backed — Government-sponsored entity (GSE) - residential	4,817,472	49,939	48,091	4,819,320
Collateralized debt obligations	1,987,029	33,566	—	2,020,595
Total available-for-sale securities	$17,757,728	$136,064	$162,364	$17,731,428

December 31, 2012
U.S. Government and federal agency	$4,039,735	$52,673	$—	$4,092,408
State and political subdivisions	2,051,200	36,095	342	2,086,953
Mortgage-backed — GSE residential	5,716,334	99,830	6,317	5,809,847
Collateralized mortgage obligations	2,511,287	54,850	—	2,566,137
Total available-for-sale securities	$14,318,556	$243,448	$6,659	$14,555,345

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2011
U.S. Government and federal agency	$5,048,485	$46,978	$91	$5,095,372
State and political subdivisions	1,797,921	57,384	7,791	1,847,514
Corporate	1,004,600	8,350	—	1,012,950
Mortgage-backed — GSE residential	3,043,413	95,385	—	3,138,798
Collateralized debt obligations	3,493,553	56,093	—	3,549,646
Total available-for-sale securities	$14,387,972	$264,190	$7,882	$14,644,280

The amortized cost and fair value of available-for-sale securities at June 30, 2013 (unaudited) and December 31, 2012, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2013
	(Unaudited)		December 31, 2012
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Within one year	$2,516,581	$2,535,849	$1,004,455	$1,013,437
One to five years	5,856,082	5,856,536	4,635,711	4,706,339
Five to ten years	2,580,564	2,499,128	450,769	459,585
After ten years	—	—	—	—
Total	10,953,227	10,891,513	6,090,935	6,179,361
Mortgage-backed securities — GSE residential	4,817,472	4,819,320	5,716,334	5,809,847
Other asset-backed securities	1,987,029	2,020,595	2,511,287	2,566,137

Totals	$17,757,728	$17,731,428	$14,318,556	$14,555,346

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $537,181 at June 30, 2013 (unaudited) and $642,607 at December 31, 2012.  There were no securities pledged as collateral at December 31, 2011.

For the year ended December 31, 2012, and the six months ended June 30, 2012 (unaudited), gross gains amounted to $16,921 and gross losses amounted to $1,110, respectively.  For the six months

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

ended June 30, 2013 (unaudited), and the year ended December 31, 2011, there were no sales of securities available for sale.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost.  Total fair value of these investments at June 30, 2013 (unaudited), and December 31, 2012 and 2011, was $8,181,000, $948,000 and $1,287,000, respectively, which is approximately 46%, 6% and 9%, respectively, of the Company’s available-for-sale investment portfolio.

The following table shows the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2013 (unaudited), and December 31, 2012 and 2011:

	June 30, 2013 (Unaudited)
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Available-for-sale Securities
U.S. Government and federal agency	$4,467,188	$106,670	$—	$—	$4,467,188	$106,670
State and political subdivisions	803,156	7,603	—	—	803,156	7,603
Mortgage-backed GSE residential	2,910,537	48,091	—	—	2,910,537	48,091

Total temporarily impaired securities	$8,180,881	$162,364	$0	$0	$8,180,881	$162,364

	December 31, 2012
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Available-for-sale Securities
State and political subdivisions	$294,658	$342	$—	$—	$294,658	$342
Mortgage-backed GSE residential	653,462	6,317	—	—	653,462	6,317

Total temporarily impaired securities	$948,120	$6,659	$0	$0	$948,120	$6,659

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	December 31, 2011
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Available-for-sale Securities
U.S. Government and federal agency	$999,909	$91	$—	$—	$999,909	$91
State and political subdivisions	—	—	287,209	7,791	287,209	7,791

Total temporarily impaired securities	$999,909	$91	$287,209	$7,791	$1,287,118	$7,882

Unrealized losses on securities have not been recognized into income because the Company has the intent and ability to hold the securities for the foreseeable future, and the decline in fair value is primarily due to increased market interest rates.  The fair value is expected to recover as the bonds approach the maturity date.

Note 4:                                     Loans and Allowance for Loan Losses

Classes of loans at June 30, 2013 (unaudited) and December 31, 2012 and 2011 include:

	June 30,	December 31,
	2013	2012	2011
	(Unaudited)
Real estate loans:
Residential 1-4 family	$43,467,953	$44,497,096	$52,155,035
Commercial	24,002,101	27,760,588	33,799,155
Construction and land	1,821,116	1,001,670	1,968,494
Commercial and industrial	4,129,668	4,187,529	4,313,450
Consumer loans:
Home equity loans and lines of credit	11,305,916	12,122,121	14,562,188
Other consumer loans	503,095	399,230	487,642
Gross loans	85,229,849	89,968,234	107,285,964

Less
Net deferred loan costs	(42,565)	(32,984)	(11,483)
Allowance for loan losses	1,292,446	1,504,169	1,442,913

Net loans	$83,979,968	$88,497,049	$105,854,534

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Residential 1-4 Family, Home Equity Loans and Lines of Credit and Other Consumer:  The residential 1-4 family real estate loans are generally secured by owner-occupied 1-4 family residences. Home equity loans and lines of credit are typically secured by a subordinate interest in 1-4 family residences and consumer loans are secured by consumer assets such as automobiles and other personal property.   Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers.  Credit risk in these loans can be impacted by economic conditions within the Bank’s market areas that might impact either property values or a borrower’s personal income.  Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Commercial Real Estate including Construction and Land:  Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan.  These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate.  Construction and land real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners.  Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained.  These loans are considered to be higher risk than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, general economic conditions and the availability of long-term financing.  Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas.

Commercial and Industrial:  The commercial and industrial portfolio includes loans to commercial customers for use in financing working capital needs, equipment purchases and expansions.  The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation.  Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

The following tables present by portfolio segment, the activity in the allowance for loan losses for the six months ended June 30, 2013 (unaudited) and the recorded investment in loans and impairment method as of June 30, 2013 (unaudited):

	Residential 1-4 Family	Commercial Real Estate	Commercial and Industrial	Consumer	Total

June 30, 2013 (unaudited)

Allowance for loan losses
Balance, beginning of year	$243,867	$1,089,654	$32,663	137,985	$1,504,169
Provision charged to expense	5,862	(13,689)	184,949	62,878	240,000
Losses charged off	(123,377)	(244,763)	—	(84,758)	(452,898)
Recoveries	600	—	—	575	1,175

Balance, end of period	$126,952	$831,202	$217,612	$116,680	$1,292,446
Ending balance: individually evaluated for impairment	$—	$140,000	$200,000	$—	$340,000
Ending balance: collectively evaluated for impairment	$126,952	$691,202	$17,612	$116,680	$952,446

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	Residential 1-4 Family	Commercial Real Estate	Commercial and Industrial	Consumer	Total
June 30, 2013 (unaudited)

Loans
Ending balance	$43,467,953	$25,823,217	$4,129,668	$11,809,011	$85,229,849
Ending balance: individually evaluated for impairment	$2,181,284	$3,435,708	$826,243	$205,343	$6,648,578
Ending balance: collectively evaluated for impairment	$41,286,669	$22,387,509	$3,303,425	$11,603,668	$78,581,271

The following tables present by portfolio segment, the activity in the allowance for loan losses for the six months ended June 30, 2012 (unaudited):

	Residential 1-4 Family	Commercial Real Estate	Commercial and Industrial	Consumer	Total

June 30, 2012 (unaudited)

Allowance for loan losses
Balance, beginning of year	$360,126	$980,990	$11,646	$90,151	$1,442,913
Provision charged to expense	(1,821)	55,781	39,781	136,259	230,000
Losses charged off	(3,350)	(84,147)	—	(28,678)	(116,175)
Recoveries	835	189	—	800	1,824

Balance, end of period	$355,790	$952,813	$51,427	$198,532	$1,558,562

The following tables present by portfolio segment, the activity in the allowance for loan losses for the years ended December 31, 2012 and 2011, and the recorded investment in loans and impairment method as of December 31, 2012 and 2011:

	Residential 1-4 Family	Commercial Real Estate	Commercial and Industrial	Consumer	Total
December 31, 2012

Allowance for loan losses
Balance, beginning of year	$360,126	$980,990	$11,646	$90,151	$1,442,913
Provision charged to expense	(63,902)	740,181	21,017	192,704	890,000
Losses charged off	(53,825)	(635,653)	—	(155,670)	(845,148)
Recoveries	1,468	4,136	—	10,800	16,404
Balance, end of year	$243,867	$1,089,654	$32,663	$137,985	$1,504,169
Ending balance: individually evaluated for impairment	$68,000	$400,000	$0	$25,000	$493,000
Ending balance: collectively evaluated for impairment	$175,867	$689,654	$32,663	$112,985	$1,011,169

Loans
Ending balance	$44,497,096	$28,762,258	$4,187,529	$12,521,351	$89,968,234
Ending balance: individually evaluated for impairment	$2,969,410	$3,443,380	$0	$79,104	$6,491,894
Ending balance: collectively evaluated for impairment	$41,527,686	$25,318,878	$4,187,529	$12,442,247	$83,476,340

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	Residential 1-4 Family	Commercial Real Estate	Commercial and Industrial	Consumer	Total
December 31, 2011

Balance, beginning of year	$988,081	$1,338,035	$277,132	$91,976	$2,695,224
Provision charged to expense	291,027	125,376	(265,486)	74,083	225,000
Losses charged off	(1,061,992)	(482,421)	—	(78,090)	(1,622,503)
Recoveries	143,010	—	—	2,182	145,192
Balance, end of year	$360,126	$980,990	$11,646	$90,151	$1,442,913
Ending balance: individually evaluated for impairment	$98,000	$347,000	$0	$0	$445,000
Ending balance: collectively evaluated for impairment	$262,126	$633,990	$11,646	$90,151	$997,913

Loans
Ending balance	$52,155,035	$35,767,649	$4,313,450	$15,049,830	$107,285,964
Ending balance: individually evaluated for impairment	$996,106	$4,109,804	$0	$0	$5,105,910
Ending balance: collectively evaluated for impairment	$51,158,929	$31,657,845	$4,313,450	$15,049,830	$102,180,054

Internal Risk Categories

In adherence with policy, the Bank uses the following internal risk grading categories and definitions for loans:

RISK RATING 1 — EXCELLENT

General:  The highest quality asset rating reflects superior, in-depth management, and superior financial flexibility.  Conservative balance sheets are both strong and liquid, and historic cash flows (last five years) have provided exceptionally large and stable margins of protection.

Specific:  Financial statements are current, audited, of superior quality and in complete detail.  Financial condition is superior and compares favorably to the industry average.  Cash flow is outstanding relative to historical and projected debt service requirements.  The borrower adheres to all loan covenants.  Management (or individual) integrity and ability are outstanding.

RISK RATING 2 — STRONG

General:  The borrower is fully responsible for the credit.  Asset quality and liquidity are very good, and debt capacity and coverage are strong.  The company has strong management in all positions, and is highly regarded with excellent financial flexibility including access to other sources of financing.

Specific:  Financial statements are current, of excellent quality and in adequate detail.  Financial condition is very good and compares favorably to the industry average.  Statements reflect a stable record of earnings over time and consistent profitability.  Cash flow is strong relative to historical and projected debt service requirements.  The borrower consistently adheres to the repayment

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

schedules for both principal and interest.  The borrower adheres to all loan covenants.  Management (or individual) integrity and ability are outstanding.

RISK RATING 3 — ACCEPTABLE

General:  Asset quality and liquidity are strong, and debt capacity and coverage are good to above average.  General financial trends are stable to favorable and financial and profitability ratios are consistent with industry peers.  Management strength is apparent but may be limited to key positions.  The industry is average.  Some elements of uncertainty may be present due to liquidity, margin and cash flow stability, asset of customer concentrations, dependence on one business type, or cyclical trends that may affect the borrower.  Adverse economic conditions may lead to declining trends.

Specific:  The financial statements are generally current, of adequate detail, and of average quality.  Publication of statements is at least once annually.  Financial condition is average relative to the industry.  The earnings record is satisfactory, although year-to-year earnings patterns may fluctuate more than for borrowers rated Excellent (1) or Strong (2).  Cash flow may vary during the repayment of the loan but does not fall below debt service requirements.  Historical profitability may be inconsistent and may have losses in recent years.  Liquidity and leverage may be below the industry average, and the borrower may be highly leveraged.  The borrower consistently adheres to repayment schedules for both principal and interest, and adheres to all loan covenants.  Any waivers are immaterial, and do not negatively impact the strength of the credit.  Management (or individual) integrity and ability are sound.  Depth and breadth of management is also sound.

RISK RATING 4 — WATCH

General:  Loans in this category are considered to be acceptable credit quality, but contain greater credit risk than Risk Rating 3 loans due to weak balance sheets, marginal earnings or cash flow, lack of financial information, weakening markets, insufficient or questionable collateral coverage, or other uncertainties.  These loans warrant a higher than average level of monitoring to ensure that potential weaknesses do not emerge.  The level of risk in a Watch loan is within acceptable underwriting guidelines so long as the loan is given the proper level of management supervision.

Specific:  The financial statements may be missing, outdated, of poor quality, or lacking in important details.  Financial condition is below the industry average.  The borrower may be experiencing negative trends and/or erratic or unstable financial performance.  The borrower may have suffered a loss in a recent period; however, losses have not been of the magnitude to have adversely affected the balance sheet.  The borrower generally adheres to repayment schedules for principal and consistently for interest.  Cash flow from primary sources has generally been adequate but, if existing trends continue may not be adequate to meet projected debt service requirements in the future.  The borrower may have violated one or more financial or other covenants, but such has not materially impacted financial condition or performance.  Industry outlook may be unfavorable.  The integrity and quality of management remains good; however, management depth may be limited.

RISK RATING 5 — SPECIAL MENTION

General:  Assets in this category have potential weaknesses that deserve the Bank’s close attention.  If potential weaknesses are left unchecked or uncorrected, they may result in deterioration of the

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

repayment prospects for the asset or inadequately protect the Bank’s credit position at some future date.  These assets pose elevated risk, but their weakness does not expose the Bank to sufficient risk to warrant adverse classification.

Specific:  Borrowers may be experiencing adverse operating trends (declining revenues or margins) or an ill-proportioned balance sheet (increasing inventory without an increase in sales, high leverage, tight liquidity).  Adverse economic or market conditions, such as interest rate increases or the entry of a new competitor, may also support a Special Mention (5) rating.  Nonfinancial reasons for rating a credit Special Mention (5) include management problems, pending litigation, an ineffective loan agreement or other material structural weaknesses, and any other significant deviation from prudent lending practices.

RISK RATING 6 — SUBSTANDARD

General:  Assets in this category are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  These assets have a well-defined weakness or weaknesses that jeopardize the timely liquidation of the debt.  They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Specific:  Substandard assets have a high probability of payment default, or they have other well-defined weaknesses.  The financial statements may be missing, seriously outdated, of poor quality, or lacking in important details.  Financial condition is less than satisfactory.  The borrower is experiencing negative trends and material losses.  The primary source of cash flow is inadequate to meet current debt service requirements, and unless present conditions improve is potentially inadequate to meet projected debt service requirements.  The borrower may have reached the point of employing its secondary source of cash flow.  The borrower inconsistently adheres to repayment schedules for either principal or interest.  The borrower may have violated one or more financial or other covenants, reflecting unsatisfactory liquidity and/or capitalization.  Either the integrity or the ability of management may be in question.  For some Substandard (6) assets, the likelihood of full collection of interest and principal may be in doubt; such assets should be placed on nonaccrual.

RISK RATING 7 — DOUBTFUL

General:  Assets in this category have all the weaknesses inherent in one classified substandard with the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Specific:  An asset in this category has a high probability of total or substantial loss, but because of specific pending events that may strengthen the asset, its classification as loss is deferred.  Doubtful borrowers are usually in default, lack adequate liquidity and capital, and lack the resources necessary to remain an operating entity.  Pending events can include mergers, acquisitions, liquidations, capital injections, the perfection of liens on additional collateral, the valuation of collateral and refinancing.  Generally, pending events should be resolved within a relatively short period and the ratings will be adjusted based on new information.  Because of high probability of loss, nonaccrual accounting treatment is required for Doubtful (7) assets.

RISK RATING 8 — LOSS

General:  Assets in this category are considered uncollectible and of such little value that their continuance as bankable assets is not warranted.  This classification does not mean that the asset

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be obtained in the future.

Specific:  With Loss (8) assets, the underlying borrowers are often in bankruptcy, have formally suspended debt repayments, or have otherwise ceased normal business operations.  Once an asset is classified Loss (8), there is little prospect of collecting either its principal or interest.  Losses are to be recorded in the period an obligation becomes uncollectable.

The following table presents the credit risk profile of the Bank’s loan portfolio based on internal rating category and payment activity as of June 30, 2013 (unaudited) and December 31, 2012 and 2011:

	June 30, 2013 (Unaudited)
	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total

Grade
Pass (1-4)	$42,363,550	$19,801,144	$1,357,554	$3,275,152	$11,178,376	$503,095	$78,478,871
Special mention (5)	—	2,475,828	—	—	—	—	2,475,828
Substandard (6)	1,104,403	1,725,129	463,562	854,516	127,540	—	4,275,150
Doubtful (7)	—	—	—	—	—	—	—
Loss (8)	—	—	—	—	—	—	—

Total	$43,467,953	$24,002,101	$1,821,116	$4,129,668	$11,305,916	$503,095	$85,229,849

	December 31, 2012
	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total

Grade
Pass (1-4)	$42,944,591	$23,773,243	$863,651	$3,673,867	$12,031,262	$399,230	$83,685,844
Special mention (5)	—	1,249,219	—	42,866	—	—	1,292,085
Substandard (6)	1,354,004	2,458,126	138,019	470,796	90,859	—	4,511,804
Doubtful (7)	198,501	280,000	—	—	—	—	478,501
Loss (8)	—	—	—	—	—	—	—

Total	$44,497,096	$27,760,588	$1,001,670	$4,187,529	$12,122,121	$399,230	$89,968,234

	December 31, 2011
	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total

Grade
Pass (1-4)	$50,599,423	$26,418,023	$1,715,468	$3,798,076	$14,432,350	$487,642	$97,450,982
Special mention (5)	—	4,056,133	—	515,374	—	—	4,571,507
Substandard (6)	1,355,612	2,330,438	253,026	—	129,838	—	4,068,914
Doubtful (7)	200,000	994,561	—	—	—	—	1,194,561
Loss (8)	—	—	—	—	—	—	—

Total	$52,155,035	$33,799,155	$1,968,494	$4,313,450	$14,562,188	$487,642	$107,285,964

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The Bank evaluates the loan risk grading system definitions and allowance for loan loss methodology on an ongoing basis.  No significant changes were made to either during the past year.

The following tables present the Bank’s loan portfolio aging analysis of the recorded investment in loans as of June 30, 2013 (unaudited) and December 31, 2012 and 2011:

	June 30, 2013 (Unaudited)
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing

Residential 1-4 family	$1,197,175	$860,147	$933,973	$2,991,296	$40,476,657	$43,467,953	$15,339
Commercial real estate	102,300	—	577,122	679,422	23,322,679	24,002,101	—
Construction and land	297,692	—	115,025	412,717	1,408,399	1,821,116	—
Commercial and industrial	—	—	—	—	4,129,668	4,129,668	—
Home equity	—	81,845	127,540	209,385	11,096,531	11,305,916	—
Other consumer	20,100	—	—	20,100	482,995	503,095	—

Total	$1,617,267	$941,992	$1,753,660	$4,312,920	$80,916,929	$85,229,849	$15,339

	December 31, 2012
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing

Residential 1-4 family	$1,318,609	$512,331	$1,402,613	$3,233,553	$41,263,543	$44,497,096	$149,388
Commercial real estate	—	280,902	280,000	560,902	27,199,686	27,760,588	—
Construction and land	—	—	115,025	115,025	886,645	1,001,670	—
Commercial and industrial	42,866	—	—	42,866	4,144,663	4,187,529	—
Home equity	96,521	21,883	11,755	130,159	11,991,962	12,122,121	11,755
Other consumer	4,873	—	—	4,873	394,357	399,230	—

Total	$1,462,869	$815,116	$1,809,393	$4,087,378	$85,880,856	$89,968,234	$161,143

	December 31, 2011
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Total Loans > 90 Days & Accruing

Residential 1-4 family	$1,401,222	$506,281	$1,473,595	$3,381,098	$48,773,937	$52,155,035	$78,358
Commercial real estate	928,182	298,995	1,153,783	2,380,960	31,418,195	33,799,155	—
Construction and land	—	—	—	—	1,968,494	1,968,494	—
Commercial and industrial	1,318,975	567,480	—	1,886,455	2,426,995	4,313,450	—
Home equity	46,650	30,226	129,838	206,714	14,355,474	14,562,188	66,648
Other consumer	—	—	—	—	487,642	487,642	—

Total	$3,695,029	$1,402,982	$2,757,216	$7,855,227	$99,430,737	$107,285,964	$145,006

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.  Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The following table presents impaired loans and specific valuation allowance based on class level at June 30, 2013 (unaudited) and for the years ended December 31, 2012 and 2011:

	June 30, 2013 (Unaudited)
	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total

Impaired loans without a specific allowance:
Recorded investment	$2,181,284	2,217,242	$382,525	$452,445	$205,343	$—	$5,438,839
Unpaid principal balance	2,248,379	2,278,066	483,154	480,718	207,848	—	5,698,165
Impaired loans with a specific allowance:
Recorded investment	—	835,941	—	373,798	—	—	1,209,739
Unpaid principal balance	—	905,960	—	382,217	—	—	1,287,177
Specific allowance	—	140,000	—	200,000	—	—	340,000
Total impaired loans:
Recorded investment	2,181,284	3,053,183	382,525	826,243	205,343	—	6,648,578
Unpaid principal balance	2,248,379	3,183,026	483,154	862,935	207,848	—	6,985,342
Specific allowance	—	140,000	—	200,000	—	—	340,000

	December 31, 2012
	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total

Impaired loans without a specific allowance:
Recorded investment	$2,700,428	$1,943,108	$383,989	$—	$—	$—	$5,027,525
Unpaid principal balance	2,740,339	2,094,796	484,609	—	—	—	5,319,744
Impaired loans with a specific allowance:
Recorded investment	268,982	943,397	172,886	—	79,104	—	1,464,369
Unpaid principal balance	328,334	948,678	172,886	—	79,600	—	1,529,498
Specific allowance	68,000	300,000	100,000	—	25,000	—	493,000
Total impaired loans:
Recorded investment	2,969,410	2,886,505	556,875	—	79,104	—	6,491,894
Unpaid principal balance	3,068,673	3,043,474	657,495	—	79,600	—	6,849,242
Specific allowance	68,000	300,000	100,000	—	25,000	—	493,000

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	December 31, 2011
	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total

Impaired loans without a specific allowance:
Recorded investment	$535,010	$1,603,379	$268,964	$—	$—	$—	$2,407,353
Unpaid principal balance	586,741	2,088,242	268,964	—	—	—	2,943,947
Impaired loans with a specific allowance:
Recorded investment	461,096	1,847,666	389,795	—	—	—	2,698,557
Unpaid principal balance	472,839	1,863,860	391,658	—	—	—	2,728,357
Specific allowance	98,000	235,000	112,000	—	—	—	445,000
Total impaired loans:
Recorded investment	996,106	3,451,045	658,759	—	—	—	5,105,910
Unpaid principal balance	1,059,578	3,952,102	660,622	—	—	—	5,672,303
Specific allowance	98,000	235,000	112,000	—	—	—	445,000

The following presents by portfolio class, information related to the average recorded investment and interest income recognized on impaired loans for the six months ended June 30, 2013 and 2012 (unaudited) and the years ended December 31, 2012 and 2011:

	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total
Six Months Ended June 30, 2013 (unaudited):
Total impaired loan:
Average recorded investment	$2,542,282	$2,828,422	$526,533	$322,261	$133,415	$—	$6,352,913
Interest income recognized	28,749	31,746	—	1,581	—	—	62,076
Interest income recognized on a cash basis	—	—	—	—	—	—	—

	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total
Six Months Ended June 30, 2012 (unaudited):
Total impaired loan:
Average recorded investment	$1,495,977	$3,587,353	$658,600	$—	$27,382	$—	$5,769,312
Interest income recognized	17,205	3,279	—	—	—	—	20,484
Interest income recognized on a cash basis	—	—	—	—	—	—	—

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total
Year Ended December 31, 2012:
Total impaired loan:
Average recorded investment	$1,702,955	$3,228,345	$606,258	$—	$53,600	$—	$5,591,158
Interest income recognized	37,301	21,596	—	—	—	—	58,897
Interest income recognized on a cash basis	—	—	—	—	—	—	—

	Residential 1-4 Family	Commercial Real Estate	Construction and Land	Commercial and Industrial	Home Equity	Other Consumer	Total
Year Ended December 31, 2011:
Total impaired loan:
Average recorded investment	$633,145	$2,258,833	$655,762	$—	$—	$—	$3,547,740
Interest income recognized	10,890	8,730	—	—	—	—	19,620
Interest income recognized on a cash basis	8,400	—	—	—	—	—	8,400

The following table presents the Bank’s nonaccrual loans at June 30, 2013 (unaudited), December 31, 2012 and 2011.  This table excludes performing troubled debt restructurings.

		December 31,
	June 30, 2013	2012	2011
	(Unaudited)

Residential 1-4 family	$1,387,298	$1,855,603	$1,623,297
Commercial real estate	1,858,379	2,028,918	994,561
Construction and land	135,025	395,025	493,791
Commercial and industrial	373,798	42,866	—
Home equity	267,161	121,761	63,190
Other consumer	—	—	—

Total	$4,021,661	$4,444,173	$3,174,839

At June 30, 2013 (unaudited), and December 31, 2012 and 2011, the Company had a number of loans that were modified in troubled debt restructurings and impaired.  At June 30, 2013 (unaudited), December 31, 2012 and December 31, 2011, total troubled debt restructuring were $3,380,440, $4,689,028 and $1,804,379, respectively.  The modification of terms of such loans included one or a combination of the following:  an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan.

The following table presents information regarding troubled debt restructurings by class for the six months ended June 30, 2013 (unaudited), and years ended December 31, 2012 and 2011.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Newly classified troubled debt restructurings:

June 30, 2013 (Unaudited)
	Number of Loans	Pre-Modification Recorded Balance	Post- Modification Recorded Balance

Residential 1-4 family	—	$—	$—
Commercial real estate	1	502,764	308,000
Construction and land	—	—	—
Commercial and industrial	—	—	—
Home equity	—	—	—
Other consumer	—	—	—

	1	$502,764	$308,000

	December 31, 2012
	Number of Loans	Pre-Modification Recorded Balance	Post- Modification Recorded Balance

Residential 1-4 family	9	$2,493,489	$2,493,489
Commercial real estate	3	1,172,969	1,172,969
Construction and land	—	—	—
Commercial and industrial	—	—	—
Home equity	1	79,621	79,621
Other consumer	—	—	—

	13	$3,746,079	$3,746,079

	December 31, 2011
	Number of Loans	Pre-Modification Recorded Balance	Post- Modification Recorded Balance

Residential 1-4 family	4	$311,756	$311,756
Commercial real estate	1	40,000	40,000
Construction and land	1	215,654	215,654
Commercial and industrial	—	—	—
Home equity	1	25,743	25,743
Other consumer	—	—	—

	7	$593,153	$593,153

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The troubled debt restructurings described above increased the allowance for loan losses by $194,764, $225,000 and $80,000 and resulted in charge offs of $194,764, $0 and $0 during the six months ended June 30, 2013 (unaudited), and years ended December 31, 2012 and 2011, respectively.

Newly restructured loans by type of modification:

June 30, 2013 (Unaudited)
	Interest Only	Term	Combination	Total Modification

Residential 1-4 family	$—	$—	$—	$—
Commercial real estate	—	308,000	—	308,000
Construction and land	—	—	—	—
Commercial and industrial	—	—	—	—
Home equity	—	—	—	—
Other consumer	—	—	—	—

	$0	$308,000	$0	$308,000

	December 31, 2012
	Interest Only	Term	Combination	Total Modification

Residential 1-4 family	$1,045,481	$87,500	$1,360,508	$2,493,489
Commercial real estate	819,995	—	352,974	1,172,969
Construction and land	—	—	—	—
Commercial and industrial	—	—	—	—
Home equity	—	79,621	—	79,621
Other consumer	—	—	—	—

	$1,865,476	$167,121	$1,713,482	$3,746,079

	December 31, 2011
	Interest Only	Term	Combination	Total Modification

Residential 1-4 family	$107,398	$71,800	$132,558	$311,756
Commercial real estate	—	40,000	—	40,000
Construction and land	—	—	215,654	215,654
Commercial and industrial	—	—	—	—
Home equity	—	—	25,743	25,743
Other consumer	—	—	—	—

	$107,398	$111,800	$373,955	$593,153

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Troubled debt restructurings modified in the past 12 months that subsequently defaulted:

	June 30, 2013 (Unaudited)		December 31, 2011
	Number of Loans	Recorded Balance	Number of Loans	Recorded Balance

Residential 1-4 family	—	$—	—	$—
Commercial real estate	2	782,739	1	240,000
Construction and land	—	—	—	—
Commercial and industrial	—	—	—	—
Home equity	—	—	—	—
Other consumer	—	—	—	—

	2	$782,739	1	$240,000

For the year ended December 31, 2012, there were no troubled debt restructurings modified in the past 12 months that subsequently defaulted.

As of June 30, 2013 (unaudited), borrowers with loans designated as TDRs and totaling $1,542,051 of residential 1-4 family loans, $156,320 of commercial real estate loans, $267,500 of construction and land loans and $24,272 of home equity loans met the criteria for placement on accrual status.  This criteria is a minimum of six months of payment performance under existing or modified terms.

As of December 31, 2012, borrowers with loans designated as TDRs and totaling $1,579,372 of residential 1-4 family loans, $341,051 of commercial real estate loans, $268,964 of construction and land loans and $24,642 of home equity loans met the criteria for placement back on accrual status.  This criteria is a minimum of six months of payment performance under existing or modified terms.

Note 5:                                     Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	June 30	December 31,
	2013	2012	2011
	(Unaudited)

Land	$947,901	$987,901	$987,901
Land improvements	351,504	378,411	378,411
Buildings and improvements	4,672,245	4,975,168	4,929,736
Furniture, fixtures, and equipment	3,704,652	3,928,111	3,172,177
Construction in progress	82,962	574,250	672,918
	9,759,264	10,843,841	10,141,143
Less accumulated depreciation	5,382,209	(6,230,428)	(5,791,253)

Net premises and equipment	$4,377,055	$4,613,413	$4,349,890

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Note 6:                                     Loan Servicing

The Company accounts for loan servicing rights applicable to serviced loans originated prior to January 1, 2011, using the fair value method of accounting and are considered a specific class.  Loan servicing rights applicable to serviced loans originated after January 1, 2011, are valued using the amortization method and are considered a different specific class.  Under both methods, the mortgage servicing rights are recorded at fair value at inception.  Under the fair value method, the asset continues to be recorded at fair value each reporting period, with changes in fair value being recorded through noninterest income.  Under the amortization method, the recorded asset is amortized over its estimated life.

The fair value method approach of accounting was adopted because the Company believed the fair values of servicing rights were substantially undervalued and thus understated on the balance sheet.  The fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions.  Subsequent valuation adjustments for servicing assets related to loan originations prior to January 1, 2011, will be made to noninterest income and included in mortgage banking activities in the statement of operations.  The effect of the change in accounting principle is reflected prospectively as an adjustment to retained earnings and was determined based on the fair market value of servicing rights as of December 31, 2010.

The amortized cost approach of accounting for loan servicing rights applicable to serviced loans originated after January 1, 2011, was adopted because the Company no longer desired to have the variability of fair value changes impact the statement of operations.

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets.  The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates.  The unpaid principal balances of mortgage and other loans serviced for others was $76,744,000 at June 30, 2013 (unaudited) and $74,921,000 and $60,463,000 at December 31, 2012 and 2011, respectively.

The following summarizes the activity pertaining to mortgage servicing rights measured using the amortization method, along with the aggregate activity in related valuation allowances:

	June 30,		December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)

Mortgage servicing rights
Balance at beginning of period	$320,235	$98,424	$98,424	$—
Additions	86,546	88,674	269,294	105,962
Amortization	(42,546)	(13,661)	(47,483)	(7,538)
Balance at end of period	$364,235	$173,437	$320,235	$98,424

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	June 30,		December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)

Fair value disclosures
Fair value as of the beginning of the period	$320,236	$112,284	$112,284	$—
Fair value as of the end of the period	433,589	289,248	320,236	112,284

The following summarizes the activity in mortgage servicing rights measured using the fair value method for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and for the years ended December 31, 2012 and 2011:

	June 30		December 31,
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)
Fair value as of the beginning of the period	$230,655	$344,444	$344,444	$125,987
Change in accounting — adjust mortgage servicing rights to fair value	—	—	—	294,957
Change in fair value adjusted through earnings	(55,082)	(49,550)	(113,789)	(76,500)
Fair value at the end of the period	$175,573	$294,894	$230,655	$344,444

Note 7:                                     Intangible Assets

The carrying basis and accumulated amortization of recognized intangible assets (consisting of core deposit intangibles relating to a previous deposit purchase) at June 30, 2013 (unaudited), was:

	June 30, 2013
	(Unaudited)
	Gross Carrying Amount	Accumulated Amortization

Core deposits intangibles	$927,256	$906,467

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The carrying basis and accumulated amortization of recognized intangible assets (consisting of core deposit intangibles relating to a previous deposit purchase) at December 31, 2012 and 2011, were:

	2012		2011
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Core deposits intangibles	$927,256	$875,284	$927,256	$812,918

Amortization for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited) was $31,183.  Amortization expense for the years ended December 31, 2012 and 2011, was $62,367.  Estimated amortization expense for the year ending December 31, 2013, is $51,972.

Note 8:                                     Deposits

	June 30,	December 31,
	2013	2012	2011
	(Unaudited)
Noninterest bearing DDA	$10,313,926	$9,947,356	$10,813,611
Interest bearing DDA	17,692,187	16,773,885	15,056,860
Money market	25,484,753	25,049,973	26,456,958
Savings	13,881,222	12,600,440	13,113,332
Certificates of deposit	40,406,809	42,036,387	48,517,611

	$107,778,897	$106,408,041	$113,958,372

Interest-bearing deposits in denominations of $100,000 or more were $11,354,980 on June 30, 2013 (unaudited), $10,784,442 on December 31, 2012, and $11,966,496 on December 31, 2011.  Generally, deposit amounts in excess of $250,000 are not federally insured.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

At June 30, 2013 (unaudited) and December 31, 2012, the scheduled maturities of time deposits are as follows:

	June 30,	December 31,
	2013	2012
	(Unaudited)

One year or less	$28,672,222	$20,832,475
Over one year to two years	5,630,948	14,682,864
Over two years to three years	2,372,672	2,008,348
Over three years to four years	1,842,165	2,168,828
Over four years to four years	1,745,230	2,327,430
Thereafter	143,572	16,442

	$40,406,809	$42,036,387

Interest expense by deposit type for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited) and the years ended December 31, 2012 and 2011 is as follows:

	June 30,		December 31,
	2013	2012	2012	2011
	(Unaudited)
Interest-bearing DDA	$13,093	$11,763	$22,382	$8,557
Money market	36,281	40,971	79,550	108,690
Savings	8,025	11,054	20,942	19,178
Certificates of deposit	226,047	340,383	613,419	1,108,982
	$283,446	$404,171	$736,293	$1,245,407

Note 9:                                     Borrowings

Federal Home Loan Bank advances totaled $1.0 million (unaudited), $5.0 million and $9.5 million at June 30, 2013 (unaudited), December 31, 2012 and 2011, respectively.  The Federal Home Loan Bank advances are secured by mortgage loans totaling $26.8 million (unaudited), $30.0 million and $40.8 million at June 30, 2013 (unaudited), December 31, 2012 and 2011, respectively.  The advance outstanding at June 30, 2013 (unaudited), was at an interest rate of .46 percent and advances outstanding at December 31, 2012, were at interest rates ranging from .46 percent to .50 percent.  Theses advances are subject to restrictions or penalties in the event of prepayment.  At June 30, 2013 (unaudited) and December 31, 2012, the advances will mature during 2013.  At June 30, 2013 (unaudited) and December 31, 2012, the Bank had a $2.0 million line of credit with the Federal Home Loan Bank, none of which was outstanding at June 30, 2013 (unaudited) and December 31, 2012.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Note 10:                              Income Taxes

The provision (credit) for income taxes includes these components:

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011
(Unaudited)

Taxes currently payable	$—	$—	$—	$—
Deferred income taxes	—	—	—	—

Income tax expense (benefit)	$—	$—	$—	$—

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011
	(Unaudited)

Computed at the statutory rate (34%)	$(169,219)	$34,667	$(261,524)	$77,147
Increase (decrease) resulting from Tax exempt interest	(5,579)	(5,988)	(10,806)	(16,621)
Changes in the deferred tax asset valuation allowance	259,855	(17,959)	289,431	(106,864)
Other	(85,057)	(10,720)	(17,101)	46,338

Actual tax expense (benefit)	$—	$—	$—	$—

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	Six Months Ended June 30,	Year Ended December 31,
	2013	2012	2011
	(Unaudited)

Deferred tax assets
Allowance for loan losses	$452,615	$526,760	$507,010
Valuation of other real estate	27,091	27,091	46,823
Net operating loss carryforward	2,499,843	2,230,575	1,925,430
Charitable contribution carryforward	40,095	36,762	29,471
Unrealized loss on available-for-sale securities	8,942	—	—
Other	40,554	53,770	14,470

Gross deferred tax assets	3,069,140	2,874,958	2,523,204
Valuation allowance	(2,637,277)	(2,377,422)	(2,087,991)

Total deferred tax assets, net of valuation allowance	431,863	497,536	435,213

Deferred tax liabilities
Depreciation	(223,348)	(223,348)	(224,242)
State tax	(32,405)	(32,979)	(40,523)
Unrealized gain on available-for-sale securities	—	(80,508)	(87,145)
Mortgage-servicing rights	(127,555)	(112,146)	(34,584)
FHLB stock dividends	(48,555)	(48,555)	(48,719)

Gross deferred tax liabilities	(431,863)	(497,536)	(435,213)

Net deferred tax asset (liability)	$—	$—	$—

Valuation allowance
Beginning balance	$(2,377,422)	$(2,087,991)	$(2,194,855)
(Increase) decrease during the period	(259,855)	(289,431)	106,864

Ending balance	$(2,637,277)	$(2,377,422)	$(2,087,991)

As of June 30, 2013 (unaudited) and December 31, 2012 and 2011, the Company has approximately $7,077,000, $6,283,000 and $5,411,000, respectively, of federal net operating loss carryforwards that begin expiring in 2029 and $1,102,000, $1,110,000 and $1,009,000, respectively, of state net operating loss carryforwards that begin expiring in 2024.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Retained earnings at June 30, 2013 (unaudited) and December 31, 2012 and 2011, include approximately $702,000 for which no deferred federal income tax liability has been recognized.  These amounts represent an allocation of income to bad debt deductions for tax purposes only.  Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate.

Note 11:     Regulatory Matters

The Company is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Company’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.  Furthermore, the Company’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below).  Management believes, as of June 30, 2013 (unaudited), December 31, 2012 and 2011, that the Company meets all capital adequacy requirements to which it is subject.

As of December 31, 2012, the most recent notification from Office of Comptroller of the Currency categorized the Company as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Company’s category.

The Company’s actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of June 30, 2013 (Unaudited)

Total capital (to risk-weighted assets)	$11,392	15.31%	$5,954	8.00%	$7,442	10.00%

Tier I capital (to risk-weighted assets)	10,457	14.05%	2,977	4.00%	4,465	6.00%

Tier I capital (to average assets)	10,457	8.64%	4,840	4.00%	6,050	5.00%

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

As of December 31, 2012

Total capital (to risk-weighted assets)	$11,929	14.91%	$6,399	8.00%	$7,999	10.00%

Tier I capital (to risk-weighted assets)	10,923	13.66%	3,200	4.00%	4,799	6.00%

Tier I capital (to average assets)	10,923	8.85%	4,935	4.00%	6,168	5.00%

As of December 31, 2011

Total capital (to risk-weighted assets)	$12,849	14.02%	$7,311	8.00%	$9,164	10.00%

Tier I capital (to risk-weighted assets)	11,700	12.77%	3,666	4.00%	5,499	6.00%

Tier I capital (to average assets)	11,700	8.59%	5,449	4.00%	6,811	5.00%

Effective October 20, 2009, the Company entered into a formal consent agreement with its primary regulator (formerly the Office of Thrift Supervision who functions were transferred to the Office of the Comptroller of the Currency (OCC) on July 21, 2011).  Effective February 2, 2012, the OCC terminated the consent order.  On January 23, 2013, the Company received notice from the OCC that it was subject to individual minimum capital ratios of 8% of Tier 1 capital to adjusted total assets and 12% of total risk-based capital to risk-weighted assets.

Following is a reconciliation of the Bank’s equity capital under accounting principals generally accepted in the United States of America to Tangible an Tier 1 capital an Total capital (as defined by the OCC) at June 30, 2013 (unaudited), December 31, 2012 and 2011.

	June 30,	December 31,
	2012	2012	2011
	(Unaudited)
	(Amounts in Thousands)
Equity capital per financial statements	$10,515	$11,275	$12,064
Less
Unrealized gains (losses) on securities, net	(26)	237	256
Disallowed goodwill and intangible assets	21	52	114
Disallowed servicing assets and other	63	63	(6)
Tangible and Tier 1 capital	10,457	10,923	11,700
General allowance for loans losses (1)	935	1,006	1,149
Total capital	$11,392	$11,929	$12,849

(1)         Limited to 1.25% of risk-weighted assets.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Note 12:                              Employee Benefits

The Company has a retirement savings 401(k) plan which covers all full-time employees who are age 21 or older and who have worked 1,000 hours and completed six months of service.  Employees may contribute up to 25% of their compensation up to a maximum of $16,500 a year with the Company matching 50% of the employee’s contribution on the first 6% of the employee’s compensation.  Employer contributions charged to expense for the six months ended June 30, 2013 and 2012 (unaudited) and the years ended December 31, 2012 and 2011, were $18,000, $20,000, $40,000 and $36,000, respectively.

The Company participates in the Pentegra Defined Benefit Plan for Financial Institutions (Pentegra Plan), an industry-wide, tax-qualified defined-benefit pension plan.  The Pentegra Plan’s Employer Identification Number is 13-5645888 and the Plan Number is 333.  The Pentegra Plan operates as a multiemployer plan for accounting purposes and as a multiple employer plan under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code.  There are no collective bargaining agreements in place that require contributions to the Pentegra Plan.  The Pentegra Plan is a single plan under Internal Revenue Code Section 413(c) and, as a result, all of the assets stand behind all of the liabilities.

The risks of participating in a multiemployer plan are different from a single-employer plan in the following aspects:

1.              Assets contributed to the multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

2.              If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

3.              If the Company chooses to stop participating in some of its multiemployer plans, the Company may be required to pay those plans an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Company froze the benefits in the Pentegra Plan effective June 1, 2010.  Full-time employees of the Company who had attained at least 21 years of age and completed one year of service were eligible to participate in the Pentegra Plan.  In addition, employees who would have been eligible after June 1, 2010 are not eligible to participate.  No further benefits will accrue subsequent to the freeze, and the freeze does not reduce the benefits accrued up to the date of the freeze.

Pension expense related to this plan was $31,000 (unaudited), $71,000 (unaudited), $135,000 and $137,000 for the six months ended June 30, 2013 and 2012, and for the years ended December 31, 2012 and 2011, respectively.

Calculations to determine full-funding status are made annually by the third-party plan administrator as of June 30.  At June 30, 2013 and 2012, the funding target, which is defined as the market value of plan assets divided by the plan liabilities, of the Company’s portion of the Pentegra Plan was 81.99% and 65.59%, respectively, funded.

Total contributions by all employer participants in the Pentegra Plan, as reported on Form 5500, totaled $191.8 million and $203.0 million, respectively, for the plan years ended June 30, 2013 and 2012.  The Company’s contributions to the Pentegra Plan totaled $0 (unaudited), $0 (unaudited),

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

$95,000 and $143,000, respectively, for the six months ended June 30, 2013 and 2012, and the years ended December 31, 2013 and 2012, respectively, and do not represent more than 5% of the total contributions made by all employer participants in the Pentegra Plan.  There have been no significant changes that affect the comparability of 2011 and 2012 contributions.  Given the current interest rate environment, the lower asset valuations, and other factors impacting the operations of the Pentegra Plan, it is likely that our future funding obligations could increase.

Note 13:                              Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs.  There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1                        Quoted prices in active markets for identical assets or liabilities

Level 2                        Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3                        Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2013 (unaudited) and December 31, 2012 and 2011:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

June 30, 2013 (Unaudited)
U.S. Government and federal agency	$7,507,321	$—	$7,507,321	$—
State and municipal	3,384,192	—	3,384,192	—
Mortgage-backed — GSE residential	4,819,320	—	4,819,320	—
Collateralized debt obligation	2,020,595	—	2,020,595	—
Mortgage servicing rights	175,573	—	—	175,573

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

December 31, 2012
U.S. Government and federal agency	$4,092,408	$—	$4,092,408	$—
State and municipal	2,086,953	—	2,086,953	—
Mortgage-backed — GSE residential	5,809,847	—	5,809,847	—
Collateralized debt obligation	2,566,137	—	2,566,137	—
Mortgage servicing rights	230,655	—	—	230,655

December 31, 2011
U.S. Government and federal agency	$5,095,372	$—	$5,095,372	$—
State and municipal	1,847,514	—	1,847,514	—
Corporate	1,012,950	—	1,012,950	—
Mortgage-backed — GSE residential	3,138,798	—	3,138,798	—
Collateralized debt obligation	3,549,646	—	3,549,646	—
Mortgage servicing rights	344,444	—	—	344,444

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.  There have been no significant changes in the valuation techniques during the six months ended June 30, 2013 (unaudited) or the years ended December 31, 2012 and 2011.  For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows.  Such securities are classified in Level 2 of the valuation hierarchy including U.S. Governmental and federal agency, state and municipal, corporate, mortgage-backed securities, and collateralized debt obligations.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Mortgage Servicing Rights

Mortgage servicing rights do not trade in an active, open market with readily observable prices.  Accordingly, fair value is estimated using discounted cash flow models having significant inputs of discount rate, prepayment speed and default rate.  Due to the nature of the valuation inputs, mortgage servicing rights are classified within Level 3 of the hierarchy.

Mortgage servicing rights are tested for impairment on a quarterly basis.  The Chief Financial Officer’s (CFO) office contracts with a pricing specialist to generate fair value estimates on an annual basis.  The CFO’s office challenges the reasonableness of the assumptions used and reviews the methodology to ensure the estimated fair value complies with accounting standards generally accepted in the United States.

Level 3 Reconciliation

The following is a reconciliation of the beginning and ending balances of recurring fair value measurements recognized in the accompanying balance sheets using significant unobservable (Level 3) inputs:

Mortgage Servicing Rights

Balance, January 1, 2011	$125,987

Total realized gains and losses
Included in net income	(76,500)
Change in accounting principle	294,957

Balance, December 31, 2011	344,444

Total realized gains and losses
Included in net income	(113,789)

Balance, December 31, 2012	$230,655

Balance, January 1, 2012	$344,444

Total realized gains and losses
Included in net income (unaudited)	(49,550)

Balance, June 30, 2012 (unaudited)	$294,894

Balance, January 1, 2013	$230,655

Total realized gains and losses
Included in net income (unaudited)	(55,082)

Balance, June 30, 2013 (unaudited)	$175,573

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Nonrecurring Measurements

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2013 (unaudited), and December 31, 2012 and 2011:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

June 30, 2013 (Unaudited)
Other real estate owned	$—	$—	$—	$—
Collateral-dependent impaired loans	1,563,519	—	—	1,563,519

December 31, 2012
Other real estate owned	$1,945,565	$—	$—	$1,945,565
Collateral-dependent impaired loans	1,442,222	—	—	1,442,222

December 31, 2011
Other real estate owned	$160,000	$—	$—	$160,000
Collateral-dependent impaired loans	2,773,558	—	—	2,773,558

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such assets pursuant to the valuation hierarchy.  For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Other Real Estate Owned

Other real estate owned (OREO) is carried at the lower of fair value at acquisition date or current estimated fair value, less estimated cost to sell when the real estate is acquired.  Estimated fair value of OREO is based on appraisals or evaluations.  OREO is classified within Level 3 of the fair value hierarchy.

Appraisals of OREO are obtained when the real estate is acquired and subsequently as deemed necessary by the CFO’s office.  Appraisals are reviewed for accuracy and consistency by the CFO’s office.  Appraisers are selected from the list of approved appraisers maintained by management.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Collateral-dependent Impaired Loans, Net of ALLL

The estimated fair value of collateral-dependent impaired loans is based on the appraised fair value of the collateral, less estimated cost to sell.  Collateral-dependent impaired loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value.  Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by the CFO’s office.  Appraisals are reviewed for accuracy and consistency by the CFO’s office.  Appraisers are selected from the list of approved appraisers maintained by management.  The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral.  These discounts and estimates are developed by the CFO’s office by comparison to historical results.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in recurring and nonrecurring Level 3 fair value measurements other than goodwill.

	Fair Value at June 30, 2013	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
	(Unaudited)

Other real estate owned	$—	Market comparable properties	Comparability adjustments (%)	Not available

Collateral-dependent impaired loans	1,563,519	Market comparable properties	Marketability discount	10% – 15% (12%)

Mortgage servicing rights	175,573	Discounted cash flow	Constant prepayment rate Probability of default Discount rate	24% – 14% (19.2%) 1% – 8% (3.2%) 5.8%-12.9% (8.4%)

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

	Fair Value at December 31, 2012	Valuation Technique	Unobservable Inputs	Range (Weighted Average)

Other real estate owned	$1,945,565	Market comparable properties	Comparability adjustments (%)	Not available

Collateral-dependent impaired loans	1,442,222	Market comparable properties	Marketability discount	10% – 15% (12%)

Mortgage servicing rights	230,655	Discounted cash flow	Constant prepayment rate Probability of default Discount rate	24% – 14% (19.2%) 1% – 8% (5.8%) 5.8%-12.9% (8.4%)

Sensitivity of Significant Unobservable Inputs

The following is a discussion of the sensitivity of significant unobservable inputs, the interrelationships between those inputs and other unobservable inputs used in recurring fair value measurement and of how those inputs might magnify or mitigate the effect of changes in the unobservable inputs on the fair value measurement.

Mortgage Servicing Rights

The significant unobservable inputs used in the fair value measurement of the Company’s mortgage servicing rights are discount rates, conditional prepayment rates and expected loan servicing years.  Significant increases or decreases in any of those inputs in isolation would result in a significantly different fair value measurement.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Fair Value of Financial Instruments

The following table presents estimated fair values of the Company’s financial instruments and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2013 (unaudited) and December 31, 2012 and 2011.

		Fair Value Measurements Using
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

June 30, 2013 (Unaudited)
Financial assets
Cash and cash equivalents	$10,140,069	$10,140,069	$—	$—
FHLB Stock	1,408,200	—	1,408,200	—
Loans held for sale	—	—	—	—
Loans	83,979,968	—	—	84,599,000
Accrued interest receivable	317,814	—	317,814	—
Mortgage servicing rights	539,808	—	—	609,162

Financial liabilities
Deposits	107,778,897	—	107,563,000	—
Federal Home Loan Bank advances	1,000,000	—	1,001,000	—
Accrued interest payable	62,287	—	62,287	—

December 31, 2012
Financial assets
Cash and cash equivalents	$9,022,796	$9,022,796	$—	$—
FHLB Stock	1,408,200	—	1,408,200	—
Loans held for sale	683,000	—	683,000	—
Loans	88,497,049	—	—	88,973,000
Accrued interest receivable	318,160	—	318,160	—
Mortgage servicing rights	550,890	—	—	550,891

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

		Fair Value Measurements Using
	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial liabilities
Deposits	$106,408,041	$—	$106,748,000	$—
Federal Home Loan Bank advances	5,000,000	—	5,008,000	—
Accrued interest payable	2,169	—	2,169	—

December 31, 2011
Financial assets
Cash and cash equivalents	$6,856,774	$6,856,774	$—	$—
FHLB Stock	1,408,200	—	1,408,200	—
Loans held for sale	907,100	—	907,100	—
Loans	105,854,534	—	—	106,679,000
Accrued interest receivable	411,843	—	411,843	—
Mortgage servicing rights	442,868	—	—	456,728

Financial liabilities
Deposits	113,958,372	—	114,313,000	—
Federal Home Loan Bank advances	9,500,000	—	9,713,000	—
Accrued interest payable	22,300	—	22,300	—

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Loans Held For Sale

The carrying amount approximates fair value due to the insignificant time between origination and date of sale.  The carrying amount is the amount funded and accrued interest.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Loans

Fair value is estimated by discounting the future cash flows using the market rates at which similar notes would be made to borrowers with similar credit ratings and for the same remaining maturities.  The market rates used are based on current rates the Bank would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity, and the structure and term of the loans along with local economic and market conditions.

Accrued Interest Receivable and Payable

The carrying amount approximates fair value.  The carrying amount is determined using the interest rate, balance and last payment date.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities.  The market rates used were obtained from a knowledgeable independent third party and reviewed by the Company.  The rates were the average of current rates offered by local competitors of the Company.

The estimated fair value of demand, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

Federal Home Loan Bank Advances

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities.  These rates were obtained from current rates offered by the FHLB.

Note 14:                              Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations.  Estimates related to the allowance for loan losses are reflected in the footnote regarding loans.  Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.  Other significant estimates and concentrations not discussed in those footnotes include:

General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Investments

The Company invests in various investment securities.  Investment securities are exposed to various risks such as interest rate, market and credit risks.  Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such change could materially affect the amounts reported in the accompanying balance sheets.

Current Economic Conditions

The current economic environment continues to present financial institutions with circumstances and challenges, which in some cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans.

The accompanying financial statements have been prepared using values and information currently available to the Company.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Company’s ability to meet regulatory capital requirements and maintain sufficient liquidity.  Furthermore, the Company’s regulators could require material adjustments to asset values or the allowance for loan losses for regulatory capital purposes that could affect the Company’s measurement of regulatory capital and compliance with the capital adequacy guidelines under the regulatory framework for prompt corrective action.

Note 15:                              Commitments and Credit Risk

The Company maintains off-balance sheet investments in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Loan commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized, if any, in the balance sheet. The Company’s maximum exposure to loan loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the face amount of these instruments. Commitments to extend credit are recorded when they are funded and standby letters of credit are carried at fair value.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Collateral, such as accounts receivable, securities, inventory, property and equipment, is generally obtained based on management’s credit assessment of the borrower.

Fair value of the Company’s off-balance-sheet instruments (commitments to extend credit and standby letters of credit) is based on rates currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. At June 30, 2013 (unaudited), December 31, 2012 and 2011, the rates on existing off-balance-sheet instruments were equivalent to current market rates, considering the underlying credit standing of the counterparties.

Loan commitments and standby letters of credit outstanding as June 30, 2013 (unaudited), and December 31, 2012 and 2011, were as follows:

	June 30,	Year Ended December 31,
	2013	2012	2011
	(Unaudited)

Commitments to extend credit-variable rate	$13,728,319	$12,217,936	$11,441,847
Commitments to extend credit-fixed rate	5,398,766	3,402,215	4,850,215
Standby letters of credit	23,000	23,000	62,170

The interest rates on commitments to extend credit on fixed rate loans ranged from 2.75% to 7.50% at June 30, 2013 (unaudited), and 2.30% to 5.75% at December 31, 2012.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Note 16:                              Restatement of Previously Reported Financial Statements

Subsequent to December 31, 2012, it was determined that the previously reported deferred tax assets were overstated and previously reported other liabilities were overstated as of December 31, 2012 and 2011.  Additionally, previously reported loans were reclassified to  other real estate.  These errors and the related corrections impacted the consolidated financial statements as summarized below:

Consolidated Balance Sheets

	December 31, 2012			December 31, 2011
	As Previously Reported with Reclassifications	As Restated	Total Effect	As Previously Reported with Reclassifications	As Restated	Total Effect
Loans, net	$89,217,712	$88,497,049	$(720,663)	$106,277,434	$105,854,534	$(422,900)
Other real estate, net	$2,470,474	$3,191,137	720,663	$160,000	$582,900	$422,900
Other assets	$682,536	$447,218	$(235,318)	$865,019	$629,701	$(235,318)
Total assets	$123,574,498	$123,339,180	$(235,318)	$136,437,746	$136,202,428	$(235,318)
Accrued and other liabilities	$729,360	$655,784	$(73,576)	$753,572	$679,996	$(73,576)
Total liabilities	$112,137,401	$112,063,825	$(73,576)	$124,211,944	$124,138,368	$(73,576)
Retained earnings	$11,200,308	$11,038,566	$(161,742)	$11,969,494	$11,807,752	$(161,742)
Total liabilities and retained earnings	$123,574,498	$123,339,180	$(235,318)	$136,437,746	$136,202,428	$(235,318)

Consolidated Statements of Cash Flows

	December 31, 2012			December 31, 2011
	As Previously Reported with Reclassifications	As Restated	Total Effect	As Previously Reported with Reclassifications	As Restated	Total Effect
Investing activities
Net change in loans	$12,698,371	$12,707,048	$8,677	$11,690,813	$10,982,991	$(707,822)
Proceeds from sale of other real estate	$659,717	$651,050	$(8,667)	$865,019	$1,391,239	$707,822
Net cash provided by investing activities	$12,589,859	$12,589,859	$—	$11,667,141	$11,667,141	$—
Supplemental disclosures of cash flow information
Loans transferred to other real estate	$3,471,351	$3,760,437	$289,086	$230,239	$901,324	$671,085

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

Note 17:                              Recent Accounting Pronouncements

FASB Accounting Standard Update (ASU) 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued ASU 2013-02 to improve the transparency of reporting reclassifications out of accumulated other comprehensive income.

Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income.

The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. Generally Accepted Accounting Principles (U.S. GAAP).

The new amendments will require an organization to:

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income—but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.

Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income.  Public companies are required to comply with these amendments for all reporting periods (interim and annual). A private company is required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the impact of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods.

The amendments were effective for reporting periods beginning after December 15, 2012, for public companies.  The Company’s adoption of this ASU did not have a material effect on its financial position or results of operations.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

FASB ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities

In January 2013, the FASB issued ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.  The Update clarifies the scope of transactions that are subject to the disclosures about offsetting.

The Update clarifies that ordinary trade receivables and receivables are not in the scope of Accounting Standards Update No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. Specifically, Update 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement.

Issued in December 2011, Update 2011-11 was the result of a joint project with the International Accounting Standards Board. Its objective was to improve transparency and comparability between U.S. GAAP and International Financial Reporting Standards by requiring enhanced disclosures about financial instruments and derivative instruments that are either (1) offset on the statement of financial position or (2) subject to an enforceable master netting arrangement or similar agreement.

The Board undertook this clarification project in response to concerns expressed by U.S. stakeholders about the standard’s broad definition of financial instruments  After the standard was finalized, companies realized that many contracts have standard commercial provisions that would equate to a master netting arrangement, significantly increasing the cost of compliance at minimal value to financial statement users.

The amendments were effective for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods.  Required disclosures should be provided retrospectively for all comparative periods presented.  The Company’s adoption of this ASU did not have a material effect on its financial position or results of operations.

FASB ASU 2012-04, Technical Corrections and Improvements

In October 2012, the FASB issued ASU 2012-04, Technical Corrections and Improvements.  The amendments in this ASU make technical corrections, clarifications and limited-scope improvements to various Topics throughout the Codification.

This ASU were effective for public entities for fiscal periods beginning after December 15, 2012.  For nonpublic entities, the amendments will be effective for fiscal periods beginning after December 15, 2013.  The Company’s adoption of this ASU did not have a material effect on its financial position or results of operations.

FASB ASU 2011-11, Balance Sheet (Topic 210):  Disclosures about Offsetting Assets and Liabilities

The eligibility criteria for offsetting are different in international financial reporting standards (IFRS) and U.S. generally accepted accounting principles (GAAP).  Offsetting, otherwise known as netting, is the presentation of assets and liabilities as a single net amount in the statement of

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

financial position (balance sheet).  Unlike IFRS, U.S. GAAP allows companies the option to present net in their balance sheets derivatives that are subject to a legally enforceable netting arrangement with the same party where rights of set-off are only available in the event of default or bankruptcy.

To address these differences between IFRS and U.S. GAAP, in January 2011 the FASB and the IASB (the Boards) issued an exposure draft that proposed new criteria for netting, which were narrower than the current conditions in U.S. GAAP.  Nevertheless, in response to feedback from their respective stakeholders, the Boards decided to retain their existing offsetting models.  Instead, the Boards have issued common disclosure requirements related to offsetting arrangements to allow investors to better compare financial statements prepared in accordance with IFRS or U.S. GAAP.

The amendments to the FASB Accounting Standards Codification in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  Coinciding with the release of ASU No. 2011-11, the IASB has issued Disclosures—Offsetting Financial Assets and Financial Liabilities (Amendments to IFRS 7).  This amendment requires disclosures about the offsetting of financial assets and financial liabilities common to those in ASU No. 2011-11.

An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.  If applicable the Company will provide the disclosures required by those amendments retrospectively for all comparative periods presented.  The Company’s adoption of this ASU did not have a material effect on its financial position or results of operations.

FASB ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs

The amendments included in this ASU change the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. The application of fair value measurements are not changed as a result of this amendment. Some of the amendments provide clarification of existing fair value measurements requirements while other amendments change a particular principal or requirement for measuring fair value or disclosing information about fair value measurements. The amendments in this ASU were effective for annual periods beginning after December 31, 2012.  The Company’s adoption of this ASU did not have a material effect on its financial position or results of operations.

Note 18:                             Subsequent Events

On August 30, 2013, the Company entered into a Purchase and Assumption Agreement (Purchase Agreement) with a credit union (Credit Union).  The Purchase Agreement sets forth the terms and conditions for the Credit Union to acquire certain assets and assume certain liabilities of the Company’s Decatur Branch Office located at 201 North Phelps Street, Decatur, Michigan 49045.

Edgewater Bank

Notes to Consolidated Financial Statements

As of June 30, 2013 (Unaudited) and December 31, 2012 and 2011 (Restated),
and Six Months Ended June 30, 2013 and 2012 (Unaudited),
and Years Ended December 31, 2012 and 2011 (Restated)

The Credit Union’s acquisition of the Decatur Branch Office is subject to various customary closing conditions.  The Company anticipates that the transaction will close prior to December 31, 2013.

Pursuant to the Purchase Agreement, the Credit Union will acquire the following assets of the Decatur Branch Office:  (i)  the real estate, buildings and fixtures relating to operation of the Decatur Branch Office; (ii)  certain fixed assets and tangible personal property in use at the Decatur Branch Office: (iii)  certain contracts; (iv) cash on hand; (v)  certain prepaid expenses; (vi)  records related to the deposit liabilities; and (vii)  the rights of action and claims related to the assets, except to the extent exclusively relating to excluded liabilities.  In addition, the Credit Union will assume substantially all deposits associated with the Decatur Branch Office.

In consideration for this transaction, the Credit Union will pay the Company $215,000, subject to some adjustments, and the aggregate amount of the cash on hand at closing.  This purchase price will be reduced by the deposits assumed by the Credit Union at closing.  As of June 30, 2013, those deposits totaled approximately $15.2 million.

Note 19:                              Plan of Conversion and Change in Corporate Form

On September 3, 2013, the Board of Directors of the Company adopted a plan of conversion (Plan).  The Plan is subject to the approval of the OCC and must be approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the voting members of the Company at a special meeting.  The Plan sets forth that the Company proposes to convert into a stock savings bank structure with the establishment of a stock holding company (Edgewater Bancorp, Inc.), as parent of the Company.  The Company will convert to the stock form of ownership, followed by the issuance of all of the Company’s outstanding stock to Edgewater Bancorp, Inc.  Pursuant to the Plan, the Company will determine the total offering value and number of shares of common stock based upon an independent appraiser’s valuation.  The stock will be priced at $10.00 per share.  In addition, the Company’s Board of Directors will adopt an employee stock ownership plan (ESOP) which will subscribe for up to 8% of the common stock sold in the offering.  Edgewater Bancorp, Inc. is organized as a corporation incorporated under the laws of the State of Maryland and will own all of the outstanding common stock of the Company upon completion of the conversion.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering.  If the conversion is unsuccessful, all deferred costs will be charged to operations.  The Company had incurred no deferred conversion costs as of June 30, 2013 (unaudited) or December 31, 2012.  At the completion of the conversion to stock form, the Company will establish a liquidation account in the amount of retained earnings contained in the final prospectus.  The liquidation account will be maintained for the benefits of eligible savings account holders who maintain deposit accounts in the Company after conversion.

The conversion will be accounted for as a change in corporate form with the historic basis of the Company’s assets, liabilities and equity unchanged as a result.

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Edgewater Bancorp, Inc. or Edgewater Bank.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Edgewater Bancorp, Inc. or Edgewater Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 897,000 shares

(Subject to Increase to up to 1,031,550 shares)

(Proposed Holding Company for

Edgewater Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Sterne Agee

November [•], 2013

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until [expiration date], 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:                                            INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                                                  Other Expenses of Issuance and Distribution

		Amount (1)

*	Registrant’s Legal Fees and Expenses	$400,000
*	Registrant’s Accounting Fees and Expenses	160,000
*	Marketing Agent Fees (1)	200,000
*	Records Management Fees and Expenses (1)	135,000
*	Appraisal Fees and Expenses	37,500
*	Printing, Postage, Mailing and EDGAR Fees	150,000
*	Filing Fees (Blue Sky, FINRA and SEC)	15,600
*	Transfer Agent Fees and Expenses	15,000
*	Business Plan Fees and Expenses	32,500
*	Proxy firm solicitation fees	40,000
*	Other	144,400
*	Total	$1,300,000

*                                         Estimated

(1)                                 Edgewater Bancorp, Inc. has retained Sterne, Agee & Leach, Inc. to assist in the sale of common stock on a best efforts basis.

Item 14.                                                  Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Edgewater Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.                                                  Recent Sales of Unregistered Securities

Not Applicable.

Item 16.                                                  Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                 List of Exhibits

1.1(a)	Engagement Letter between Edgewater Bank and Sterne, Agee & Leach, Inc.*

1.1(b)	First amendment to Engagement Letter between Edgewater Bank and Sterne, Agee & Leach, Inc.*
1.1(c)	Second amendment to Engagement Letter between Edgewater Bank and Sterne, Agee & Leach, Inc.*
1.2	Form of Agency Agreement between Edgewater Bancorp, Inc., Edgewater Bank and Sterne, Agee & Leach, Inc.*
2	Amended and Restated Plan of Conversion*

3.1	Articles of Incorporation of Edgewater Bancorp, Inc.*
3.2	Bylaws of Edgewater Bancorp, Inc.*
4	Form of Common Stock Certificate of Edgewater Bancorp, Inc.*
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion of BKD, LLP*

10.1	Form of Employee Stock Ownership Plan*
10.2	Form of Employment Agreement between Edgewater Bank and Richard E. Dyer*
10.3	Form of Employment Agreement between Edgewater Bank and Coleen S. Frens-Rossman*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Keller & Company, Inc.

23.3	Consent of BKD, LLP
24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Edgewater Bank and Keller & Company, Inc.*
99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights*

99.3	Appraisal Report of Keller & Company, Inc.*, **
99.3.1	Updated Appraisal Report of Keller & Company, Inc.*, **
99.3.2	Updated Appraisal Report of Keller & Company, Inc.**

99.4	Marketing Materials*
99.5	Stock Order and Certification Form*

*                                         Previously filed.

**                                  Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T.  Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

(b)                                 Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.                                                  Undertakings

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Joseph, State of Michigan on November 8, 2013.

EDGEWATER BANCORP, INC.

By:	/s/ Richard E. Dyer
Richard E. Dyer
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Edgewater Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Richard E. Dyer as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard E. Dyer may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard E. Dyer shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Richard E. Dyer	President, Chief Executive Officer and	November 8, 2013
Richard E. Dyer	Director (Principal Executive Officer)

/s/ Coleen S. Frens-Rossman	Senior Vice President and Chief Financial	November 8, 2013
Coleen S. Frens-Rossman	Officer (Principal Accounting and Financial Officer)

/s/ Kenneth F. Ankli III	Director	November 8, 2013
Kenneth F. Ankli III

/s/ F. Ronald Gelesko	Director	November 8, 2013
F. Ronald Gelesko

/s/ Robert D. Gottlieb	Director	November 8, 2013
Robert D. Gottlieb

/s/ James R. Marohn	Director	November 8, 2013
James R. Marohn

/s/ Stephen Ross	Director	November 8, 2013
Stephen Ross

As filed with the Securities and Exchange Commission on November 8, 2013

Registration No. 333-191125

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBITS

TO

PRE-EFFECTIVE AMENDMENT NO. 3

TO THE

REGISTRATION STATEMENT

ON

FORM S-1

Edgewater Bancorp, Inc.

St. Joseph, Michigan

EXHIBIT INDEX

1.1(a)	Engagement Letter between Edgewater Bank and Sterne, Agee & Leach, Inc.*

1.1(b)	First amendment to Engagement Letter between Edgewater Bank and Sterne, Agee & Leach, Inc.*
1.1(c)	Second amendment to Engagement Letter between Edgewater Bank and Sterne, Agee & Leach, Inc.*
1.2	Form of Agency Agreement between Edgewater Bancorp, Inc., Edgewater Bank and Sterne, Agee & Leach, Inc.*

2	Amended and Restated Plan of Conversion*

3.1	Articles of Incorporation of Edgewater Bancorp, Inc.*
3.2	Bylaws of Edgewater Bancorp, Inc.*
4	Form of Common Stock Certificate of Edgewater Bancorp, Inc.*
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered*
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C.

8.2	State Tax Opinion of BKD, LLP*

10.1	Form of Employee Stock Ownership Plan*
10.2	Form of Employment Agreement between Edgewater Bank and Richard E. Dyer*
10.3	Form of Employment Agreement between Edgewater Bank and Coleen S. Frens-Rossman*

21	Subsidiaries of Registrant*

23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)

23.2	Consent of Keller & Company, Inc.

23.3	Consent of BKD, LLP
24	Power of Attorney (set forth on signature page)

99.1	Appraisal Agreement between Edgewater Bank and Keller & Company, Inc.*
99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights*

99.3	Appraisal Report of Keller & Company, Inc.*, **
99.3.1	Updated Appraisal Report of Keller & Company, Inc.*, **
99.3.2	Updated Appraisal Report of Keller & Company, Inc.**

99.4	Marketing Materials*
99.5	Stock Order and Certification Form*

*                                         Previously filed.

**                                  Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T.  Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.